    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2010

                                                    REGISTRATION NO. 333-143494

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                     POST-EFFECTIVE AMENDMENT NO. 3 TO


                                   FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                     [LOGO]

                                   Genworth/R/
                                    Financial

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           VIRGINIA                           63                     54-0283385
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE)      IDENTIFICATION NUMBER)

         6610 W. BROAD STREET RICHMOND, VIRGINIA 23230 (804) 281-6000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         MICHAEL D. PAPPAS                                  COPY TO:
                     ASSOCIATE GENERAL COUNSEL                       HEATHER C. HARKER, ESQ.
            GENWORTH LIFE AND ANNUITY INSURANCE COMPANY                DYKEMA GOSSETT PLLC
                       6610 W. BROAD STREET                            1300 I STREET, N.W.
                     RICHMOND, VIRGINIA 23230                         WASHINGTON, DC 20005
                          (804) 281-6000                                 (202) 906-8649
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF AGENT FOR SERVICE)

          -----------------------------------------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Continuously on and after the effective date of this Post-Effective Amendment to the Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

 Large Accelerated Filer [_]                     Accelerated Filer [_]
 Non-Accelerated Filer [X]                       Smaller Reporting Company [_]
  (Do not check if a smaller reporting company)



                               -----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                    AMOUNT TO      PROPOSED         PROPOSED       AMOUNT OF
                                                        BE     MAXIMUM OFFERING MAXIMUM AGGREGATE REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  REGISTERED PRICE PER UNIT*   OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------------------------
   Certificates issued pursuant to Guaranteed
     Income Annuity Contracts                          N/A           N/A           $60,000,000*      $1,842**

================================================================================
* The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
** The registration fee was paid concurrently with the filing of Registrant's initial Registration Statement on June 4, 2007.

                               -----------------

================================================================================

          LIFEHARBOR/SM/ SERIES, GENWORTH FINANCIAL WEALTH MANAGEMENT
                  GROUP GUARANTEED INCOME ANNUITY CERTIFICATE

                                   ISSUED BY
                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                            6610 WEST BROAD STREET
                              RICHMOND, VA 23230
                               TEL. 800.352.9910

                                  MAY 3, 2010


--------------------------------------------------------------------------------

This prospectus describes the LifeHarbor/SM/ Series, Genworth Financial Wealth Management Guaranteed Income Annuity Certificate issued by Genworth Life and Annuity Insurance Company. The certificate is offered to clients participating in the Genworth Financial Wealth Management Program, an investment advisory program sponsored by Genworth Financial Wealth Management, Inc. The certificate provides for guaranteed income for the life of a designated person based on the certificate owner's advisory account in the Genworth Financial Wealth Management Program, provided all conditions specified in the certificate are met, regardless of how long you live or the actual performance or value of the investments in the account. The certificate has no cash value and no surrender value.

Prospective purchasers may apply to purchase a certificate through broker-dealers that have entered into a selling agreement with Capital Brokerage Corporation, the principal underwriter for the certificates. Capital Brokerage Corporation will use its best efforts to sell the certificates, but is not required to sell any specific number or dollar amount of certificates.

THIS PROSPECTUS PROVIDES IMPORTANT INFORMATION THAT A PROSPECTIVE PURCHASER OF A CERTIFICATE SHOULD KNOW BEFORE INVESTING. PLEASE RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

The Securities and Exchange Commission ("SEC") has not approved or disapproved these securities, nor has the SEC determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not be lawfully made.

The certificate:

  .  Is NOT a bank deposit

  .  Is NOT FDIC insured

  .  Is NOT insured or endorsed by a bank or any government agency

  .  Is NOT available in every state


A purchase of the certificate is subject to certain risks. See "Risks Associated With Purchasing a Certificate" on page 7. THE CERTIFICATE IS NOVEL AND INNOVATIVE. WHILE THE INTERNAL REVENUE SERVICE HAS RECENTLY ISSUED FAVORABLE PRIVATE LETTER RULINGS CONCERNING PRODUCTS SIMILAR TO THE CERTIFICATE ISSUED BY OTHER INSURANCE COMPANIES, THESE RULINGS ARE NOT BINDING ON THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE CERTIFICATE. UNDER THE CIRCUMSTANCES, YOU SHOULD THEREFORE CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE.

TABLE OF CONTENTS


SUMMARY......................................................................................................................  4
   Preliminary Note Regarding Terms Used in this Prospectus..................................................................  4
   What is the Certificate?..................................................................................................  4
   How much will your Certificate cost?......................................................................................  5
   Can you cancel your Certificate?..........................................................................................  5
   What protection does the Certificate provide?.............................................................................  5
   How does your Certificate work?...........................................................................................  6
   How do you purchase a Certificate? How does it relate to Genworth Financial Wealth Management, Inc.?......................  6
   Designated Asset Allocation Models........................................................................................  6

RISKS ASSOCIATED WITH PURCHASING A CERTIFICATE...............................................................................  7
   Your Account may perform well enough so that you may not need the guarantee...............................................  7
   The Contract may be terminated between us and GFWM........................................................................  7
   Strategists' changes may cause the asset allocation model to no longer be in compliance, potentially causing Certificate termination.............................................................................................................  8
   You may die before receiving payments from us.............................................................................  8
   You may not live long enough to receive enough income to exceed the amount of total fees paid.............................  8
   The Certificate does not protect the assets in your GFWM Account from your creditors......................................  8
   Early Withdrawals and Excess Withdrawals may substantially reduce your guarantee..........................................  8
   We reserve the right to change the Withdrawal Guarantee Factors on January 1st of each year...............................  8
   You may choose to cancel your Certificate prior to a severe market downturn...............................................  8
   Claims Paying Ability of the Company......................................................................................  8
   Tax Consequences..........................................................................................................  8

THE CERTIFICATE..............................................................................................................  9

MANAGEMENT OF YOUR GFWM ACCOUNT.............................................................................................. 10

THE ACCOUNT PHASE OF THE CERTIFICATE......................................................................................... 13
   How are the Birthday and the date Withdrawals may begin being calculated?................................................. 13
   How is the Initial Withdrawal Guarantee calculated?....................................................................... 13
   How are increases to the Withdrawal Guarantee calculated?................................................................. 14
   Other increases in the Withdrawal Guarantee............................................................................... 15
   How are decreases to the Withdrawal Guarantee calculated?................................................................. 16
   What are some things to consider in managing your Withdrawals from your Account?.......................................... 16

ASSET CHARGES................................................................................................................ 17
   Will you pay the same amount (in dollars) for the Withdrawal Guarantee every quarter?..................................... 18
   Will the fees you pay for advice and other services impact the guarantees under your Certificate?......................... 19

GUARANTEE PHASE UNDER THE CERTIFICATE........................................................................................ 19
   What is Guaranteed Income? When will you receive payments?................................................................ 19
   Alternative Annuity Payments.............................................................................................. 21

DEATH PROVISIONS UNDER THE CERTIFICATE....................................................................................... 21

DIVORCE PROVISIONS UNDER THE CERTIFICATE..................................................................................... 22

ILLUSTRATION OF HOW THE CERTIFICATE WORKS.................................................................................... 23

OTHER RISK FACTORS ASSOCIATED WITH PURCHASING A CERTIFICATE.................................................................. 24
   Financial Condition of the Company........................................................................................ 24
   Asset Allocation Issues................................................................................................... 24

SUSPENSION AND TERMINATION PROVISIONS OF THE CONTRACT AND THE CERTIFICATES.........................................  25
   Suspension of the Contract......................................................................................  25
   Termination of the Contract.....................................................................................  25
   Suspension of the Certificate...................................................................................  26
   Termination of the Certificate..................................................................................  26

MISCELLANEOUS PROVISIONS...........................................................................................  26
   Periodic Communications to Certificate Owners...................................................................  26
   Amendments to the Contract and Certificate......................................................................  26
   Assignment......................................................................................................  26
   Cancellation....................................................................................................  26
   Misstatements...................................................................................................  27

DETERMINING WHETHER A CERTIFICATE IS RIGHT FOR YOU.................................................................  27

TAXATION OF THE CERTIFICATE........................................................................................  27
   In General......................................................................................................  27
   Non-Qualified Certificates......................................................................................  28
   Qualified Certificates..........................................................................................  30

ABOUT US...........................................................................................................  31

SALES OF THE CERTIFICATES..........................................................................................  31

LEGAL PROCEEDINGS..................................................................................................  32

ADDITIONAL INFORMATION.............................................................................................  33
   Owner Questions.................................................................................................  33
   Return Privilege................................................................................................  33
   State Regulation................................................................................................  33
   Evidence of Death, Age, Gender or Survival......................................................................  33

LEGAL MATTERS......................................................................................................  33

EXPERTS............................................................................................................  33

WHERE YOU CAN FIND MORE INFORMATION................................................................................  34

RELIANCE ON RULE 12H-7 UNDER THE SECURITIES EXCHANGE ACT OF 1934...................................................  34

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY........................................................................  34
   Cautionary Note Regarding Forward-looking Statements............................................................  34
   Business........................................................................................................  34
   Description of Physical Property................................................................................  53
   Risk Factors....................................................................................................  53
   Legal Proceedings...............................................................................................  62
   Market for Genworth Life and Annuity Insurance Company's Common Equity, Related Stockholder Matters and Issuer
     Purchases of Equity Securities................................................................................  62
   Selected Financial Data.........................................................................................  62
   Management Discussion and Analysis of Financial Condition and Results of Operations.............................  63
   Quantitative and Qualitative Disclosures About Market Risk......................................................  93
   Management......................................................................................................  95
   Management Ownership of Genworth Life and Annuity Insurance Company.............................................  97
   Executive Compensation..........................................................................................  98
   Security Ownership of Certain Beneficial Owners................................................................. 101
   Related Party Transactions...................................................................................... 101
   Financial Statements and Supplementary Data..................................................................... 102

DEFINITIONS........................................................................................................ 169

          LIFEHARBOR/SM/ SERIES, GENWORTH FINANCIAL WEALTH MANAGEMENT
                  GROUP GUARANTEED INCOME ANNUITY CERTIFICATE

                                   ISSUED BY
                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                            6610 WEST BROAD STREET
                           RICHMOND, VIRGINIA 23230
                                 800.352.9910

SUMMARY

PRELIMINARY NOTE REGARDING TERMS USED IN THIS PROSPECTUS.

Certain terms used in this prospectus have specific and important meanings. Some important terms are explained below, and in most cases the meaning of other important terms is explained the first time they are used in the prospectus. You will also find in the back of this prospectus a listing of all of the terms, with the meaning of each term explained.

  . The "Certificate" is the LifeHarbor/SM/ Series, Genworth Financial Wealth Management Group Guaranteed Income Annuity Certificate issued by Genworth Life and Annuity Insurance Company pursuant to the terms of a Group Guaranteed Income Annuity Contract issued to Genworth Financial Wealth Management, Inc. ("GFWM").

  . "We," "us," "our" or the "Company" means Genworth Life and Annuity Insurance Company.

  . "You" or "yours" means the owner, or if applicable, the joint owners, of the Certificate described in this prospectus. A sole owner of the Certificate can be an individual or a non-natural person such as a trust. Joint owners are permitted only when they are spouses as recognized by applicable Federal law, unless the laws of the state in which the Certificate is issued afford benefits of the marriage relationship to certain persons who are not considered to be married for purposes of Federal law ("civil union partners"). The terms "you," "yours," "Owner," and "Certificate Owner" may be used interchangeably in this prospectus.

  . "Participant" or "Participants" means the person or persons, respectively, named in the Certificate whose age is used for certain important purposes under the Certificate, including determining the amount of the guaranteed income provided by this Certificate.

The Certificate can be owned in the following ways:

    .  Sole Owner who is an individual and also the Participant.

    . Sole Owner who is an individual and the Participant, with his or her spouse as the Joint Participant.

    .  Joint Owners who are individuals and are the sole Joint Participants.

    . A non-natural Owner (such as a trust), with an individual named as the Participant.

    . A non-natural Owner (such as a trust), with an individual named as Participant and his or her spouse named as Joint Participant.

We believe that in most cases the Certificate will have a sole Owner who is the only Participant. Therefore, for ease of reference, most of the discussions in this prospectus assume you are the sole Owner and the only Participant under the Certificate. In some places in the prospectus, however, we explain how certain features of the Certificate differ if there are Joint Owners or Joint Participants.

The following is a summary of the Certificate. You should read the entire prospectus in addition to this summary.

WHAT IS THE CERTIFICATE?

Certificates are issued pursuant to the terms of the Group Guaranteed Income Annuity Contract (the "Contract"), which is a group guaranteed income annuity contract issued by the Company and owned by GFWM. Certificates are offered to clients participating in the Genworth Financial Wealth Management Program (the "GFWM Program"). Under the GFWM Program, client assets are invested in mutual funds and/or exchange traded funds in accordance with designated asset allocation models. The Certificate provides, under certain specified conditions, for guaranteed minimum lifetime income based on the value of your account in the GFWM Program (your "Account"), regardless of how long you live or how the investments in the Account perform. The Certificate does not have a cash value.

Provided all conditions of the Certificate and Contract are met, if the value of the assets in your Account ("Account Value") falls below a specified minimum amount, we will make annual payments to you for the rest of your life. The amount of the guaranteed annual payment you would receive may increase from time to time based on your Account Value. It may also decrease if you take withdrawals from your Account.

The guaranteed income provided by your Certificate is based on the age and life of the Participant (or if there are Joint Participants, on the age and life of the younger Joint Participant).

GFWM makes the asset allocation models available for your use. Subject to your ability to impose reasonable restrictions on the management of the Account, the assets in your Account are required to remain invested at all times in accordance with one of the designated asset allocation models as discussed in this prospectus or your Certificate may terminate and your guarantee may be reduced to zero. GFWM is an affiliate of the Company, but neither we nor GFWM manage the Account. Your Account is managed by your designated financial advisor and administered by a custodian.

HOW MUCH WILL YOUR CERTIFICATE COST?

While your Certificate is in force, an asset charge (the "Asset Charge") is periodically calculated and deducted from your Account Value. The Asset Charge is calculated as a specified percentage of your Account Value at the time the Asset Charge is calculated.

The Asset Charge pays for the insurance protections provided by the Certificate.

The guaranteed maximum Asset Charge we can ever charge for your Certificate is shown below. We currently charge a lower amount, which is also shown below. For an explanation of when we could increase the Asset Charge under your Certificate, see "Will you pay the same amount (in dollars) for the Withdrawal Guarantee every quarter?"

The guaranteed maximum Asset Charge for the Certificate, as a percentage of your Account Value, on an annual basis, is:

                                                      IF YOU
                                           IF YOU     HAVE A
                                           HAVE A    MODERATE
                                          MODERATE    GROWTH
                                           ASSET      ASSET
                                         ALLOCATION ALLOCATION
                                           MODEL      MODEL
--------------------------------------------------------------
Single Participant                          2.00%      2.50%
Joint Participants (provides protection
  during the lives of two spouses)          2.25%      2.75%

The current Asset Charge for the Certificate, as a percentage of your Account Value on an annual basis, is:

                                                      IF YOU
                                           IF YOU     HAVE A
                                           HAVE A    MODERATE
                                          MODERATE    GROWTH
                                           ASSET      ASSET
                                         ALLOCATION ALLOCATION
                                           MODEL      MODEL
--------------------------------------------------------------
Single Participant                          0.85%      1.10%
Joint Participants (provides protection
  during the lives of two spouses)          1.00%      1.25%

Detailed examples of how the Asset Charge is calculated in different circumstances are set forth in the section of this prospectus entitled "Asset Charge."

The Asset Charge is in addition to any charges that are imposed in connection with advisory, custodial and other services, and charges imposed by the mutual funds and exchange traded funds ("ETFs") in which your Account invests.

Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from premium when received.

CAN YOU CANCEL YOUR CERTIFICATE?

You have the right to cancel your Certificate at any time without additional charges. We will return the portion of the Asset Charge collected in advance for the current billing period relating to the number of days remaining in the billing period.

WHAT PROTECTION DOES THE CERTIFICATE PROVIDE?

The Certificate provides two fundamental protections to GFWM Program clients against risks that are important to clients who consider the assets in their Account a source or potential source for lifetime income in retirement or for other long-term purposes. First, it protects the Certificate Owner from the risk of outliving the assets in the Account. This risk is often called "longevity risk." Second, it protects the Owner from downward fluctuations in his or her retirement income due to changes in market performance. This is known as "income volatility risk."

Both of these risks increase when you have poor market performance early in retirement. The risk of retiring on the eve of a down market (or "point-in-time risk") contributes greatly to both longevity and income volatility risk.

The Certificate does not provide a guarantee that your Account will retain a certain value or that the value of your Account will remain steady or grow over time. Instead, it provides for a guarantee, under certain specified conditions, that regardless of the performance of the assets in your Account and regardless of how long you live, you will be able to receive a guaranteed level of annual income for life. Therefore, it is important for you to understand that while the preservation of capital may be one of the goals of the underlying asset management strategy of your Account, the achievement of that goal is not guaranteed by this product.

HOW DOES YOUR CERTIFICATE WORK?

The Certificate has two phases: an "Account Phase" and a "Guarantee Phase." During the Account Phase, you may make additional investments in your Account and take withdrawals from your Account just as you would with any investment advisory account (although certain withdrawals will reduce the amount of your guaranteed minimum lifetime income under your Certificate). You are responsible for managing your withdrawals during the Account Phase. After you (or if there are Joint Participants, the younger Joint Participant) have turned age 65, you can take annual withdrawals that do not exceed a specified amount (called the "Withdrawal Guarantee") without reducing your guaranteed income. If your Account Value falls below a specified minimum amount as a result of withdrawals or poor investment performance, your Account will be closed and the Guarantee Phase will begin. During the Guarantee Phase, we make fixed guaranteed annual annuity payments ("Guaranteed Income Payments") to you for as long as you live. However, the Guarantee Phase may never occur, depending on how long you live and how well your investments perform.

NOTE: THE ACCOUNT PHASE IS CALLED THE "FUNDING PHASE" IN THE CERTIFICATE, AND THE GUARANTEE PHASE IS CALLED THE "PAYOUT PHASE."

Your Withdrawal Guarantee when we issue your Certificate is your Account Value, multiplied by the "Withdrawal Guarantee Factor" which is currently 5%. As described in more detail below, the amount of the Withdrawal Guarantee may increase on an annual basis during the Account Phase due to positive investment performance or if you make additional investments in your Account, and will decrease as a result of withdrawals before age 65 or withdrawals after age 65 in excess of the Withdrawal Guarantee.

The minimum Account Value for purposes of closing your Account and beginning your Guarantee Phase is the greater of the most recently determined Withdrawal Guarantee and $20,000. Your Guarantee Phase will also begin if you (or if there are Joint Participants, the younger Joint Participant) reaches age 100. Guaranteed Income Payments are equal to your Withdrawal Guarantee. (In some circumstances, you may receive higher payments under the "Alternative Annuity Payment" provision of the Certificate described below.)

HOW DO YOU PURCHASE A CERTIFICATE? HOW DOES IT RELATE TO GENWORTH FINANCIAL WEALTH MANAGEMENT, INC.?

You may purchase a Certificate when you first open your Account or at any time thereafter (prior to your or the younger Joint Participant's age 85). The minimum size of your Account in order to purchase a Certificate is $50,000 for mutual fund Accounts, $50,000 for the Genworth Financial Asset Management ("GFAM") 60/40 Strategy or GFAM 70/30 Strategy and $100,000 for ETF Accounts. (The different types of Accounts are discussed below. See "Management of Your GFWM Account" on page 10.) The Certificates are issued in accordance with the terms of the Contract issued by us to GFWM. The Contract is a group guaranteed income annuity contract. We will not issue Certificates to Owners (other than in the case of an IRA) whose Account Values are greater than $2,000,000 (the "Account Limit") without the approval of our home office at the address listed on page 1 of this prospectus. If you invest an additional amount in your Account (each additional investment is an "Addition") which brings your Account Value over $2,000,000, we will suspend increases to the Withdrawal Guarantee until you withdraw the excess amount from your Account. Similarly, if you make an Addition when your Account Value is already over $2,000,000, we will suspend increases to the Withdrawal Guarantee until you withdraw the entire amount of the Addition. If an Owner has more than one Account with GFWM, we will apply these limits to the aggregate Account Values relating to all of the Certificates (other than in the case of an IRA) of the same Certificate Owner (or beneficial owner) and reserve the right to limit the number of Certificates (other than in the case of an IRA) held by the same Owner (or beneficial owner) to three.

The Certificate is purchased under the Contract by clients participating in the GFWM Program. You may elect to purchase a Certificate pursuant to the Contract with GFWM by completing an election form or other form authorized by us. If this form is accepted by us at our home office, we will issue a Certificate to you describing your rights and obligations.

DESIGNATED ASSET ALLOCATION MODELS

The following is a list of the currently available professional asset managers or "Strategists" that provide specific asset allocation models for use with the Certificate. Each Strategist provides "moderate" and "moderate growth" asset allocation models that can be used with the Certificate.

Mutual Fund Accounts:

  .  Callan Associates, Inc. (Domestic model)

  .  Callan Associates, Inc. (Global model)

  .  Callan Associates, Inc. (Hedged model)

  .  Goldman Sachs Asset Management

  .  JPMorgan Asset Management

  .  Litman/Gregory Asset Management (without GFWM mutual funds)

  .  Litman/Gregory Asset Management (with GFWM mutual funds)

  .  New Frontier Advisors

ETF Accounts:

  .  Avatar Associates

  .  New Frontier Advisors

  .  State Street Global Advisors

Combination Mutual Funds and ETFs:

  .  GFAM 60/40 Strategy

  .  GFAM 70/30 Strategy

Certificate holders whose Certificate is issued on or after September 1, 2010 may only invest assets in the GFAM 60/40 Strategy or the GFAM 70/30 Strategy. See the "Management of Your GFWM Account" on page 10 of this prospectus.

RISKS ASSOCIATED WITH PURCHASING A CERTIFICATE

YOUR ACCOUNT MAY PERFORM WELL ENOUGH SO THAT YOU MAY NOT NEED THE GUARANTEE.

In general, the assets in your Account must be invested in accordance with one of the asset allocation models. Oversight of the asset allocation models is provided by GFWM. The actual development and maintenance is performed by the Strategists (the currently-available Strategists are listed above), investment management firms that are selected by GFWM through a due diligence process. The asset allocation models, together with the limits on the amount you may withdraw annually without reducing your Withdrawal Guarantee, are intended to minimize the risk to the Company that we will have to make payments to you. Accordingly, the risk against which the Certificate protects, i.e., that your Account Value will be reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 by withdrawals and/or poor investment performance and that you live beyond the age when your Account value is reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000, is likely to be small. In this case, you will have paid us Asset Charges for the life of your Certificate and received no payments in return.

THE CONTRACT MAY BE TERMINATED BETWEEN US AND GFWM.

There is a group Contract between us and GFWM. GFWM is an affiliated company. Both GFWM and the Company are subsidiaries of Genworth Financial, Inc. The Contract between GFWM and us may be terminated by either party for reasons unrelated to any action or inaction by you. If the Contract between GFWM and us is terminated, to preserve your Withdrawal Guarantee you must either:

  . Withdraw your Account Value from your GFWM account and invest in another advisory account offered by an investment adviser other than GFWM eligible for coverage by a certificate similar in material respects to this Certificate. (PLEASE NOTE: ANOTHER PRODUCT OFFERED BY AN INVESTMENT ADVISER ELIGIBLE FOR COVERAGE IS NOT AVAILABLE AT THIS TIME AND MAY NOT BE AVAILABLE IN THE FUTURE); or

  . Withdraw your Account Value from your GFWM account and reinvest the proceeds in a specified annuity contract we or one of our affiliates offer.

IN EITHER CASE ABOVE, YOUR NEW PRODUCT WILL PRESERVE THE AMOUNT OF THE WITHDRAWAL GUARANTEE AT THE TIME UNDER YOUR CERTIFICATE. If you purchase a specified annuity discussed above, you will NOT be assessed any sales or surrender charges on the purchase or sale of the annuity. However, your new product may have higher ongoing fees and charges than those currently assessed by your GFWM Certificate.

In either case above, there may be tax consequences associated with the withdrawals of your Account Value to either invest in another advisory account eligible for coverage by another certificate, or to purchase a specified annuity contract.

If you do not withdraw your Account Value and select one of the options listed above, your Certificate will terminate 60 days after receiving notice of the Contract termination between GFWM and us. If your Certificate terminates, you will lose your Withdrawal Guarantee and you will not receive a refund of the fees paid to us for the benefit. See the "Suspension and Termination Provisions of the Contract and the Certificates" on page 25 of this prospectus.

STRATEGISTS' CHANGES MAY CAUSE THE ASSET ALLOCATION MODEL TO NO LONGER BE IN COMPLIANCE, POTENTIALLY CAUSING CERTIFICATE TERMINATION.

Strategists may make changes to the asset allocation models that may cause the asset allocation models to no longer be in compliance with the required Risk-Return Profile. In addition, GFWM may remove Strategists. Under either circumstance, you must change to another asset allocation model within your Risk-Return Profile within 90 days of receipt of notice or your Certificate will terminate. There may be tax consequences associated with a change to another asset allocation model.

YOU MAY DIE BEFORE RECEIVING PAYMENTS FROM US.

This Certificate is designed to provide protection in many cases to GFWM clients who live beyond life expectancy. Despite general societal increases in longevity, you may not live beyond life expectancy which may decrease the likelihood you will receive Guaranteed Income payments under the Certificate. However, because the Certificate also protects against market risk, you do not have to live beyond life expectancy to receive payments under the Certificate.

YOU MAY NOT LIVE LONG ENOUGH TO RECEIVE ENOUGH INCOME TO EXCEED THE AMOUNT OF TOTAL FEES PAID.

This product is designed to provide protection to GFWM clients against the risk of outliving the assets in their GFWM Account. However, even if you live long enough to begin to receive Guaranteed Income, you may not live long enough to receive enough income to exceed the amount of the total fees you have paid for the Certificate.

THE CERTIFICATE DOES NOT PROTECT THE ASSETS IN YOUR GFWM ACCOUNT FROM YOUR CREDITORS.

The assets in your Account are owned by you and not us. We have no control over any of the assets in your Account. The assets in your Account are not subject to our creditors. However, assets in your Account may be subject to being directly attached by your creditors. Moreover, because you may at any time sell the assets in your Account in your complete and sole discretion and without any permission from us, you are entitled at any time to pledge those assets as collateral for a loan. There is a risk that if you pledge the assets in your Account as collateral for a loan and the value of the assets in your Account decrease in value, your creditor may liquidate assets in your Account to pay the loan. The liquidation of the Assets will be considered a Withdrawal from your Account and it may reduce your Withdrawal Guarantee. Using the assets in your Account as collateral for a loan, therefore, may cause you to lose the protection afforded by the Certificate.

EARLY WITHDRAWALS AND EXCESS WITHDRAWALS MAY SUBSTANTIALLY REDUCE YOUR
GUARANTEE.

If you take withdrawals before age 65 (or in the case of Joint Participants, the younger Participant's age 65), or if you take more than the Withdrawal Guarantee in a given year after that date, you will adversely affect the benefits under the Certificate.

WE RESERVE THE RIGHT TO CHANGE THE WITHDRAWAL GUARANTEE FACTORS ON JANUARY 1/ST/ OF EACH YEAR.

We reserve the right to change the Withdrawal Guarantee Factors on January 1/st/ of each year, including the right to reduce your current Withdrawal Guarantee Factor. If we reduce your Withdrawal Guarantee Factor, it is less likely that your Withdrawal Guarantee will increase on any subsequent Birthday, even if your Account Value is increased due to positive investment performance. Your current Withdrawal Guarantee will not be reduced if we lower the Withdrawal Guarantee Factor. However, because we may change the Withdrawal Guarantee Factor, it is possible that younger Certificate Owners will pay more for the same benefit than older Certificate Owners (those Owners that are closer to age 65).

YOU MAY CHOOSE TO CANCEL YOUR CERTIFICATE PRIOR TO A SEVERE MARKET DOWNTURN.

The Certificate is designed to protect you from outliving the assets in your Account. If you terminate the Certificate before reaching the Guarantee Phase, we will not make payments to you, even if subsequent market performance reduces your Account Value below the minimum amount specified in your Certificate when your Certificate was in force.

CLAIMS PAYING ABILITY OF THE COMPANY.

Any payments we are required to make to you under the Certificate will depend on our long term ability to make such payments. See "Financial Condition of the Company" on page 24 and "Genworth Life and Annuity Insurance Company" on page 34.

TAX CONSEQUENCES.


THE CERTIFICATE IS NOVEL AND INNOVATIVE. WHILE THE INTERNAL REVENUE SERVICE ("IRS") HAS RECENTLY ISSUED FAVORABLE PRIVATE LETTER RULINGS ("PLRS") CONCERNING PRODUCTS SIMILAR TO THE CERTIFICATE ISSUED BY OTHER INSURANCE COMPANIES, THESE RULINGS ARE NOT BINDING ON THE IRS WITH RESPECT TO THE CERTIFICATE. We intend to treat your Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the Internal Revenue Service. Assuming the Certificate is correctly treated as an annuity contract for tax purposes, guaranteed income payments made to you after your Account Value has been reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 or upon reaching age 100 (or the younger Participant's age 100) will be ordinary income to you that is taxable to the extent provided under the tax rules for annuities. Effective for payments from annuities received in 2013, there is an additional 3.8% tax on the portion of the annuity payment that would otherwise be included in taxable income. The new tax applies only to the extent that the taxpayer's adjusted gross income (including annuity income) exceeds one of three threshhold amounts. These amounts are not adjusted for inflation. For married taxpayers filing jointly and surviving spouses, the threshhold is $250,000. For married taxpayers filing separately, the threshhold is $125,000, and for all other taxpayers, including single taxpayers, the threshhold is $200,000. If taxable annuity income causes the taxpayer's adjusted gross income to rise above the threshhold amount, only the portion exceeding the threshhold amount is subject to the 3.8% tax. The new tax does not apply to distributions from a qualified plan, including distributions otherwise subject to income tax, but such distributions are counted towards the adjusted gross income threshhold. (It is also possible that in certain circumstances your guaranteed income payments might be subject to the 10% penalty tax imposed under Section 72(q) of the Code, particularly with respect to guaranteed income payments received before you reach age 59 1/2.) Similarly, if you exercise your right to liquidate your Account and apply all of the proceeds to purchase the "Alternative Annuity Payment option" described later in this prospectus, these payments should also be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. We believe that, in general, the tax treatment of transactions involving investments in your Account more likely than not will be the same as it would be in the absence of the Certificate. You should also be aware that you may have tax consequences if your Strategist changes its asset allocation models or if you are required to change your asset allocation model because your current model no longer falls within the investment parameters permitted by us. WE CAN PROVIDE NO ASSURANCES, HOWEVER, THAT A COURT WOULD AGREE WITH THE FOREGOING INTERPRETATIONS OF THE LAW IF THE INTERNAL REVENUE SERVICE WERE TO CHALLENGE THE FOREGOING TREATMENT. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE. See "Taxation of the Certificate" on page 27 for further discussion of tax issues relating to the Certificate.


THE CERTIFICATE

The Certificate is a group guaranteed income annuity certificate offered to clients of the GFWM Program. While you generally will not have personal contact with representatives of GFWM, GFWM is a registered investment adviser that serves as one of your investment advisers for this product for the limited purpose of providing asset allocation models that meet the investment risk criteria required to maintain the guaranteed minimum lifetime income benefits that may be provided by the Certificate. Certificates are offered only to participants in the GFWM Program whose assets are invested in accordance with designated asset allocation models available under the GFWM Program. The Certificates are designed for GFWM Program participants who intend to use the investments in their Account as the basis for periodic withdrawals (such as systematic withdrawal programs involving regular annual withdrawals of a certain percentage of the Account Value) to provide income payments for retirement or for other purposes. For more information about the GFWM Program, you should talk to your Advisor and review the materials provided concerning the GFWM Program.

As the owner of the group Contract under which the Certificates are offered, GFWM is the entity responsible for administering the Certificate on your behalf during the Account Phase. This responsibility includes obtaining your instructions as to whether you want to use your Account Value to purchase the "Alternative Annuity Payment" option described later in this prospectus, and if so, how you want payments to be made to you. You may elect to purchase this Alternative Annuity Payment option at any time before age 100 (or the younger Participant's age 100). GFWM is also responsible for transferring to us your Account Value at the time you elect to purchase the Alternative Annuity Payment option. GFWM and/or your custodian may require your written authorization to complete this transfer. Any delay in providing such authorization, if required, may delay your income payments. GFWM makes available asset allocation models for your use and administers your Certificate during the Account Phase of the Certificate. GFWM is an affiliate of the Company, but neither we nor GFWM manage your Account. Your account is managed by your own investment adviser and administered by the custodian of your GFWM Account.

The Certificate provides for a guaranteed income over the remaining life of the Participant (or in certain circumstances if there are Joint Participants, for the remaining lives of both Joint Participants), based on the Withdrawal Guarantee, should the Account Value drop below the greater of your most recently determined Withdrawal Guarantee and $20,000. Provided all contractual terms have been satisfied, we will make continuing payments for the lifetime of the Participant (or in certain circumstances if there are Joint Participants, for the remaining lives of both Joint Participants) in the form of fixed annuity payments equal to the Withdrawal Guarantee (or payments under the Alternative Annuity Payment option amount if greater).

As noted above, in certain circumstances the Certificate will provide for a guaranteed income over the remaining lives of Joint Participants. Joint Participants are guaranteed to receive income payments over both of their remaining lives only if they are the Joint Owners of the Certificate and are spouses as recognized by applicable Federal law. You should be aware that the laws of some states afford benefits of the marriage relationship to certain persons who are not considered to be married for purposes of Federal law ("civil union partners") and that we permit civil union partners to be Joint Participants under the Certificate when required by state law. However, you should also be aware that restrictions imposed by federal tax law upon the death of a Joint Owner or Joint Participant may limit the benefits of naming a civil union partner as a Joint Owner and Joint Participant. In particular, in situations where Joint Owners are civil union partners and one Joint Owner dies before guaranteed income payments begin, a non-qualified Certificate is required to terminate no later than the fifth anniversary of that individual's death. Such termination could occur before the Certificate provides any guaranteed income payments or prematurely terminate guaranteed income payments while the Joint Participant is alive. Civil union partners considering purchasing a Certificate should consult their tax and financial advisors before purchasing a Certificate to determine whether such a Certificate is suitable to their circumstances, particularly if the civil union partners are contemplating the purchase of a non-qualified Certificate with Joint Owners or Joint Participants.

MANAGEMENT OF YOUR GFWM ACCOUNT

The Certificate provides supplemental protection relating to your GFWM Program investments by ensuring that, regardless of how your investments actually perform or the actual value of your investments when you begin your withdrawal program from your GFWM Account for retirement or other purposes, you will receive predictable income payments for as long as you live.

The GFWM Program is offered through investment advisors (each, an "Advisor") who generally act as a client's primary contact with respect to the GFWM programs. The Advisor evaluates the client's needs and objectives, recommends a risk return profile ("Risk-Return Profile") (frequently through the completion by the client of a "Discovery Workbook" provided by GFWM), and consults with the client concerning the client's participation in the GFWM Program. The Advisor may also recommend a specific asset allocation model.

You should note that the Company issues the Certificates, but the Company is not your investment adviser and does not provide investment advice to you in connection with the Certificate.

Asset allocation models that correspond to two Risk-Return Profiles -- the Moderate Risk-Return Profile and the Moderate Growth Risk-Return Profile -- are designated for use with the Certificate. These two Risk-Return Profiles are designed with several goals in mind. The Moderate Risk-Return Profile corresponds to a "moderate" asset allocation strategy. The Moderate Growth Risk-Return Profile corresponds to a "moderate growth" allocation strategy.

The Moderate Risk-Return Profile is considered a balanced allocation strategy and is designed for current income and long-term capital appreciation. This Profile is broadly diversified, with allocations to U.S. fixed income instruments to provide current income and to U.S. and international equity instruments to enhance diversification, protect the real value of principal and enhance long-term returns. The target allocation mix is 60% equities and 40% fixed income. The Moderate Growth Risk-Return Profile is considered a balanced growth allocation and is designed for long-term capital appreciation, with a secondary objective of moderate current income. Assets are predominately allocated to U.S. equity instruments to provide long-term capital appreciation and to protect the real value of principal. International instruments may be included to provide diversification and enhance long-term returns. U.S. fixed income instruments may be included to provide current income and diversification. The target allocation mix is 70% - 75% equities and 25% - 30% fixed income investments.

Your Account Value is required to remain invested at all times in accordance with an asset allocation model with the same Risk-Return Profile as the model you select when you purchase a Certificate. In other words, you may not switch between the Moderate and the Moderate Growth Risk-Return Profiles and still maintain the Withdrawal Guarantee. However, if your Certificate is issued prior to September 1, 2010, you may switch from one Strategist's asset allocation model to another Strategist's model that is within the same Risk-Return Profile.

The oversight of the asset allocation models is managed by GFWM. The actual development and maintenance of the models is performed by Strategists retained by GFWM. GFWM reviews such asset allocation models and monitors the execution and maintenance of the asset allocation models. Neither we nor the provisions of the Certificate determine or direct the management of the investments in your Account. Investments in accordance with the various asset allocation models are the same whether or not a client purchases the Certificate. If you cancel your Certificate but choose to remain in the asset allocation model you previously selected, no change will occur to the asset allocation model solely because you canceled your Certificate with us.

Each of the Strategists provides asset allocation models that correspond to the Moderate Risk-Return Profile and the Moderate Growth Risk-Return Profile. The goal is to provide clients with a variety of asset allocation models for attaining the client's investment objectives. The use of asset allocation models is intended to reduce your market risk over time thereby reducing the possibility that we will be required to make Guaranteed Income payments under the Certificate.

You and your Advisor should review each Strategist's style and the available asset allocation models prior to making the election of which model(s) to follow in your own Account under the GFWM Program. Each of the Strategists is evaluated periodically (typically quarterly) by GFWM and its investment oversight committee to assess if the Strategist is performing its role of developing and maintaining models properly. From time to time, GFWM adds Strategists to or removes Strategists from the GFWM Program. Except as provided in the following paragraph, your Account Value is required to remain invested at all times in accordance with an asset allocation model of one of the currently approved Strategists in the GFWM Program.

Clients may impose "reasonable restrictions" on the management of their Accounts in accordance with an asset allocation model. Whether a particular restriction is reasonable is a factual determination that will be made by GFWM in the context of each requested restriction. In general, requests that an Account not invest in a particular mutual fund or ETF and requests not to invest Account assets in an asset class that has a small allocation under the asset allocation model that the client has selected will be considered reasonable. In contrast, restrictions that are fundamentally inconsistent with the basic approach of an asset allocation model or that would result in an investment allocation for the client that does not correspond to the Risk-Return Profile to which the selected asset allocation model normally corresponds would not be considered reasonable.

A table is set forth below which shows each Strategist available for each Risk-Return Profile and the asset classes each Strategist currently recommends for each available asset allocation model. Certain asset allocation models provide for investments in mutual funds, others use ETFs, while others use a combination of mutual funds and ETFs. The types of asset allocation models are shown. All asset allocation models shown below are available to Certificates issued prior to September 1, 2010. If your Certificate is issued on or after September 1, 2010, you may only choose either the GFAM 60/40 Strategy or the GFAM 70/30 Strategy.


             MUTUAL FUNDS
-------------------------------------------------------------------------------------------------------------------------
             STRATEGIST                       U.S. EQ INTL EQ EMG MKTS U.S. BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
-------------------------------------------------------------------------------------------------------------------------
Moderate     Callan (Global)                   40.00%  17.00%   0.00%    38.00%      0.00%      0.00%   3.00% 2.00% 0.00%
Risk Return  Callan (Domestic)                 58.00%   0.00%   0.00%    38.00%      0.00%      0.00%   2.00% 2.00% 0.00%
Profile      Callan (Hedged)                   40.00%  17.00%   0.00%    30.94%      0.00%      0.00%   3.00% 2.00% 7.06%
             Goldman Sachs Asset Management    32.40%  23.00%   5.90%     6.10%     20.20%      2.80%   3.30% 2.00% 4.30%
             JP Morgan Asset Management        42.00%  14.00%   6.00%    27.00%      0.00%      2.00%   3.00% 2.00% 4.00%
             Litman/Gregory Asset Management   25.50%  10.00%   0.00%    55.50%      0.00%      7.00%   0.00% 2.00% 0.00%
             Litman/Gregory Asset Mgt AM
             Funds                             25.50%  11.00%   0.00%    56.50%      0.00%      5.00%   0.00% 2.00% 0.00%
             New Frontier Advisors             32.67%  24.27%   0.00%    35.41%      0.00%      0.00%   5.65% 2.00% 0.00%



                 MUTUAL FUNDS
-----------------------------------------------------------------------------------------------------------------------------
                 STRATEGIST                       U.S. EQ INTL EQ EMG MKTS U.S. BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
-----------------------------------------------------------------------------------------------------------------------------
Moderate Growth  Callan (Global)                   50.00%  21.00%   0.00%    23.00%      0.00%      0.00%   4.00% 2.00% 0.00%
Risk Return      Callan (Domestic)                 72.00%   0.00%   0.00%    22.00%      0.00%      0.00%   4.00% 2.00% 0.00%
Profile          Goldman Sachs Asset Management    41.90%  30.70%   6.80%     3.20%      5.20%      2.80%   3.30% 2.00% 4.10%
                 JP Morgan Asset Management        51.00%  17.00%   8.00%    16.00%      0.00%      2.00%   4.00% 2.00% 0.00%
                 Litman/Gregory Asset Management   40.00%  15.00%   0.00%    36.00%      0.00%      7.00%   0.00% 2.00% 0.00%
                 Litman/Gregory Asset Mgt AM
                 Funds                             41.50%  14.00%   0.00%    37.50%      0.00%      5.00%   0.00% 2.00% 0.00%
                 New Frontier Advisors             38.83%  32.78%   0.00%    19.81%      0.00%      0.00%   6.58% 2.00% 0.00%



                 ETFS
--------------------------------------------------------------------------------------------------------------------------
                 STRATEGIST                    U.S. EQ INTL EQ EMG MKTS U.S. BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
--------------------------------------------------------------------------------------------------------------------------
Moderate         Avatar Associates              39.20%   9.80%   4.50%    38.10%      0.00%      0.00%   2.60% 5.80% 0.00%
Risk Return      New Frontier Advisors          33.81%  18.71%   4.54%    34.84%      1.21%      0.00%   3.89% 2.00% 1.00%
Profile          State Street Global Advisors   39.00%  16.00%   4.00%    32.50%      1.50%      0.00%   3.00% 2.00% 2.00%
-                ---------------------------------------------------------------------------------------------------------
Moderate Growth  Avatar Associates              46.40%  14.20%   4.80%    23.10%      0.00%      0.00%   2.70% 8.80% 0.00%
Risk Return      New Frontier Advisors          40.48%  24.52%   6.52%    20.73%      1.14%      0.00%   4.61% 2.00% 0.00%
Profile          State Street Global Advisors   49.00%  20.00%   5.00%    18.00%      1.00%      0.00%   3.00% 2.00% 2.00%

                 COMBINATION MUTUAL FUNDS AND
                 ETFS
--------------------------------------------------------------------------------------------------------------------------
                 STRATEGISTS                   U.S. EQ INTL EQ EMG MKTS U.S. BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
--------------------------------------------------------------------------------------------------------------------------
Moderate
Risk Return
Profile              GFAM 60/40 Strategy        50.00%  10.00%   0.00%    36.00%      0.00%      0.00%   0.00% 4.00% 0.00%
--------------------------------------------------------------------------------------------------------------------------
Moderate Growth
Risk Return
Profile              GFAM 70/30 Strategy        58.00%  12.00%   0.00%    28.00%      0.00%      0.00%   0.00% 2.00% 0.00%


U.S. EQUITIES -- this asset class is generally represented by investments in the equity of U.S. publicly traded companies across various capitalization ranges.

INTERNATIONAL EQUITIES -- this asset class is generally represented by investments in the equity of publicly traded companies based in countries other than the U.S., also referred to as "Developed Markets" which are typically classified in the MSCI EAFE index. Exposure may include companies across various capitalization ranges. (The Morgan Stanley Capital International Europe, Australia and Far East Index (MSCI EAFE) is an unmanaged index holding approximately 1,000 companies traded on 20 stock exchanges from around the world, excluding the U.S.A., Canada, and Latin America.)

EMERGING MARKETS EQUITIES -- this asset class is generally represented by investments in the equity of publicly traded companies based in emerging market countries as typically classified in the MSCI Barra Emerging Markets index. (The MSCI Emerging Markets Index is a free float-adjusted market capitalization index. As of August 2005, the index consisted of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey and Venezuela.)


U.S. BONDS -- this asset class is generally represented by investments in corporate and government bonds issued by companies and government entities based in the United States.


INTERNATIONAL BONDS -- this asset class is generally represented by investments in corporate and government bonds issued by companies and governments domiciled outside of the U.S., also referred to as "Developed Markets." Securities from countries classified as emerging markets are excluded.

EMERGING MARKETS BONDS -- this asset class is generally represented by investments in corporate and government bonds issued by companies and governments based in emerging market countries.


REITS -- this asset class is generally represented by investments in common stocks and other publicly traded real estate securities, such as Real Estate Investment Trusts ("REITs") and Real Estate Operating Companies.


CASH -- this asset class is generally represented by investments in money market mutual fund vehicles and bank deposit accounts sponsored by custodial entities for use as cash management vehicles.

OTHER -- this category is represented by investments in asset categories that are not defined in the above classifications, including but not limited to such areas as commodities, currencies and other specialty asset categories.
Each Strategist may change its asset allocation models, such as by revising the percentages allocated to various asset classes and the specific mutual funds or ETFs used for investing in a particular class. When your asset allocation model is updated, GFWM will reallocate your Account Value in accordance with any changes to the model you have selected. This means the allocation of your Account Value, and potentially the securities, in which you are invested, will change to reflect the allocations and securities in the updated model. Reallocation transactions may have tax consequences. For example, any sales resulting from a reallocation will be a taxable event, and you will not be able to apply the proceeds therefrom to purchase new Account investments that satisfy the revised asset allocation model(s) on a tax-free basis (unless your Account is an IRA Account). The amount of your Guaranteed Income payments will not be reduced if your investments are reallocated in accordance with the revised model. If you do not accept the changes to your selected model (subject to any reasonable restrictions you have imposed), the amount of Guaranteed Income payments will be reduced or your Certificate may terminate. Upon any termination any fees previously paid for the Certificate will not be returned with the exception of the portion of that quarter's Asset Charge which is equal to the number of days remaining in the quarter.

If a Strategist makes a change which causes the asset allocation model to no longer fall within its corresponding specific Risk-Return Profile, then, within 90 days of receipt of notice, you must change to another asset allocation model currently available within the Risk-Return Profile you selected at the time the Certificate was issued. If you do not select another asset allocation model within the notice period, your Certificate will terminate.

Strategists generally utilize either strategic (passive) or tactical (active) asset allocation. Asset allocation models using strategic asset allocation are generally revised on a quarterly or annual basis. Models using tactical asset allocation are revised in accordance with the Strategist's perception of changes in market conditions. Revisions of tactical models could take place more or less frequently than quarterly. If you do not approve of changes made by the Strategist, you may still keep your Withdrawal Guarantee if you switch to another asset allocation model available with the Risk-Return Profile selected at the time the Certificate is issued. A Certificate Owner is permitted to switch models within their Risk-Return Profile, including switching between mutual fund and ETF Accounts, so long as the changes meet GFWM's account minimums and are made between asset allocation models available within the Risk-Return Profile selected at the time the Certificate is issued. Certificate Owners are NOT currently permitted to switch between Profiles, although we reserve the right to permit such switching in the future.

The asset allocation models offered by GFWM are subject to the same risks faced by similar asset allocation models offered in the market, including, without limitation, market risk (the risk of an overall down market), interest rate risk (the risk that rising or declining interest rates will hurt your investment returns), idiosyncratic risk (the risk that an individual asset will hurt your returns) and concentration risk (the risk that due to concentrations in a certain segment of the market which performs poorly, your returns are lower than the overall market). The asset allocation models may not achieve their respective investment objectives regardless of whether or not you purchase the Certificate.

GFWM provides you or your Advisor with written descriptions of each of the Strategists, an overview of the firm's key personnel, and a summary of the prior performance of each Model. GFWM has software applications which provide your Advisor with the capability of directly monitoring its client accounts, downloading information concerning changes in the GFWM Program, and accessing current information relating to the GFWM Program. You are provided with custodial reports from an independent third-party custodian and quarterly performance reports.

Your Advisor provides the specific advice to you concerning the Strategist(s) and model(s) you chose. Your Advisor and/or you retain discretion to choose the Strategist(s), and the model(s) from the approved list of asset allocation models in order to maintain the Withdrawal Guarantee and the initial Risk-Return Profile. YOU SHOULD UNDERSTAND, HOWEVER, THAT APPLICABLE FEDERAL AND STATE LAWS AND REGULATIONS RELATING TO BROKER-DEALERS AND INSURANCE AGENTS MAY PRECLUDE YOUR ADVISOR FROM PROVIDING ADVICE TO YOU REGARDING THE CERTIFICATE.

THE ACCOUNT PHASE OF THE CERTIFICATE

As stated previously in this prospectus, the Certificate has two phases: an "Account Phase" and "Guarantee Phase." The Account Phase is described in the following section of this prospectus.

Important definitions you will need to understand are the following:
"Withdrawals" are any withdrawals from your Account that are not shown in the Certificate as a "Withdrawal Exception." Amounts you may withdraw pursuant to the Withdrawal Guarantee are "Guaranteed Withdrawals."

THE ACCOUNT PHASE BEGINS ON THE "CERTIFICATE DATE," WHICH IS THE DATE YOUR CERTIFICATE IS ISSUED BY US. THERE ARE SEVERAL IMPORTANT ASPECTS OF THE ACCOUNT PHASE YOU SHOULD UNDERSTAND. THEY ARE:

  .  Determination of the Birthday and the date you may begin taking Withdrawals

  .  Calculation of the initial Withdrawal Guarantee

  .  Calculating changes to your Withdrawal Guarantee

  .  Computing your Asset Charge

  .  Managing your Withdrawals

  .  Determining if and when the Guarantee Phase of your Certificate will begin.

HOW ARE THE BIRTHDAY AND THE DATE WITHDRAWALS MAY BEGIN BEING CALCULATED?

  . If you are the sole Owner and Participant, the Birthday is the anniversary of your date of birth each year. If there is also a Joint Participant, the Birthday is the anniversary of the date of birth of the younger person. If the younger Joint Participant dies before the other Participant, the Birthday does not change.

  . The date Withdrawals may begin is the date you reach age 65. On or after this date, you may begin to take Guaranteed Withdrawals from your Account. This date will be listed on your Certificate.

  . If there is a Joint Participant (who must be the spouse, as recognized under applicable Federal law, of the other Participant) on the Certificate, the date Withdrawals may begin is the 65th birthday of the younger person. If the younger person passed their 65th birthday before the Certificate was purchased, this date is the Certificate Date.

  . Once a Certificate is issued, we will not change the stated date Withdrawals may begin other than for error correction. We reserve the right to increase the age for Withdrawals from age 65 for Certificates not yet issued.

HOW IS THE INITIAL WITHDRAWAL GUARANTEE CALCULATED?

WHAT IS THE WITHDRAWAL GUARANTEE? The Withdrawal Guarantee is the amount that you may withdraw from your

Account each year after age 65 without reducing the guaranteed minimum lifetime income under the Certificate. Understanding and managing the Withdrawal Guarantee has a direct impact on the amount of Guaranteed Income payments (if any) we will pay to you in the Guarantee Phase under the Certificate. You should pay very close attention to the Withdrawal Guarantee over the life of your Certificate and understand how it is computed and how it can increase and decrease. Such calculations are described in the following sections.

WHAT IS THE WITHDRAWAL GUARANTEE FACTOR? The Withdrawal Guarantee Factor is currently 5%. This Factor may be a percentage or mathematical formula used, along with your Account Value, to determine your Withdrawal Guarantee. We reserve the right to change the Factor on January 1st of each year. You will be provided at least 30 days prior notice of any changes. If there is a Withdrawal Guarantee Factor change, calculations using this new Factor will be compared to the current Withdrawal Guarantee. If the result is lower, you will retain your current Withdrawal Guarantee, (unless your Withdrawal Guarantee is impaired by any Early Withdrawals or Excess Withdrawals). Therefore, the Initial Withdrawal Guarantee cannot decrease as a result of a change in the Withdrawal Guarantee Factor.

WHAT IS A WITHDRAWAL YEAR? You must have reached age 65 to have a Withdrawal Year. Once you reach age 65, a Withdrawal Year is the year between two Birthdays. It is the period during which you can take your annual Withdrawal Guarantee.

WHAT IS A VALUATION DAY? Your Account will be invested in mutual funds and/or ETF shares that are valued by the mutual funds or the ETFs in accordance with applicable legal and regulatory requirements. GFWM will calculate your Account Value and provide it to us on each day the New York Stock Exchange is open for trading. These days are referred to as Valuation Days. If for any reason the share value of one or more funds or ETFs is not available to GFWM on a Valuation Day, GFWM will calculate your Account Value using the last share price provided by the mutual fund or the ETFs.

Your initial Withdrawal Guarantee is equal to the Account Value on your Certificate Date multiplied by the Withdrawal Guarantee Factor.

   EXAMPLE: Assume in the following example that you are the sole Owner and Participant and that you are invested in accordance with the Moderate Risk-Return Profile with an Account Value of $500,000. In this case, your initial Withdrawal Guarantee is:

   $500,000, multiplied by the Withdrawal Guarantee Factor of 5%, for an initial Withdrawal Guarantee of $25,000.

ARE YOU PERMITTED TO START TAKING GUARANTEED WITHDRAWALS IMMEDIATELY? If you are over age 65 when the Certificate is issued, you may begin to take Guaranteed Withdrawals immediately or at anytime thereafter. In that case, if you take Withdrawals before your next Birthday, you are limited to an amount proportional to the number of days until your next Birthday.

     EXAMPLE: Assume in the following example that you are the sole Owner and Participant and that you are invested in accordance with the Moderate Risk-Return Profile with an Account Value of $500,000. Also assume that today is March 31st, that your Birthday is July 1st and that you are currently over 65 years old.

     Your initial Withdrawal Guarantee is:

     $500,000, multiplied by the Withdrawal Factor of 5%;
     for an initial Withdrawal Guarantee of $25,000.

     If you wish to take Guaranteed Withdrawals before your next Birthday, you may Withdraw the following amount:

     Existing Withdrawal Guarantee of $25,000, multiplied by 91 days until your next Birthday, divided by 365, equals $6,232.88 in Guaranteed Withdrawals you may take before your next Birthday.

     In each Withdrawal Year following your Birthday, you may take the full $25,000 amount of Guaranteed Withdrawals at any time during the year (unless your Withdrawal Guarantee changes).

HOW ARE INCREASES TO THE WITHDRAWAL GUARANTEE CALCULATED?

INCREASES (IF ANY) MAY OCCUR ONLY ON YOUR BIRTHDAY.   Increases to the
Withdrawal Guarantee can occur as a result of additional investments in your Account that you make and by positive investment performance by your Account. Each year on your Birthday, we will perform a calculation to see if your Withdrawal Guarantee is increased. If your Account Value, multiplied by the then current Withdrawal Guarantee Factor, equals an amount greater than your current Withdrawal Guarantee, we will increase your Withdrawal Guarantee to the higher amount. Once this increase occurs, your new Withdrawal Guarantee can decrease only as set forth in the "How are Decreases to the Withdrawal Guarantee calculated?" section below.

   EXAMPLE: Assume in the following example that you are the sole Owner and Participant, that your initial Account Value was $500,000 and that your initial Withdrawal Guarantee was $25,000. Assume further that as a result of additional investments you have made, Guaranteed

   Withdrawals you have taken, gains and losses in your Account and the various fees you have paid from your Account, your current Account Value on your next Birthday is $600,000.

   Your new Withdrawal Guarantee would be:

   (1) The greater of your prior Withdrawal Guarantee of $25,000; and

   (2) Your current Account Value of $600,000, multiplied by, the Withdrawal Guarantee Factor of 5% equaling $30,000.

   Since $30,000 is greater than $25,000, your new Withdrawal Guarantee is $30,000.

As noted above in "How is the Withdrawal Guarantee Calculated? -- What is the Withdrawal Guarantee Factor?," we reserve the right to change the Withdrawal Guarantee Factor on January 1st of each year. If we reduce your Withdrawal Guarantee Factor, it is less likely that your Withdrawal Guarantee will increase on any subsequent Birthday. For example, if the Withdrawal Guarantee Factor was 4% in the above Example instead of 5% and all of the other assumptions were the same, the preceding Withdrawal Guarantee would not have increased. The Example is restated below to show the effect of a reduction in the Withdrawal Guarantee Factor from 5% to 4%:

   EXAMPLE: Assume that you are the sole Owner and Participant, that your initial Account Value was $500,000 and that your initial Withdrawal Guarantee was $25,000. Assume further that as a result of additional investments you have made, Guaranteed Withdrawals you have taken, gains and losses in your Account and the various fees you paid from your Account, your current Account Value on your next Birthday is $600,000.

   Your new Withdrawal Guarantee would be:

   (1) The greater of your prior Withdrawal Guarantee of $25,000; and

   (2) Your current Account Value of $600,000, multiplied by the current Withdrawal Guarantee Factor of 4%; equaling $24,000.

   Since $25,000 is greater than $24,000, your current Withdrawal Guarantee of $25,000 does not increase.

   However, if instead of your Account Value on your next Birthday being $600,000, it is $700,000, your Withdrawal Guarantee would increase, because your current Account Value of $700,000, multiplied by the current Withdrawal Guarantee Factor of 4% equals $28,000. Since $28,000 is greater than $25,000, your Withdrawal Guarantee would increase to $28,000.

OTHER INCREASES IN THE WITHDRAWAL GUARANTEE.

Your Certificate will contain an endorsement, for which there is no additional Asset Charge. The endorsement may serve to increase your Withdrawal Guarantee on your Birthday, so long as you have not taken a Withdrawal from your Account since your Certificate Date.

On your Birthday, if no Withdrawals have been taken since the Certificate Date, the Withdrawal Guarantee will be the greater of: (1) the Withdrawal Guarantee computed as described above; and (2) the Withdrawal Guarantee due to Total Additions. "Total Additions" are described below:

Total Additions Feature:

   "Additions" are amounts, not set forth as addition exceptions in the Certificate, that are received and applied to your Account after the Certificate Date. "Total Additions" is the sum of the initial Account Value on the Certificate Date plus any Additions. The Withdrawal Guarantee is equal to the total Withdrawal Guarantee that the Total Additions (including the original payment) would purchase.

   EXAMPLE: Assume that your Certificate Date was February 1/st/ of this year, and that your initial Account Value and Withdrawal Guarantee were $100,000 and $5,000 respectively. Also assume that the market declined, bringing your Account Value to $90,000 by July 1/st/. If you made a subsequent Addition of $10,000 on August 1, and if you have not made any Withdrawals since the Certificate Date, on your next Birthday (assume September 1/st/) your Withdrawal Guarantee under this feature would be:

   Total Additions (including original payment) x Withdrawal Guarantee Factor ($100,000 + $10,000) x 5% = $5,500

   The importance of the Total Additions feature is that losses in your Account due to poor investment performance are ignored for purposes of calculating your Withdrawal Guarantee, so that you are more likely to get the benefit of positive investment performance and Additions. However, it is important to remember that the Total Additions feature only applies as long as you do not take any Withdrawals from your Account.

90 Day Feature:

   On the 90/th/ day following the Certificate Date, we will perform and apply all calculations permitted to increase your Withdrawal Guarantee as if it were your Birthday. This will only occur once during the term of your Certificate.

   EXAMPLE: Assume for this example that your Certificate Date is June 1, 2010. Your initial Account Value is $200,000 and your initial Withdrawal Guarantee is $10,000. On August 29, 2010, 90 days after the Certificate Date, your Account Value is $300,000 due to several Additions. Your new Withdrawal Guarantee on the 90/th /Day would be $15,000.

   $300,000 x 5% = $15,000

HOW ARE DECREASES TO THE WITHDRAWAL GUARANTEE CALCULATED?

Your Withdrawal Guarantee will decrease for two specific types of Withdrawals:
(1) an Early Withdrawal and (2) an Excess Withdrawal.

WHAT IS AN EARLY WITHDRAWAL? An Early Withdrawal is any Withdrawal prior to age 65. Early Withdrawals may significantly lower your Withdrawal Guarantee; therefore, you should carefully consider your decision to take Withdrawals prior to age 65. The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any Withdrawals or other types of transactions involving your Account Value.

If your Certificate is issued after age 65, you do not have to be concerned about an Early Withdrawal.

Each time you make an Early Withdrawal, your Withdrawal Guarantee will be reduced to the lower of: (1) an amount equal to the Withdrawal Guarantee you would have if you bought a new Certificate on the day of the Early Withdrawal and (2) your prior Withdrawal Guarantee. Here is an example:

   EXAMPLE: Assume for this example that you purchased the Certificate at age 57 and that you are now age 58. Assume further that your current Withdrawal Guarantee is $10,000 and that your Account Value yesterday was $215,000. Your withdrawal today was $25,000 and your Account Value at the end of the day today is $189,000 (a reduction being the result of the Withdrawal and investment losses of $1,000).

   Because you are under age 65, this is an Early Withdrawal. Your adjusted Withdrawal Guarantee will be the lower of:

   (1) Account Value of $189,000, multiplied by the then current Withdrawal Guarantee Factor of 5%, equaling $9,450; and

   (2) Withdrawal Guarantee yesterday of $10,000.

   Because $9,450 is less than $10,000, your new Withdrawal Guarantee will be $9,450.

WHAT IS AN EXCESS WITHDRAWAL? Once you are age 65 or more, an Excess Withdrawal occurs each time you Withdraw more in a Withdrawal Year than your Withdrawal Guarantee. An Excess Withdrawal may substantially reduce your Withdrawal Guarantee. You should carefully consider the consequences of Excess Withdrawals. The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any Withdrawals or other types of transactions involving your Account Value.

Each time you make an Excess Withdrawal, your Withdrawal Guarantee will be reduced to the lower of: (1) an amount equal to the Withdrawal Guarantee you would have if you bought a new Certificate on that day and (2) your prior Withdrawal Guarantee.

   EXAMPLE: Assume that your current Withdrawal Guarantee is $20,000 and that your Account Value yesterday was $390,000. Assume also that while you have not taken any Withdrawals since your last Birthday, you decide to take a $30,000 Withdrawal today. This is an Excess Withdrawal. If your Account Value at the end of the day today is $360,000, your new Withdrawal Guarantee will be:

   The lower of:

   (1) Account Value $360,000, multiplied by the current Withdrawal Guarantee Factor of 5%, equaling $18,000; and

   (2) Withdrawal Guarantee as of yesterday equal to $20,000.

   Since $18,000 is lower than $20,000, your new Withdrawal Guarantee will be $18,000.

In the case of an Early Withdrawal or an Excess Withdrawal, you will have 30 days to restore the Withdrawal Guarantee to the amount that was in effect prior to the Early or Excess Withdrawal. To do so, you must do the following:

   (1) Make additional payments to your Account equal to or greater than the Early or Excess Withdrawal amount; and

   (2) Request that we restore your Withdrawal Guarantee.

WHAT ARE SOME THINGS TO CONSIDER IN MANAGING YOUR WITHDRAWALS FROM YOUR ACCOUNT?

There are many factors that will influence your decision of when to take Withdrawals from your Account, and in what amount. No two investors' situations will be exactly the same. You should carefully weigh your decision to take Withdrawals from your Account, the timing of the Withdrawals and their amount. You should consult with your Advisor and a tax advisor.

In addition to the advice you receive, here are a few things to consider. First, Early Withdrawals and Excess Withdrawals will reduce your Withdrawal Guarantee. The reduction may be substantial, especially if your Account Value is significantly lower than it was when the Withdrawal Guarantee was last computed or adjusted. Consider if you have other sources of income, especially non-guaranteed income, before making such Withdrawals.

Second, once you are ready to take Guaranteed Withdrawals from your Account, consider setting up a quarterly, monthly or other systematic withdrawal program through your Advisor, custodian or other service provider. Doing so may help limit the risk that you will make an Excess Withdrawal. You may plan to update the systematic withdrawal each year on your Birthday in case your Withdrawal Guarantee has increased.

Third, consider the timing of taking any Withdrawals. Because your Withdrawal Guarantee can increase on your Birthday and is generally based on the Account Value and the Withdrawal Guarantee Factor, the higher your Account Value is on your Birthday, the more likely you will be to receive an increase in your Withdrawal Guarantee. You might have a higher Withdrawal Guarantee if you defer the Withdrawal until after your Birthday. MORE GENERALLY, ONCE YOU HAVE REACHED AGE 65, YOU SHOULD CONSIDER THAT THE LONGER YOU WAIT TO BEGIN MAKING WITHDRAWALS, THE LESS LIKELY YOU WILL BE TO BENEFIT FROM THE WITHDRAWAL GUARANTEE. This is because your life expectancy will decrease as you get older, so that there will be fewer years for Withdrawals to reduce your Account Value to the level where we would be required to begin paying Guaranteed Income payments, and in the event that we did begin making such payments, we would make fewer payments before you die.

ASSET CHARGES

After you purchase your Certificate, you are required to pay the Asset Charge. The Asset Charge is set forth in your Certificate, and is based on the asset allocation model in accordance with which the assets in your Account are invested, as well as whether you purchase the Certificate with yourself designated as the sole Participant, or with you and your spouse designated as Joint Participants. The Asset Charge will be deducted quarterly as a separate charge from your Account and remitted to us. The sale or transfer of investments in your GFWM Account to pay the Asset Charge will not be treated as a Withdrawal for purposes of determining the Withdrawal Guarantee, but may have tax consequences.

As of the Certificate Date, we will assess a full quarterly Asset Charge. This full amount will be deducted from your Account at the end of the month. At the beginning of the next calendar quarter, we will assess a quarterly Asset Charge, in advance, based on the average Account Value during the previous quarter. This may result in a slightly lower charge for Certificates which were in force for only part of the prior quarter, to compensate for the full quarterly fee billed in advance when the Certificate was purchased.

Set forth below are examples of how the initial and subsequent Asset Charge is computed.

     EXAMPLE: Assume that your Certificate Date is February 14, and your initial Account Value is $100,000. Assume also that the Asset Charge is 1.25% annually.

     You will be billed for the initial $312.50 full quarterly Asset Charge at the end of February: Initial Account Value ($100,000) multiplied by the Asset Charge (1.25%) /4 = $312.50.

     At the end of March, you will be charged in advance for the second quarter of the year, based on the average Account Value during the first quarter. If your Account Value was constant each day through March 31 at $100,000, your average balance for the first quarter would be $50,000, as the Account was only open for one-half of the first quarter. Thus your Asset Charge for the second quarter would be: Average Account Value ($50,000) multiplied by Asset Charge (1.25%) /4 = $156.25.

Thereafter, at the end of each calendar quarter the Asset Charge will be calculated based on the average Account Value for the entire prior quarter. If you pay the quarterly Asset Charge and then cancel your Certificate during the quarter, we will refund to you the portion of that quarter's Asset Charge which is equal to the number of days remaining the in the quarter.

The guaranteed maximum Asset Charge we can ever charge for your Certificate is shown below. We currently charge a lower amount, which is also shown below. For an explanation of when we could increase the Asset Charge under your Certificate, see "Will you pay the same amount (in dollars) for the Withdrawal Guarantee every quarter?"

The guaranteed maximum Asset Charge, as a percentage of the Account Value relating to a Certificate, is:

                                                  FOR ASSET
                                    FOR ASSET    ALLOCATION
                                   ALLOCATION      MODELS
                                     MODELS     CORRESPONDING
                                  CORRESPONDING  TO MODERATE
                                   TO MODERATE     GROWTH
                                   RISK-RETURN   RISK-RETURN
                                     PROFILE       PROFILE
-------------------------------------------------------------
Single Participant                    2.00%         2.50%
Joint Participants (provides
  protection during the lives of
  two spouses)                        2.25%         2.75%

Converting these charges to a dollar fee per $1,000 of Account Value:

                                                  FOR ASSET
                                    FOR ASSET    ALLOCATION
                                   ALLOCATION      MODELS
                                     MODELS     CORRESPONDING
                                  CORRESPONDING  TO MODERATE
                                   TO MODERATE     GROWTH
                                   RISK-RETURN   RISK-RETURN
                                     PROFILE       PROFILE
-------------------------------------------------------------
Single Participant                   $20.00        $25.00
Joint Participants (provides
  protection during the lives of
  two spouses)                       $22.50        $27.50

The current Asset Charge, as a percentage of your Account Value is:

                                                  FOR ASSET
                                    FOR ASSET    ALLOCATION
                                   ALLOCATION      MODELS
                                     MODELS     CORRESPONDING
                                  CORRESPONDING  TO MODERATE
                                   TO MODERATE     GROWTH
                                   RISK-RETURN   RISK-RETURN
                                     PROFILE       PROFILE
-------------------------------------------------------------
Single Participant                    0.85%         1.10%
Joint Participants (provides
  protection during the lives of
  two spouses)                        1.00%         1.25%

Converting these charges to a dollar fee per $1,000 of Account Value:

                                                 FOR ASSET
                                   FOR ASSET    ALLOCATION
                                  ALLOCATION      MODELS
                                    MODELS     CORRESPONDING
                                 CORRESPONDING  TO MODERATE
                                  TO MODERATE     GROWTH
                                  RISK-RETURN   RISK-RETURN
                                    PROFILE       PROFILE
------------------------------------------------------------
Single Participant                  $ 8.50        $11.00
Joint Participants (provides
  protection during the life of
  two spouses)                      $10.00        $12.50

The Asset Charge listed above is in addition to any charges that are imposed in connection with advisory, custodial and other services (including any fees charged by your Advisor) or charges imposed by the mutual funds and ETFs in which your Account invests.

We reserve the right to have the Asset Charges deducted through means other than deduction from the Account.

WILL YOU PAY THE SAME AMOUNT (IN DOLLARS) FOR THE WITHDRAWAL GUARANTEE EVERY QUARTER?

Only if your average Account Value multiplied by the Asset Charge percentage is exactly the same amount (in dollars) every quarter will your actual fee remain constant. Because the amount (in dollars) you pay us for the Withdrawal Guarantee varies based in part on your Account Value, it will likely change from quarter to quarter. Here are several examples:

     EXAMPLE: Assume in the following example that your Asset Charge is 1.25% and that you have an average Account Value of $500,000. In this case, your quarterly Asset Charge for the Withdrawal Guarantee would be:

     $500,000, multiplied by 1.25%, divided by 4, for a quarterly Asset Charge of $1,562.50.

     EXAMPLE, CONTINUED: Assume that over the next quarter due to Guaranteed Withdrawals and due to poor market performance of the assets in your Account, your average Account Value for the quarter was $400,000.

     The quarterly Asset Charge for the Withdrawal Guarantee for the following quarter would be:

     $400,000, multiplied by 1.25%, divided by 4, for a quarterly Asset Charge of $1,250.

     EXAMPLE, CONTINUED: Assume now that over the next quarter you take no Withdrawals, but your average Account Value, due to Additions and good market performance, rises to $600,000 for the quarter.

     The quarterly Asset Charge would be:

     $600,000 multiplied by 1.25%, divided by 4, for a quarterly Asset Charge of $1,875.

You should note that in these scenarios, your Withdrawal Guarantee would not decline even though your Account Value declined as a result of the deduction of the Asset Charge because the Asset Charge does not constitute an Early Withdrawal or Excess Withdrawal. However, the resulting decrease in Account Value will reduce the possibility that your Withdrawal Guarantee will increase on your next Birthday, because the Withdrawal Guarantee will increase only if your Account Value on your next Birthday, multiplied by the Withdrawal Guarantee Factor, is greater than your current Withdrawal Guarantee. Because the Asset Charge is computed based on your average Account Value and not on the amount of the Withdrawal Guarantee, the fee you pay will go down when the average Account Value declines. Similarly, if your Account Value and Asset Charge have increased as of a quarterly computation date, unless that date is a Birthday, your Withdrawal Guarantee would not increase.

We reserve the right to change the Asset Charge. We will send you advance written notice of such change at least 30 days before the change becomes effective, which will be at the end of the next calendar quarter. Charges will be assessed on the weighted average of the Account Value on the effective date of the change at the old rate, and Additions at the new rate from the point of the Addition forward. Thereafter the new rate will be used at the end of each calendar quarter to calculate your Asset Charge and will be applied to your entire average Account Value for the prior calendar quarter.

WILL THE FEES YOU PAY FOR ADVICE AND OTHER SERVICES IMPACT THE GUARANTEES UNDER YOUR CERTIFICATE?

Yes, they might, since Withdrawals may reduce the guarantees under the Certificate. However, the provisions of your Certificate allow for a certain percentage of your Account Value to be paid each year for advisory and other services rendered in connection with your GFWM Program without being considered a Withdrawal (the "Withdrawal Exception"). (Any fees taken for custodial services, and mutual fund or ETF expenses, are not considered to be for "advisory and other services rendered in connection with your GFWM Program" and typically are not withdrawn directly from your Account. Therefore, these fees and expenses are not considered a Withdrawal for purposes of this Withdrawal Exception provision.) However, if your actual fees for advice and other services exceed this amount, the excess is considered a Withdrawal. Currently, the Withdrawal Exception percentage is 1.55%. We monitor the fees you pay and compare it to this percentage to see if you have exceeded the permitted amount. The dollar amount of the Withdrawal Exception percentage is computed at the end of each quarter in the same manner as the Asset Charge is calculated.

This means that if you are under age 65 and you exceed the Withdrawal Exception percentage for the year, you will, in effect, have an Early Withdrawal. If you are age 65 or over and exceed the Withdrawal Exception percentage, you will have, in effect, an Excess Withdrawal if you also take the full Withdrawal Guarantee that year. Both Early and Excess Withdrawals reduce your Withdrawal Guarantee. Here is an example of the Withdrawal Exception:

     EXAMPLE: Assume in the following example that for the current quarterly billing cycle your average Account Value was $500,000 and that for the quarter you paid $1,750 for advisory and other fees. Assume further that the Withdrawal Exception percentage listed on your Certificate is 1.55%.

     In this case, the amount of the Withdrawal Exception for the quarter is:

     Average Account Value ($500,000), multiplied by the Withdrawal Exception percentage (1.55%) divided by 4 (to compute a quarterly amount), equaling $1,937.50. Since $1,750 is less than $1,937.50, you have not exceeded the Withdrawal Exception. Had your advisory and other platform fees exceeded $1,937.50, every dollar over that amount would count as a Withdrawal.

Any unused portion of the Withdrawal Exception in a Withdrawal Year does not carry over to subsequent Withdrawal Years.

GUARANTEE PHASE UNDER THE CERTIFICATE

In the Guarantee Phase, there are two types of income provisions available under the Certificate. You may elect only one and not both. They are the Guaranteed Income and Alternative Annuity Payment option provisions. (The Alternative Annuity Payment option is referred to as the "Base Income" provision in the Certificate.) In both cases, your Account Value is transferred to the Company as the premium payment for a fixed income annuity ("Annuity") issued by the Company.

WHAT IS GUARANTEED INCOME? WHEN WILL YOU RECEIVE PAYMENTS?

You will begin to receive Guaranteed Income payments from us after your Account Value is transferred to us as your premium payment to us on the Annuity Exercise Date. There are three ways to reach the Annuity Exercise Date:
(1) your Account Value falls below your Withdrawal Guarantee, (2) your Account Value falls below $20,000 or (3) you (or if there are Joint Participants, the younger Joint Participant), reach age 100. In each case there will be a 30-day Notice Period after the Annuity Exercise Date, during which you can still cancel your Certificate. If you do not cancel your Certificate, your entire Account Value will be paid to us at the end of the Notice Period. You will then receive lifetime annual income payments equal to the Withdrawal Guarantee. You or your named beneficiary are guaranteed to receive the premium amount back in the form of income payments even if you were to die before such payments occur ("return of premium").

The three scenarios triggering Guaranteed Income payments (or Alternative Annuity Payment option if these payments are greater than the Guaranteed Income payment would be) are described below:

WHEN YOUR ACCOUNT VALUE FALLS BELOW THE WITHDRAWAL GUARANTEE. On the first Valuation Day when your Account Value falls below the current Withdrawal Guarantee, a 30-day Notice Period will begin in anticipation of paying us your premium on the Latest Annuity Date (the date ending 30 days after the Annuity Exercise Date). We will provide you written notice of the Notice Period. You do not need to reply to us if you wish to continue to the Guarantee Phase at the end of the Notice Period. In taking no action, you will allow this to occur automatically. Only if you wish to cancel your Certificate or elect an Alternative Annuity Payment option do you need to contact us. Or, you may instead contact GFWM to cancel the Certificate. At the end of the notice period, if no action has been taken, the Guarantee Phase will begin. Once the Guarantee Phase begins, you may not elect an Alternative Annuity Payment option or cancel the Certificate. YOU SHOULD CAREFULLY CONSIDER ALL OPTIONS DURING THE NOTICE PERIOD. ELECTING AN ALTERNATIVE ANNUITY PAYMENT OPTION MAY OR MAY NOT BE IN YOUR BEST INTEREST UNDER YOUR CURRENT CIRCUMSTANCES. WE RECOMMEND YOU SEEK ADVICE FROM YOUR TAX ADVISER AND/OR YOUR FINANCIAL ADVISER PRIOR TO ELECTING TO CANCEL THE CERTIFICATE OR ELECTING AN ALTERNATIVE ANNUITY PAYMENT OPTION.

At the end of the Notice Period, regardless of whether your Account Value increased or decreased during the Notice Period, your Account Value will be paid to us as premium. Your Guaranteed Income is established on that day and is equal to the Withdrawal Guarantee on the Annuity Exercise Date.

We will then pay you the remaining amount of the current year's Guaranteed Income, reduced by the amount of Withdrawals you have made since your last Birthday. On each subsequent Birthday we will make payments to you equal to the Withdrawal Guarantee. We will make other payment options available, such as monthly or quarterly, so long as each scheduled payment is $100 or more.

   EXAMPLE: Assume for this example that your Withdrawal Guarantee is $35,000, that today is March 31st, that your Birthday is July 1st and that you have made withdrawals of $25,000 since your last Birthday. Also assume that at the end of the day today your Account Value fell to $34,500 due to a day of negative stock and bond performance. Additionally, assume that your Account Value at the end of the 30 day Notice Period is $35,250 due to a rise in the market.

     Your Account Value has fallen below your Withdrawal Guarantee, triggering the 30-day Notice Period.

     First day of the Notice Period: April 1st.

     Notice Period ends: April 30th.

     Actions required if you wish to move to the Guarantee Phase: None (unless GFWM or your custodian requires your written authorization for transfer).

     Premium paid to us on the Annuity Exercise Date of May 1st: $35,250. Guaranteed Income Amount: $35,000 annually for life.

     Payment we will make to you immediately: $10,000 (for the remaining annual payment since your last Birthday).

     Payment we will make to you on your next Birthday: $35,000.

     Total amount guaranteed to be paid to you or your estate even if you die immediately after May 1st: $35,250.

WHEN YOUR ACCOUNT VALUE FALLS BELOW $20,000 FOR YOUR GFWM ACCOUNT. If your Account Value is less than $20,000 for your GFWM Account, the same procedure applies as it would in the case of your Account Value falling below your Withdrawal Guarantee, except that the triggering Account Value is $20,000, not the Withdrawal Guarantee.

WHEN YOU REACH AGE 100. If the Notice Period has not yet been triggered by your Account Value falling below your Withdrawal Guarantee or $20,000, it will be triggered automatically when you are 30 days from reaching the age 100. In the case of a Certificate issued with Joint Participants, this will be the younger of the Participants reaching age 100. The same procedures apply to the calculation of the Guaranteed Income in this case.

At any time prior to you (or the younger Participant in the case of Joint Participants) reaching age 100, and even if your Account Value is greater than your most recently determined Withdrawal Guarantee or $20,000, the Participant may elect to begin receiving payments under the "Alternative Annuity Payment" provision specified in the Certificate. Payments under the Alternative Annuity Payment provision will be based on your Account Value at the time of the election.

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ALTERNATIVE ANNUITY PAYMENTS

At any time before you reach age 100, you may elect the Alternative Annuity Payment option under your Certificate. If you elect the Alternative Annuity Payment option, you must liquidate all of the investments in your GFWM Account, and apply this amount as premium to purchase the Alternative Annuity Payment benefit. The Alternative Annuity Payments we will pay you will be at least equal to an amount calculated by multiplying the Account Value by the annuity rates guaranteed in your Certificate. We may make higher payments if the applicable annuity rates we are using at the time to calculate annuity payments are higher and would therefore result in higher annuity payments. These payments are not the same as payments that might commence after your Account Value decreases below the Minimum Amount had you not elected the Alternative Annuity Payment option. If you elect the Alternative Annuity Payment option, your Withdrawal Guarantee is reduced to zero.

DEATH PROVISIONS UNDER THE CERTIFICATE

The treatment of the Certificate upon the death of the Participant or Joint Participant and the options available to the Owner or beneficiary at that time depend on a number of factors. These include whether the Certificate is Qualified or Non-Qualified, whether the Owner is a trust or other entity, whether there is a Joint Owner, whether there is a Joint Participant, and whether the Certificate is in the Account Phase or the Guarantee Phase.

A Qualified Contract is a contract that receives special tax treatment under the Code, such as a contract held is an individual retirement account. A Non-Qualified contract is a contract not receiving special tax treatment under the Code.

For Non-Qualified Certificates and if you are the sole Owner and Participant or if the Certificate Owner is a non-natural person:

    . If you die (or if the Participant dies where the Certificate is owned by a non-natural person) before the Annuity Exercise Date, your Certificate terminates. We will make no payments to your beneficiary and will not return any fees except for the portion of the current billing period's fees for the number of days from your death until the end of the billing period;

    . If you die (or if the Participant dies where the Certificate is owned by a non-natural person) on or after the Annuity Exercise Date, we will calculate the remaining amount of premium that has not yet been paid to you, and will make annual payments to your beneficiary in the same amount that you were receiving while alive until the annuity payments equal the amount of premium you paid for either the Base Income or Guaranteed Income provision. If you have already been paid annuity payments equal to or greater than your Premium, we will make no further payments.

For Non-Qualified Certificates and there are Joint Owners:

    . Each Owner is a Joint Participant with respect to the death of the other Owner and a Participant with respect to their own death;

    .  The Joint Participant rules described below apply on death.

For Non-Qualified Certificates with Joint Participants during the Account Phase:

    . If the Joint Participant dies before the Participant, the Certificate will generally continue with the sole surviving Owner and Participant.

    . The Certificate cannot be continued, if the Owner is not an individual. If the Owner is an entity, the Certificate will terminate on the death of either the Participant or Joint Participant.

    . If the Owner and Participant dies before the Joint Participant, the Joint Participant may continue the Certificate as Owner and Participant.

For Non-Qualified Certificates with Joint Participants during the Guarantee
Phase:

    . If the Joint Participant dies before the Participant, we will continue to make annuity payments to the Owner while the Participant is alive. If the Participant then dies, the rule described below for the situation where the Participant is the first to die will apply.

    . If the Participant dies, we will calculate the remaining amount of premium that has not yet been paid to the Owner, and will make annual payments to the beneficiary in the same amount that the Owner was receiving while the Participant was alive until annuity payments equal the amount of premium paid for either the Base Income or Guaranteed Income provision. If the Owner has already been paid annuity payments equal to or greater than the Premium, we will make no further payments.

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For Qualified Certificates and there is no Joint Participant:

    . If you die before the reaching the Guarantee Phase, your Certificate terminates. We will make no payments to your beneficiary and will not return any fees except for the portion of the current billing period's fees for the number of days from your death until the end of the billing period.

    . If you die on or after reaching the Guarantee Phase, we will calculate the remaining amount of premium that has not yet been paid to you, and will make annual payments to your beneficiary in the same amount that you were receiving while alive until the annuity payments equal the amount of premium you paid for either the Base Income or Guaranteed Income provision. If you have already been paid annuity payments equal to or greater than your premium, we will make no further payments.

   For Qualified Certificates with Joint Participants during the Account Phase:

      . If the Joint Participant dies before the Participant, the Certificate will continue with the same Participant.

      . If the Participant dies before the Joint Participant and the sole beneficiary of the Account is the Joint Participant, the Owner may continue the Certificate with the Joint Participant as the new Participant.

   For Qualified Certificates with Joint Participants during the Guarantee
   Phase:

      . If the Joint Participant dies before the Participant, we will continue to make annuity payments to the Owner while the Participant is alive. If the Participant then dies, the rule described below for the situation where the Participant is the first to die will apply.

      . If the Participant dies, we will calculate the remaining amount of premium that has not yet been paid to the Owner, and will make annual payments to the Owner in the same amount that the Owner was receiving while the Participant was alive until the annuity payments equal the amount of Premium paid for either the Base Income or Guaranteed Income provision. If the Owner has already been paid annuity payments equal to or greater than the Premium, we will make no further payments.

     In all events, the Certificates will be interpreted and administered in accordance with the requirements of Sections 72(s) and 401(a)(9) of the Code, as applicable.

DIVORCE PROVISIONS UNDER THE CERTIFICATE

In the event of a divorce whose decree affects a Certificate, we will require written notice of the divorce in a manner acceptable to us. Options available as a result of divorce include:

During the Account Phase:

If there was a sole Participant (Qualified or Non-Qualified Certificates, with a natural person as Certificate Owner):

  . If the Participant remains the sole Owner of the Account, there will be no change to the Certificate.

  . If the former spouse of the Participant becomes the sole Owner of the Account, the Certificate may be reissued with the former spouse as Owner or may be terminated, at their discretion. The Participant on the Certificate may not be changed. If the former spouse of the Participant becomes the Owner of the Certificate, the Certificate will terminate upon the death of the former spouse who owns the Certificate.

  . If the Account is divided between the Owner and the former spouse, the Certificate may be reissued as two Certificates (one to each of the former spouses), with the Withdrawal Guarantee divided in proportion to the division of the assets in the Account. The Participant may not be changed, nor is a Joint Participant permitted.

If there were Joint Participants (Qualified or Non-Qualified, with natural person(s) as Certificate Owner):

  . If both Joint Participants (the former spouses) divided the assets in the Account, the Certificate may be reissued as two Certificates (one to each of the former spouses), with the Withdrawal Guarantee divided in proportion to the division of the assets in the Account. The Participants may remain as Joint Participants or each may become the only Participant on their respective Certificate. Once reissued, the Participants are not permitted to be changed. If the Participants remain as Joint Participants, the Certificate will, however, terminate upon the death of the former spouse who owns such Certificate.

  . If a former spouse becomes the sole Owner of the Certificate and the Account, the Certificate may be reissued to reflect the new ownership with the sole

    Certificate Owner as the sole Participant, or with the former spouses remaining as Joint Participants. Once reissued, the Participants are not permitted to be changed. If the Participants remain as Joint Participants, the Certificate will, however, terminate upon the death of the former spouse who owns such Certificate.

  . In the case of divorce, if a Certificate with Joint Participants becomes a Certificate with a sole Participant, the Asset Charge for a Certificate with a sole Participant will thereafter be assessed.

In the case of a non-natural Certificate Owner:

  . If the same non-natural Certificate Owner maintains ownership of the Account, there will be no changes to the Certificate.

  . If new non-natural Certificate Owners divide the ownership of the Account, the Certificate's status will be handled on a case-by-case basis so as not to violate Internal Revenue Service regulations.

Certificate Owners and Participants should consult with their own advisors to assess the tax consequences associated with these divorce provisions.

ILLUSTRATION OF HOW THE CERTIFICATE WORKS

   EXAMPLE #1: Assume for this example the following scenario: a 64 year old client who buys the Certificate just before his 65/th/ Birthday, and takes the full amount of his Withdrawal Guarantee immediately after his Birthday each year and lives to age 95. In this scenario, the performance of the assets in the Account is minus 9% for the first two years and positive 8% each year thereafter. Performance is gross of investment advisory fees and any fees assessed by the mutual funds and ETFs:

  .  Single Owner and Participant;

  .  Initial Account Value $500,000;

  .  Initial Withdrawal Guarantee of $25,000 (5% x $500,000);

  . Buys Certificate just prior to his 65/th/ birthday and takes the full amount of Guaranteed Withdrawals after his Birthday annually;

  .  Moderate Risk-Return Profile asset allocation model, Asset Charge of 0.85%;

  .  Mutual fund and/or ETF expenses of 1.00%

  .  Advisory, custodial and other services fees of 1.55%; and

  . Account Investment performance (gross of fees) of MINUS 9% in years 1 and 2, and positive 8% per year thereafter for life.

Result:

  .  Client withdraws $25,000 per year from his Account;


  . Several months after their 86/th/ Birthday, he moves to the Guarantee Phase when the Account Value falls below their Withdrawal Guarantee of $25,000; and


  . We make annual $25,000 payments to the client from then until he dies at age 95.

ILLUSTRATION OF EXAMPLE #1

                                    [CHART]



                                    [CHART]




EXAMPLE #1A: Assume for this example the same scenario except that the client DOES NOT buy the Certificate:


  .  Single Owner and Participant;

  .  Account Value $500,000;

  .  Withdrawal Guarantee: none;

  .  Mutual fund and/or ETF expenses of 1.00%;

  .  Advisory, custodial and other services fees of 1.55%;

  . Account investment performance (gross of fees) of MINUS 9% in years 1 and 2 and positive 8% per year thereafter for life; and

  .  Withdrawals of $25,000 each year.

Result:

  .  Client withdraws $25,000 per year from his Account;

  . Several months after his 89/th/ Birthday, the client runs out of money in their Account; it takes longer for the client to run out of money in this example because there are no fees being paid for the Certificate.

  .  We make no payments, since the client did not purchase a Certificate.

ILLUSTRATION OF EXAMPLE #1A

                                    [CHART]




OTHER RISK FACTORS ASSOCIATED WITH PURCHASING A CERTIFICATE.


FINANCIAL CONDITION OF THE COMPANY.

Many financial services companies, including insurance companies, continue to face challenges in this unprecedented market environment, and we are not immune to those challenges. We know it is important for you to understand how the market environment may impact our ability to meet guarantees under your Certificate. The Certificate is not a separate account product, which means that no assets are set aside in a segregated or "separate" account to satisfy all obligations under the Certificates. Lifetime income payments (if any), or Base Income payments (if any) will be paid from our general account and, therefore, are subject to our claims paying ability. We issue other types of insurance policies and financial products as well, such as group variable annuities offered through retirement plans, term and universal life insurance, Medicare supplement insurance, funding agreements and guaranteed investment contracts ("GICs"), and we also pay our obligations under these products from our assets in the general account. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the contract would generally receive the same priority as our other policy holder obligations.

OUR FINANCIAL CONDITION. As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer's operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include, but are not limited to, bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.

The market effects on our investment portfolio has caused us to re-evaluate product offerings. We continue to evaluate our investment portfolio to mitigate market risk and actively manage the investments in the portfolio.


HOW TO OBTAIN MORE INFORMATION. We encourage both existing and prospective contract owners to read and understand our financial statements. We prepare our financial statements on both a statutory basis and according to United States generally accepted accounting principles ("U.S. GAAP"). The audited consolidated financial statements prepared in accordance with U.S. GAAP are included in this prospectus beginning on page 102. You may obtain our audited statutory financial statements and any unaudited statutory financial statements that may be available by visiting our website at www.genworth.com.


You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company's financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.

ASSET ALLOCATION ISSUES.

The asset allocation models eligible for coverage under the Certificate are generally designed to provide consistent returns by reducing risk and, accordingly, the use of such models may also limit the potential for your investments to appreciate. You may earn a higher rate of return with an asset allocation model not eligible for coverage under the Certificate.

GFWM has agreed to certain investment parameters for those asset allocation models eligible for use with the Certificate, which, in certain circumstances, if not adhered to, may result in the termination of your Certificate.

If you become dissatisfied with the asset allocation model in accordance with which the assets in your Account are invested, and you make Withdrawals to invest in another investment account or other model not eligible for use with the Certificate, the Withdrawals may reduce the Withdrawal Guarantee Amount; for example, if you took Excess Withdrawals or Early Withdrawals in order to invest in another investment account or model, your withdrawal Guarantee Amount will be reduced, however, if you are over age 65 and you take a permitted Withdrawal in order to invest in another investment account or model, your Guarantee Amount will not be reduced. In addition, such Withdrawals may have tax consequences. See "Taxation of the Certificate" on page 27 for a discussion of the tax consequences of the Certificate.

SUSPENSION AND TERMINATION PROVISIONS OF THE CONTRACT AND THE CERTIFICATES

SUSPENSION OF THE CONTRACT.

Certificates are issued pursuant to the terms of the Contract. In certain circumstances described below, we may suspend the Contract. Suspension of the Contract may result in termination of the Contract in certain circumstances. Suspension or termination of the Contract may reduce or eliminate the benefits you may receive from your Certificate. How this may happen is described in the following section.

We reserve the right to suspend the Contract in whole or in part if any of the following events occur:

  .  non-compliance with any provision of this Contract;

  .  non-compliance with an applicable asset allocation model;

  . violation of any rights or obligations imposed by law as determined by governing regulatory and/or judicial bodies; or

  .  upon the occurrence of any additional Contract suspension events.

We will provide the Contract Owner with written notice that one of these suspension events has occurred. The notice will indicate the scope of the suspension and the date the suspension will begin. The suspension will not take effect if the cause is cured within the pre-suspension cure period as shown in your Certificate in a mutually acceptable manner. Your ability to pay Additions to your Account may be restricted due to the suspension an indicated in the notice described below. Contract suspension will not otherwise change or suspend the calculation of the benefits or charges under your Certificate.

If the Contract is suspended, we will provide you with written notification of the suspension. You will have the right, during the suspension cure period, to preserve your Withdrawal Guarantee by transferring your Account Value to an advisory account offered by an investment adviser other than GFWM eligible for coverage by a certificate similar in material respects to the Certificate or to an annuity contract that we, or one of our affiliates, offer. The charges for these products may be higher than the Asset Charge imposed under your Certificate. Upon such transfer, the Contract Owner will not charge any fees for the transfer notwithstanding termination fees imposed by your Custodian consistent with your custodian agreement. The Withdrawal Guarantee transferred will be equal to the Withdrawal Guarantee on the Valuation Day of the transfer.

TERMINATION OF THE CONTRACT.

We reserve the right to terminate the Contract if any of the following occur:

  . the Contract Owner fails to cure the cause of a Contract suspension within the suspension cure period as shown on the Data Pages;

  . the Contract Owner discontinues administration of this Contract without arranging for a successor acceptable to us;

  . there is a violation of any material rights or obligations imposed by law as determined by governing regulatory and/or judicial bodies; or

  .  upon the occurrence of any additional Contract termination events.

We will provide you with written notice if one of these Contract termination events occurs. The notice will state the reason(s) for the termination and that we intend to terminate the Contract at the end of the Contract termination cure period as shown in your Certificate. The termination will not take effect if the cause is cured in a mutually acceptable manner prior to the intended termination date. If the Contract does terminate, we will provide you with written notification of Contract termination.

During the Contract termination cure period, you will have the right to preserve the Withdrawal Guarantee by transferring your Account Values to an advisory account offered by an investment adviser other than GFWM eligible for coverage by a certificate similar in material respects to the Certificate or to an annuity contract we, or one of our affiliates, offer. The charges for these products may be higher than the Asset Charge imposed under your Certificate. Upon such transfer, the Contract Owner will not charge any fees for the transfer. The Withdrawal Guarantee transferred will be equal to the Withdrawal Guarantee on the Valuation Day of the transfer. Termination will not affect your Certificate if it is in the Guarantee Phase. Upon termination of the Contract, your Certificate, if it is in the Account Phase, will terminate.

We reserve the right to establish a higher Withdrawal Guarantee for certain Certificates under this Contract in order to accommodate a transfer of a Withdrawal Guarantee from a suspended or terminated Contract that we issued.

SUSPENSION OF THE CERTIFICATE.

If you transfer your Account Value to an asset allocation model offered by GFWM but not listed on your Certificate, and we are notified of the transfer by GFWM (or we learn of the transfer through any other means), if the transfer is the first such transfer your Certificate will not be terminated but will be suspended. If the transfer is the second such transfer your Certificate will be terminated as described below in "Termination of the Certificate." We will notify you that the suspension occurred and that it will last until the end of the suspension cure period as shown in your Certificate. During the suspension cure period, you may cure the suspension by transferring your Account Value to an asset allocation model listed in your Certificate. Following such a transfer, your Withdrawal Guarantee will be recalculated on the Valuation Day following the suspension cure period using the Account Value multiplied by the current Withdrawal Guarantee Factor for the attained age. This calculation will occur as of the Valuation Day following the end of the suspension cure period regardless of on which day during the cure period the transfer of the Account Value occurs. THIS RECALCULATION COULD RESULT IN A DECREASE, WHICH COULD BE SIGNIFICANT, IN THE AMOUNT OF YOUR WITHDRAWAL GUARANTEE. If you fail to transfer your Account Value to an asset allocation model listed in the Certificate by the end of the suspension cure period, your Certificate will terminate.

If you pay an Addition to your Account when the Account already exceeds the Account Limit, or if you pay an Addition that causes your Account to exceed the Account Limit, your Certificate will be suspended. During the suspension cure period, if your Account was already over the Account Limit, you may cure the suspension by withdrawing the entire Addition. In the case of an Addition that caused your Account to exceed the Account Limit, you may cure the suspension by withdrawing the portion of your Account Value exceeding the Account Limit. In neither case will the Withdrawal constitute an Early or Excess Withdrawal. If the suspension cure period ends without such corrective action, your Certificate will remain suspended until the amount needed to cure the suspension is withdrawn from the Account. In this case, Early Withdrawals and Excess Withdrawals will apply. Until the suspension is lifted, asset charges will apply to the greater of the Account Limit and the Account Value prior to the Addition.

TERMINATION OF THE CERTIFICATE.

Your Certificate will terminate if any of the following events occur:

  . A second occurrence of your transferring your Account Value to an asset allocation model not shown in your Certificate; or

  .  Failure to pay the Asset Charge.

MISCELLANEOUS PROVISIONS

PERIODIC COMMUNICATIONS TO CERTIFICATE OWNERS.

GFWM account statements will be provided to you periodically by GFWM, or designated third party.

AMENDMENTS TO THE CONTRACT AND CERTIFICATE.

The Contract and Certificate may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Amendments (if any) to accommodate design changes will be applicable only with respect to purchasers of new Certificates, unless the Company reasonably determines the change would be favorable for all existing Certificate Owners. Changes in the Contract and Certificate may need to be approved by the state insurance departments. The consent of the Contract and/or Certificate Owner to an amendment will be obtained to the extent required by law.

ASSIGNMENT.

You may not assign your interest in your Certificate during the Account Phase or without Home Office prior approval during the Guarantee Phase.

CANCELLATION.

Once you purchase the Certificate, you can only cancel your Certificate by
(i) advising GFWM that you no longer wish the coverage and to stop payment of the periodic fees from your Account or (ii) liquidating all of the investments in your Account.

MISSTATEMENTS.

If the age or Birthday of the Participant or any Joint Participant is misstated, any Certificate benefits will be re-determined using the correct age(s). If any overpayments have been made, future payments will be adjusted. Any underpayments will be paid in full.

DETERMINING WHETHER A CERTIFICATE IS RIGHT FOR YOU

It is important to understand that the Certificate does not protect the actual value of your investments in your Account. For example, if you invest $500,000 in your Account, and your Account Value has dropped to $400,000 on the Withdrawal Exercise Date, we are not required to add $100,000 to your Account. Rather, the Certificate guarantees that when you have reached the Withdrawal Exercise Date, you may begin withdrawing guaranteed lifetime annual income payments of $25,000 (5% of $500,000), rather than $20,000 (5% of $400,000).

It is also important to understand that even after you have reached the Withdrawal Exercise Date and start taking Withdrawals from your Account, those Withdrawals are made first from your own investments. We are required to start using our own money to make annual annuity payments to you only if and when your Account Value is less than the greater of your most recently determined Withdrawal Guarantee and $20,000 or you reach the age of 100. We limit our risk under the Certificate in this regard by limiting the amount you may withdraw each year from your Account to your current Withdrawal Guarantee. If your investment return on your Account over time is sufficient to generate gains that can sustain constant 5% annual withdrawals or greater, your investments will never be reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000.

There are many variables, however, other than average annual return on your investments that will determine whether your investments generate enough gain over time to sustain a 5% annual rate of systematic withdrawals on your investments. Your Account Value may have declined over time before you reach age 65, which means that your investments would have to produce an even greater return after you reach age 65 to make up for the investment losses before that date. Moreover, negative annual average investment returns early in retirement can have a disproportionate impact on the ability of your retirement investments to sustain systematic Withdrawals over an extended period.

Of course, even if your investments do not generate sufficient gains after you reach age 65 to support 5% systematic annual Withdrawals and your actual Account Value declines over time, your investments may not be reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 for a number of years. If you die before your investments are reduced, the strategy of liquidating your retirement assets through a program of systematic Withdrawals without the guarantee provided by the Certificate will have proved to be an effective one. However, studies indicate that life spans are generally continuing to increase, and therefore, while everyone wants to live a long life, funding retirement through systematic withdrawals presents the risk of outliving those withdrawals. The Certificate is designed to protect you against the risk of living too long, commonly known as "longevity risk."

TAXATION OF THE CERTIFICATE

THE FOLLOWING IS A GENERAL DISCUSSION BASED ON OUR INTERPRETATION OF CURRENT UNITED STATES FEDERAL INCOME TAX LAWS. THIS DISCUSSION DOES NOT ADDRESS ALL POSSIBLE CIRCUMSTANCES THAT MAY BE RELEVANT TO THE TAX TREATMENT OF A PARTICULAR CERTIFICATE HOLDER. IN GENERAL, THIS DISCUSSION DOES NOT ADDRESS THE TAX TREATMENT OF TRANSACTIONS INVOLVING INVESTMENT ASSETS HELD IN YOUR ACCOUNT EXCEPT INSOFAR AS THEY MAY BE AFFECTED BY THE HOLDING OF A CERTIFICATE. FURTHER, IT DOES NOT ADDRESS THE CONSEQUENCES, IF ANY, OF HOLDING A CERTIFICATE UNDER APPLICABLE FEDERAL ESTATE TAX LAWS OR STATE AND LOCAL INCOME AND INHERITANCE TAX LAWS. YOU SHOULD ALSO BE AWARE THAT THE TAX LAWS MAY CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE POTENTIAL TAX IMPLICATIONS OF PURCHASING A CERTIFICATE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

IN GENERAL.

THE CERTIFICATE IS A NOVEL AND INNOVATIVE INSTRUMENT AND, TO DATE, ITS PROPER CHARACTERIZATION AND CONSEQUENCES FOR FEDERAL INCOME TAX PURPOSES HAVE NOT BEEN DIRECTLY ADDRESSED IN ANY CASES, ADMINISTRATIVE RULINGS OR OTHER PUBLISHED AUTHORITIES. While the IRS has recently issued favorable private letter rulings ("PLRs") concerning products similar to the Certificate issued by other insurance companies, these rulings are not binding on the IRS with respect to the Certificate. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS' position with respect to the tax treatment of the Certificate, now or in the future. We can give no assurances that the IRS will agree with our interpretations regarding the proper tax treatment of a Certificate or the effect (if any) of the purchase of a Certificate on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE.


If sold in connection with an Individual Retirement Account ("IRA"), a Certificate is called a Qualified Certificate. If a Certificate is independent of any formal retirement or pension plan, it is termed a Non-Qualified Certificate. Different tax rules apply to Qualified Certificates and Non-Qualified Certificates, and the tax rules applicable to Qualified Certificates vary according to the type of IRA and the terms and conditions of the plan.


NON-QUALIFIED CERTIFICATES.

TREATMENT OF A CERTIFICATE AS ANNUITY CONTRACT. Although there is no direct guidance on this issue, we intend to treat a Non-Qualified Certificate as an annuity contract for federal income tax purposes. It is possible that the IRS will characterize Certificates as some type of financial derivative such as an option or notional principal contract rather than an annuity, possibly with different tax consequences than if they were treated as annuities. For example, if a Certificate were treated as an option with respect to your Account assets, dividends on investments in your Account that would otherwise constitute "qualifying dividend income" might be ineligible for lower tax rates and you may be unable to qualify for long-term capital gain treatment with respect to investments in your Account. IN VIEW OF THE UNCERTAINTY OF THE TAX TREATMENT OF A NON-QUALIFIED CERTIFICATE, HOLDERS OR BENEFICIARIES OF A NON-QUALIFIED CERTIFICATE SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF HOLDING A CERTIFICATE.

In order to be treated as an annuity contract for federal tax purposes, a non-qualified annuity contract must contain certain provisions prescribing distributions that must be made when an owner of the contract dies. We believe that by its terms a Non-Qualified Certificate satisfies these requirements. In all events, we will administer a Non-Qualified Certificate to comply with these federal tax requirements.

We also intend to treat a Non-Qualified Certificate as an annuity contract that is separate and apart from the assets in your Account for federal income tax purposes. THERE IS NO AUTHORITY DIRECTLY AUTHORIZING THIS TREATMENT, HOWEVER, AND YOU SHOULD CONSULT A TAX ADVISOR ON THIS ISSUE.

YOUR ACCOUNT. We believe that, in general, the tax consequences of transactions involving the investments in your Account, including redemptions, dispositions and distributions with respect to such investments, more likely than not, will initially and, for most individuals, during the entire period a Non-Qualified Certificate is in effect, be the same as such treatment would be if the Account were not subject to a Certificate. (The tax consequences of these transactions is beyond the scope of this prospectus. You should consult a tax advisor for further information regarding such consequences.) Thus, we believe, in general, that it is more likely than not that initially and, for most individuals, during the entire period a Non-Qualified Certificate is in effect, (1) distributions and dividends on investments in your Account will not be treated as payments under your Certificate, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of such investments will be treated as amounts realized on the sale or exchange of the investments, rather than as distributions with respect to your Certificate; and (3) the purchase of a Non-Qualified Certificate will not automatically result in either (a) loss of the benefit of preferential income tax rates currently applicable to dividends paid on investments in your Account otherwise constituting "qualified dividend income" or (b) suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when investments in your Account are sold or exchanged, under the so-called "straddle" rules. These conclusions are in part based on the low probability when your Certificate is issued that your Account Value will reach the greater of your most recently determined Withdrawal Guarantee and $20,000 and that you will receive lifetime income payments of the Guaranteed Income thereafter.

THERE ARE NO PUBLISHED AUTHORITIES DIRECTLY SUPPORTING OUR CONCLUSIONS AND THE RELEVANT GUIDANCE IS POTENTIALLY SUSCEPTIBLE TO DIFFERING INTERPRETATIONS THAT MAY CAUSE THE IRS TO DISAGREE WITH OUR INTERPRETATIONS. IF THE IRS WERE TO SUCCESSFULLY TAKE A DIFFERENT POSITION ON THESE ISSUES, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE TAX CONSEQUENCES OF YOUR ACQUISITION, HOLDING AND DISPOSITION OF INVESTMENTS IN YOUR ACCOUNT. FURTHERMORE, EVEN IF OUR INTERPRETATIONS ARE CORRECT, IT IS POSSIBLE THAT THE TAX CONSEQUENCES UNDER THE QUALIFIED DIVIDEND AND STRADDLE RULES COULD CHANGE DEPENDING ON CHANGES IN YOUR CIRCUMSTANCES IN FUTURE YEARS, PARTICULARLY IF LOSSES ARE REALIZED AT A TIME WHEN IT HAS BECOME LIKELY THAT YOUR ACCOUNT VALUE WILL REACH THE GREATER OF YOUR MOST RECENTLY DETERMINED WITHDRAWAL GUARANTEE AND $20,000 AND YOU WILL RECEIVE LIFETIME INCOME PAYMENTS OF THE GUARANTEED INCOME THEREAFTER. THE TAX CONSEQUENCES COULD ALSO CHANGE DUE TO CHANGES IN THE TAX LAWS. GIVEN THE NOVELTY OF A CERTIFICATE, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES, IF ANY, OF A NON-QUALIFIED CERTIFICATE UNDER THESE RULES AND OTHER RELEVANT TAX PROVISIONS, BOTH AT THE TIME OF INITIAL PURCHASE AND IN SUBSEQUENT YEARS.

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The following discussion assumes that a Non-Qualified Certificate will be treated as an annuity contract for federal tax purposes and that the Certificate will have no effect on the tax treatment of transactions involving the assets held in your Account.

GUARANTEED INCOME PAYMENTS. If your Non-Qualified Certificate is treated as an annuity contract for federal tax purposes, Guaranteed Income payments should generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. The non-taxable portion of your Guaranteed Income payments will generally be recoverable over your life expectancy, as determined when such payments start. After you recover all of your investment in the contract, Guaranteed Income payments will be taxable in full as ordinary income. In determining the non-taxable portion of your Guaranteed Income payments, your investment in the contract should include any Account Value paid to us as a result of your Account Value being reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 (or upon reaching age 100, if applicable) and, while not free from doubt, the aggregate Asset Charges you have paid under your Certificate.

  . PLEASE NOTE: ANY ACCOUNT VALUE PAID TO US AS A RESULT OF YOUR ACCOUNT VALUE BEING REDUCED BELOW YOUR MINIMUM AMOUNT (OR UPON REACHING AGE 100, IF APPLICABLE) MAY BE A TAXABLE EVENT AND THEREFORE CANNOT BE PAID TO US ON A TAX-FREE BASIS. IN ADDITION, IT IS POSSIBLE THAT THE IRS MAY TAKE THE POSITION THAT YOUR AGGREGATE ASSET CHARGES CONSTITUTE NONDEDUCTIBLE EXPENSES THAT ARE NOT INCLUDIBLE IN YOUR INVESTMENT IN THE CONTRACT. AT PRESENT, WE INTEND TO TREAT THE AGGREGATE ASSET CHARGES YOU HAVE PAID FOR YOUR NON-QUALIFIED CERTIFICATE AS AMOUNTS INCLUDIBLE IN YOUR INVESTMENT IN THE CONTRACT. You should consult a tax advisor as to the tax treatment of Guaranteed Income payments since the propriety of this treatment is not free from doubt.

  . POTENTIAL PENALTY TAX: GUARANTEED INCOME PAYMENTS RECEIVED BY YOU PRIOR TO THE TIME YOU ATTAIN AGE 591/2 WILL LIKELY BE SUBJECT TO THE 10% PENALTY TAX IMPOSED UNDER SECTION 72(Q) OF THE CODE IN RESPECT OF AMOUNTS RECEIVED UNDER AN ANNUITY CONTRACT. IN THIS REGARD, IT IS POSSIBLE THAT ANY GUARANTEED INCOME PAYMENT RECEIVED BY A NON-NATURAL PERSON OWNER, SUCH AS A TRUST, MAY BE SUBJECT TO THIS PENALTY IRRESPECTIVE OF WHEN SUCH PAYMENT IS RECEIVED. Before purchasing a Certificate, you should consult a tax advisor about the potential application of the Section 72(q) penalty tax to your Guaranteed Income payments.

LIQUIDATION OF ACCOUNT INVESTMENTS TO PURCHASE THE ALTERNATIVE ANNUITY PAYMENT OPTION. The liquidation of your Account investments to purchase the Alternative Annuity Payment option will be a taxable event, and you will not be able to apply the proceeds therefrom to purchase the Alternative Annuity Payment option provided under a Non-Qualified Certificate on a tax-free basis.

TAXATION OF DISTRIBUTIONS UNDER ALTERNATIVE ANNUITY PAYMENT PROVISION. If you exercise your right to liquidate your Account and apply all of the proceeds to the Alternative Annuity Payment provision, we believe that distributions under the Alternative Annuity Payment provision should be taxed as annuity distributions. Thus, distributions under the Alternative Annuity Payment provision will be taxed as ordinary income to the extent that the value is more than your investment in the contract (discussed further below). Alternative Annuity Payment distributions should generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract. The non-taxable portion of your Alternative Annuity Payment distributions will generally be recoverable over your life expectancy, as determined when such distributions start. After you recover all of your investment in the contract, Alternative Annuity Payment distributions will be taxable in full as ordinary income.

If you exercise your right to liquidate your Account and apply all of the proceeds to the Alternative Annuity Payment provision, your investment in the contract should be equal to the Account Value applied to the Alternative Annuity Payment provision plus, while not free from doubt, the aggregate Asset Charges you previously paid under your Certificate. WITH RESPECT TO THE INCLUSION OF THE AGGREGATE ASSET CHARGES YOU PREVIOUSLY PAID UNDER YOUR CERTIFICATE IN YOUR INVESTMENT IN THE CONTRACT FOR THE ALTERNATIVE ANNUITY PAYMENT PROVISION, IT IS POSSIBLE THAT THE IRS MAY TAKE THE POSITION THAT THE AGGREGATE ASSET CHARGES YOU PREVIOUSLY PAID UNDER YOUR CERTIFICATE DO NOT CONSTITUTE PART OF YOUR INVESTMENT IN THE CONTRACT WHEN YOU HAVE ELECTED THE ALTERNATIVE ANNUITY PAYMENT ON THE THEORY THAT SUCH CHARGES DO NOT CONSTITUTE AMOUNTS PAID FOR THE ALTERNATIVE ANNUITY PAYMENT. WHILE FOR TAX REPORTING PURPOSES WE CURRENTLY INTEND TO INCLUDE ANY AGGREGATE ASSET CHARGES YOU PREVIOUSLY PAID FOR YOUR CERTIFICATE IN THE INVESTMENT IN THE CONTRACT SHOULD YOU ELECT THE ALTERNATIVE ANNUITY PAYMENT PROVISION, YOU SHOULD CONSULT A TAX ADVISOR ON THIS MATTER AS IT IS NOT FREE FROM DOUBT.

PAYMENT OF THE ASSET CHARGE. Payment of the Asset Charge with proceeds from the sale of investment assets held in your

Account may have tax consequences. You should consult a tax advisor for further information.

REALLOCATIONS TO SATISFY REVISED ASSET ALLOCATION MODELS. You may be required to liquidate or sell some or all of the investments in your Account in the event that the asset allocation model(s) you have selected are changed. Any such liquidation or sale will be a taxable event, and you will not be able to apply the proceeds therefrom to purchase new Account investments that satisfy the revised asset allocation model(s) on a tax-free basis.

QUALIFIED CERTIFICATES.

A Certificate may be used with traditional Individual Retirement Accounts and Roth IRA Accounts (collectively, "IRA Accounts"). A Qualified Certificate may be purchased by an IRA Account, including a brokerage account held under that IRA Account. A Qualified Certificate is not available as an Individual Retirement Annuity or for use with any other type of tax-qualified retirement plan.

The tax rules applicable to Qualified Certificates vary according to the type of IRA Account and the terms and conditions of the IRA Account. No attempt is made here to provide more than general information about the use of the Qualified Certificate with the IRA Account. Owners of IRA Accounts, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such IRA Account may be subject to the terms and conditions of the IRA Account itself or limited by applicable law, regardless of the terms and conditions of the Qualified Certificate.

We reserve the right to discontinue offering the Certificates to new Certificate Owners that plan to use the Certificates with IRA Accounts.

A Qualified Certificate is available only with respect to the IRA Account for which the Qualified Certificate is purchased.

      . A Qualified Certificate is intended for purchase only by the trustee or custodian of an IRA Account.

      . We are not responsible for determining whether a Qualified Certificate complies with the terms and conditions of, or applicable law governing, any IRA Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to your IRA Account. You or a service provider for your IRA Account is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a Qualified Certificate are consistent with the terms and conditions of your IRA Account and applicable law.

      . If your spouse is a Joint Participant, your spouse must be your beneficiary under your IRA Account.

      . IRA Accounts may be subject to required minimum distribution rules. The value of the guarantee provided by a Qualified Certificate may have to be taken into account in determining your required minimum distributions under the IRA Account. Withdrawals from your Account taken to meet required minimum distribution requirements, in the proportion of your Account Value to your overall IRA Account balance, will be deemed to be within the contract limits for your Certificate. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Certificate Date.

Numerous changes have been made to the income tax rules governing IRA Accounts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following are general descriptions of the various types of IRA Accounts and of the use of the contracts in connection therewith.


INDIVIDUAL RETIREMENT ACCOUNTS. Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an "IRA" or "Roth IRA." These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA. Individuals may establish Roth IRAs.


TAX ON CERTAIN DISTRIBUTIONS RELATING TO IRA ACCOUNTS. Distributions under a Qualified Certificate may be paid to the IRA Account, if permitted under the terms of the IRA Account, or directly to you. Distributions paid to the IRA Account are not in and of themselves taxable.

In the case of distributions from a traditional IRA Account to you, including payments to you from a Qualified Certificate, a ratable portion of the amount received is taxable, generally based on the ratio of your cost basis (if any) to your total accrued benefit under the IRA Account. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRA Accounts. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 1/2; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of your and your designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a traditional IRA Account must commence no later than April 1 of the calendar year following the year in which the individual attains age 70 1/2. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to IRAs (including Roth IRAs) upon the death of the IRA owner. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed. Pursuant to special legislation, required minimum distributions for the 2009 tax year generally are not required and 2009 minimum distributions that otherwise would be required may be eligible for rollover.


Special rules apply to participants' contributions to and withdrawals from SIMPLE IRAs and Roth IRAs.


PAYMENT OF THE ASSET CHARGE. If you pay the Asset Charge for a Qualified Certificate issued to your IRA Account from other assets in your IRA Account, that payment will not be a "distribution" from your IRA Account under the Code. If you pay the Asset Charge for a Qualified Certificate from other assets held outside your IRA Account, the Asset Charge may have tax consequences and also be treated as an additional contribution to your IRA Account. You should consult a tax advisor for further information.

SEEK TAX ADVICE. The above description of federal income tax consequences of the different types of IRAs which may be funded by a Qualified Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Certificate in connection with an IRA Account should first consult a qualified tax advisor, with regard to the suitability of a Qualified Certificate for the IRA Account.

ABOUT US

We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871. We principally offer life insurance policies and annuity contracts. We do business in 49 states and the District of Columbia. Our principal offices are located at 6610 West Broad Street, Richmond, Virginia 23230. We are obligated to pay all amounts promised under the Contract and Certificates.


Capital Brokerage Corporation (which does business in Indiana as Genworth Financial Brokerage Corporation) serves as principal underwriter for the Certificates and is a broker/dealer registered with the SEC. Genworth North America Corporation ("GNA") (formerly, GNA Corporation) directly owns the stock of Capital Brokerage Corporation and the Company. GNA is directly owned by Genworth Financial, Inc. ("Genworth"), a public company.


We are a charter member of the Insurance Marketplace Standards Association ("IMSA"). We may use the IMSA membership logo and language in our advertisements, as outlined in IMSA's Marketing and Graphics Guidelines. Companies that belong to IMSA subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.

Effective August 1, 2008, AssetMark Investment Services, Inc. changed its name to Genworth Financial Wealth Management, Inc. ("GFWM"). GFWM is a California corporation, owned by Genworth. GFWM is a registered investment advisor, and provides consulting services to other advisors and investment advisory clients. Its executive and administrative office is located at 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523.

SALES OF THE CERTIFICATES

We have entered into an underwriting agreement with Capital Brokerage Corporation (doing business in Indiana as Genworth Financial Brokerage Corporation) (collectively, "Capital Brokerage Corporation") for the distribution and sale of the Certificates. Pursuant to this agreement, Capital Brokerage Corporation serves as principal underwriter for the Certificates, offering them on a continuous basis. Capital Brokerage Corporation is located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230. Capital Brokerage Corporation will use its best efforts to sell the Certificates, but is not required to sell any specific number or dollar amount of Certificates.

Capital Brokerage Corporation was organized as a corporation under the laws of the state of Washington in 1981 and is an affiliate of ours. Capital Brokerage Corporation is registered as

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


a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA") (formerly, the NASD, Inc.).

Capital Brokerage Corporation offers the Certificates through registered representatives who are registered with FINRA and with the states in which they do business. More information about Capital Brokerage Corporation and the registered representatives is available at http://www.finra.org or by calling
800.289.9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with Capital Brokerage Corporation are also licensed as insurance agents in the states in which they do business and are appointed with us.

Capital Brokerage Corporation also enters into selling agreements with an affiliated broker-dealer and unaffiliated broker-dealers to sell the Certificates. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business and are appointed with us.

We do not pay commissions to Capital Brokerage Corporation or to the affiliated broker-dealer or unaffiliated broker-dealers for the promotion and sales of the Certificates.

At times, Capital Brokerage Corporation may make other cash and non-cash payments to selling firms, as well as receive payments from selling firms, for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Capital Brokerage Corporation and the selling firm in order to coordinate data for the sale and maintenance of the Certificates. In addition, registered representatives may be eligible for non-cash compensation programs offered by Capital Brokerage Corporation or an affiliated company, such as conferences, trips, prizes and awards. The amount of other cash and non-cash compensation paid by Capital Brokerage Corporation or its affiliated companies ranges significantly among the selling firms. Likewise, the amount received by Capital Brokerage Corporation from the selling firms ranges significantly.

You indirectly pay for the incentives described above through the fees and charges imposed under the Certificates.

All payments made or received by Capital Brokerage Corporation to or from selling firms come from or are allocated to the general assets of Capital Brokerage Corporation or one of its affiliated companies. Therefore, regardless of the amount paid or received by Capital Brokerage Corporation or one of its affiliated companies, the amount of expenses you pay under the Certificate do not vary because of such payments to or from such selling firms.

Although the Company and Capital Brokerage Corporation do not anticipate discontinuing offering the Certificates, we do reserve the right to discontinue offering the Certificates at any time.

LEGAL PROCEEDINGS

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In our insurance operations, we are or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. We are also subject to litigation arising out of our general business activities such as our contractual and employment relationships. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations and market conduct and financial examinations, from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

We cannot ensure that the current investigations and proceedings will not have a material adverse effect on our business, financial condition or results of operations. In addition, it is possible that related investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operations.

The Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of the Company against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments, settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of the Company, the board of directors may cause the Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



Capital Brokerage Corporation and GFWM are not involved in any pending or threatened lawsuits that are reasonably likely to have a material adverse impact on us.

ADDITIONAL INFORMATION

OWNER QUESTIONS.

The obligations to Owners and Participants under the Contracts and Certificates are ours. Please direct your questions and concerns to us at our Home Office.

RETURN PRIVILEGE.

Within the free-look period (generally 30 days) after you receive the Certificate, you may cancel it for any reason by delivering or mailing it postage prepaid to:

                  Genworth Life and Annuity Insurance Company
                             Annuity New Business
                            6610 West Broad Street
                           Richmond, Virginia 23230

If the Owner cancels the Certificate, the Certificate will be void.

STATE REGULATION.

As a life insurance company organized and operated under the laws of the Commonwealth of Virginia, we are subject to provisions governing life insurers and to regulation by the Virginia Commissioner of Insurance.

Our books and accounts are subject to review and examination by the State Corporation Commission of the Commonwealth of Virginia at all times. That Commission conducts a full examination of our operations at least every five years.

EVIDENCE OF DEATH, AGE, GENDER OR SURVIVAL.

We may require proof of the age, gender, death or survival of any person or persons before acting on any applicable Certificate provision.

LEGAL MATTERS


Certain advice regarding the validity of the securities as described in this prospectus has been provided by Heather C. Harker.


Opinions may be issued in the future by counsel other than those listed above. The name of such counsel, other than those listed above, will be included in a prospectus supplement.

EXPERTS


The consolidated financial statements and financial statement schedules of Genworth Life and Annuity Insurance Company and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended
December 31, 2009, have been included herein in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.

The registration statement, including exhibits, contains additional relevant information about us. You can read and copy any information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

RELIANCE ON RULE 12H-7 UNDER THE SECURITIES EXCHANGE ACT OF 1934


The SEC adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended ("Exchange Act") which went effective May 1, 2009. Rule 12h-7 exempts insurance companies from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The Certificates issued under Guaranteed Annuity Contracts described in this prospectus fall within conditions of the exemption provided under rule 12h-7. The Company is hereby providing notice that it is relying on the exemption provided under rule 12h-7.


GENWORTH LIFE AND ANNUITY INSURANCE COMPANY


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This filing, including Management's Discussion and Analysis of Financial Condition and Results of Operations, contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified under "Risk Factors."

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Unless the context otherwise requires, "GLAIC," "we," "us" and "our" refer to Genworth Life and Annuity Insurance Company and its subsidiaries.

BUSINESS

Overview

Genworth Life and Annuity Insurance Company is a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 as The Life Insurance Company of Virginia. An affiliate of our former ultimate parent company acquired us on April 1, 1996 and ultimately contributed the majority of the outstanding common stock to Genworth Life Insurance Company ("GLIC").

On May 31, 2004, we became a direct, wholly-owned subsidiary of GLIC while remaining an indirect, wholly-owned subsidiary of Genworth. Until March 12, 2007, our preferred shares were owned by an affiliate, Brookfield Life Assurance Company Limited. On March 12, 2007, we redeemed the remaining outstanding preferred shares for par value of $110.0 million and paid $2.5 million in dividends on the redeemed preferred shares. On April 30, 2007, the issued shares of preferred stock were retired.

Our principal offices are located at 6610 West Broad Street, Richmond, Virginia 23230.

On January 1, 2007, Federal Home Life Insurance Company ("FHL") and First Colony Life Insurance Company ("FCL") merged with and into GLAIC. GLAIC was the surviving entity. FHL and FCL were both stock life insurance companies operating under charters granted by the Commonwealth of Virginia and both were affiliates of the Company. We received regulatory approval from the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia for these mergers.

Upon consummation of the FHL and FCL mergers, GLAIC transferred its ownership of American Mayflower Life

Insurance Company of New York ("AML"), formerly a wholly-owned subsidiary of FCL, to Genworth Life Insurance Company of New York ("GLICNY"), an affiliate, in exchange for a non-majority ownership interest in GLICNY. AML merged into GLICNY, with GLICNY being the surviving entity.

We are one of a number of subsidiaries of Genworth, a leading financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers, with a presence in more than 25 countries. We have two operating segments: Protection and Retirement Income, formerly known as Retirement Income and Institutional.

  . PROTECTION. We offer customers term and universal life insurance and Medicare supplement insurance.

  . RETIREMENT INCOME. We offer customers a variety of wealth accumulation and income distribution products. Wealth accumulation and income distribution products principally include fixed and variable deferred and immediate individual annuities and group variable annuities offered through retirement plans.

We also have Corporate and Other activities which include unallocated corporate income and expenses and the results of non-strategic products that are managed outside of our operating segments. Our non-strategic products include our institutional and corporate-owned life insurance products. Institutional products consist of: funding agreements, funding agreements backing notes ("FABNs") and guaranteed investment contracts ("GICs").

On a consolidated basis, we had $4,327.7 million of total stockholder's equity and $41,185.4 million of total assets as of December 31, 2009. For the year ended December 31, 2009, our revenues were $1,910.4 million and we had a net loss of $1.3 million.

As of April 9, 2010, our financial strength ratings were "A" (Strong) from Standard & Poor's Financial Services LLC ("S&P"), "A2" (Good) from Moody's Investors Service Inc. ("Moody's"), "A" (Excellent) from A.M. Best Company, Inc. ("A.M. Best") and "A-" (Strong) from Fitch Ratings ("Fitch").

Positioning for the Future

We offer a variety of products and services that meet consumers' financial security needs at various stages of their lives but concentrate our focus on those products and services where we have leadership positions or can differentiate based on: product innovation and value; risk expertise; distribution strength; service effectiveness or cost efficiency. Consistent with this strategy, we have concentrated our product and service offerings in our life insurance product lines. We also selectively target certain annuity product offerings. This approach is designed to help us achieve growth through pursuit of the following key initiatives:

  . DRIVE NEW BUSINESS WITH IMPROVED PROFITABILITY. As we focus on our leadership business, we continue to concentrate on market segments that we see as most attractive and that best fit with our strengths, profitability targets and risk tolerance. We strive to maintain appropriate return and risk thresholds in our product offerings through pricing actions and changes in product design or distribution structures, as well as new product introductions.

  . OPTIMIZE INVESTMENT PORTFOLIO PERFORMANCE. We have restructured our investment portfolio to help protect against the potential impact of a prolonged recession or slow economic recovery, including the exit of riskier investments. We have a disciplined asset-liability management process that enables us to manage our assets and liabilities effectively. We reduced exposures in several major asset classes, including the financial sectors, and exited selected investments in limited partnerships. We have a diversified investment portfolio and have shifted certain investments towards industries that we believe will be less impacted by economic cycles, such as utilities. We continue to identify and limit certain exposure levels to maintain or achieve desired diversification. We have begun reinvesting the substantial cash balances we maintained through the uncertain market conditions that began in 2008 and continued into early 2009 to enhance investment income and yields. We also pursue selected portfolio hedging strategies to enhance returns.

  . CONTINUE ACTIVE RISK MANAGEMENT. We seek to adapt to changes and proactively manage risk as it relates to our businesses. We have reviewed our pricing and product designs and made adjustments as necessary.

  . EXECUTE EFFECTIVE CAPITAL MANAGEMENT AND CAPITAL DEPLOYMENT. We pursue capital management strategies to support the capitalization and targeted ratings for us and our insurance subsidiaries. Our objective is to maintain adequate levels of capital in the event of unforeseen events, while still meeting our targeted goals. We have introduced new products that are more capital efficient. We have achieved the generation of statutory capital from profit emergence on our in-force business, as well as from ongoing capital management and efficiency strategies such as use of reinsurance, management of new business levels and cost reductions. In addition, we continue to evaluate opportunities to redeploy capital from lower returning blocks of business.

Growth Strategies

Our objectives are to increase revenues and income. Our strategy is centered around life insurance, with a more targeted focus on annuities, Medicare supplement insurance and other senior supplemental offerings. We are committed to providing competitively-priced life insurance products that give consumers greater flexibility. In 2009, we introduced a new term universal life insurance product that is designed to replace our existing term life insurance products and offers death benefit guarantee premiums and a similar value proposition to traditional term life insurance but offers flexibility associated with universal life coverage. This new product is designed to reduce capital requirements and limit financing costs associated with existing term life insurance products. We selectively target our annuity product lines and will distribute annuity offerings through channels, distributors and advisors with greatest growth opportunities and that are most clearly aligned with our strategic objectives and risk appetite.

Our Business

Through our Protection and Retirement Income segments, we offer various forms of life insurance, Medicare supplement insurance and retirement income products. Protection products include term and universal life insurance and Medicare supplement insurance. Retirement income products include variable annuities, fixed deferred annuities and single premium immediate annuities.

In December 2009, we began reporting our institutional and corporate-owned life insurance products, previously included in our Retirement Income and Protection segments, respectively, in Corporate and Other activities, as they were deemed non-strategic. All prior period amounts have been re-presented.

The following table sets forth financial information regarding our segments as of or for the periods indicated:



                               AS OF OR FOR THE YEARS ENDED
                                       DECEMBER 31,
-------------------------------------------------------------
(AMOUNTS IN MILLIONS)            2009       2008      2007
-------------------------------------------------------------
REVENUES:
Protection                    $ 1,412.1  $ 1,362.1  $ 1,820.8
Retirement Income                 443.7      407.6      591.6
Corporate and Other                54.6      (81.9)     240.9
                              ---------  ---------  ---------
   Total revenues             $ 1,910.4  $ 1,687.8  $ 2,653.3
-------------------------------------------------------------
NET INCOME (LOSS):
Protection                    $    27.2  $   (51.7) $   240.2
Retirement Income                 (31.1)    (152.8)      75.9
Corporate and Other                 2.6     (204.8)       7.6
                              ---------  ---------  ---------
   Total net income (loss)    $    (1.3) $  (409.3) $   323.7
-------------------------------------------------------------
ASSETS:
Protection                    $15,299.1  $14,926.2  $14,879.9
Retirement Income              22,404.9   21,357.2   24,939.1
Corporate and Other             3,481.4    5,087.4    6,158.1
                              ---------  ---------  ---------
   Total assets               $41,185.4  $41,370.8  $45,977.1
-------------------------------------------------------------



In addition to measuring revenues, net income (loss) and assets in terms of operating performance, management also monitors and reports sales and insurance in-force metrics each period.

Management regularly monitors and reports sales metrics as a measure of volume of new and renewal business generated in a period. Sales refer to:
(1) annualized first-year premiums for term life insurance and Medicare supplement insurance; and (2) new and additional premiums/deposits for universal life insurance, fixed annuities and variable products. Sales do not include renewal premiums on policies or contracts written during prior periods. We consider annualized first-year premiums and new premiums/deposits to be a measure of our operating performance because they represent a measure of new sales of insurance policies or contracts during a specified period, rather than a measure of our revenues or profitability during that period.

Management regularly monitors and reports insurance in-force. Insurance in-force for our life insurance is a measure of the aggregate face value of outstanding insurance policies as of the respective reporting date. We consider insurance in-force to be a measure of our operating performance because it represents a measure of the size of our business at a specific date, rather than a measure of our revenues or profitability during that period.

These operating measures enable us to compare our operating performance across periods without regard to revenues or profitability related to policies or contracts sold in prior periods or from investments or other sources.

Protection

Through our Protection segment we offer term and universal life insurance and Medicare supplement insurance.

LIFE INSURANCE

Our life insurance business markets and sells products that provide a personal financial safety net for individuals and their families. These products provide protection against financial hardship after the death of an insured and may also offer a savings element that can be used to help accumulate funds to meet future financial needs. In 2009, we implemented new marketing strategies and enhanced sales support services and product offerings that allow our producers to effectively sell to our targeted middle market consumer segment. Our sales support efforts provide case management services for producers and marketing programs focused on middle market consumers who purchase policies with face amounts under $1 million. These services include a simplified fulfillment process and underwriting which enable high volume, low-cost processing for lower average policy sizes supporting our targeted markets.

   PRODUCTS

Our principal life insurance products are term life and universal life. We also have a runoff block of whole life insurance. Term life insurance products provide coverage with guaranteed level premiums for a specified period of time and generally have little or no buildup of cash value. We have been a leading provider of term life insurance for more than two decades and are a leader in marketing through brokerage general agencies ("BGAs") in the U.S. In 2009, we introduced a new term universal life insurance product that is designed to replace new sales of our existing term life insurance products. The new term universal life insurance product offers death benefit guarantee premiums that are competitive with traditional term life insurance premiums for comparable durations. This new product also provides greater flexibility typically associated with universal life insurance coverage while reducing related non-economic capital requirements and financing costs relative to traditional term life insurance.

We also offer other universal life insurance products that are designed to provide permanent protection for the life of the insured and may include a buildup of cash value that can be used to meet particular financial needs during the policyholder's lifetime.

   UNDERWRITING AND PRICING

Underwriting and pricing are significant drivers of profitability in our life insurance business, and we have established rigorous underwriting and pricing practices. We have generally reinsured risks in excess of $5.0 million per life. From time to time, we may reinsure any risk depending on the pricing terms of available reinsurance. We set pricing assumptions for expected claims, lapses, investment returns, expenses and customer demographics based on our experience and other factors.

We price our life insurance policies based primarily upon our historical experience. We target individuals primarily in preferred risk categories, which include healthier individuals who generally have family histories that do not present increased mortality risk. We also have significant expertise in evaluating people with health problems and offer appropriately priced coverage based on stringent underwriting criteria.

   DISTRIBUTION

We offer life insurance products through an extensive network of independent BGAs throughout the U.S. and through financial intermediaries and insurance marketing organizations. We believe there are opportunities to expand our sales through each of these and other distribution channels.

   COMPETITION

Competition in our life insurance business comes from many sources, including many traditional insurance companies as well as non-traditional providers, such as banks and structured finance or private equity markets. The life insurance market is highly fragmented. Competitors have multiple access points to the market through BGAs, financial institutions, career sales agents, multi-line exclusive agents, e-retail and other life insurance distributors. We operate primarily in the BGA channel and have built additional capabilities in other channels. We believe our competitive advantage in the term life insurance market comes from our long history serving this market, our service excellence, underwriting expertise and pricing on smaller face amounts as our average policy size is less than $400,000. We believe that this past success will help with sales of our new term universal life insurance product as it will be sold primarily through existing BGA and other channels.

The following table sets forth selected financial information regarding our life insurance products as of or for the years ended December 31:



(AMOUNTS IN MILLIONS)                                2009       2008       2007
----------------------------------------------------------------------------------
TERM LIFE INSURANCE
  Net earned premiums                             $    840.9 $    819.2 $    782.3
  Annualized first-year premiums                        49.8       57.3       70.0
  Life insurance in-force, net of reinsurance      347,046.6  391,581.9  385,212.9
  Life insurance in-force before reinsurance       506,811.9  514,527.6  516,608.7
----------------------------------------------------------------------------------
UNIVERSAL AND WHOLE LIFE INSURANCE
  Net earned premiums and deposits                $    424.3 $    507.5 $    540.6
  Universal life annualized first-year deposits         21.8       35.7       43.3
  Universal life excess deposits                        74.5      123.7      169.0
  Life insurance in-force, net of reinsurance       38,600.1   41,422.9   40,000.1
  Life insurance in-force before reinsurance        45,130.2   45,980.2   46,826.4
----------------------------------------------------------------------------------
TOTAL LIFE INSURANCE
  Net earned premiums and deposits                $  1,265.2 $  1,326.7 $  1,322.9
  Annualized first-year premiums                        49.8       57.3       70.0
  Annualized first-year deposits                        21.8       35.7       43.3
  Excess deposits                                       74.5      123.7      169.0
  Life insurance in-force, net of reinsurance      385,646.7  433,004.8  425,213.0
  Life insurance in-force before reinsurance       551,942.1  560,507.8  563,435.1
----------------------------------------------------------------------------------



ACCIDENT AND HEALTH INSURANCE

   PRODUCTS

The primary product in this line is Medicare supplement insurance. Our Medicare supplement insurance provides coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits.

   UNDERWRITING AND PRICING

Where permitted by state law, we segment our Medicare supplement applicants into risk pools based on age, gender, smoking status and geography. These risk classifications allow us to mitigate business mix risk by pricing separately for each risk classification. We perform profitability analyses annually by risk pool and request rate changes from state regulators to maintain our pricing profitability. In the few situations where state law does not permit these underwriting procedures, we issue policies on a guaranteed basis based on pricing models that account for guaranteed issue requirements in these states.

   DISTRIBUTION

These products are sold to individuals through dedicated sales specialists as well as selected independent distributors.

   COMPETITION

In addition to competing with other insurance companies, we also compete with non-insurance alternatives to funding including government programs such as Medicaid designed for the impoverished, continuing care retirement communities and reliance on family members to provide for care. Our product competes by providing peace of mind and independence to our policyholder and effectively reducing the family burden associated with other care alternatives.

The following table sets forth selected financial information regarding our accident and health insurance for the years ended December 31:



(AMOUNTS IN MILLIONS)           2009  2008  2007
-------------------------------------------------
Net earned premiums             $74.6 $80.0 $86.7
Annualized first-year premiums    7.4   6.9   6.9
-------------------------------------------------



Retirement Income

We are focused on helping individuals create dependable income streams for life or for a specified period of time and helping them save and invest to achieve financial goals. We pursue this goal in both individual retail and group markets. We believe our product designs, investment strategy requirements, hedging disciplines and use of reinsurance reduce some of the risks to insurers that generally accompany traditional products with guaranteed minimum death benefits ("GMDBs"), guaranteed minimum withdrawal benefits ("GMWBs") and certain types of guaranteed annuitization benefits. We are targeting people who are focused on building a personal retirement plan with portability or are moving from the accumulation to the distribution phase of their retirement planning.

   FEE-BASED PRODUCTS

   Variable annuities and variable life insurance

We offer variable annuities that provide customers with a variety of investment options in a separate account format. The contractholder bears the risk associated with the performance of investments in the separate account. In addition, some of our variable annuities permit customers to allocate assets to a guaranteed interest account managed within our general account.

Variable annuities generally provide us fees including mortality and expense risk charges and, in some cases, administrative charges. The fees equal a percentage of the contractholder's policy account value and as of December 31, 2009, range from 0.75% to 4.05% per annum depending on the features and options within a contract.

Our variable annuity contracts generally provide a basic GMDB which provides a minimum account value to be paid upon the annuitant's death. Contractholders may also have the option to purchase riders that provide enhanced death benefits. Assuming every annuitant died on December 31, 2009, as of that date, contracts with death benefit features not covered by reinsurance had an account value of $6,348.4 million and a related death benefit exposure of $610.2 million net amount at risk.

Some of our variable annuity products provide the contractholder with a guaranteed minimum income stream that they cannot outlive, along with an opportunity to participate in market appreciation.

As a solution to the trend of employers moving away from traditional defined benefit retirement plans to defined contribution plans such as 401(k) plans, we have introduced to the qualified plan market a group variable annuity with guaranteed retirement income features. This product is designed to offer participants the ability to secure guaranteed retirement income with growth potential during the accumulation phase while maintaining liquidity; and during the distribution phase, to provide guaranteed annual income with upside growth potential with varying degrees of liquidity with respect to underlying assets.

We discontinued selling variable life insurance policies on May 1, 2008; however, we continue to service existing policies.

   DISTRIBUTION

We distribute our variable annuity products through banks, national brokerage firms and independent broker/dealers. We also distribute our group variable annuity product through broker/dealers and through defined contribution plan record keepers. We continue to work with additional record keepers to adopt our group variable annuity product on their platforms.

   COMPETITION

There are numerous competitors in this market within all major distribution channels through which we sell. Our variable annuity products enable consumers to opt for lifetime guaranteed income beginning immediately or on a deferred basis. We target specific consumer and distributor segments with our offerings.

The following table sets forth selected financial information regarding our fee-based retail products as of or for the years ended December 31:



(AMOUNTS IN MILLIONS)                                     2009       2008      2007
--------------------------------------------------------------------------------------
VARIABLE ANNUITIES
Account value, net of reinsurance, beginning of period  $6,063.2  $ 6,245.1  $3,865.5
   Deposits                                                616.9    2,029.1   2,305.7
   Surrenders, benefits and product charges               (682.4)    (717.0)   (453.4)
                                                        --------  ---------  --------
      Net flows                                            (65.5)   1,312.1   1,852.3
   Interest credited and investment performance            832.2   (1,494.0)    527.3
                                                        --------  ---------  --------
Account value, net of reinsurance, end of period        $6,829.9  $ 6,063.2  $6,245.1
--------------------------------------------------------------------------------------
VARIABLE LIFE INSURANCE
Account value, net of reinsurance, beginning of period  $  266.6  $   402.7  $  390.2
   Deposits                                                 12.7       16.9      23.9
   Surrenders, benefits and product charges                (39.8)     (42.0)    (53.4)
                                                        --------  ---------  --------
      Net flows                                            (27.1)     (25.1)    (29.5)
   Interest credited and investment performance             58.5     (111.0)     42.0
                                                        --------  ---------  --------
Account value, net of reinsurance, end of period        $  298.0  $   266.6  $  402.7
--------------------------------------------------------------------------------------

   SPREAD-BASED PRODUCTS

   Fixed annuities

We offer fixed single premium deferred annuities which require a single premium payment at time of issue and provide an accumulation period and an annuity payout period. The annuity payout period in these products may be defined as either a defined number of years, the annuitant's lifetime or the longer of a defined number of years or the annuitant's lifetime. During the accumulation period, we credit the account value of the annuity with interest earned at a crediting rate guaranteed for no less than one year at issue, but which may be guaranteed for up to six years, and thereafter is subject to annual crediting rate resets at our discretion. The rate credited is based upon competitive factors and prevailing market rates, subject to statutory minimums. Our fixed annuity contracts are supported by the claims paying ability of the issuing insurance company, and the accrual of interest during the accumulation period is generally on a tax-deferred basis to the owner. The majority of our fixed annuity contractholders retain their contracts for five to ten years.

   Single premium immediate annuities

In exchange for a single premium, immediate annuities provide a fixed amount of income for either a defined number of years, the annuitant's lifetime or the longer of a defined number of years or the annuitant's lifetime.

   Structured settlements

Structured settlement annuity contracts provide an alternative to a lump sum settlement, generally in a personal injury lawsuit or workers compensation claim, and typically are purchased by property and casualty insurance companies for the benefit of an injured claimant. The structured settlements provide scheduled payments over a fixed period or, in the case of a life-contingent structured settlement, for the life of the claimant with a guaranteed minimum period of payments. In the third quarter of 2006, we discontinued sales of our structured settlement annuities while continuing to service our retained and reinsured blocks of business.

   DISTRIBUTION

We distribute our spread-based products through banks, national brokerage and financial firms, independent broker/dealers and BGAs.

   COMPETITION

We compete with a large number of life insurance companies in the single premium immediate annuity marketplace. We continue to see long-term growth prospects for single premium immediate annuities based on demographics. We believe long-term experience with mortality and longevity, combined with disciplined risk management, contribute to competitiveness in how we segment and price our products for our targeted markets.

We have certain bank distribution relationships through which we distribute our fixed annuity products and we have expanded our efforts to distribute through independent channels, including BGAs. Sales of fixed annuities are strongly linked to current interest rates, which affect the relative competitiveness of alternative products, such as certificates of deposit and money market funds. We have experienced fluctuations in sales levels for this product and expect these fluctuations to continue in the future based on our strategic focus, desired targeted returns and risk disciplines.

The following table sets forth selected financial information regarding our spread-based retail products as of or for the years ended December 31:



(AMOUNTS IN MILLIONS)                                     2009      2008      2007
-------------------------------------------------------------------------------------
FIXED ANNUITIES
Account value, net of reinsurance, beginning of period  $  788.1  $1,012.8  $1,244.4
  Deposits                                                   1.6       3.6       5.6
  Surrenders, benefits and product charges                (111.8)   (264.9)   (204.1)
                                                        --------  --------  --------
   Net flows                                              (110.2)   (261.3)   (198.5)
  Transfer of AML                                             --        --     (80.3)
  Interest credited                                         29.1      36.6      47.2
                                                        --------  --------  --------
Account value, net of reinsurance, end of period        $  707.0  $  788.1  $1,012.8
-------------------------------------------------------------------------------------
SINGLE PREMIUM IMMEDIATE ANNUITIES
Account value, net of reinsurance, beginning of period  $2,696.0  $2,695.3  $2,779.7
  Premiums and deposits                                    112.1     258.7     235.1
  Surrenders, benefits and product charges                (414.0)   (408.1)   (308.1)
                                                        --------  --------  --------
   Net flows                                              (301.9)   (149.4)    (73.0)
  Transfer of AML                                             --        --    (157.5)
  Interest credited                                        143.7     150.1     146.1
                                                        --------  --------  --------
Account value, net of reinsurance, end of period        $2,537.8  $2,696.0  $2,695.3
-------------------------------------------------------------------------------------
STRUCTURED SETTLEMENTS
Account value, net of reinsurance, beginning of period  $  396.1  $  395.1  $  399.6
  Premiums and deposits                                      6.8       1.1      23.0
  Surrenders, benefits and product charges                 (20.3)    (20.7)    (20.1)
                                                        --------  --------  --------
   Net flows                                               (13.5)    (19.6)      2.9
  Transfer of AML                                             --        --     (28.2)
  Interest credited                                         21.0      20.6      20.8
                                                        --------  --------  --------
Account value, net of reinsurance, end of period        $  403.6  $  396.1  $  395.1
-------------------------------------------------------------------------------------



Corporate and Other

Our Corporate and Other activities include unallocated corporate income and expenses and the results of non-strategic products that are managed outside our operating segments. In December 2009, we began reporting our institutional and corporate-owned life insurance products, previously included in our Retirement Income and Protection segments, respectively, in Corporate and Other activities, as they were deemed non-strategic.

Our institutional products consist of funding agreements, FABNs and GICs, which are deposit-type products that pay a guaranteed return to the contractholder on specified dates. We manage the outstanding issuances from a program registered with the SEC offered both to institutional and retail investors. The registered notes program was discontinued in May 2009 and all SEC reporting obligations under the registered notes program were suspended. We had no new institutional sales in 2009 and are pursuing the issuance of our institutional products on an opportunistic basis in the current market environment.

Marketing

As Genworth has positioned itself as a specialty insurance provider, we as part of Genworth, position, promote and differentiate our products and services through product value and innovation, risk management expertise, specialized support and technology for our distributors and innovative marketing programs tailored to particular consumer groups.

We offer a range of products that are designed to meet the needs of consumers throughout the various stages of their lives. We are selective in the products we offer and strive to maintain appropriate return and risk thresholds when we expand the scope of our product offerings. We also have developed sophisticated technological approaches that enhance performance by automating key processes and reducing response times, expenses and process variations. These approaches also make it easier for our customers and distributors to do business with us.

Genworth has focused its marketing approach on promoting its product and service value proposition along with its brand to key constituencies, including sales intermediaries, employees, investors and consumers. We seek to build recognition of Genworth's offerings and brand and maintain good relationships with leading distributors by providing a high level of specialized and differentiated distribution support, such as product training, advanced marketing and sales solutions, financial product design for affluent customers and technology solutions that support the distributors' sales efforts and by pursuing joint business improvement efforts. In addition, Genworth sponsors various advisory councils with independent sales intermediaries and dedicated sales specialists to gather their feedback on industry trends, new product ideas, approaches to improve service and ways to enhance our relationships.

Risk Management

Risk management is a critical part of our business. We have an enterprise risk management framework that includes risk management processes relating to product development and management, asset-liability management, investment activities, portfolio diversification, underwriting and risk mitigation, financial databases and information systems and operational capabilities. The risk management framework includes the assessment of risks, a proactive decision process to determine which risks are acceptable to be retained, appropriate risk and reward considerations and the ongoing monitoring and management of those risks. We have emphasized our adherence to risk management disciplines and leveraged these efforts into a competitive advantage in the distribution and management of our products.

   PRODUCT DEVELOPMENT AND MANAGEMENT

Our risk management process begins with the development and introduction of new products and services. We have established a product development process that specifies a series of required analyses, reviews and approvals for any new product. For each proposed product, this process includes a review of the market opportunity and competitive landscape, major pricing assumptions and methodologies, return expectations and potential distributions, reinsurance strategies, underwriting criteria, legal, compliance and business risks and potential mitigating actions. Before we introduce a new product, we establish a monitoring program with specific performance targets and leading indicators, which we monitor frequently to identify any deviations from expected performance so that we can take corrective action when necessary. Significant product introductions, measured either by volume or level of risk, require approval by our senior management team at either the business or enterprise level.

We use a similar process to introduce variations to existing products and to offer existing products in new markets and through new distribution channels. Product performance reviews include an analysis of the major drivers of profitability, underwriting performance and variations from expected results including an in-depth experience analysis of the product's major risk factors. Other areas of focus include the regulatory and competitive environments and other emerging factors that may be affecting product performance.

In addition, we initiate special reviews when a product's performance fails to meet the indicators we established during that product's introductory review process for subsequent reviews of in-force blocks of business. If a product does not meet our performance criteria, we consider adjustments in pricing, design and marketing or ultimately discontinuing sales of that product. We review our underwriting, pricing, distribution and risk selection strategies on a regular basis to ensure that our products remain competitive and consistent with our marketing and profitability objectives.

   ASSET-LIABILITY MANAGEMENT

We maintain segmented investment portfolios for the majority of our product lines. This enables us to perform an ongoing analysis of the interest rate and credit risks associated with each major product line, in addition to the interest rate and credit risks for our overall enterprise. We analyze the behavior of our liability cash flows across a wide variety of scenarios, reflecting policy features and expected policyholder behavior. We also analyze the cash flows of our asset portfolios across the same scenarios. We believe this analysis shows the sensitivity of both our assets and liabilities to changes in economic environments and enables us to manage our assets and liabilities more effectively. In addition, we deploy hedging programs to mitigate certain economic risks associated with our assets, liabilities and capital. For example, we actively hedge the equity, interest rate and market volatility risks in our variable annuity products.

   PORTFOLIO DIVERSIFICATION

We use new business and in-force product limits to manage our risk concentrations and to manage product, business level, geographic and other risk exposures. In addition, our assets are managed within limitations to control credit risk and to avoid excessive concentration in our investment portfolio. We seek diversification in our investment portfolio by investing in multiple asset classes, tailored to match the cash flow characteristics of our liabilities. In the recent adverse market environment, we are monitoring existing exposures and reducing some exposures, where appropriate.

   UNDERWRITING AND RISK MITIGATION

Underwriting guidelines for all products are routinely reviewed and adjusted as needed to ensure policyholders are provided with the appropriate premium and benefit structure. We seek external reviews from the reinsurance and consulting communities and are able to utilize their experience to calibrate our risk-taking to expected outcomes.

Our risk mitigation activities include ensuring that new policies are issued based on accurate information that we receive and that policy benefit payments are paid in accordance with the policy contract terms.

   FINANCIAL DATABASES AND INFORMATION SYSTEMS

Our extensive financial databases and innovative information systems technology are important tools in our risk management. We have substantial experience in offering individual life insurance products, and we have developed a large database of claims experience, particularly in preferred risk classes, which provides significant predictive experience for mortality.

We use advanced and, in some cases, proprietary technology to manage variations in our underwriting process. We perform portfolio analysis on an ongoing basis to determine if modifications are required to our product offerings, underwriting guidelines or premium rates.

   OPERATIONAL CAPABILITIES

We have several risk management programs in place to ensure the continued operation of our businesses in the event of potential disruptive natural or man-made events. Business continuity plans are regularly reviewed and tested. All data is backed up on a nightly basis to alternative locations that are geographically separated.

Operations and Technology

   SERVICE AND SUPPORT

We benefit from Genworth's dedicated teams of service and support personnel, supplemented by an outsourcing provider in India who provides back-office support to our sales intermediaries. We use advanced and, in some cases, proprietary, technology to provide product design and underwriting support, and we operate service centers that leverage technology, integrated processes and process management techniques.

In our Protection and Retirement Income segments, we interact directly and cost-effectively with our independent sales intermediaries and dedicated sales specialists through secure websites that have enabled them to transact business with us electronically, obtain information about our products, submit applications, check application and account status and view commission information. We also provide our independent sales intermediaries and dedicated sales specialists with account information to disseminate to their customers through the use of industry-standard communications.

   OPERATING CENTERS

We have centralized most of our operations and have established scalable, low-cost operating centers in Virginia. In addition, through an arrangement with an outsourcing provider, we have a substantial team of professionals in India who provide a variety of services to us, including customer service, transaction processing, and functional support including finance, investment research, actuarial, risk and marketing resources to our insurance operations.

   TECHNOLOGY CAPABILITIES AND PROCESS IMPROVEMENT

We rely on Genworth's proprietary processes for project approval, execution, risk management and benefit verification as part of our approach to technology investment. Genworth's technology team is experienced in large-scale project delivery, including many insurance administration system consolidations and the development of Internet-based servicing capabilities. Genworth continually manages technology costs by standardizing its technology infrastructure, consolidating application systems, reducing servers and storage devices and managing project execution risks.

We believe we have greatly enhanced our operating efficiency, generated significant cost savings and created competitive advantages by using a variety of process efficiency approaches and tools designed to address all aspects of process management. These enable us to more effectively operate processes, improve our process performance and build new processes. We are focused on driving our process and project execution and championing process management disciplines. We tailor the application of our approaches to the specific needs of each project or process resulting in more effective execution.

Reserves

We calculate and maintain reserves for estimated future benefit payments to our policyholders and contractholders in accordance with U.S. GAAP and industry accounting practices. We release these reserves as those future obligations are extinguished. The reserves we establish reflect estimates and actuarial assumptions with regard to our future experience. These estimates and actuarial assumptions involve the exercise of significant judgment that is subjected to a variety of internal and external independent reviews. Our future financial results depend significantly upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including economic and social conditions, inflation, healthcare costs and changes in doctrines of legal liability and damage awards in litigation. Therefore, we cannot determine with complete precision the ultimate amounts we will pay for actual future benefits or the timing of those payments.

Reinsurance

We follow the industry practice of reinsuring portions of our insurance risks with reinsurance companies. We use reinsurance both to diversify our risks and to manage loss exposures. Reinsurance is also used to improve capital efficiency of certain products, as well as available capital and surplus at the legal entity or enterprise levels. The use of reinsurance permits us to write policies in amounts larger than the risk we are willing to retain, and also to write a larger volume of new business.

We cede insurance primarily on a treaty basis, under which risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria. To a lesser extent, we cede insurance risks on a facultative basis, under which the reinsurer's prior approval is required on each risk reinsured. Use of reinsurance does not discharge us, as the insurer, from liability on the insurance ceded. We, as the insurer, are required to pay the full amount of our insurance obligations even in circumstances where we are entitled or able to receive payments from our reinsurer. The principal reinsurers to which we cede risks have A.M. Best financial strength ratings ranging from "A+" to "A-." Prior to the completion of Genworth's initial public offering ("IPO"), we entered into reinsurance transactions with Union Fidelity Life Insurance Company ("UFLIC"), an affiliate of our former parent, which resulted in a significant concentration of reinsurance risk with UFLIC, whose obligations to us are secured by trust accounts as described in note 7 in our consolidated financial statements under "Financial Statements and Supplementary Data."

The following table sets forth our exposure to our principal reinsurers, including reinsurance recoverable as of December 31, 2009 and the A.M. Best ratings of those reinsurers as of that date:



                                      REINSURANCE
(AMOUNTS IN MILLIONS)                 RECOVERABLE A.M. BEST RATING
------------------------------------------------------------------
UFLIC/(1)/                             $7,193.3          A-
GLIC                                      463.7          A
Employers Reassurance Corporation          82.9          A-
SCOR Global Life Reinsurance Company       54.9          A-
Munich American Reassurance Company        53.2          A+
------------------------------------------------------------------



/(1)/Prior to Genworth's IPO, we entered into several significant reinsurance transactions with UFLIC ceding in-force blocks of structured settlements and substantially all of our in-force blocks of variable annuities. See note 7 in our consolidated financial statements under "Financial Statements and Supplementary Data."

Financial Strength Ratings

Ratings with respect to financial strength are an important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in us and our ability to market our products. Rating organizations review the financial performance and condition of most insurers and provide opinions regarding financial strength, operating performance and ability to meet obligations to policyholders. Short-term financial strength ratings are an assessment of the credit quality of an issuer with respect to an instrument considered short-term in the relevant market, typically one year or less.

As of April 9, 2010, we were rated by A.M. Best, S&P, Moody's and Fitch as follows:



COMPANY                               A.M. BEST RATING  S&P RATING  MOODY'S RATING FITCH RATING
-----------------------------------------------------------------------------------------------
Long-term financial strength rating    A (Excellent)    A (Strong)    A2 (Good)    A- (Strong)
Short-term financial strength rating     Not rated     A-1 (Strong) P-1 (Superior)  Not rated
-----------------------------------------------------------------------------------------------

The ratings shown do not apply to the safety or performance of underlying portfolios of variable products, which will fluctuate and could lose value.

The A.M. Best, S&P, Moody's and Fitch ratings included are not designed to be, and do not serve as, measures of protection or valuation offered to investors. These financial strength ratings should not be relied on with respect to making an investment in our securities.

A.M. Best states that the "A" (Excellent) rating is assigned to those companies that have, in its opinion, an excellent ability to meet their ongoing obligations to policyholders. The "A" (Excellent) rating is the third-highest of 15 ratings assigned by A.M. Best, which range from "A++" to "F."

S&P states that an insurer rated "A" (Strong) has strong financial security characteristics. The "A" range is the third-highest of nine financial strength rating ranges assigned by S&P, which range from "AAA" to "R." A plus (+) or minus (-) shows relative standing in a rating category. These suffixes are not added to ratings in the "AAA" category or to ratings below the "CCC" category. Accordingly, the "A" rating is the sixth-highest of S&P's 21 ratings categories. The short-term "A-1" rating is the highest rating and shows the capacity to meet financial commitments on short-term policy obligations is strong.

Moody's states that insurance companies rated "A" (Good) offer good financial security. The "A" (Good) range is the third-highest of nine financial strength rating ranges assigned by Moody's, which range from "Aaa" to "C." Numeric modifiers are used to refer to the ranking within the group, with 1 being the highest and 3 being the lowest. These modifiers are not added to ratings in the "Aaa" category or to ratings below the "Caa" category. Accordingly, the "A2" rating is the sixth- highest of Moody's 21 ratings categories. The short-term rating "P-1" is the highest rating and shows superior ability for repayment of short-term debt obligations.

Fitch states that "A" (Strong) rated insurance companies are viewed as possessing strong capacity to meet policyholder and contract obligations. The "A" rating category is the third-highest of eight financial strength rating categories, which range from "AAA" to "C." The symbol (+) or (-) may be appended to a rating to indicate the relative position of a credit within a rating category. These suffixes are not added to ratings in the "AAA" category or to ratings below the "CCC" category. Accordingly, the "A-" rating is the seventh-highest of Fitch's 21 ratings categories.

A.M. Best, S&P, Moody's and Fitch review their ratings periodically and we cannot assure you that we will maintain our current ratings in the future. Other agencies may also rate our company or our insurance subsidiaries on a solicited or an unsolicited basis.

Investments

As of December 31, 2009, we had total cash, cash equivalents and invested assets of $18,116.3 million. We manage our assets to meet diversification, credit quality, yield and liquidity requirements of our policy and contract liabilities by investing primarily in fixed maturity securities, including government, municipal and corporate bonds, mortgage-backed and other asset-backed securities. We also hold mortgage loans on commercial real estate and other invested assets, which include short-term investments, trading securities, derivatives and limited partnerships. In all cases, our investments are required to comply with restrictions imposed by applicable laws and insurance regulatory authorities.

The following table sets forth our cash, cash equivalents and invested assets as of December 31:



                                                             2009             2008
                                                       ---------------  ---------------
                                                       CARRYING  % OF   CARRYING  % OF
(AMOUNTS IN MILLIONS)                                   VALUE    TOTAL   VALUE    TOTAL
----------------------------------------------------------------------------------------
Fixed maturity securities, available-for-sale:
   Public                                              $ 7,225.8  39.9% $ 6,604.7  34.4%
   Private                                               4,023.0  22.2    4,167.0  21.7
Other invested assets                                    2,607.4  14.4    2,991.8  15.6
Commercial mortgage loans                                2,363.3  13.0    2,704.1  14.1
Policy loans                                               515.7   2.8      505.8   2.6
Equity securities, available-for-sale                      101.3   0.6       90.0   0.5
Cash and cash equivalents                                1,279.8   7.1    2,120.2  11.1
                                                       --------- -----  --------- -----
   Total cash, cash equivalents and invested assets    $18,116.3 100.0% $19,183.6 100.0%
----------------------------------------------------------------------------------------



For a discussion of our investments, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Consolidated Balance Sheets."

Our primary investment objective is to meet our obligations to policyholders and contractholders by investing in a diversified, high quality portfolio, comprised of income producing securities and other assets. Our investment strategy focuses primarily on:

  . mitigating interest rate risk through management of asset durations relative to policyholder and contractholder obligations;

  .  selecting assets based on fundamental, research-driven strategies;

  . emphasizing fixed-income, low-volatility assets while pursuing active strategies to enhance yield;

  .  maintaining sufficient liquidity to meet unexpected financial obligations;

  . regularly evaluating our asset class mix and pursuing additional investment classes; and

  .  continuously monitoring asset quality.

We are exposed to two primary sources of investment risk:

  . credit risk, relating to the uncertainty associated with the continued ability of a given issuer to make timely payments of principal and interest and

  . interest rate risk, relating to the market price and cash flow variability associated with changes in market interest rates.

We manage credit risk by analyzing issuers, transaction structures and any associated collateral. We monitor credit risk and continually measure the probability of credit default and estimated loss in the event of such a default, which provides us with early notification of worsening credits. We also manage credit risk through industry and issuer diversification and asset allocation practices. For commercial mortgage loans, we manage credit risk through geographic, property type and product type diversification and asset allocation.

We mitigate interest rate risk through rigorous management of the relationship between the duration of our assets and the duration of our liabilities, seeking to minimize risk of loss in both rising and falling interest rate environments. For further information on our management of interest rate risk, see "Quantitative and Qualitative Disclosures About Market Risk."

   FIXED MATURITY SECURITIES

Fixed maturity securities, which were primarily classified as available-for-sale, including tax-exempt bonds, consisted principally of publicly traded and privately placed debt securities, and represented 62.1% and 56.2% of total cash, cash equivalents and invested assets as of December 31, 2009 and 2008, respectively.

We invest in privately placed fixed maturity securities to increase diversification and obtain higher yields than can ordinarily be obtained with comparable public market securities. Generally, private placements provide us with protective covenants, call protection features and, where applicable, a higher level of collateral. However, our private placements are generally not freely transferable because of restrictions imposed by federal and state securities laws, the terms of the securities and the characteristics of the private market.

The following table presents our public, private and total fixed maturity securities by the Nationally Recognized Statistical Rating Organizations ("NRSRO") designations and/or equivalent ratings, as well as the percentage, based upon fair value, that each designation comprises. Certain fixed maturity securities that are not rated by the NRSRO are shown based upon the equivalent National Association of Insurance Commissioners ("NAIC") designation or, in limited circumstances, internally prepared credit evaluations.

                                                                  DECEMBER 31,
                                              ----------------------------------------------------
(AMOUNTS IN MILLIONS)                                    2009                       2008
---------------------                         -------------------------  -------------------------
                                              AMORTIZED   FAIR    % OF   AMORTIZED   FAIR    % OF
RATING AGENCY DESIGNATION                       COST      VALUE   TOTAL    COST      VALUE   TOTAL
---------------------------------------------------------------------------------------------------
PUBLIC FIXED MATURITY SECURITIES
--------------------------------
AAA/AA/A                                      $ 5,178.2 $ 5,060.5  70.0% $ 5,320.0 $ 4,600.7  69.7%
BBB                                             1,534.6   1,493.1  20.7    1,961.7   1,581.9  23.9
BB                                                375.5     322.3   4.5      332.4     258.6   3.9
B                                                 234.6     155.8   2.1      134.6     106.8   1.6
CCC and lower                                     359.6     194.1   2.7       68.1      56.7   0.9
                                              --------- --------- -----  --------- --------- -----
   Total public fixed maturity securities     $ 7,682.5 $ 7,225.8 100.0% $ 7,816.8 $ 6,604.7 100.0%
---------------------------------------------------------------------------------------------------
PRIVATE FIXED MATURITY SECURITIES
---------------------------------
AAA/AA/A                                      $ 2,353.0 $ 2,078.6  51.7% $ 3,458.1 $ 2,551.4  61.2%
BBB                                             1,626.3   1,442.9  35.9    1,747.8   1,381.9  33.2
BB                                                496.7     406.1  10.1      259.0     198.7   4.8
B                                                  98.4      53.8   1.3       53.6      33.0   0.8
CCC and lower                                      72.1      41.6   1.0        1.5       2.0    --
                                              --------- --------- -----  --------- --------- -----
   Total private fixed maturity securities    $ 4,646.5 $ 4,023.0 100.0% $ 5,520.0 $ 4,167.0 100.0%
---------------------------------------------------------------------------------------------------
TOTAL FIXED MATURITY SECURITIES
-------------------------------
AAA/AA/A                                      $ 7,531.2 $ 7,139.1  63.5% $ 8,778.1 $ 7,152.1  66.4%
BBB                                             3,160.9   2,936.0  26.1    3,709.5   2,963.8  27.5
BB                                                872.2     728.4   6.5      591.4     457.3   4.3
B                                                 333.0     209.6   1.8      188.2     139.8   1.3
CCC and lower                                     431.7     235.7   2.1       69.6      58.7   0.5
                                              --------- --------- -----  --------- --------- -----
   Total fixed maturity securities            $12,329.0 $11,248.8 100.0% $13,336.8 $10,771.7 100.0%
---------------------------------------------------------------------------------------------------



Based upon fair value, public fixed maturity securities represented 64.2% and 61.3% of total fixed maturity securities as of December 31, 2009 and 2008, respectively. Private fixed maturity securities represented 35.8% and 38.7% of total fixed maturity securities as of December 31, 2009 and 2008, respectively.

We diversify our fixed maturity securities by security sector. Our investments in mortgage-backed securities include securities collateralized by sub-prime and Alt-A loans. Sub-prime loans are loans considered alternative credit as broadly determined by a combination of FICO score, loan-to-value ratio and other collateral data. Alt-A loans are loans considered alternative or low documentation. The following table sets forth the fair value of our fixed maturity securities by sector as well as the percentage of the total fixed maturity securities holdings that each security sector comprised as of December 31:



                                                                      2009             2008
                                                                ---------------  ---------------
                                                                  FAIR    % OF     FAIR    % OF
(AMOUNTS IN MILLIONS)                                             VALUE   TOTAL    VALUE   TOTAL
-------------------------------------------------------------------------------------------------
U.S. government, agencies and government-sponsored enterprises  $   654.5   5.8% $   174.2   1.6%
Government -- non-U.S.                                              154.6   1.4      162.2   1.5
U.S. corporate                                                    5,473.9  48.6    5,383.3  50.0
Corporate -- non-U.S.                                             1,525.2  13.6    1,337.1  12.4
Residential mortgage-backed/(1)/                                  1,157.4  10.3    1,278.5  11.9
Commercial mortgage-backed                                          786.7   7.0      852.8   7.9
Other asset-backed                                                1,496.5  13.3    1,583.6  14.7
                                                                --------- -----  --------- -----
Total fixed maturity securities                                 $11,248.8 100.0% $10,771.7 100.0%
-------------------------------------------------------------------------------------------------


/(1)/As of December 31, 2009 and 2008, our residential mortgage-backed securities included $242.6 million and $345.8 million, respectively, collateralized by sub-prime residential mortgage loans and $218.1 million and $218.1 million, respectively, collateralized by Alt-A residential mortgage loans.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information.

The following table sets forth the major industry types that comprise our corporate bond holdings, based primarily on industry codes established in the Barclays Capital Aggregate Index (formerly known as the Lehman Aggregate Index), as well as the percentage of the total corporate bond holdings that each industry comprised as of December 31:



                                    2009            2008
                               --------------  --------------
                                FAIR    % OF    FAIR    % OF
(AMOUNTS IN MILLIONS)           VALUE   TOTAL   VALUE   TOTAL
--------------------------------------------------------------
Finance and insurance          $1,861.2  26.6% $1,976.2  29.4%
Utilities and energy            1,510.4  21.6   1,489.3  22.2
Consumer -- non-cyclical          759.0  10.8     818.1  12.2
Capital goods                     562.2   8.0     500.8   7.4
Consumer -- cyclical              410.7   5.9     413.5   6.1
Industrial                        350.0   5.0     404.0   6.0
Transportation                    307.4   4.4     280.2   4.2
Technology and communications     284.3   4.1     343.0   5.1
Other                             953.9  13.6     495.3   7.4
                               -------- -----  -------- -----
   Total                       $6,999.1 100.0% $6,720.4 100.0%
--------------------------------------------------------------



We diversify our corporate bond holdings by industry and issuer. The portfolio does not have significant exposure to any single issuer. As of December 31, 2009, our combined corporate bond holdings in the ten issuers to which we had the greatest exposure were $1,063.9 million, which was approximately 5.9% of our total cash, cash equivalents and invested assets. The exposure to the largest single issuer of corporate bonds held as of December 31, 2009 was $167.4 million, which was less than 1% of our total cash, cash equivalents and invested assets.

   COMMERCIAL MORTGAGE LOANS AND OTHER INVESTED ASSETS

Our mortgage loans are collateralized by commercial properties, including multi-family residential buildings. Commercial mortgage loans are primarily stated at principal amounts outstanding, net of deferred expenses and allowance for loan loss.

We diversify our commercial mortgage loans by both property type and geographic region. See note 3 to our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information on distribution across property type and geographic region for commercial mortgage loans, as well as information on our interest in equity securities and other invested assets.

Selected financial information regarding our other invested assets and derivative instruments as of December 31, 2009 and 2008 is included under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Investment and Derivative Instruments."

Regulation

Our businesses are subject to extensive regulation and supervision.

GENERAL

Our insurance operations are subject to a wide variety of laws and regulations. State insurance laws and regulations ("Insurance Laws") regulate most aspects of our U.S. insurance businesses, and our U.S. insurers are regulated by the insurance departments of the states in which they are domiciled and licensed. Our insurance products, and thus our businesses, also are affected by U.S. federal, state and local tax laws, and the tax laws of non-U.S. jurisdictions. Insurance products that constitute "securities," such as variable annuities and variable life insurance, also are subject to U.S. federal and state and non-U.S. securities laws and regulations. The SEC, FINRA, state securities authorities and non-U.S. authorities regulate and supervise these products.

Our securities operations, including our insurance products that are regulated as securities, are subject to U.S. federal and state and non-U.S. securities and related laws. The SEC, state securities authorities, FINRA and similar non-U.S. authorities are the principal regulators of these operations.

The primary purpose of the Insurance Laws affecting our insurance and securities businesses, and the securities laws affecting our variable annuity products, variable life insurance products, registered FABNs, broker/dealers and advisory businesses, is to protect our policyholders, contractholders and clients, not our stockholders. These Insurance Laws are regularly re-examined and any changes to these laws or new laws may be more restrictive or otherwise adversely affect our operations.

In addition, insurance and securities regulatory authorities (including state law enforcement agencies and attorneys general) periodically make inquiries regarding compliance with insurance, securities and other laws and regulations, and we


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cooperate with such inquiries and take corrective action when warranted.

Our distributors and institutional customers also operate in regulated environments. Changes in the regulations that affect their operations may affect our business relationships with them and their decision to distribute or purchase our subsidiaries' products.

INSURANCE REGULATION

We are licensed and regulated in all jurisdictions in which we conduct insurance business. The extent of this regulation varies, but Insurance Laws generally govern the financial condition of insurers, including standards of solvency, types and concentrations of permissible investments, establishment and maintenance of reserves, credit for reinsurance and requirements of capital adequacy, and the business conduct of insurers, including marketing and sales practices and claims handling. In addition, Insurance Laws usually require the licensing of insurers and agents, and the approval of policy forms, related materials and the rates for certain lines of insurance.

The Insurance Laws applicable to us are described below.

   INSURANCE HOLDING COMPANY REGULATION

All jurisdictions in which we conduct business have enacted legislation requiring each insurer (except captive insurers) in a holding company system to register with the insurance regulatory authority of its domiciliary jurisdiction and furnish that regulatory authority various information concerning the operations of, and the interrelationships and transactions among, companies within its holding company system that may materially affect the operations, management or financial condition of the insurers within the system. These Insurance Laws regulate transactions between insurers and their affiliates, sometimes mandating prior notice to the regulator and/or regulatory approval. Generally, these Insurance Laws require that all transactions between an insurer and an affiliate be fair and reasonable, and that the insurer's statutory surplus following such transaction be reasonable in relation to its outstanding liabilities and adequate to its financial needs. The payment of dividends or other distributions is regulated by the Insurance Laws of the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia, and we may not pay an "extraordinary" dividend or distribution, or pay a dividend except out of earned surplus, without prior regulatory approval. In general, an "extraordinary" dividend or distribution is defined as a dividend or distribution that, together with other dividends and distributions made within the preceding 12 months, exceeds the greater (or, in some jurisdictions, the lesser) of:

  .  10% of the statutory surplus as of the immediately prior year end or

  .  the statutory net gain from operations during the prior calendar year.

In addition, insurance regulators may prohibit the payment of ordinary dividends or other payments by our insurers if they determine that such payment could be adverse to our policyholders or contractholders.

   PERIODIC REPORTING

GLAIC, including our life insurance subsidiaries, must file reports, including detailed annual financial statements, with insurance regulatory authorities in each jurisdiction in which we do business, and our operations and accounts are subject to periodic examination by such authorities.

   POLICY FORMS

Our policy forms are subject to regulation in every jurisdiction in which we transact insurance business. In most jurisdictions, policy forms must be filed prior to their use, and in some jurisdictions, forms must be approved prior to use.

   MARKET CONDUCT REGULATION

The Insurance Laws of jurisdictions govern the marketplace activities of insurers, affecting the form and content of disclosure to consumers, product illustrations, advertising, product replacement, sales and underwriting practices, and complaint and claims handling, and these provisions are generally enforced through periodic market conduct examinations.

   STATUTORY EXAMINATIONS

Insurance departments conduct periodic detailed examinations of the books, records, accounts and business practices of domestic insurers. These examinations generally are conducted in cooperation with insurance departments of two or three other states or jurisdictions representing each of the NAIC zones, under guidelines promulgated by the NAIC.

In the three-year period ended December 31, 2009, neither GLAIC nor our life insurance subsidiaries had received any material adverse findings resulting from any insurance department examinations.


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   GUARANTY ASSOCIATIONS AND SIMILAR ARRANGEMENTS

Most jurisdictions in which we are licensed require insurers to participate in guaranty associations which pay contractual benefits owed under the policies of impaired or insolvent insurers. These associations levy assessments, up to prescribed limits, on each member insurer in a jurisdiction on the basis of the proportionate share of the premiums written by such insurer in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets. Aggregate assessments levied against us were not material to our consolidated financial statements.

   POLICY AND CONTRACT RESERVE SUFFICIENCY ANALYSIS

The Insurance Laws of our domiciliary jurisdictions require us to conduct annual analyses of the sufficiency of our life and health insurance and annuity reserves. Other jurisdictions where insurers are licensed may have certain reserve requirements that differ from those of our domiciliary jurisdictions. In each case, a qualified actuary must submit an opinion stating that the aggregate statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for the insurer's associated contractual obligations and related expenses. If such an opinion cannot be provided, the insurer must establish additional reserves by transferring funds from surplus. We submit these opinions annually to our insurance regulatory authorities.

   SURPLUS AND CAPITAL REQUIREMENTS

Insurance regulators have the discretionary authority, in connection with maintaining the licensing of GLAIC and our life insurance subsidiaries, to limit or restrict insurers from issuing new policies, or policies having a dollar value over certain thresholds, if, in the regulators' judgment, the insurer is not maintaining a sufficient amount of surplus or is in a hazardous financial condition. We seek to maintain new business and capital management strategies to support meeting related regulatory requirements. In addition, we do not believe that the current or anticipated levels of our statutory surplus present a material risk that any regulator would limit the types or values of new policies that we may issue.

   RISK-BASED CAPITAL

The NAIC has established Risk-Based Capital ("RBC") standards for U.S. life insurers, as well as a risk-based capital model act ("RBC Model Act"). All 50 states and the District of Columbia have adopted the RBC Model Act or a substantially similar law or regulation. The RBC Model Act requires that life insurers annually submit a report to state regulators regarding their RBC based upon four categories of risk: asset risk, insurance risk, interest rate and market risk, and business risk. The capital requirement for each is generally determined by applying factors which vary based upon the degree of risk to various asset, premium and reserve items. The formula is an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

If an insurer's RBC fell below specified levels, it would be subject to different degrees of regulatory action depending upon the level, ranging from requiring the insurer to propose actions to correct the capital deficiency to placing the insurer under regulatory control. As of December 31, 2009, GLAIC and each of our life insurance subsidiaries exceeded the level of RBC that would require us to take or become subject to any corrective action.

   STATUTORY ACCOUNTING PRINCIPLES

U.S. insurance regulators developed statutory accounting principles ("SAP") as a basis of accounting used to monitor and regulate the solvency of insurers. Since insurance regulators are primarily concerned with ensuring an insurer's ability to pay its current and future obligations to policyholders, statutory accounting conservatively values the assets and liabilities of insurers, generally in accordance with standards specified by the insurer's domiciliary jurisdiction. Uniform statutory accounting practices are established by the NAIC and are generally adopted by regulators in the various U.S. jurisdictions.

Due to differences in methodology between SAP and U.S. GAAP, the values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are materially different from those reflected in financial statements prepared under SAP.

   REGULATION OF INVESTMENTS

We are subject to Insurance Laws that require diversification of our investment portfolio and which limit the proportion of our investments in certain asset categories, such as non-investment grade fixed maturity securities, equity real estate, other equity investments and derivatives. Assets invested contrary to such regulatory limitations must be treated as non-admitted assets for purposes of measuring surplus, and, in some instances, would require divestiture of such non-complying investments. We believe our investments comply with these Insurance Laws.

   FEDERAL REGULATION

Most of our variable annuity products, some of our fixed guaranteed products, and all of our variable life insurance products, as well as our FABNs issued as part of our registered


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notes program are "securities" within the meaning of federal and state securities laws, are registered under the Securities Act of 1933 and are subject to regulation by the SEC. These products may also be indirectly regulated by FINRA as a result of FINRA's regulation of broker/dealers and may be regulated by state securities authorities. Federal and state securities regulation similar to that discussed below under "-- Securities Regulation" affects investment advice and sales and related activities with respect to these products. In addition, although the federal government does not comprehensively regulate the business of insurance, federal legislation and administrative policies in several areas, including taxation, financial services regulation, and pension and welfare benefits regulation, can also significantly affect the insurance industry. In addition, in 2009, the SEC adopted a rule that would require most equity-indexed annuities to register as securities. In response to a court action challenging the rule, the SEC agreed to delay the rule's effective date until it addresses certain procedural deficiencies in the rule's adoption. The rule is now expected to become effective two years after its republication in the Federal Register.

   FEDERAL INITIATIVES

Although the federal government generally does not directly regulate the insurance business, federal initiatives often, and increasingly, have an impact on the business in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business, including limitations on antitrust immunity, tax incentives for lifetime annuity payouts, simplification bills affecting tax-advantaged or tax-exempt savings and retirement vehicles, and proposals to modify or make permanent the estate tax repeal enacted in 2001. In addition, various forms of direct federal regulation of insurance have been proposed in recent years, and this has continued to be the case as Congress considers broader financial regulatory reform in the wake of the recent financial crisis.

The House of Representatives in December 2009 passed the Wall Street Reform and Consumer Protection Act of 2009. A similarly broad financial services reform bill has been developed in the Senate, but no action has been taken to date. The House bill would create a Federal Office of Insurance within the Treasury Department to monitor the insurance industry, but at the present time this office would have no regulatory authority. In addition, the House bill would establish a Consumer Financial Protection Agency, which could impose new sales conduct and licensing standards and change the competitive balance between banks and insurers in terms of their respective exposures to state enforcement of consumer regulations. Under the House bill, the Consumer Financial Protection Agency would be prohibited from exercising its authority with respect to persons regulated by state insurance regulators but would have the power to regulate the non-insurance activities of such persons and the consumer financial activities of non-insurance subsidiaries of insurers, and it would have the power to consult with the SEC about consumer products regulated by the SEC, which would include annuities that are treated as securities.

The regulatory reform effort could also include heightened regulatory oversight over insurers whose failure could pose a "systemic risk" to the financial system. The various proposals differ on how an insurer may be deemed systemically risky and the consequences of being so designated, such as heightened federal supervision pertaining to solvency and risk management, including with respect to subsidiaries that are otherwise already regulated.

We cannot predict whether any of the proposals described above will be adopted or what impact, if any, such proposals, if adopted as laws, may have on our business, financial condition or results of operations.

   CHANGES IN TAX LAWS

Changes in tax laws could make some of our products less attractive to consumers. For example, the gradual increase in the federal estate tax exclusion amount, begun in 2001, which led to a temporary repeal of the federal estate tax in 2010, which we believe has resulted in reduced sales, and could continue to adversely affect sales and surrenders of some of our estate planning products, including survivorship/second-to-die life insurance policies. The federal estate tax is currently scheduled to be reinstated for estates of decedents dying after December 31, 2010, and Congress may introduce legislation in early 2010 that will reinstate the federal estate tax. The Jobs and Growth Tax Relief Reconciliation Act of 2003, which lowered the federal income tax rate on capital gains and certain ordinary dividends, may provide an incentive for certain of our customers and potential customers to shift assets into mutual funds and away from our products including annuities that are designed to defer taxes payable on investment returns. On the other hand, individual income tax rates are scheduled to revert to previous levels in tax years beginning after 2010, possibly positively influencing investors to buy our products, and the 2010 expiration of favorable income tax rates for dividend income could increase interest in our products. However, the Obama Administration has proposed changes to the federal income tax laws that would preserve such favorable dividend and capital gain rates. There are also proposals that would decrease a life insurance company's "dividends received deduction" on its separate account products and decrease the interest deduction of any business that owns life insurance.


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OTHER LAWS AND REGULATIONS

   SECURITIES REGULATION

Certain of our policies, contracts and services offered are subject to regulation under federal and state securities laws and regulations of the SEC, state securities regulators and FINRA. In addition, some of our insurance company separate accounts are registered under the Investment Company Act of 1940. Some variable annuity contracts and all of our variable life insurance policies, as well as our FABNs issued as part of our registered notes program are registered under the Securities Act of 1933.

These laws and regulations are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. In such event, the possible sanctions that may be imposed include suspension of individual employees, limitations on the activities in which the investment adviser or broker/dealer may engage, suspension or revocation of the investment adviser or broker/ dealer registration, censure or fines. We may also be subject to similar laws and regulations in the states in which we offer the products described above or conduct other securities-related activities.

We also serve as the depositor for variable annuity contracts and other debt securities that rely on certain exemptions from registration under the Investment Company Act of 1940 and the Securities Act of 1933. Nevertheless, certain provisions of the Investment Company Act of 1940 and the Securities Act of 1933 may apply to these products issued under certain circumstances.

The Investment Company Act of 1940, the Investment Advisers Act of 1940, the Securities Exchange Act of 1934 and the Securities Act of 1933, including the rules and regulations promulgated thereunder, are subject to change, which may affect us and any products we issue.

The SEC, FINRA, state attorneys general and other federal offices may conduct periodic examinations, in addition to special or targeted examinations of us and/or specific products. These examinations or inquiries may include, but are not necessarily limited to, product disclosures and sales issues, financial and accounting disclosure and operational issues. Often examinations are "sweep exams" whereby the regulator reviews current issues facing the financial or insurance industry as a whole.

The SEC adopted rule 12h-7 under the Exchange Act effective May 1, 2009. Rule 12h-7 exempts insurance companies from filing reports under the Exchange Act when the insurance company issues certain types of securities that are registered under the Securities Act of 1933 and such products are also regulated under state law. GLAIC has elected to rely on the exemption provided under rule 12h-7, and has elected to suspend the filing of reports under the Exchange Act.

   ENVIRONMENTAL CONSIDERATIONS

As an owner and operator of real property, we are subject to extensive U.S. federal and state environmental laws and regulations. Potential environmental liabilities and costs in connection with any required remediation of such properties is also an inherent risk in property ownership and operation. In addition, we hold equity interests in companies, and have made loans secured by properties, that could potentially be subject to environmental liabilities. We routinely have environmental assessments performed with respect to real estate being acquired for investment and real property to be acquired through foreclosure. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based upon information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any remediation of such properties will not have a material adverse effect on our business, financial condition or results of operations.

   ERISA CONSIDERATIONS

We provide certain products and services to employee benefit plans that are subject to ERISA or the Internal Revenue Code. As such, our activities are subject to the restrictions imposed by ERISA and the Internal Revenue Code, including the requirement under ERISA that fiduciaries must perform their duties solely in the interests of ERISA plan participants and beneficiaries, and fiduciaries may not cause or permit a covered plan to engage in certain prohibited transactions with persons who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Internal Revenue Code are subject to enforcement by the U.S. Department of Labor, the IRS, and the Pension Benefit Guaranty Corporation.

   USA PATRIOT ACT

The USA PATRIOT Act of 2001 (the "Patriot Act"), enacted in response to the terrorist attacks on September 11, 2001, contains anti-money laundering and financial transparency laws and mandates the implementation of various new regulations applicable to broker/dealers and other financial services companies including insurance companies. The Patriot Act seeks to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties who may be involved in terrorism or money laundering. Anti-money laundering laws outside of the U.S. contain similar


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provisions. The increased obligations of financial institutions to identify their customers, watch for and report suspicious transactions, respond to requests for information by regulatory authorities and law enforcement agencies, and share information with other financial institutions, require the implementation and maintenance of internal practices, procedures and controls. We believe that we have implemented, and that we maintain, appropriate internal practices, procedures and controls to enable us to comply with the provisions of the Patriot Act. Certain additional requirements became applicable under the Patriot Act in May 2006 through a U.S. Treasury regulation which required that certain insurers have anti-money laundering compliance plans in place. We believe our plan complies with these requirements.

   PRIVACY OF CONSUMER INFORMATION

U.S. federal and state laws and regulations require financial institutions, including insurance companies, to protect the security and confidentiality of consumer financial information and to notify consumers about the companies' policies and practices relating to their collection and disclosure of consumer information and their policies relating to protecting the security and confidentiality of that information. Similarly, federal and state laws and regulations also govern the disclosure and security of consumer health information. In particular, regulations promulgated by the U.S. Department of Health and Human Services regulate the disclosure and use of protected health information by health insurers and others, the physical and procedural safeguards employed to protect the security of that information, and the electronic transmission of such information. Congress and state legislatures are expected to consider additional legislation relating to privacy and other aspects of consumer information.

DESCRIPTION OF PHYSICAL PROPERTIES

We conduct our business from various facilities host of which are leased except for one building in Richmond, Virginia, and several facilities in Lynchburg, Virginia which we own.

RISK FACTORS

You should carefully consider the following risks. These risks could materially affect our business, results of operations or financial condition or cause our actual results to differ materially from those expected or those expressed in any forward-looking statements made by us or on our behalf. These risks are not exclusive, and additional risks to which we are subject include, but are not limited to, the factors mentioned under "Cautionary note regarding forward-looking statements" and the risks of our businesses described elsewhere in this filing for the year ended December 31, 2009.

DOWNTURNS AND VOLATILITY IN ECONOMIES AND EQUITY AND CREDIT MARKETS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

Our results of operations are materially affected by the state of the economy in which we operate and conditions in the capital markets we access. Factors such as higher unemployment, lower consumer spending, lower business investment, higher government spending, the volatility and strength of the capital markets and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. The recessionary state and the volatility of the economy have fueled uncertainty and downturns in mortgage markets have contributed to increased volatility in our business and results of operations. This uncertainty and volatility has impacted, and may continue to impact, the demand for certain financial and insurance products. As a result, we have experienced, and may continue to experience, an elevated incidence of claims and lapses or surrenders of policies, and some of our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether.

If equity and credit markets experience heightened volatility and turmoil, issuers that have exposure to the mortgage and credit markets would be particularly affected. These events would have an adverse effect on us, in part because we have exposure to such issuers in our investment portfolio and also because such events can influence customer behavior. Our revenues would decline if there are significant impairments in our investment portfolio or the equity markets erode the profitability of our retirement income products impacted by those markets.

In addition, given continuing challenges in market conditions, issuers of the fixed-income securities and commercial mortgage loans that we own may default on principal and interest payments. Economic downturns like the one recently experienced could cause significant declines in the value of our fixed maturity securities portfolio and could lead to a higher rate of defaults on our fixed-income security portfolio, as well as declines in certain other asset classes and corporate bond sectors, that could adversely affect our financial results. Securities that are less liquid could also become more difficult to value and could be hard to dispose of in that type of economic environment.

The economic downturn has had, and will continue to have, an adverse effect on our ability to efficiently access capital markets


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for capital management purposes, including the issuance of fixed and floating rate non-recourse funding obligations for purposes of supporting our term and universal life insurance products. If credit markets remain tight, this is likely to have a continuing adverse impact on our profitability, liquidity and access to funding opportunities.

Downturns and volatility in equity markets may also discourage purchases of separate account products, such as variable annuities, that have returns linked to the performance of the equity markets and may cause some existing customers to withdraw cash values or reduce investments in these products. In addition, if the performance of the underlying mutual funds in the separate account products experience downturns and volatility for an extended period of time, the payment of any living benefit guarantee available in certain variable annuity products may have an adverse effect on us, because more payments will be required to come from general account assets than from contractholder separate account investments. Continued equity market volatility could result in additional losses in our variable annuity products and associated hedging program which will further challenge our ability to recover deferred acquisition costs ("DAC") on these products and could lead to additional write-offs of DAC, as well as increased hedging costs.

Our revenues and returns from our separately managed account products and services could also be impacted by downturns and volatility in equity markets. Because these products and services generate fees generally from the value of assets under management, a decline in the equity markets could reduce our revenues by reducing the value of the investment assets we manage. Downturns in equity markets could also lead to an increase in liabilities associated with secondary guarantee features, such as guaranteed minimum benefits on separate account products, where we have equity market risk exposure.

A DOWNGRADE OR A POTENTIAL DOWNGRADE IN OUR FINANCIAL STRENGTH OR CREDIT RATINGS COULD RESULT IN A LOSS OF BUSINESS AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Financial strength ratings, which various rating agencies publish as measures of an insurance company's ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in our products, the ability to market our products and our competitive position. See "Business -- Financial Strength Ratings" for a complete description of our current ratings.

A ratings downgrade could occur for a variety of reasons, including reasons specifically related to Genworth, generally related to our industry or the broader financial services industry or as a result of changes by the rating agencies in their methodologies or rating criteria. A negative outlook on our ratings or a downgrade in any of our financial strength or credit ratings, the announcement of a potential downgrade, or customer concerns about the possibility of a downgrade, could have a material adverse effect on our business, financial condition and results of operations. These direct or indirect effects could include:

  . reducing new sales of insurance products, annuities and other investment products;

  . requiring us to modify some of our existing products or services to remain competitive, or introduce new products or services;

  . adversely affecting our relationships with key distributors, independent sales intermediaries and our dedicated sales specialists, including the loss of exclusivity under certain agreements with our independent sales intermediaries;

  . materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders;

  . requiring us to post additional collateral or terminate contracts under the terms of the International Swaps and Derivatives Association agreements with derivative counterparties, or to provide support in the form of collateral, capital contributions or letters of credit under the terms of certain of our reinsurance, securitization and other agreements; and

  . adversely affecting our ability to maintain reinsurance assumed or obtain new reinsurance or obtain it on reasonable pricing terms;

INTEREST RATE FLUCTUATIONS AND LEVELS COULD ADVERSELY AFFECT OUR BUSINESS AND PROFITABILITY.

Our insurance and investment products are sensitive to interest rate fluctuations and expose us to the risk that falling interest rates or credit spreads will reduce our margin or the difference between the returns we earn on the investments that support our obligations under these products and the amounts that we must pay to policyholders and contractholders. Because we may reduce the interest rates we credit on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, declines in interest rates have adversely affected, and may continue to adversely affect, the profitability of these products.

During periods of increasing market interest rates, we may offer higher crediting rates on interest-sensitive products, such as


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universal life insurance and fixed annuities, and we may increase crediting rates on in-force products to keep these products competitive. In addition, rapidly rising interest rates may cause increased policy surrenders, withdrawals from life insurance policies and annuity contracts and requests for policy loans, as policyholders and contractholders shift assets into higher yielding investments. Increases in crediting rates, as well as surrenders and withdrawals, could have an adverse effect on our financial condition and results of operations.

Our term life insurance products also expose us to the risk of interest rate fluctuations. The pricing and expected future profitability of these products are based in part on expected investment returns. Over time, term life insurance products generally produce positive cash flows as customers pay periodic premiums, which we invest as they are received. Low interest rates reduce our ability to achieve our targeted investment margins and may adversely affect the profitability of our term life insurance products.

Interest rate fluctuations also could have an adverse effect on the results of our investment portfolio. During periods of declining market interest rates, the interest we receive on variable interest rate investments decreases. In addition, during those periods, we are forced to reinvest the cash we receive as interest or return of principal on our investments in lower-yielding high-grade instruments or in lower-credit instruments to maintain comparable returns. Issuers of fixed-income securities may also decide to prepay their obligations in order to borrow at lower market rates, which exacerbates the risk that we may have to invest the cash proceeds of these securities in lower-yielding or lower-credit instruments.

ADVERSE CAPITAL AND CREDIT MARKET CONDITIONS MAY SIGNIFICANTLY AFFECT OUR ACCESS TO CAPITAL AND MAY AFFECT OUR ABILITY TO MEET LIQUIDITY OR REFINANCING REQUIREMENTS IN THE FUTURE.

In the event market or other conditions have an adverse impact on our capital and liquidity needs beyond expectations and the sources outlined do not satisfy our needs, we could have to seek additional funding. Funding sources could potentially include the generation of proceeds from the sale of assets (including assets in our investment portfolio or blocks of business). All such funding sources can have various impacts on our financial condition, including book value, and results of operations.

The availability of additional funding will depend on a variety of factors such as market conditions, regulatory considerations, the general availability of credit, the overall availability of credit to the financial services industry, the level of activity and availability of reinsurers or acquirers of assets, our credit ratings and credit capacity and the performance of and outlook for our business. Market conditions may make it difficult to obtain funding or complete asset sales to generate additional liquidity, especially on short notice. Our access to funding may be further impaired if our credit or financial strength ratings are negatively impacted.

OUR VALUATION OF FIXED MATURITY, EQUITY AND TRADING SECURITIES MAY INCLUDE METHODOLOGIES, ESTIMATIONS AND ASSUMPTIONS THAT ARE SUBJECT TO DIFFERING INTERPRETATIONS AND COULD RESULT IN CHANGES TO INVESTMENT VALUATIONS THAT MAY MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Fixed maturity, equity and trading securities are reported at fair value on our consolidated balance sheets. They represent the majority of our total cash, cash equivalents and invested assets. Our portfolio of fixed maturity securities consists primarily of investment grade securities. During periods of market disruption, including periods of volatile asset pricing, credit-spread volatility, illiquidity and reduced transparency of market participant valuation inputs, certain of our investment securities, such as our Alt-A and sub-prime mortgage-backed securities, become difficult to value. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the economic environment. In these cases, valuing our investment securities may require more subjectivity and management judgment. As a result, valuations may include inputs and assumptions that are less observable or require greater estimation, as well as valuation methods that are more sophisticated or require greater estimation, thereby resulting in values that are less certain and may vary significantly from the value at which the investments may be ultimately sold. The methodologies, estimates and assumptions we use in valuing our investment securities evolve over time and are subject to different interpretation (including based on developments in relevant accounting literature), all of which can lead to changes in the value of our investment securities. Rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of investment securities as reported within our consolidated financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

DEFAULTS, DOWNGRADES OR OTHER EVENTS IMPACTING THE VALUE OF OUR FIXED MATURITY SECURITIES PORTFOLIO MAY REDUCE OUR INCOME.

We are subject to the risk that the issuers or guarantors of fixed maturity securities we own may default on principal or interest payments they owe us. As of December 31, 2009, fixed


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maturity securities of $11,248.8 million in our investment portfolio represented 62.1% of our total cash, cash equivalents and invested assets. Events reducing the value of our investment portfolio other than on a temporary basis could have a material adverse effect on our business, results of operations and financial condition. Levels of write-downs or impairments are impacted by our assessment of the financial condition of the issuer, whether or not the issuer is expected to pay its principal and interest obligations or circumstances that would require us to sell securities which have declined in value. Recent volatility and uncertainty in the sub-prime and Alt-A residential market have resulted in increased delinquency rates and these developments have had an adverse impact on our investments in securities backed by sub-prime and Alt-A residential mortgage loans. The credit quality of our hybrid securities may be adversely impacted by the level and type of government support, including the risk that these institutions could be nationalized or be restricted from making discretionary payments of principal or interest. If we determine to reposition or realign portions of the portfolio where we determine to sell certain securities in an unrealized loss position, then we will incur an other-than-temporary impairment charge.

DEFAULTS ON OUR COMMERCIAL MORTGAGE LOANS OR THE MORTGAGE LOANS UNDERLYING OUR INVESTMENTS IN COMMERCIAL MORTGAGE-BACKED SECURITIES AND VOLATILITY IN PERFORMANCE MAY ADVERSELY AFFECT OUR PROFITABILITY.

Our commercial mortgage loans and investments in commercial mortgage-backed securities face default risk. Commercial mortgage loans are stated on our consolidated balance sheets at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and are net of impairments and valuation allowances. We establish valuation allowances for estimated impairments as of the balance sheet date based on information, such as the market value of the underlying real estate securing the loan, any third-party guarantees on the loan balance or any cross collateral agreements and their impact on expected recovery rates. Commercial mortgage-backed securities are stated on our balance sheet at fair value. The performance of our commercial mortgage loans and commercial mortgage-backed securities investments, however, may fluctuate in the future. In addition, some of our commercial mortgage loans and the underlying mortgage loans supporting our investments in commercial mortgage-backed securities have balloon payment maturities. An increase in the default rate of our commercial mortgage loans could have a material adverse effect on our business, results of operations and financial condition.

Further, any concentration of geographic or sector exposure in our commercial mortgage loans or the mortgage loans underlying our investments in commercial mortgage-backed securities may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition. While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are exposed.

WE MAY BE REQUIRED TO RECOGNIZE IMPAIRMENTS IN THE VALUE OF OUR GOODWILL, WHICH WOULD INCREASE OUR EXPENSES AND REDUCE OUR U.S. GAAP PROFITABILITY.

Goodwill represents the excess of the amount we paid to acquire our subsidiaries and other businesses over the fair value of their net assets at the date of the acquisition. Under U.S. GAAP, we test the carrying value of goodwill for impairment at least annually at the "reporting unit" level, which is either an operating segment or a business one level below the operating segment. Goodwill is impaired if the fair value of the reporting unit as a whole is less than the fair value of the identifiable assets and liabilities of the reporting unit, plus the carrying value of goodwill, at the date of the test. For example, goodwill may become impaired if the fair value of a reporting unit as a whole were to decline by an amount greater than the decline in the value of its individually identifiable assets and liabilities. This may occur for various reasons, including changes in actual or expected income or cash flows of a reporting unit or generation of income by a reporting unit at a lower rate of return than similar businesses or for decreases in our market capitalization. If any portion of our goodwill becomes impaired, we would be required to recognize the amount of the impairment as a non-cash expense in the current period. See note 6 in our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information related to goodwill.

THE SOUNDNESS OF OTHER FINANCIAL INSTITUTIONS COULD ADVERSELY AFFECT US.

We routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutional clients. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. For example, we hedge various business risks using derivative instruments, including options and interest rate swaps with a number of counterparties. If our counterparties fail or refuse to honor their obligations, our hedges of the related risk will be ineffective. Such failure could have an adverse effect on our financial condition and results of operations.


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AN ADVERSE CHANGE IN OUR RISK-BASED CAPITAL AND OTHER REGULATORY REQUIREMENTS
COULD RESULT IN A DECLINE IN OUR RATINGS, INCREASED SCRUTINY BY REGULATORS AND HAVE AN ADVERSE IMPACT ON OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS.

We are subject to RBC standards and other minimum statutory capital and surplus requirements imposed under the laws of our state of domicile. The RBC standards, which are based upon the RBC Model Act adopted by the NAIC, require us to report our results of RBC calculations annually to the state departments of insurance and the NAIC. Changes in SAP relating to RBC calculations could adversely impact our ability to meet minimum RBC and statutory capital and surplus requirements. In addition, defaults, impairments or declines in the NAIC designations in our investment portfolio and a decline in our results of operations as recorded in accordance with SAP would have an adverse impact on our RBC levels.

Our failure to meet applicable RBC requirements or minimum statutory capital and surplus requirements could subject us to further examination or corrective action imposed by state insurance regulators, including limitations on our ability to write additional business, state supervision, seizure or liquidation.

An adverse change in our RBC or other minimum regulatory requirements also could cause rating agencies to downgrade our financial strength ratings, which would have an adverse impact on our ability to write and retain business. Certain actions by regulators or rating agencies could have a material adverse effect on our financial condition and results of operations.

IF OUR RESERVES FOR FUTURE POLICY CLAIMS ARE INADEQUATE, WE MAY BE REQUIRED TO INCREASE OUR RESERVE LIABILITIES, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We calculate and maintain reserves for estimated future payments of claims to our policyholders and contractholders in accordance with U.S. GAAP and industry accounting practices. We release these reserves as those future obligations are extinguished. The reserves we establish reflect estimates and actuarial assumptions with regard to our future experience. These estimates and actuarial assumptions involve the exercise of significant judgment. Our future financial results depend significantly upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including economic and social conditions, inflation, healthcare costs, policyholder persistency (resulting in adverse claims experience), and changes in doctrines of legal liability and damage awards in litigation. Therefore, we cannot determine with precision the ultimate amounts we will pay for actual claims or the timing of those payments.

We regularly monitor our reserves. If we conclude that our reserves are insufficient to cover actual or expected policy and contract benefits and claim payments, we would be required to increase our reserves and incur charges for the period in which we make the determination, which would adversely affect our results of operations and financial condition and may put additional strain on our available liquidity.

COMPETITORS COULD NEGATIVELY AFFECT OUR ABILITY TO MAINTAIN OR INCREASE OUR MARKET SHARE AND PROFITABILITY.

Our businesses are subject to intense competition. We believe the principal competitive factors in the sale of our products are product features, product investment returns, price, commission structure, marketing and distribution arrangements, brand, reputation, financial strength ratings and service. In many of our product lines, we face competition from competitors that have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have lower profitability expectations or have higher financial strength ratings than we do. Many competitors offer similar products and use similar distribution channels. The substantial expansion of banks' and insurance companies' distribution capacities and expansion of product features in recent years have intensified pressure on margins and production levels and have increased the level of competition in many of our businesses. Consolidation among banks, insurance companies and other financial services companies could also have an adverse effect on our financial condition and results of operations if the surviving entity requires more favorable terms than we had previously been offering to one or more of the combined companies or if it elects not to continue to do business with us following the consolidation. The appointment of a receiver to rehabilitate or liquidate a significant competitor could also negatively impact our businesses if such appointment were to impact consumer confidence in industry products and services.

REINSURANCE MAY NOT BE AVAILABLE, AFFORDABLE OR ADEQUATE TO PROTECT US AGAINST LOSSES.

As part of our overall risk and capital management strategy, we have historically purchased reinsurance from external reinsurers as well as provided internal reinsurance support for certain risks underwritten by our various business segments. The availability and cost of reinsurance protection are impacted by our operating and financial performance as well as conditions beyond our control. For example, volatility in the equity markets and the related impacts on asset values required to fund liabilities may


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reduce the availability of certain types of reinsurance and make it more costly when it is available, as reinsurers are less willing to take on credit risk in a volatile market. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient new reinsurance on acceptable terms, which could adversely affect our ability to write future business or obtain statutory capital credit for new reinsurance.

IF THE COUNTERPARTIES TO OUR REINSURANCE ARRANGEMENTS OR TO THE DERIVATIVE INSTRUMENTS WE USE TO HEDGE OUR BUSINESS RISKS DEFAULT OR FAIL TO PERFORM, WE MAY BE EXPOSED TO RISKS WE HAD SOUGHT TO MITIGATE, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We use reinsurance and derivative instruments to mitigate our risks in various circumstances. Reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear credit risk with respect to our reinsurers. We cannot assure you that our reinsurers will pay the reinsurance recoverable owed to us now or in the future or that they will pay these recoverables on a timely basis. A reinsurer's insolvency, inability or unwillingness to make payments under the terms of its reinsurance agreement with us could have an adverse effect on our financial condition and results of operations.

Prior to the completion of Genworth's IPO, we ceded to UFLIC substantially all of our in-force structured settlements block of business and variable annuity business. UFLIC has established trust accounts for our benefit to secure its obligations under the reinsurance arrangements, and General Electric Capital Corporation ("GE Capital"), an indirect subsidiary of General Electric Company, has agreed to maintain UFLIC's RBC above a specified minimum level. If UFLIC becomes insolvent notwithstanding this agreement, and the amounts in the trust accounts are insufficient to pay UFLIC's obligations to us, our financial condition and results of operations could be materially adversely affected.

In addition, we use derivative instruments to hedge various business risks. We enter into a variety of derivative instruments, including options and interest rate swaps with a number of counterparties. If our counterparties fail or refuse to honor their obligations under the derivative instruments, our hedges of the related risk will be ineffective. This failure could have an adverse effect on our financial condition and results of operations.

OUR FOCUS ON KEY DISTRIBUTION RELATIONSHIPS MAY EXPOSE US TO REDUCED SALES IN THE FUTURE.

Although we distribute our products through a wide variety of distribution models, we do maintain relationships with key distribution partners. These distribution partners are an integral part of our business model. If capital, credit and equity markets experience extreme volatility, we are at risk that key distribution partners may merge, change their distribution model affecting how our products are sold, or terminate their distribution contract with us. In addition, timing of key distributor adoption of our new product offerings may impact sales of those products. Distributors may elect to reduce or terminate their distribution relationships with us if there are adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Any termination or material change in relationship with a key distribution partner could have a material adverse affect on our future sales for one or more product lines.

WE ARE HEAVILY REGULATED AND CHANGES IN REGULATION MAY REDUCE OUR PROFITABILITY AND LIMIT OUR GROWTH.

We are subject to a wide variety of laws and regulations. State insurance laws regulate most aspects of our insurance businesses, and we are regulated by the insurance departments of the states in which we are domiciled and licensed.

Insurance regulatory authorities have broad administrative powers with respect to, among other things:

  .  licensing companies and agents to transact business;

  . calculating the value of assets to determine compliance with statutory requirements;

  .  mandating certain insurance benefits;

  .  regulating certain premium rates;

  .  reviewing and approving policy forms;

  . regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

  . establishing and revising statutory capital and reserve requirements and solvency standards;

  . fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

  .  approving future rate increases;

  .  approving changes in control of insurance companies;

  . restricting the payment of dividends and other transactions between affiliates; and

  .  regulating the types, amounts and valuation of investments.


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State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, can be made for the benefit of the consumer at the expense of the insurer and thus could have an adverse effect on our financial condition and results of operations.

LEGAL AND REGULATORY INVESTIGATIONS AND ACTIONS ARE COMMON IN THE INSURANCE BUSINESS AND MAY RESULT IN FINANCIAL LOSSES AND HARM OUR REPUTATION.

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In our insurance operations, we are, have been, or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers, and breaching fiduciary or other duties to customers. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. We are also subject to litigation arising out of our general business activities such as our contractual and employment relationships. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state, federal and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

For further discussion of current investigations and proceedings in which we are involved, see "Legal Proceedings." We cannot assure you that these investigations and proceedings will not have a material adverse effect on our business, financial condition or results of operations. It is also possible that we could become subject to further investigations and have lawsuits filed or enforcement actions initiated against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operations.

OUR COMPUTER SYSTEMS MAY FAIL OR THEIR SECURITY MAY BE COMPROMISED, WHICH COULD DAMAGE OUR BUSINESS AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our business is highly dependent upon the effective operation of our computer systems. We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and distributors, performing actuarial analyses and maintaining financial records. Despite the implementation of security and back-up measures, our computer systems may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operations.

We retain confidential information in our computer systems, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our computer systems could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. In addition, an increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

THE OCCURRENCE OF NATURAL OR MAN-MADE DISASTERS OR A PANDEMIC COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, floods and tornadoes, and man-made disasters, including acts of terrorism and military actions and pandemics. For example, a natural or man-made disaster or a pandemic could lead to unexpected changes in persistency rates as policyholders and contractholders who are affected by the disaster may be unable to meet their contractual


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obligations, such as payment of premiums on our insurance policies and deposits into our investment products. They could also significantly increase our mortality and morbidity experience above the assumptions we used in pricing our insurance and investment products. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster or a pandemic could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas, as well as an adverse effect on home prices in those areas, which could result in increased loss experience in our mortgage insurance businesses. Disasters or a pandemic also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations.

A natural or man-made disaster or a pandemic could also disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us. For example, a natural or man-made disaster or a pandemic could lead to increased reinsurance prices and potentially cause us to retain more risk than we otherwise would retain if we were able to obtain reinsurance at lower prices. In addition, a disaster or a pandemic could adversely affect the value of the assets in our investment portfolio if it affects companies' ability to pay principal or interest on their securities. See "-- We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts."

WE MAY FACE LOSSES IF MORBIDITY RATES OR MORTALITY RATES DIFFER SIGNIFICANTLY FROM OUR PRICING EXPECTATIONS.

We set prices for our insurance and some annuity products based upon expected claims and payment patterns, using assumptions for, among other things, morbidity rates, or likelihood of sickness, and mortality rates, or likelihood of death, of our policyholders and contractholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if morbidity rates are higher, or mortality rates are lower, than our pricing assumptions, we could be required to make greater payments under annuity contracts than we had projected. Conversely, if mortality rates are higher than our pricing assumptions, we could be required to make greater payments under our life insurance policies and annuity contracts with GMDBs than we had projected.

WE MAY BE REQUIRED TO ACCELERATE THE AMORTIZATION OF DEFERRED ACQUISITION COSTS AND THE PRESENT VALUE OF FUTURE PROFITS, WHICH WOULD INCREASE OUR EXPENSES AND REDUCE PROFITABILITY.

DAC represents costs that vary with and are primarily related to the sale and issuance of our insurance policies and investment contracts that are deferred and amortized over the estimated life of the related insurance policies and investment contracts. These costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. Under U.S. GAAP, DAC is subsequently amortized to income, over the lives of the underlying contracts, in relation to the anticipated recognition of premiums or gross profits. In addition, when we acquire a block of insurance policies or investment contracts, we assign a portion of the purchase price to the right to receive future net cash flows from existing insurance and investment contracts and policies. This intangible asset, called the present value of future profits ("PVFP"), represents the actuarially estimated present value of future cash flows from the acquired policies. We amortize the value of this intangible asset in a manner similar to the amortization of DAC.

Our amortization of DAC and PVFP generally depends upon anticipated profits from investments, surrender and other policy and contract charges, mortality, morbidity and maintenance expense margins. Unfavorable experience with regard to expected expenses, investment returns, mortality, morbidity, withdrawals or lapses may cause us to increase the amortization of DAC or PVFP, or both, or to record a charge to increase benefit reserves.

We regularly review DAC and PVFP to determine if they are recoverable from future income. If these costs are not recoverable, they are charged to expenses in the financial period in which we make this determination. For example, if we determine that we are unable to recover DAC from profits over the life of a block of insurance policies or annuity contracts, or if withdrawals or surrender charges associated with early withdrawals do not fully offset the unamortized acquisition costs related to those policies or annuities, we would be required to recognize the additional DAC amortization as an expense in the current period. Equity market volatility could result in additional losses in our variable annuity products and associated hedging program which will challenge our ability to recover DAC on these products and could lead to further write-offs of DAC.


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MEDICAL ADVANCES, SUCH AS GENETIC RESEARCH AND DIAGNOSTIC IMAGING, AND RELATED
LEGISLATION COULD ADVERSELY AFFECT THE FINANCIAL PERFORMANCE OF OUR LIFE INSURANCE AND ANNUITY BUSINESSES.

Genetic research includes procedures focused on identifying key genes that render an individual predisposed to specific diseases, such as particular types of cancer and other diseases. Other medical advances, such as diagnostic imaging technologies, also may be used to detect the early onset of diseases such as cancer and cardiovascular disease. We believe that if individuals learn through medical advances that they are predisposed to particular conditions that may reduce life longevity, they will be more likely to purchase our life insurance policies or not to permit existing policies to lapse. In contrast, if individuals learn that they lack the genetic predisposition to develop the conditions that reduce longevity, they will be less likely to purchase our life insurance products but more likely to purchase certain annuity products. In addition, such individuals that are existing policyholders will be more likely to permit their policies to lapse.

If we were to gain access to the same genetic or medical information as our prospective policyholders and contractholders, then we would be able to take this information into account in pricing our life insurance policies and annuity contracts. However, there have been a number of legislative and regulatory actions and proposals that make, or could make, genetic and other medical information confidential and unavailable to insurance companies. Pursuant to these legislative and regulatory actions and proposals, prospective policyholders and contractholders would only disclose this information if they chose to do so voluntarily. These factors could lead us to reduce sales of products affected by these legislative and regulatory actions and proposals and could result in a deterioration of the risk profile of our portfolio, which could lead to payments to our policyholders and contractholders that are higher than we anticipated.

Medical advances could also lead to new forms of preventive care. Preventive care could extend the life and improve the overall health of individuals. If this were to occur, the duration of payments under certain of our annuity products likely would increase, thereby reducing profitability in that business.

WE MAY FACE LOSSES IF THERE ARE SIGNIFICANT DEVIATIONS FROM OUR ASSUMPTIONS REGARDING THE FUTURE PERSISTENCY OF OUR INSURANCE POLICIES AND ANNUITY CONTRACTS.

The prices and expected future profitability of our insurance and deferred annuity products are based in part upon expected patterns of premiums, expenses and benefits, using a number of assumptions, including those related to persistency, which is the probability that a policy or contract will remain in-force from one period to the next. The effect of persistency on profitability varies for different products. For most of our life insurance and deferred annuity products, actual persistency that is lower than our persistency assumptions could have an adverse impact on profitability, primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy or contract. For our universal life insurance policies, increased persistency that is the result of the sale of policies by the insured to third parties that continue to make premium payments on policies that would otherwise have lapsed, also known as life settlements, could have an adverse impact on profitability because of the higher claims rate associated with settled policies.

Because our assumptions regarding persistency experience are inherently uncertain, reserves for future policy benefits and claims may prove to be inadequate if actual persistency experience is different from those assumptions. Although some of our products permit us to increase premiums during the life of the policy or contract, we cannot guarantee that these increases would be sufficient to maintain profitability or that such increases would be approved by regulators. Moreover, many of our products do not permit us to increase premiums or limit those increases during the life of the policy or contract. Significant deviations in experience from pricing expectations regarding persistency could have an adverse effect on the profitability of our products.

WE CANNOT PROVIDE ASSURANCE THAT WE WILL BE ABLE TO CONTINUE TO IMPLEMENT ACTIONS TO MITIGATE THE IMPACT OF REGULATIONS XXX OR AXXX AND AS A RESULT WE MAY INCUR HIGHER OPERATING COSTS THAT COULD HAVE AN ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We have increased term and universal life insurance statutory reserves in response to the Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," and the Valuation of Life Insurance Policies Regulation, as clarified by Actuarial Guideline 38 (more commonly known as "Regulation AXXX") and have taken steps to mitigate the impact the regulations have had on our business, including increasing premium rates and implementing capital solutions. We cannot provide assurance that we will be able to continue to implement actions to mitigate further impacts of Regulations XXX or AXXX on our term and universal life insurance products. Recent market conditions have limited the capacity or increased prices for these reserve funding options. If capacity continues to be limited for a prolonged period of time, our ability to obtain new funding for these structures may be hindered. Additionally, we cannot provide assurance that there will not be regulatory, tax or other


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challenges to the actions we have taken to date. The result of those potential challenges could require us to increase statutory reserves or incur higher operating and/or tax costs.

LEGAL PROCEEDINGS

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In our insurance operations, we are, have been, or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. We are also subject to litigation arising out of our general business activities such as our contractual and employment relationships. We are also subject to various regulatory inquiries, such as information requests, subpoenas, books and record examinations and market conduct and financial examinations from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

MARKET FOR GENWORTH LIFE AND ANNUITY INSURANCE COMPANY'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

As of December 31, 2009, all of our common stock, our sole class of common equity on the date hereof, was owned by GLIC. Accordingly, there was no public trading market for our common equity.

As previously discussed, our ability to pay dividends is restricted by state insurance law.

Selected Financial Data

The following table sets forth selected financial information. The selected financial information as of December 31, 2009 and 2008, and for the years ended December 31, 2009, 2008 and 2007 has been derived from our consolidated financial statements, which have been audited by KPMG LLP and are included in "Financial Statements and Supplementary Data." You should read this information in conjunction with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements, the related notes and the accompanying independent registered public accounting firm's report, which are included in "Financial Statements and Supplementary Data."



                                                                                       YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS)                                                        2009       2008      2007      2006      2005
-----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME INFORMATION
Revenues                                                                  $ 1,910.4  $ 1,687.8  $ 2,653.3 $ 2,635.1 $ 2,483.6
Income (loss) before cumulative effect of change in accounting principle       (1.3)    (409.3)     323.7     359.6     270.6

CONSOLIDATED BALANCE SHEET INFORMATION
Total investments                                                         $16,836.5  $17,063.4  $20,173.7 $20,142.5 $17,728.2
Separate account assets                                                    10,086.3    8,501.9   12,005.8  10,383.4   8,777.3
Reinsurance recoverable                                                     8,216.0    8,490.7    8,670.6   9,386.8  10,187.0
All other assets                                                            6,046.6    7,314.8    5,127.0   4,591.3   4,336.1
                                                                          ---------  ---------  --------- --------- ---------
   Total assets                                                           $41,185.4  $41,370.8  $45,977.1 $44,504.0 $41,028.6
-----------------------------------------------------------------------------------------------------------------------------
Policyholder liabilities                                                  $21,559.7  $24,253.6  $24,056.2 $24,776.8 $23,918.2
Separate account liabilities                                               10,086.3    8,501.9   12,005.8  10,383.4   8,777.3
Non-recourse funding obligations                                            3,543.0    3,555.0    3,555.0   2,765.0   1,400.0
All other liabilities                                                       1,668.7    1,843.3    2,073.7   2,135.1   2,327.6
                                                                          ---------  ---------  --------- --------- ---------
   Total liabilities                                                      $36,857.7  $38,153.8  $41,690.7 $40,060.3 $36,423.1
-----------------------------------------------------------------------------------------------------------------------------

                                                                YEARS ENDED DECEMBER 31,
----------------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS)                                 2009       2008      2007      2006     2005
----------------------------------------------------------------------------------------------------
   Accumulated other comprehensive income (loss)    $ (664.1) $(1,603.6) $ (333.3) $   22.0 $   81.7
   Total stockholder's equity                        4,327.7    3,217.0   4,286.4   4,443.7  4,605.5

STATUTORY FINANCIAL INFORMATION/(1)/
Statutory capital and surplus/(2)/                  $3,707.9  $ 3,284.5  $2,496.0  $2,498.9 $2,085.0
Asset valuation reserve                                 23.2      127.1     170.1     158.5    156.9
----------------------------------------------------------------------------------------------------



/(1)/We derived the Statutory Financial Information from Annual Statements of our insurance company subsidiaries that were filed with the insurance departments in states where we are domiciled and were prepared in accordance with statutory accounting practices prescribed or permitted by the insurance departments in states where we are domiciled. These statutory accounting practices vary in certain material respects from U.S. GAAP.

/(2)/Combined statutory capital and surplus includes surplus notes issued by certain of our life insurance subsidiaries.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our consolidated financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and related notes included in "Financial Statements and Supplementary Data."

Overview

   OUR BUSINESS

We are one of a number of subsidiaries of Genworth, a leading financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers, with a presence in more than 25 countries. We have two operating segments: Protection and Retirement Income, formerly known as Retirement Income and Institutional.

  . PROTECTION. We offer customers term and universal life insurance and Medicare supplement insurance.

  . RETIREMENT INCOME. We offer customers a variety of wealth accumulation and income distribution products. Wealth accumulation and income distribution products principally include fixed and variable deferred and immediate individual annuities and group variable annuities offered through retirement plans.

We also have Corporate and Other activities which include unallocated corporate income and expenses and non-strategic products that are managed outside of our operating segments. Our non-strategic products include our institutional and corporate-owned life insurance products. Institutional products consist of: funding agreements, FABNs and GICs.

   REVENUES AND EXPENSES

Our revenues consist primarily of the following:

  .  PROTECTION.  The revenues in our Protection segment consist primarily of:

    . net premiums earned on individual term life insurance and Medicare supplement insurance policies;

    . net investment income and net investment gains (losses) allocated to this segment; and

    . policy fees and other income, including mortality and expense risk charges and surrender charges, primarily from universal life insurance policies and other administrative charges.

  . RETIREMENT INCOME. The revenues in our Retirement Income segment consist primarily of:

    . net premiums earned on single premium immediate annuities with life contingencies;

    . net investment income and net investment gains (losses) allocated to this segment; and

    . policy fees and other income, including surrender charges and mortality and expense risk charges, primarily from variable annuity contracts and other administrative charges.

  . CORPORATE AND OTHER. The revenues in Corporate and Other consist primarily of:

    .  unallocated net investment income and net investment gains (losses) and

    .  income from non-strategic products.

We allocate net investment gains (losses) from Corporate and Other to our Protection and Retirement Income segments using an approach based principally upon the investment portfolios established to support the segment's products and targeted capital levels.


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




Our expenses consist primarily of the following:

  . benefits provided to policyholders and contractholders and changes in reserves;

  .  interest credited on general account balances;

  . acquisition and operating expenses, including commissions, marketing expenses, policy and contract servicing costs, overhead and other general expenses that are not capitalized (shown net of deferrals);

  .  amortization of DAC and other intangible assets;

  .  interest and other financing expenses; and

  .  income taxes.

We allocate corporate expenses to each of our operating segments using a methodology that includes allocated capital.

Business trends and conditions

Our business is, and we expect will continue to be, influenced by a number of industry-wide and product-specific trends and conditions.

GENERAL CONDITIONS AND TRENDS AFFECTING OUR BUSINESSES

Financial and economic environment. As a financial security company, the stability of both the financial markets and the economy in which we operate impacts our sales, revenue growth and trends in profitability of our businesses. Beginning in 2008, we saw a slowing economy, rising unemployment, falling real estate values and reduced consumer spending in virtually all the markets in which we operate. Modest economic growth has returned in the second half of 2009. Financial markets have improved during the second half of 2009, with solid performance, lower volatility in equity markets, narrowing spreads and better credit performance in many sectors of the debt markets, reversing a significant percentage of the declines experienced in 2008.

We believe that the market conditions experienced since 2008 combined with slow economic growth have influenced, and will continue to influence, investment and spending decisions as both consumers and businesses adjust their consumption, debt and risk profiles in response to those conditions. We have seen an adverse impact on sales, revenues and profitability trends of certain insurance and investment products in 2009 related to some of these market conditions. Other factors such as government spending, monetary policies, regulatory initiatives, the volatility and strength of the capital markets, anticipated tax policy changes and the uncertainty surrounding U.S. healthcare reform can affect economic and business outlooks and consumer behaviors.

In our Protection and Retirement Income segments, we saw consumers more willing to return to investing in equity markets and purchase or evaluate other protection and retirement offerings. In certain markets, we have seen an increase in sales and assets under management which indicate select trends may be improving. However, we could experience an increase in lapses or surrenders of policies in our life insurance products if our policyholders need cash.

In response to recent market conditions, we increased pricing in multiple targeted markets and products. We have also adjusted our investment and asset-liability management strategies in an attempt to reduce risk during recent economic and financial market conditions. In addition, we have refined our product and distribution management strategies to best fit with our strengths, profitability targets and risk tolerance. These and other company actions seek to enhance our competitive position as well as our capital flexibility and liquidity as discussed under "-- Liquidity and Capital Resources."

Since late 2008, the U.S. government, Federal Reserve and other legislative and regulatory bodies have taken a variety of other actions to stabilize the capital markets and provide needed liquidity to promote economic growth. There can be no assurance as to what impact any of these actions will or have had on the economic and financial markets, including levels of volatility. A prolonged economic recovery period or global recessionary setback could materially and adversely affect our business, financial condition and results of operations.

Volatility in credit and investment markets. Market conditions showed lower volatility and continued signs of improvement in the fourth quarter of 2009. Early signs of recovery in the economy and generally favorable third quarter of 2009 corporate earnings led to greater investor confidence and another quarter of positive equity and credit market performance. Rising demand for fixed-income products during the fourth quarter of 2009 led to further compression in credit spreads. Market stability was further reflected in the muted response to bankruptcy and default events during the fourth quarter of 2009 as compared to more volatile responses to such events earlier in 2008 and in 2009. The market for asset-backed securities also improved as risk sensitivity declined and demand for higher-yielding short-term investments returned. As a result, liquidity premiums were lower in many sectors and a clear differentiation between the performance of individual credits returned. Despite overall market improvement, challenging levels of unemployment and continued economic uncertainty still weigh on commercial real estate and consumer-related asset performance, although the rate of decline for the consumer-related asset sectors continues to slow.


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




While the marketplace is still experiencing a decline in the performance of collateral underlying certain structured securities, corporate impairments have decreased significantly in 2009. We recorded net other-than-temporary impairments of $365.5 million during the year ended December 31, 2009. Impairments recorded in the latter portion of 2009 were lower than the levels experienced in the second half of 2008 and the first quarter of 2009 as market improvements have continued and we expect losses to trend down. Additionally, for the year ended December 31, 2009, losses related to limited partnerships increased to $78.9 million. However, in the second half of 2009, we saw a decline in losses related to limited partnerships from the second quarter of 2009. Although economic conditions may continue to negatively impact our investment valuation, the underlying collateral associated with assets that have not been impaired continues to perform.

We believe that the current credit environment provides us with opportunities to invest across a variety of asset classes to meet our yield requirements, as well as to continue our diversification and de-risking efforts within the investment portfolio. See "-- Investments and Derivative Instruments" for additional information on our investment portfolio.

TRENDS AND CONDITIONS AFFECTING OUR PRODUCTS

Life insurance. Results in our life insurance business are impacted by sales, mortality, persistency, investment yields and statutory reserve requirements. Additionally, sales of our products and persistency of our insurance in-force are dependent on competitive product features and pricing, distribution and customer service.

There has been an overall decline in life insurance sales for the industry given recent market conditions. Consistent with the industry, our life insurance sales trended down during 2008 and through the first half of 2009, although we saw an increase in sales during the third and fourth quarters of 2009 as compared to the second quarter of 2009. In our universal life insurance products, we anticipate that new premium sales may decline or remain flat before returning to a growth profile as we introduce new life insurance products that are more capital efficient and priced to achieve targeted returns. In our term life insurance products, we have continued to execute on our refined "main street" market focus (characterized primarily by face amounts of $1 million or below). In addition, we have introduced a new term universal life insurance product that is designed to and will replace new sales of our current traditional term life insurance products. As a result, sales of our traditional term insurance will decline and will be replaced by term universal life insurance sales. We believe our recently introduced new term universal life product offers a similar value proposition to the consumer as our traditional term life product and is competitively priced for the main street market and we have seen positive initial trends in overall submitted policies. However, the growth rate will ultimately depend upon the timing of distributor (existing BGA and other distributors) and consumer adoption.

Beginning in late 2008 and continuing through 2009, we have seen favorable mortality in our life insurance products as compared to priced mortality. Additionally, we have experienced lower persistency in term life insurance policies going into their post-level rate period (10 and 15 years after policy issue) and expect this trend to continue as certain blocks of business reach the post-level rate period.

During 2009, certain competitors have increased prices and exited certain product features in the life insurance market, particularly in policies with longer guarantee periods and no lapse guarantees, which could benefit our competitiveness and returns over time. Competitors have made pricing adjustments, in part, to address Regulations XXX and AXXX which require insurers to establish additional statutory reserves for term life insurance policies with long-term premium guarantees and certain universal life insurance policies with secondary guarantees, which increase the capital required to write these products. The solutions for the increased reserve requirements on some of our in-force books of business have become more limited and expensive, which has and may continue to negatively impact the respective product margins, and therefore, our results of operations. Related to our in-force contracts, we have committed funding sources for approximately 95.0% of our anticipated peak level reserves required under Regulations XXX and AXXX so unfunded reserve exposure is minimal. In addition, as noted above, we have also introduced product modifications to our universal life insurance products which provide shorter guarantee periods, thereby reducing the capital requirements and mitigating the level of future additional statutory reserve funding requirements. We have introduced a new term universal life insurance product that is designed to replace new sales of our existing term life insurance products. The new term universal life insurance product offers death benefit guarantee premiums that are competitive with traditional term insurance premiums for comparable durations. The new term universal life insurance product also provides the greater flexibility associated with universal life coverage. These new products are designed to reduce capital requirements and limit financing costs associated with existing products and thereby improve the profitability of new business.

Retirement income. Results for our Retirement Income segment are affected by investment performance, interest rate levels, slope of the interest rate yield curve, net interest spreads, equity market conditions, mortality, policyholder lapses and new product sales. Our competitive position within many of our distribution channels and our ability to grow this business depends on many factors, including product features, ratings and competitive strength. Product features include current and minimum crediting rates on our spread-based products, surrender charges and guaranteed benefit features in variable annuity products which provide a guaranteed death or living benefits to the consumer.

Recent product changes and sales of annuity products reflect a more targeted growth strategy. We have scaled back certain product features that reduce risk in our variable annuity products and have more selectively targeted distributors and sales personnel supporting our annuity products due to the adverse market conditions and our risk appetite, profitability and capital strategies reflecting this more targeted growth strategy. In addition, in late 2008 and early 2009, due to adverse market conditions, our operating results and ratings downgrades, certain firms elected to suspend sales of fixed and variable annuity products issued by one or more of our subsidiaries. The largest impact of these suspensions was on our fixed annuity offerings through large financial institutions. As a result of the market recovery and our improved financial performance, several firms have lifted their suspension and are once again offering our products. Additionally, in the second half of 2009, we have expanded our distribution relationships with new financial institutions, independent financial planners and BGAs and we expect to continue to expand with the BGA and independent financial planner channels, and introduce new product offerings.

In fixed annuities, we are distributing through BGAs, independent financial planners and select financial institutions, complementing our overall product suite. Sales may fluctuate as we are offering these products opportunistically. We may reduce crediting rates on deferred annuities and have re-priced immediate annuities to maintain spreads and targeted returns. Since the second half of 2008, spreads on fixed annuity products have declined related to lower short-term rates and from holding higher cash balances to manage through challenging market conditions. We anticipate improvement in spreads as cash is reinvested at higher yields in the near term.

In variable annuities, market pressures in late 2008 and early 2009 increased our expected death and living benefit costs, the costs of our hedging programs and the level of capital we may need to support these products. The significant declines and increased volatility in the equity markets during the second half of 2008 and the first quarter of 2009 negatively impacted our results of operations through accelerated amortization of DAC and increased reserves. However, the improvement in the equity markets during the second half of 2009 favorably impacted our results through lower amortization of DAC and lower reserves. In the future, equity market performance and volatility could result in additional gains or losses in our variable annuity products and associated hedging program which would impact our results of operations.

We continue to offer variable annuity products with living benefit features, such as those described above. However, in response to the volatility in equity markets, certain product features have been scaled back to reduce risk and costs have been increased to the consumer. These product changes are similar to actions taken by many of our competitors. We believe the benefits offered by these products remain attractive to consumers within our target markets as we experienced increased sales in these products during the second half of 2009.

Critical Accounting Estimates

The accounting estimates discussed in this section are those that we consider to be particularly critical to an understanding of our consolidated financial statements because their application places the most significant demands on our ability to judge the effect of inherently uncertain matters on our financial results. For all of these policies, we caution that future events rarely develop exactly as forecasted, and management's best estimates may require adjustment.

Valuation of fixed maturity securities. Our portfolio of fixed maturity securities is comprised primarily of investment grade securities, which are carried at fair value.

Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our view of market assumptions in the absence of observable market information. We utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. All assets carried at fair value are classified and disclosed in one of the following three categories:

  .  Level 1 -- Quoted prices for identical instruments in active markets.

  . Level 2 -- Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

  .  Level 3 -- Instruments whose significant value drivers are unobservable.

Estimates of fair values for fixed maturity securities are obtained primarily from industry-standard pricing methodologies utilizing market observable inputs. For our less liquid securities, such as our privately placed securities, we utilize independent market data to employ alternative valuation methods commonly used in the financial services industry to estimate fair value. Based on the market observability of the inputs used in estimating the fair value, the pricing level is assigned.

Security pricing is applied using a hierarchy approach. The vast majority of our fixed maturity securities use Level 2 inputs for the determination of fair value. These fair values are obtained primarily from industry-standard pricing methodologies utilizing market observable information, when available. Because many fixed-income securities do not trade on a daily basis, fair value is determined using industry-standard methodologies by applying available market information through processes such as benchmark curves, benchmarking of like-securities, sector groupings, quotes from market participants and matrix pricing. Observable information is compiled and integrates relevant credit information, perceived market movements and sector news. Additionally, security prices are periodically back-tested to validate and/or refine models as conditions warrant. Market indicators and industry and economic events are also monitored as triggers to obtain additional data. For certain structured securities with limited trading activity, industry-standard pricing methodologies utilize adjusted market information, such as index prices or discounting expected future cash flows, to estimate fair value. These measures are not deemed observable for a particular security and results in the measurement being classified as Level 3.

Where specific market information is unavailable for certain securities, such as privately placed securities, internally developed pricing models produce estimates of fair value primarily utilizing Level 2 inputs along with certain Level 3 inputs. The internally developed models include matrix pricing. The pricing matrix begins with current treasury rates and uses credit spreads received from third-party sources to estimate fair value. The credit spreads incorporate the issuer's industry or issuer-specific credit characteristics and the security's time to maturity, if warranted. Remaining un-priced securities are valued using an estimate of fair value based on indicative market prices that include significant unobservable inputs not based on, nor corroborated by, market information, including the utilization of non-binding broker quotes.

The following table sets forth the fair value of our fixed maturity securities portfolio by pricing source as of December 31, 2009:



(AMOUNTS IN MILLIONS)                                    TOTAL   LEVEL 1 LEVEL 2  LEVEL 3
------------------------------------------------------------------------------------------
Fixed maturity securities:
  Priced via industry-standard pricing methodologies   $ 9,050.6   $--   $7,110.8 $1,939.8
  Priced via indicative market prices                      214.3    --         --    214.3
  Priced via internally developed models                 1,983.9    --    1,388.0    595.9
                                                       ---------   ---   -------- --------
   Total fixed maturity securities                     $11,248.8   $--   $8,498.8 $2,750.0
------------------------------------------------------------------------------------------



See note 2 in our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information related to the valuation of fixed maturity securities.

Other-than-temporary impairments on available-for-sale securities. As of each balance sheet date, we evaluate securities in an unrealized loss position for other-than-temporary impairments. For debt securities, we consider all available information relevant to the collectability of the security, including information about past events, current conditions, and reasonable and supportable forecasts, when developing the estimate of cash flows expected to be collected. For equity securities, we recognize an impairment charge in the period in which we determine that the security will not recover to book value within a reasonable period.

On April 1, 2009, we adopted new accounting guidance related to investments that amended the requirement for management to positively assert the ability and intent to hold a debt security to recovery in determining whether an impairment was other-than-temporary and replaced that provision with the assertion that management does not intend to sell or it is not more likely than not that we will be required to sell a security prior to recovery. Prior to the adoption of the new accounting guidance related to investments, management would only authorize the sale of securities not deemed to be other-than-temporarily impaired in response to unforeseen events. If evidence of the conditions or events resulting in our change in intent to hold to recovery was insufficient to prove the events could not have been foreseen, the sale of the security would have been prohibited to ensure consistency with management's previous assertion of having the intent and ability to hold the security to recovery. Subsequent to the adoption of the new accounting guidance related to investments, management may decide to sell certain securities as a part of our normal portfolio management. See note 2 in our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information related to other-than-temporary impairments on available-for-sale securities and accounting changes related to other-than-temporary impairments.

Derivatives. We enter into freestanding derivative transactions primarily to manage the risk associated with variability in cash flows or changes in fair values related to our financial assets and liabilities. Additionally, we purchase investment securities, issue certain insurance policies and engage in certain reinsurance contracts that have embedded derivatives. The associated financial statement risk is the volatility in net income which can result from:
(i) changes in the fair value of derivatives not qualifying as accounting hedges; (ii) changes in the fair value of embedded derivatives required to be bifurcated from the related host contract; (iii) ineffectiveness of designated hedges; and (iv) counterparty default. Accounting for derivatives is complex, as evidenced by significant authoritative interpretations of the primary accounting standards which continue to evolve. See notes 2 and 4 in our consolidated financial statements under "Financial Statements and Supplementary Data" for an additional description of derivative instruments and fair value measurements of derivative instruments.

Deferred acquisition costs. DAC represents costs that vary with, and are primarily related to, the sale and issuance of our insurance policies and investment contracts which are deferred and amortized over the estimated life of the related insurance policies. These costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. DAC is subsequently amortized to expense over the lives of the underlying contracts, in relation to the anticipated recognition of premiums or gross profits.

The amortization of DAC for traditional long-duration insurance products (including guaranteed renewable term life, life-contingent structured settlements and immediate annuities and Medicare supplement insurance) is determined as a level proportion of premium based on commonly accepted actuarial methods and reasonable assumptions about mortality, morbidity, lapse rates, expenses, and future yield on related investments, established when the contract or policy is issued. U.S. GAAP requires that assumptions for these types of products not be modified (or unlocked) unless recoverability testing deems them to be inadequate. Amortization is adjusted each period to reflect policy lapse or termination rates as compared to anticipated experience. Accordingly, we could experience accelerated amortization of DAC if policies terminate earlier than originally assumed.

Amortization of DAC for annuity contracts without significant mortality risk and for investment and universal life insurance products is based on expected gross profits. Expected gross profits are adjusted quarterly to reflect actual experience to date or for the unlocking of underlying key assumptions based on experience studies such as mortality, withdrawal or lapse rates, investment margin or maintenance expenses. The estimation of expected gross profits is subject to change given the inherent uncertainty as to the underlying key assumptions employed and the long duration of our policy or contract liabilities. Changes in expected gross profits reflecting the unlocking of underlying key assumptions could result in a material increase or decrease in the amortization of DAC depending on the magnitude of the change in underlying assumptions. Significant factors that could result in a material increase or decrease in DAC amortization for these products include material changes in withdrawal or lapse rates, investment spreads or mortality assumptions. For the years ended December 31, 2009, 2008 and 2007, key assumptions were unlocked in our Protection and Retirement Income segments to reflect our current expectation of future investment spreads, lapse rates, mortality and reinsurance costs.

The DAC amortization methodology for our variable products (variable annuities and variable universal life insurance) includes a long-term equity market average appreciation assumption of 8.5%. When actual returns vary from the expected 8.5%, we assume a reversion to the expected return over a three-year period. The assumed returns over this reversion to the expected return period are limited to the 85th percentile of historical market performance.

We regularly review DAC to determine if it is recoverable from future income as part of our loss recognition testing. For deposit products, if the current present value of estimated future gross profits is less than the unamortized DAC for a line of business, a charge to income is recorded for additional DAC amortization, and for certain products, an increase in benefit reserves may be required. For other products, if the benefit reserves plus anticipated future premiums and interest income for a line of business are less than the current estimate of future benefits and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization and potentially an increase in benefit reserves, to address any premium deficiency. The establishment of such a reserve is subject to inherent uncertainty and requires significant judgment and estimates to determine the present values of future premium and expected losses and expenses of our businesses. As of December 31, 2009, we believe all of our businesses have sufficient future income where the related DAC is recoverable based on our best estimates of morbidity, mortality, claim loss development, withdrawal or lapse rate, maintenance expense or interest rates expected to occur.

In 2009, loss recognition testing of our fee-based products in our Retirement Income segment resulted in an increase in amortization of DAC of $49.0 million reflecting unfavorable equity market performance.

In 2008, loss recognition testing of our fee-based products in our Retirement Income segment resulted in an increase in amortization of DAC of $46.1 million reflecting unfavorable equity market performance.


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Continued low interest rates have reduced the recoverability margins on our immediate annuity products. Additional adverse variations in interest rates and/or mortality that we considered reasonably likely to occur in the future could result in the DAC associated with our immediate annuity products being no longer fully recoverable as well as requiring the establishment of additional benefit reserves. As of December 31, 2009, adverse variation that we consider reasonably likely would result in an additional charge to income of approximately $16.0 million. However, more adverse variation could result in additional amortization of DAC or the establishment of additional benefit reserves, while any favorable variation would result in additional margin in our DAC loss recognition analysis and would result in higher income recognition over the remaining duration of the in-force block. We expect future sales of profitable immediate annuities will improve margins, which would reduce the likelihood that adverse variation in key assumptions would result in lower margin in our DAC loss recognition analysis.

As of December 31, 2009, we believe all of our other businesses have sufficient future income where the related DAC would be recoverable under adverse variations in morbidity, mortality, claim loss development, withdrawal or lapse rate, maintenance expense or interest rates that could be considered reasonably likely to occur. See notes 2 and 5 in our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information related to DAC.

Present value of future profits. In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called PVFP, represents the actuarially estimated present value of future cash flows from the acquired policies. PVFP is amortized, net of accreted interest, in a manner similar to the amortization of DAC.

We regularly review our assumptions and periodically test PVFP for recoverability in a manner similar to our treatment of DAC. As of December 31, 2009, we believe all of our businesses have sufficient future income where the related PVFP is recoverable based on our best estimates of morbidity, mortality, withdrawal or lapse rate, maintenance expense and interest rates that are expected to occur.

As of December 31, 2009, we believe all of our other businesses have sufficient future income where the related PVFP would be recoverable under adverse variations in morbidity, mortality, withdrawal or lapse rate, maintenance expense or interest rates that could be considered reasonably likely to occur. For the years ended December 31, 2009, 2008 and 2007, there were no charges to income as a result of our PVFP recoverability or loss recognition testing. See notes 2 and 6 in our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information related to PVFP.

Goodwill. Goodwill represents the excess of the amounts paid to acquire a business over the fair value of its net assets at the date of acquisition. Subsequent to acquisition, goodwill could become impaired if the fair value of a reporting unit as a whole were to decline below the value of its individually identifiable assets and liabilities. This may occur for various reasons, including changes in actual or expected income or cash flows of a reporting unit or generation of income by a reporting unit at a lower rate of return than similar businesses.

Under U.S. GAAP, we test the carrying value of goodwill for impairment at least annually at the "reporting unit" level, which is either an operating segment or a business one level below the operating segment. Under certain circumstances, interim impairment tests may be required if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

The determination of fair value for our reporting units is primarily based on an income approach whereby we use discounted cash flows for each reporting unit. When available, and as appropriate, we use market approaches or other valuation techniques to corroborate discounted cash flow results. The discounted cash flow model used for each reporting unit is based on either: operating income or statutory distributable income, depending on the reporting unit being valued.

For the operating income model, we determine fair value based on the present value of the most recent income projections for each reporting unit and calculate a terminal value utilizing a terminal growth rate. The significant assumptions in the operating income model include: income projections, including the underlying assumptions; discount rate; and terminal growth rate.

For the statutory distributable income model, we determine fair value based on the present value of projected statutory net income and changes in required capital to determine distributable income for the respective reporting unit. The significant assumptions in the statutory distributable income model include: required capital levels; income projections, including the underlying assumptions; discount rate; new business projection period; and new business production growth.

The cash flows used to determine fair value are dependent on a number of significant assumptions based on our historical experience, our expectations of future performance and expected economic environment. Our estimates are subject to change given the inherent uncertainty in predicting future performance and cash flows, which are impacted by such things as policyholder behavior, competitor pricing, new product introductions and specific industry and market conditions. Additionally, the discount rate used is based on our judgment of the appropriate rate for each reporting unit based on the relative risk associated with the projected cash flows.

There were no goodwill impairment charges recorded in 2009. However, continued deteriorating or adverse market conditions for certain businesses may have a significant impact on the fair value of our reporting units and could result in future impairments of goodwill. More specifically, our risks associated with future goodwill impairments relate to our Protection segment.

Insurance liabilities and reserves. We calculate and maintain reserves for the estimated future payment of claims to our policyholders and contractholders based on actuarial assumptions and in accordance with industry practice and U.S. GAAP. Many factors can affect these reserves, including economic and social conditions, mortality and morbidity trends, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, the reserves we establish are necessarily based on estimates, assumptions and our analysis of historical experience. Our results depend significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in determining our reserves and pricing our products. Our reserve assumptions and estimates require significant judgment and, therefore, are inherently uncertain. We cannot determine with precision the ultimate amounts that we will pay for actual claims or the timing of those payments.

Insurance reserves differ for long- and short-duration insurance policies. Measurement of long-duration insurance reserves is based on approved actuarial methods, and includes assumptions about expenses, mortality, morbidity, lapse rates and future yield on related investments. Short-duration contracts are accounted for based on actuarial estimates of the amount of loss inherent in that period's claims, including losses incurred for which claims have not been reported. Short-duration contract loss estimates rely on actuarial observations of ultimate loss experience for similar historical events.

Valuation of deferred tax assets. Deferred tax assets represent the tax benefit of future deductible temporary differences and operating loss and tax credit carryforwards. Deferred tax assets are measured using the enacted tax rates expected to be in effect when such benefits are realized if there is no change in tax law. Under U.S. GAAP, we test the value of deferred tax assets for impairment on a quarterly basis at our taxpaying component level within each tax jurisdiction, consistent with our filed tax returns. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. In determining the need for a valuation allowance, we consider carryback capacity, reversal of existing temporary differences, future taxable income and tax planning strategies. The determination of the valuation allowance for our deferred tax assets requires management to make certain judgments and assumptions regarding future operations that are based on our historical experience and our expectations of future performance. Our judgments and assumptions are subject to change given the inherent uncertainty in predicting future performance, which is impacted by such things as policyholder behavior, competitor pricing, new product introductions, and specific industry and market conditions.

Contingent liabilities. A liability is contingent if the amount is not presently known, but may become known in the future as a result of the occurrence of some uncertain future event. We estimate our contingent liabilities based on management's estimates about the probability of outcomes and their ability to estimate the range of exposure. Accounting standards require that a liability be recorded if management determines that it is probable that a loss has occurred and the loss can be reasonably estimated. In addition, it must be probable that the loss will be confirmed by some future event. As part of the estimation process, management is required to make assumptions about matters that are by their nature highly uncertain.

The assessment of contingent liabilities, including legal and income tax contingencies, involves the use of critical estimates, assumptions and judgments. Management's estimates are based on their belief that future events will validate the current assumptions regarding the ultimate outcome of these exposures. However, there can be no assurance that future events, such as court decisions or IRS positions, will not differ from management's assessments. Whenever practicable, management consults with third-party experts (including attorneys, accountants and claims administrators) to assist with the gathering and evaluation of information related to contingent liabilities. Based on internally and/or externally prepared evaluations, management makes a determination whether the potential exposure requires accrual in the consolidated financial statements.

Consolidated Results of Operations

The following is a discussion of our consolidated results of operations and should be read in conjunction with "-- Business trends and conditions."

The following table sets forth the consolidated results of operations:




                                                                                     YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS)                                                                2009      2008      2007
-----------------------------------------------------------------------------------------------------------------
Revenues:
Premiums                                                                           $  982.4  $1,068.5  $1,063.2
Net investment income                                                                 644.7     948.3   1,189.9
Net investment gains (losses)                                                        (315.9)   (936.7)    (91.1)
Policy fees and other income                                                          599.2     607.7     491.3
                                                                                   --------  --------  --------
   Total revenues                                                                   1,910.4   1,687.8   2,653.3
-----------------------------------------------------------------------------------------------------------------
Benefits and expenses:
Benefits and other changes in policy reserves                                       1,032.7   1,138.8   1,105.4
Interest credited                                                                     339.7     450.7     541.3
Acquisition and operating expenses, net of deferrals                                  247.0     270.2     244.2
Amortization of deferred acquisition costs and intangibles                            241.0     244.0     151.4
Interest expense                                                                       91.7     168.1     205.1
                                                                                   --------  --------  --------
   Total benefits and expenses                                                      1,952.1   2,271.8   2,247.4
-----------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes and equity in net income (loss) of
 unconsolidated subsidiary                                                            (41.7)   (584.0)    405.9
Provision (benefit) for income taxes                                                  (36.0)   (212.3)    101.3
                                                                                   --------  --------  --------
Net income (loss) before equity in net income (loss) of unconsolidated subsidiary      (5.7)   (371.7)    304.6
Equity in net income (loss) of unconsolidated subsidiary                                4.4     (37.6)     19.1
                                                                                   --------  --------  --------
Net income (loss)                                                                  $   (1.3) $ (409.3) $  323.7
-----------------------------------------------------------------------------------------------------------------


                                                                                         INCREASE (DECREASE) AND
                                                                                            PERCENTAGE CHANGE
-----------------------------------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS)                                                               2009 VS. 2008      2008 VS. 2007
-----------------------------------------------------------------------------------------------------------------------
Revenues:
Premiums                                                                           $ (86.1)  (8.1)% $   5.3    0.5%
Net investment income                                                               (303.6) (32.0)%  (241.6) (20.3)%
Net investment gains (losses)                                                        620.8   66.3%   (845.6)    NM/(1)/
Policy fees and other income                                                          (8.5)  (1.4)%   116.4   23.7%
                                                                                   -------          -------
   Total revenues                                                                    222.6   13.2%   (965.5) (36.4)%
-----------------------------------------------------------------------------------------------------------------------
Benefits and expenses:
Benefits and other changes in policy reserves                                       (106.1)  (9.3)%    33.4    3.0%
Interest credited                                                                   (111.0) (24.6)%   (90.6) (16.7)%
Acquisition and operating expenses, net of deferrals                                 (23.2)  (8.6)%    26.0   10.6%
Amortization of deferred acquisition costs and intangibles                            (3.0)  (1.2)%    92.6   61.2%
Interest expense                                                                     (76.4) (45.5)%   (37.0) (18.0)%
                                                                                   -------          -------
   Total benefits and expenses                                                      (319.7) (14.1)%    24.4    1.1%
-----------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes and equity in net income (loss) of
 unconsolidated subsidiary                                                           542.3   92.9%   (989.9)    NM/(1)/
Provision (benefit) for income taxes                                                 176.3   83.0%   (313.6)    NM/(1)/
                                                                                   -------          -------
Net income (loss) before equity in net income (loss) of unconsolidated subsidiary    366.0   98.5%   (676.3)    NM/(1)/
Equity in net income (loss) of unconsolidated subsidiary                              42.0  111.7%    (56.7)    NM/(1)/
                                                                                   -------          -------
Net income (loss)                                                                  $ 408.0   99.7%  $(733.0)    NM/(1)/
-----------------------------------------------------------------------------------------------------------------------


/(1)/We define "NM" as not meaningful for increases or decreases greater than 200%.

2009 COMPARED TO 2008

Premiums. Premiums consist primarily of premiums earned on insurance products for life and Medicare supplement insurance, single premium immediate annuities and structured settlements with life contingencies.

  . Our Protection segment increased $12.9 million driven by in-force growth of our term life insurance from new sales and renewal premiums. This was partially offset by an increase in ceded reinsurance and a decrease in Medicare supplement insurance premiums as lapses exceeded new sales.

  . Our Retirement Income segment decreased $99.1 million primarily as a result of lower life-contingent sales of our single premium immediate annuity products in the current market environment.

Net investment income. Net investment income represents the income earned on our investments.

  . Our Protection segment decreased $150.3 million mainly due to lower investment yields on assets backing our non-recourse funding obligations supporting certain term and universal life insurance reserves. Net investment income in 2009 also included $26.8 million of higher losses related to limited partnerships accounted for under the equity method.

  . Our Retirement Income segment decreased $29.2 million mainly attributable to lower yields from holding higher cash balances to cover near term obligations and portfolio repositioning activities. Net investment income in 2009 also included $14.7 million of higher losses related to limited partnerships accounted for under the equity method.

  . Corporate and Other activities decreased $124.1 million as a result of lower yields on floating rate investments primarily from holding higher cash balances as well as a decrease in average invested assets.

Net investment gains (losses). Net investment gains (losses) consist of realized gains and losses from the sale or impairment of our investments, unrealized and realized gains and losses from our trading securities, fair value hedging relationships, non-qualifying derivatives and embedded derivatives. For further discussion of the change in net investment gains (losses), see the comparison for this line item under "-- Investments and Derivative Instruments."

  . We recorded $365.5 million of net other-than-temporary impairments in 2009 as compared to $820.7 million in 2008. Of total impairments, $236.4 million and $563.7 million related to residential mortgage-backed and asset-backed securities for the years ended December 31, 2009 and 2008, respectively. Impairments related to corporate fixed maturity securities which were a result of bankruptcies, receivership or concerns about the issuer's ability to continue to make contractual payments or intent to sell were $16.6 million in 2009 compared to $228.2 million in 2008. We also recorded $89.8 million of impairments related to financial hybrid securities primarily from banks in the U.S. and U.K. during 2009.

  . Net investment gains related to derivatives were $112.1 million in 2009 as compared to net investment losses of $87.9 million in 2008. The gains in 2009 primarily related to $88.5 million of gains in embedded derivative liabilities associated with our variable annuity products with GMWBs exceeding the change in value of derivative instruments used for mitigating this risk, $24.5 million in gains from the limited guarantee provided by Genworth and $6.5 million of gains from credit default swaps utilized to improve our diversification and portfolio yield. These gains were partially offset by $5.0 million of losses related to non-qualified interest rate swaps and $2.3 million in losses due to hedge ineffectiveness. Net investment losses from derivatives in 2008 were primarily from losses in embedded derivative liabilities associated with our variable annuity products with GMWBs exceeding the change in value of derivative instruments used for mitigating this risk.

  . We recorded $41.6 million of losses related to the sale of available-for-sale securities in 2009 compared to $24.5 million of losses related to the sale of available-for-sale securities in 2008. We also recorded $13.9 million of net investment losses related to the sale of limited partnerships in 2009.

Policy fees and other income. Policy fees and other income consist primarily of fees assessed against policyholder and contractholder account values, surrender charges and cost of insurance assessed on universal life insurance policies and other fees.

  . Our Protection segment increased $20.4 million mainly attributable to an increase in cost of insurance charges, including a favorable unlocking related to estimated gross profit assumptions in our universal life insurance products in 2009.

  . Our Retirement Income segment decreased $7.5 million mainly from the unfavorable market impact in the first half of 2009 on our fee-based products.

  . Corporate and Other activities decreased $21.4 million as a result of lower income from the early retirement of institutional contracts at a discount to contract values in 2009.

Benefits and other changes in policy reserves. Benefits and other changes in policy reserves consist primarily of benefits paid and reserve activity related to current claims and future policy benefits on insurance and investment products for life insurance, Medicare supplement insurance and structured settlements and single premium immediate annuities with life contingencies.

  . Our Protection segment increased $25.2 million principally attributable to growth of our term life insurance in-force block partially offset by lower production and an increase in ceded reserves from a new reinsurance treaty.

  . Our Retirement Income segment decreased $131.5 million largely attributable to our life-contingent single premium immediate annuity products driven by a decline in sales in 2009. Our guaranteed minimum benefit liabilities for our variable annuity contracts also decreased driven by improved market performance, partially offset by an increase in guaranteed minimum death benefit claims during 2009.

Interest credited. Interest credited represents interest credited on behalf of policyholder and contractholder general account balances.

  . Our Protection segment increased $3.1 million mainly as a result of an increase in account values in universal life insurance.

  . Our Retirement Income segment decreased $9.9 million primarily from lower account values on fixed annuities associated with surrenders more than offsetting sales. Additionally, crediting rates were reset to lower rates as certain annuities reach the end of their initial crediting rate guarantee period.

  . Corporate and Other activities decreased $104.2 million primarily from our institutional products attributable to the impact of lower rates on interest paid on our floating rate policyholder liabilities and a decrease in average outstanding liabilities.

Acquisition and operating expenses, net of deferrals. Acquisition and operating expenses, net of deferrals, represent costs and expenses related to the acquisition and ongoing maintenance of insurance and investment contracts, including commissions, policy issuance expenses and other underwriting and general operating costs. These costs and expenses are net of amounts that are capitalized and deferred, which are primarily costs and expenses that vary with and are primarily related to the sale and issuance of our insurance policies and investment contracts, such as first-year commissions in excess of ultimate renewal commissions and other policy issuance expenses.

  . Our Protection segment decreased $2.4 million largely driven by a decrease in commissions in our Medicare supplement insurance business. Partially offsetting this decrease was an increase in expenses from lower deferrals related to our term life insurance.

  . Our Retirement Income segment decreased $10.2 million primarily as a result of a decrease in costs associated with a decline in sales of our spread-based products in 2009.

  . Corporate and Other activities decreased $10.6 million mainly from higher allocated expenses in 2009.

Amortization of deferred acquisition costs and intangibles.   Amortization of
deferred acquisition costs and intangibles consists primarily of the amortization of acquisition costs that are capitalized, present value of future profits and capitalized software.

  . Our Protection segment decreased $13.4 million primarily related to our universal life insurance products from a favorable adjustment in 2009 to estimated gross profits and from a favorable unlocking related to estimated gross profit assumptions in 2009 as compared to 2008. These decreases were partially offset by an increase in amortization related to our term life insurance products driven by growth of the in-force block and higher lapses in 2009.

  . Our Retirement Income segment increased $10.1 million primarily as a result of increased amortization of DAC from gains in 2009 related to embedded derivatives associated with our variable annuity products with GMWBs as compared to losses in 2008. The prior year also included a favorable unlocking of $10.8 million associated with lower lapse rate assumptions. Higher amortization related to loss recognition testing of $46.1 million in 2008 was largely offset by $49.0 million recorded in 2009.

Interest expense. Interest expense represents interest related to our non-recourse funding obligations. Interest expense decreased mainly as a result of a decrease in average floating rates paid on the non-recourse funding obligations reflecting the decline in the underlying index rate.

Provision (benefit) for income taxes. The effective tax rate increased to 86.3% for the year ended December 31, 2009 from 36.4% for the year ended December 31, 2008. This increase in the effective tax rate was primarily attributable to the recognition of tax benefits on a pre-tax loss in 2009, which was partially offset by changes in uncertain tax positions in 2009.

Net income (loss)

  . Our Protection segment increased primarily as a result of a decrease in impairments in our investment portfolio, a decrease in interest expense paid on our non-recourse funding obligations and an increase in cost of insurance charges. These increases were partially offset by a decrease in net investment income from lower yields on investments.

  . Our Retirement Income segment increased primarily as a result of improved market performance in our fee-based products in 2009.

  . Corporate and Other activities increased primarily as a result of a decrease in impairments in our investment portfolio.

2008 COMPARED TO 2007

Premiums

  . Our Protection segment increased $28.4 million driven by in-force growth of our term life insurance from new sales and renewal premiums. This was partially offset by lower experience rating refunds from reinsurance transactions with one of our reinsurers. Also offsetting the increase was a decrease in Medicare supplement insurance premiums as lapses exceeded new sales.

  . Our Retirement Income segment decreased $23.1 million primarily as a result of a decrease in our structured settlement annuities which are in runoff and a decrease in life-contingent single premium immediate annuity sales.

Net investment income

  . Our Protection segment decreased $87.3 million mainly due to lower investment yields on assets backing our non-recourse funding obligations supporting certain term and universal life insurance reserves. Net investment income in 2008 included a $6.7 million loss related to limited partnerships as compared to a $19.1 million gain in 2007 reflecting current year losses from limited partnerships accounted for under the equity method. The current year included less investment income from bond calls and commercial mortgage loan prepayments as compared to the prior year.

  . Our Retirement Income segment decreased $60.2 million mainly attributable to a decrease related to spread-based products from a decline in yield and average invested assets. Net investment income in 2008 included a $26.9 million loss related to limited partnerships as compared to a $13.5 million gain in 2007 reflecting current year losses from limited partnerships accounted for under the equity method. The current year included less investment income from bond calls and commercial mortgage loan prepayments as compared to the prior year.

  . Corporate and Other activities decreased $94.1 million mainly as a result of lower yields on floating rate investments related to our institutional products and from holding higher cash balances.

Net investment gains (losses). For further discussion of the change in net investment gains (losses), see the comparison for this line item under "-- Investments and Derivative Instruments."

  . We incurred $623.2 million of credit and/or cash flow related impairments and $197.5 million related to a change in intent to hold securities to recovery during the year ended December 31, 2008. Of total impairments, $354.9 million related to sub-prime and Alt-A residential mortgage-backed and asset-backed securities as a result of management's expectations of an adverse change in the underlying cash flows. In addition, $189.1 million of impairments related to sub-prime and Alt-A residential mortgage-backed and asset-backed securities as a result of management's change of intent to hold securities to recovery. We also had $139.3 million of impairments related to financial services companies which were a result of bankruptcies, receivership or concerns about the issuer's ability to continue to make contractual payments.

  . Net investment losses from derivatives were primarily from losses in embedded derivative liabilities associated with our variable annuity products with GMWBs exceeding the change in value of derivative instruments used for mitigating this risk.

Policy fees and other income

  . Our Protection segment decreased $1.5 million mainly attributable to lower cost of insurance charges from higher surrenders in universal life insurance in the fourth quarter of 2008.

  . Our Retirement Income segment increased $23.2 million mainly from growth of our Income Distribution Series products where growth in account values were partially offset by reductions related to the severe market decline in 2008. This increase was partially offset by a reclassification in 2008 of embedded derivative costs related to our GMWB products previously reported in net investment gains (losses).

  . Corporate and Other activities increased $94.7 million mainly from the early retirement of institutional contracts at a discount to contract values.

Benefits and other changes in policy reserves

  . Our Protection segment decreased $6.9 million principally attributable to a decrease in Medicare supplement insurance from policy terminations on the block. Partially offsetting this decrease was an increase from unfavorable reserve adjustments to reflect the underlying experience and higher mortality in universal life insurance as compared to the prior year. Also offsetting the decrease was an increase from growth of our term life insurance in-force block.

  . Our Retirement Income segment increased $40.3 million mainly resulting from an increase in our guaranteed minimum benefit liabilities for our variable annuity contracts driven by declines in the equity markets and an increase in mortality claims. Also contributing to the increase was unfavorable mortality in life-contingent single premium immediate annuities and an increase in amortization of sales inducements driven by unfavorable market impacts and a larger block of business in our fee-based products. These increases were partially offset by a decrease from our runoff block of life-contingent structured settlements.

Interest credited

  . Our Protection segment increased $1.8 million mainly as a result of an increase in account values in our universal life insurance products.

  . Our Retirement Income segment decreased $13.8 million primarily from our spread-based products as a result of lower account values on fixed annuities associated with surrenders more than offsetting sales. Additionally, crediting rates were reset to lower rates as certain annuities reach the end of their initial crediting rate guarantee period.

  . Corporate and Other activities decreased $78.6 million primarily from our institutional products attributable to the impact of lower rates on interest paid on our floating rate policyholder liabilities and a decrease in average outstanding liabilities.

Acquisition and operating expenses, net of deferrals

  . Our Protection segment increased $17.6 million largely driven by an increase in expenses from growth of in-force business in term life insurance.

  . Our Retirement Income segment increased $10.1 million primarily as a result of growth in our Income Distribution Series products.

Amortization of deferred acquisition costs and intangibles

  . Our Protection segment increased $9.6 million mainly driven by continued growth of insurance in-force, higher mortality and lapses and a policy valuation system input correction in a small block of term life insurance policies in the current year. Offsetting these increases was lower amortization of $12.3 million from a revision to estimated gross profit assumptions in our universal life insurance products in the current year as compared to $5.7 million in the prior year.

  . Our Retirement Income segment increased $80.9 million primarily as a result of increased amortization of DAC due to declines in the equity markets, including $46.1 million from loss recognition testing in 2008. Partially offsetting this increase was a decrease in amortization from derivative losses related to our GMWB products and a favorable unlocking of $10.8 million in the current year associated with lower lapse rate assumptions.

Interest expense. Interest expense decreased mainly as a result of a decrease in average floating rates paid on the non-recourse funding obligations reflecting the decline in the underlying index rate.

Provision (benefit) for income taxes. The effective tax rate increased to 36.4% for the year ended December 31, 2008 from 25.0% for the year ended December 31, 2007. This increase in the effective tax rate was primarily attributable to the recognition of tax benefits on a pre-tax loss in the current year, which was partially offset by reduced benefits attributable to favorable examination developments and changes in estimates.

Net income (loss)

  . Our Protection segment decreased primarily as a result of a decrease in net investment income partially offset by lower interest expense reflecting the decline in the underlying index rate and growth in term and universal life insurance in-force. The current year also included unfavorable reserve adjustments.

  . Our Retirement Income segment decreased primarily as a result of lower net investment income, an increase in reserves from unfavorable mortality and higher DAC amortization from volatility in the equity markets and unfavorable unlocking driven by unfavorable lapses in the current year. These decreases were partially offset by growth in our Income Distribution Series products.

  . Corporate and Other activities decreased primarily as a result of lower net investment income and increased impairments. Partially offsetting the decrease was an increase in income from the early retirement of institutional contracts at a discount to contract values and a decrease in interest credited attributable to the impact of lower rates on interest paid on our floating rate policyholder liabilities and a decrease in average outstanding liabilities.

Investments and Derivative Instruments

   INVESTMENT RESULTS

The following table sets forth information about our investment income, excluding net investment gains (losses), for each component of our investment portfolio for the periods indicated:



                                                         YEARS ENDED DECEMBER 31,                      INCREASE (DECREASE)
                                              -----------------------------------------------    -------------------------------
                                                   2009           2008            2007            2009 VS. 2008   2008 VS. 2007
                                              -------------- -------------  ---------------  -   --------------  --------------
(AMOUNTS IN MILLIONS)                         YIELD  AMOUNT  YIELD  AMOUNT  YIELD   AMOUNT       YIELD   AMOUNT  YIELD   AMOUNT
-------------------------------------------   -----  ------  -----  ------  -----  --------  -   -----  -------  -----  -------
Fixed maturity securities -- taxable           4.5%  $567.0   5.2%  $773.6   6.0%  $  928.0      (0.7)% $(206.6) (0.8)% $(154.4)
Commercial mortgage loans                      5.3%   136.7   6.0%   168.4   6.4%     183.8      (0.7)%   (31.7) (0.4)%   (15.4)
Equity securities                              1.9%     1.8   4.4%     3.5  10.2%       3.9      (2.5)%    (1.7) (5.8)%    (0.4)
Other invested assets                         (7.8)%  (77.8) (2.5)%  (27.5)  3.1%      40.7      (5.3)%   (50.3) (5.6)%   (68.2)
Policy loans                                   6.2%    31.8   6.2%    29.7   6.1%      28.2       -- %      2.1   0.1%      1.5
Cash, cash equivalents and short-term
 investments                                   0.3%     8.8   1.8%    26.1   5.9%      30.3      (1.5)%   (17.3) (4.1)%    (4.2)
                                                     ------         ------         --------             -------         -------
   Gross investment income before expenses
    and fees                                   3.3%   668.3   4.6%   973.8   5.9%   1,214.9      (1.3)%  (305.5) (1.3)%  (241.1)
Expenses and fees                             (0.1)%  (23.6) (0.1)%  (25.5) (0.1)%    (25.0)      -- %      1.9   -- %     (0.5)
                                                     ------         ------         --------             -------         -------
   Net investment income                       3.2%  $644.7   4.5%  $948.3   5.8%  $1,189.9      (1.3)% $(303.6) (1.3)% $(241.6)
--------------------------------------------------------------------------------------------------------------------------------



Yields for fixed maturity and equity securities are based on weighted-average amortized cost or cost, respectively. Yields for other invested assets, which include securities lending activity, are calculated net of the corresponding securities lending liability. All other yields are based on average carrying values.

The decrease in overall investment yield in 2009 was primarily attributable to lower yields on floating rate investments and reduced yields from holding higher cash and short-term investment balances to cover near term obligations and portfolio repositioning activities. Net investment income for years ended December 31, 2009 and 2008 included $78.9 million and $34.8 million, respectively, of losses related to limited partnerships accounted for under the equity method.

For the year ended December 31, 2008, the overall investment yields decreased primarily attributable to lower yields on floating rate investments supporting floating rate policyholder liabilities and non-recourse funding obligations. Additionally, we held higher cash and short-term investment balances to cover near term obligations and portfolio repositioning activities. Net investment income for years ended December 31, 2008 and 2007 included $34.8 million of losses and $32.8 million of gains, respectively, related to limited partnerships accounted for under the equity method.

The following table sets forth net investment gains (losses) for the years ended December 31:



(AMOUNTS IN MILLIONS)                                               2009     2008    2007
-------------------------------------------------------------------------------------------
Available-for-sale securities:
   Realized gains on sale                                         $  28.5  $  31.7  $  9.8
   Realized losses on sale                                          (70.1)   (56.2)  (30.2)
Impairments:
   Total other-than-temporary impairments                          (592.1)  (820.7)  (62.4)
   Portion of other-than-temporary impairments included in OCI      226.6       --      --
                                                                  -------  -------  ------
   Net other-than-temporary impairments                            (365.5)  (820.7)  (62.4)
                                                                  -------  -------  ------
Derivative instruments                                              112.1    (87.9)   (3.7)
Commercial mortgage loans                                           (10.3)    (0.5)   (1.9)
Trading securities                                                   (1.5)     2.6    (2.6)
Other                                                                (9.1)    (5.7)   (0.1)
                                                                  -------  -------  ------
   Net investment gains (losses)                                  $(315.9) $(936.7) $(91.1)
-------------------------------------------------------------------------------------------

2009 COMPARED TO 2008

  . We recorded $365.5 million of net other-than-temporary impairments in 2009 as compared to $820.7 million in 2008. Of total impairments, $236.4 million and $563.7 million related to residential mortgage-backed and asset-backed securities for the years ended December 31, 2009 and 2008, respectively. Impairments related to corporate fixed maturity securities which were a result of bankruptcies, receivership or concerns about the issuer's ability to continue to make contractual payments or intent to sell were $16.6 million in 2009 compared to $228.2 million in 2008. We also recorded $89.8 million of impairments related to financial hybrid securities primarily from banks in the U.S. and the U.K. during 2009.

  . Net investment gains related to derivatives were $112.1 million in 2009 as compared to net investment losses of $87.9 million in 2008. The gains in 2009 primarily related to $88.5 million of gains in embedded derivative liabilities associated with our variable annuity products with GMWBs exceeding the change in value of derivative instruments used for mitigating this risk, $24.5 million in gains from the limited guarantee provided by Genworth and $6.5 million of gains from credit default swaps utilized to improve our diversification and portfolio yield. These gains were partially offset by $5.0 million of losses related to non-qualified interest rate swaps and $2.3 million in losses due to hedge ineffectiveness. Net investment losses from derivatives in 2008 were primarily from losses in embedded derivative liabilities associated with our variable annuity products with GMWBs exceeding the change in value of derivative instruments used for mitigating this risk.

  . We recorded $41.6 million of losses related to the sale of available-for-sale securities in 2009 compared to $24.5 million of losses related to the sale of available-for-sale securities in 2008. We also recorded $13.9 million of net investment losses related to the sale of limited partnerships in 2009.

  . The aggregate fair value of securities sold at a loss during the years ended December 31, 2009 and 2008 was $483.0 million from the sale of 146 securities and $443.9 million from the sale of 192 securities, respectively, which was approximately 87.9% and 88.8%, respectively, of book value. The loss on sales of securities in the year ended December 31, 2009 was primarily driven by widening credit spreads. Generally, securities that are sold at a loss represent either small dollar amounts or percentage losses upon disposition. However, in certain circumstances, events may occur during the period that changed our intent to hold specific securities and thus result in our disposition of the security at a loss. Examples of these events include unforeseen issuer-specific events or conditions and shifts in risk or uncertainty of certain securities. Of the securities that were sold at a loss during the year ended December 31, 2009, the average period of time those securities had been continuously in an unrealized position was approximately 11 months. The securities sold at a loss in 2009 included 23 in the financial services sector that were sold for a total loss of $32.6 million due to portfolio repositioning. Of the securities that were sold at a loss during 2008, the average period of time those securities had been continuously in an unrealized loss position was approximately six months. The securities sold at a loss in 2008 included 29 in the financial services sector that were sold for a total loss of $11.2 million. Given the significant unanticipated turmoil experienced in the financial services sector in the third quarter of 2008 and the U.S. government's response, our strategy for these securities changed. All holdings in issuers of these securities that could not be sold in the third quarter of 2008 were written down as other-than-temporarily impaired in the third quarter of 2008 due to decline, and concerns about further declines, in value.

2008 COMPARED TO 2007

  . For the year ended December 31, 2008, net investment losses increased principally from an increase in impairments. We incurred $623.2 million of credit and/or cash flow related impairments and $197.5 million related to a change in intent to hold securities to recovery. Of total impairments, $354.9 million related to sub-prime and Alt-A residential mortgage-backed and asset-backed securities as a result of management's expectations of an adverse change in the underlying cash flows. In addition, $189.1 million of impairments related to sub-prime and Alt-A residential mortgage-backed and asset-backed securities as a result of management's change of intent to hold securities to recovery. We also had $139.3 million of impairments related to financial services companies which were a result of bankruptcies, receivership or concerns about the issuer's ability to continue to make contractual payments.

  . Net investment losses from derivatives were primarily from losses in embedded derivative liabilities associated with our variable annuity products with GMWBs exceeding the change in value of derivative instruments used for mitigating this risk during 2008.

  . The aggregate fair value of securities sold at a loss during the years ended December 31, 2008 and 2007 was $443.9 million from the sale of 192 securities and $1,334.6 million from the sale of 345 securities, respectively, which was approximately 88.8% and 97.5%, respectively, of book value. Generally, securities that are sold at a loss represent either small dollar amounts or percentage losses upon disposition. However, in certain circumstances, events may occur during the period that change our intent to hold specific securities and thus results in our disposition of the security at a loss. Examples of these events include unforeseen issuer-specific events or conditions and shifts in risk or uncertainty of certain securities. Of the securities that were sold at a loss during 2008, the average period of time those securities had been continuously in an unrealized loss position was approximately six months. The securities sold at a loss in 2008 included 29 in the financial services sector totaling $11.2 million. Given the significant unanticipated turmoil experienced in the financial services sector in the third quarter of 2008 and the U.S. government's response, our strategy for these securities changed. All holdings in issuers of these securities that could not be sold in the third quarter of 2008 were written down as other-than-temporarily impaired in the third quarter of 2008 due to decline, and concerns about further declines, in value. Of the securities that were sold at a loss in 2007, there were no individual transactions that produced losses considered material to the consolidated financial statements.


   INVESTMENT PORTFOLIO

The following table sets forth our cash, cash equivalents and invested assets as of December 31:


                                                                 2009                          2008
                                                       ------------------------  -   ------------------------
(AMOUNTS IN MILLIONS)                                  CARRYING VALUE % OF TOTAL     CARRYING VALUE % OF TOTAL
---------------------------------------------------------------------------------    -------------------------
Fixed maturity securities, available-for-sale:
   Public                                                $ 7,225.8       39.9%         $ 6,604.7       34.4%
   Private                                                 4,023.0       22.2            4,167.0       21.7
Other invested assets                                      2,607.4       14.4            2,991.8       15.6
Commercial mortgage loans                                  2,363.3       13.0            2,704.1       14.1
Policy loans                                                 515.7        2.8              505.8        2.6
Equity securities, available-for-sale                        101.3        0.6               90.0        0.5
Cash and cash equivalents                                  1,279.8        7.1            2,120.2       11.1
                                                         ---------      -----    -     ---------      -----
   Total cash, cash equivalents and invested assets      $18,116.3      100.0%         $19,183.6      100.0%
--------------------------------------------------------------------------------------------------------------



For a discussion of the change in cash, cash equivalents and invested assets, see the comparison for this line item under "-- Consolidated Balance Sheets."

We have fixed maturity, equity and trading securities, derivatives, embedded derivatives, securities held as collateral and certain other financial instruments, which are carried at fair value. Fair value is the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. See note 2 in our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information regarding fair value measurement and classification of fair value measurements into level categories. As of December 31, 2009, approximately 23.8% of our investment holdings recorded at fair value were based on significant inputs that were not market observable and were classified as Level 3 measurements.

The following tables set forth our investments that are measured at fair value on a recurring basis as of December 31:



                                                                                          2009
--------------------------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS)                                                        TOTAL   LEVEL 1 LEVEL 2  LEVEL 3
--------------------------------------------------------------------------------------------------------------
Investments:
   Fixed maturity securities:
      U.S. government, agencies and government-sponsored enterprises       $   654.5  $  --  $  644.3 $   10.2
      Government -- non-U.S.                                                   154.6     --     154.6       --
      U.S. corporate                                                         5,473.9     --   5,164.8    309.1
      Corporate -- non-U.S.                                                  1,525.2     --   1,336.6    188.6
      Residential mortgage-backed                                            1,157.4     --     507.8    649.6
      Commercial mortgage-backed                                               786.7     --      10.8    775.9
      Other asset-backed                                                     1,496.5     --     679.9    816.6
                                                                           ---------  -----  -------- --------
      Total fixed maturity securities                                       11,248.8     --   8,498.8  2,750.0
                                                                           ---------  -----  -------- --------
   Equity securities                                                           101.3   31.4      64.8      5.1
                                                                           ---------  -----  -------- --------
   Other invested assets:
      Trading securities                                                        33.5     --      12.0     21.5
      Restricted other invested assets                                         297.6     --     271.1     26.5
      Derivative assets                                                        196.8     --     132.3     64.5
      Securities lending collateral                                            175.8     --     175.8       --
      Derivatives counterparty collateral                                       13.6     --      13.6       --
                                                                           ---------  -----  -------- --------
      Total other invested assets                                              717.3     --     604.8    112.5
                                                                           ---------  -----  -------- --------
      Total investments                                                    $12,067.4  $31.4  $9,168.4 $2,867.6
--------------------------------------------------------------------------------------------------------------



                                                                                          2008
--------------------------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS)                                                        TOTAL   LEVEL 1 LEVEL 2  LEVEL 3
--------------------------------------------------------------------------------------------------------------
Investments:
   Fixed maturity securities:
      U.S. government, agencies and government-sponsored enterprises       $   174.2  $  --  $  167.2 $    7.0
      Government -- non-U.S.                                                   162.2     --     143.8     18.4
      U.S. corporate                                                         5,383.3     --   4,346.3  1,037.0
      Corporate -- non-U.S.                                                  1,337.1     --     895.6    441.5
      Residential mortgage-backed                                            1,278.5     --     447.8    830.7
      Commercial mortgage-backed                                               852.8     --      36.0    816.8
      Other asset-backed                                                     1,583.6     --     829.4    754.2
                                                                           ---------  -----  -------- --------
      Total fixed maturity securities                                       10,771.7     --   6,866.1  3,905.6
                                                                           ---------  -----  -------- --------
   Equity securities                                                            90.0   22.9      12.2     54.9
                                                                           ---------  -----  -------- --------
   Other invested assets:
      Trading securities                                                        62.1     --      23.6     38.5
      Restricted other invested assets                                         338.9     --     167.1    171.8
      Derivative assets                                                        620.7     --     510.4    110.3
      Securities lending collateral                                            128.0     --     128.0       --
      Derivatives counterparty collateral                                      176.3     --     176.3       --
                                                                           ---------  -----  -------- --------
      Total other invested assets                                            1,326.0     --   1,005.4    320.6
                                                                           ---------  -----  -------- --------
      Total investments                                                    $12,187.1  $22.9  $7,883.7 $4,281.1
--------------------------------------------------------------------------------------------------------------



Securities lending and derivatives counterparty collateral presented above only include collateral that is held in the form of securities with any remaining collateral balance representing cash.

The following tables present additional information about investments measured at fair value on a recurring basis and for which we have utilized significant unobservable (Level 3) inputs to determine fair value as of or for the dates indicated:



                                              TOTAL REALIZED AND
                                               UNREALIZED GAINS
                                                   (LOSSES)                                                          TOTAL GAINS
                                             ---------------------                                                     (LOSSES)
                                                                   PURCHASES,                                        INCLUDED IN
                                  BEGINNING                          SALES                                 ENDING     NET INCOME
                                   BALANCE                         ISSUANCES                              BALANCE       (LOSS)
                                    AS OF    INCLUDED IN              AND                     TRANSFER     AS OF     ATTRIBUTABLE
                                  JANUARY 1, NET INCOME  INCLUDED SETTLEMENTS,   TRANSFER      OUT OF   DECEMBER 31,  TO ASSETS
(AMOUNTS IN MILLIONS)                2009      (LOSS)     IN OCI      NET      IN TO LEVEL 3  LEVEL 3       2009      STILL HELD
---------------------------------------------------------------------------------------------------------------------
Fixed maturity securities:
   U.S. government, agencies
    and government-
    sponsored enterprises          $    7.0    $    --    $ (0.2)   $   3.4       $   --     $      --    $   10.2      $   --
   Government -- non-U.S.              18.4         --        --         --           --         (18.4)         --          --
   U.S. corporate                   1,037.0       26.4      92.6     (315.9)        66.9        (597.9)      309.1         1.2
   Corporate -- non-U.S.              441.5       (9.4)     55.0      (63.2)       103.8        (339.1)      188.6          --
   Residential mortgage-
    backed                            830.7       23.6       3.3     (206.3)         2.9          (4.6)      649.6        20.1
   Commercial mortgage-
    backed                            816.8       (1.4)     94.6      (47.3)        29.0        (115.8)      775.9        (1.5)
   Other asset-backed                 754.2        1.4     171.7     (269.1)       203.3         (44.9)      816.6         4.1
                                   --------    -------    ------    -------       ------     ---------    --------      ------
   Total fixed maturity
    securities                      3,905.6       40.6     417.0     (898.4)       405.9      (1,120.7)    2,750.0        23.9
                                   --------    -------    ------    -------       ------     ---------    --------      ------
Equity securities                      54.9       (0.1)      1.9       (0.5)          --         (51.1)        5.1        (0.2)
                                   --------    -------    ------    -------       ------     ---------    --------      ------
Other invested assets:
   Trading securities                  38.5        0.9        --      (21.6)         3.7            --        21.5         0.4
   Restricted other invested
    assets                            171.8       (0.4)     14.2      (52.6)          --        (106.5)       26.5          --
   Derivative assets                  110.3     (104.5)       --       36.8         21.9            --        64.5       (96.6)
                                   --------    -------    ------    -------       ------     ---------    --------      ------
   Total other invested assets        320.6     (104.0)     14.2      (37.4)        25.6        (106.5)      112.5       (96.2)
                                   --------    -------    ------    -------       ------     ---------    --------      ------
Total Level 3 investments          $4,281.1    $ (63.5)   $433.1    $(936.3)      $431.5     $(1,278.3)   $2,867.6      $(72.5)
---------------------------------------------------------------------------------------------------------------------------------



                                        TOTAL REALIZED AND
                                         UNREALIZED GAINS
                                             (LOSSES)                                                          TOTAL GAINS
                                       ---------------------                                                     (LOSSES)
                                                             PURCHASES,                                        INCLUDED IN
                            BEGINNING                          SALES                                 ENDING     NET INCOME
                             BALANCE                         ISSUANCES                              BALANCE       (LOSS)
                              AS OF    INCLUDED IN              AND                     TRANSFER     AS OF     ATTRIBUTABLE
                            JANUARY 1, NET INCOME  INCLUDED SETTLEMENTS,   TRANSFER      OUT OF   DECEMBER 31,  TO ASSETS
(AMOUNTS IN MILLIONS)          2008      (LOSS)     IN OCI      NET      IN TO LEVEL 3  LEVEL 3       2008      STILL HELD
---------------------------------------------------------------------------------------------------------------
Fixed maturity securities    $2,044.2    $(618.8)  $(682.8)   $(392.4)     $4,793.8    $(1,238.4)   $3,905.6     $(607.2)
Equity securities                 5.1        0.8      (0.7)      24.7          25.0           --        54.9          --
Other invested assets/(1)/      227.2      247.4     (14.8)    (271.7)        231.6        (99.1)      320.6       248.8
                             --------    -------   -------    -------      --------    ---------    --------     -------
Total Level 3 investments    $2,276.5    $(370.6)  $(698.3)   $(639.4)     $5,050.4    $(1,337.5)   $4,281.1     $(358.4)
---------------------------------------------------------------------------------------------------------------------------


/(1)/Includes certain trading securities, restricted other invested assets and derivatives.

As included in the Level 3 tables above, the total fixed maturity securities classified as Level 3 measurements decreased by $1,155.6 million for the year ended December 31, 2009. The decrease in fixed maturity securities classified as Level 3 was primarily due to an increase in the activity for certain securities causing these securities to no longer require Level 3 classification as a result of being illiquid. Sales of securities classified as Level 3 and the decrease in significance of non-observable inputs associated with private securities also contributed to the decrease. Partially offsetting these decreases was an increase, or net transfer in, of securities where the fair value measurement was classified as Level 3 for the year ended December 31, 2009 but was not previously classified as Level 3. The change in classification primarily resulted from a change in observability of inputs for certain mortgage-backed and asset-backed securities based on the lack of market observable inputs for these securities.

For the securities classified as Level 3 at the end of the period, the current market conditions for these securities have resulted in little or no trading activity or other market observable data and requires the use of significant unobservable inputs to estimate fair value. Accordingly, these resulting fair value measurements have been classified as Level 3.


   Fixed maturity and equity securities

As of December 31, 2009, the amortized cost or cost, gross unrealized gains (losses) and fair value of our fixed maturity and equity securities classified as available-for-sale were as follows:


                                                                     GROSS UNREALIZED GAINS      GROSS UNREALIZED LOSSES
                                                                   --------------------------- --------------------------
                                                         AMORTIZED NOT OTHER-THAN- OTHER-THAN- NOT OTHER-THAN- OTHER-THAN-
                                                          COST OR    TEMPORARILY   TEMPORARILY   TEMPORARILY   TEMPORARILY
(AMOUNTS IN MILLIONS)                                      COST       IMPAIRED      IMPAIRED      IMPAIRED      IMPAIRED
---------------------                                    --------- --------------- ----------- --------------- -----------
-                                                        -         --------------------------------------------------------
Fixed maturity securities:
   U.S. government, agencies and government-sponsored
    enterprises                                          $   649.7     $ 11.5         $  --       $    (6.7)     $    --
   Government -- non-U.S.                                    148.9       12.2            --            (6.5)          --
   U.S. corporate                                          5,551.7      122.9            --          (200.7)          --
   Corporate -- non-U.S.                                   1,616.1       40.4          11.0          (142.3)          --
   Residential mortgage-backed                             1,555.9       19.2           1.3          (243.3)      (175.7)
   Commercial mortgage-backed                              1,125.5        6.2           0.8          (311.3)       (34.5)
   Other asset-backed                                      1,681.2        5.4            --          (179.1)       (11.0)
                                                         ---------     ------         -----       ---------      -------
      Total fixed maturity securities                     12,329.0      217.8          13.1        (1,089.9)      (221.2)
Equity securities                                             90.5       10.9            --            (0.1)          --
                                                         ---------     ------         -----       ---------      -------
      Total available-for-sale securities                $12,419.5     $228.7         $13.1       $(1,090.0)     $(221.2)
---------------------------------------------------------------------------------------------------------------------------





                                                           FAIR
(AMOUNTS IN MILLIONS)                                      VALUE
---------------------                                    ---------
-                                                        ---------
Fixed maturity securities:
   U.S. government, agencies and government-sponsored
    enterprises                                          $   654.5
   Government -- non-U.S.                                    154.6
   U.S. corporate                                          5,473.9
   Corporate -- non-U.S.                                   1,525.2
   Residential mortgage-backed                             1,157.4
   Commercial mortgage-backed                                786.7
   Other asset-backed                                      1,496.5
                                                         ---------
      Total fixed maturity securities                     11,248.8
Equity securities                                            101.3
                                                         ---------
      Total available-for-sale securities                $11,350.1
------------------------------------------------------------------



As of December 31, 2008, the amortized cost or cost, gross unrealized gains (losses) and fair value of our fixed maturity and equity securities classified as available-for-sale were as follows:



                                                                                 GROSS      GROSS
                                                                   AMORTIZED   UNREALIZED UNREALIZED
(AMOUNTS IN MILLIONS)                                             COST OR COST   GAINS      LOSSES   FAIR VALUE
---------------------------------------------------------------------------------------------------------------
Fixed maturity securities:
   U.S. government, agencies and government sponsored entities     $   158.3     $15.9    $      --  $   174.2
   Government -- non-U.S.                                              178.7       3.9        (20.4)     162.2
   U.S. corporate                                                    6,209.1      30.7       (856.5)   5,383.3
   Corporate -- non-U.S.                                             1,815.1       3.7       (481.7)   1,337.1
   Residential mortgage-backed                                       1,688.6      17.1       (427.2)   1,278.5
   Commercial mortgage-backed                                        1,425.1       5.6       (577.9)     852.8
   Other asset-backed                                                1,861.9       3.9       (282.2)   1,583.6
                                                                   ---------     -----    ---------  ---------
      Total fixed maturity securities                               13,336.8      80.8     (2,645.9)  10,771.7
Equity securities                                                       99.6       0.9        (10.5)      90.0
                                                                   ---------     -----    ---------  ---------
      Total available-for-sale securities                          $13,436.4     $81.7    $(2,656.4) $10,861.7
---------------------------------------------------------------------------------------------------------------



Fixed maturity securities increased $477.1 million primarily as a result of lower unrealized losses primarily from an improvement in market performance and an increase in purchases of fixed maturity securities as we reinvested cash.

As of December 31, 2009, the amortized cost or cost, gross unrealized gains (losses) and fair value of our mortgage-backed and asset-backed securities collateralized by sub-prime residential mortgage loans were as follows:



                                 AMORTIZED   GROSS      GROSS
                                  COST OR  UNREALIZED UNREALIZED FAIR
(AMOUNTS IN MILLIONS)              COST      GAINS      LOSSES   VALUE
-----------------------------------------------------------------------
Rating:
AAA                               $ 21.1      $ --     $  (4.4)  $ 16.7
AA                                  58.2        --       (18.9)    39.3
                                  ------      ----     -------   ------
   Subtotal                         79.3        --       (23.3)    56.0
A                                   15.5        --        (4.7)    10.8
BBB                                 18.0        --        (9.1)     8.9
BB                                  83.0        --       (42.2)    40.8
B                                   78.6        --       (40.5)    38.1
CCC and lower                      187.7       0.2       (99.9)    88.0
                                  ------      ----     -------   ------
   Total sub-prime securities     $462.1      $0.2     $(219.7)  $242.6
-----------------------------------------------------------------------



As of December 31, 2008, the amortized cost or cost, gross unrealized gains (losses) and fair value of our mortgage-backed and asset-backed securities collateralized by sub-prime residential mortgage loans were as follows:



                                 AMORTIZED   GROSS      GROSS
                                  COST OR  UNREALIZED UNREALIZED
(AMOUNTS IN MILLIONS)              COST      GAINS      LOSSES   FAIR VALUE
---------------------------------------------------------------------------
Rating:
AAA                               $103.2      $ --     $ (24.9)    $ 78.3
AA                                 167.8        --       (64.2)     103.6
                                  ------      ----     -------     ------
   Subtotal                        271.0        --       (89.1)     181.9
A                                   49.0        --       (20.2)      28.8
BBB                                110.1        --       (49.5)      60.6
BB                                  56.7        --       (29.6)      27.1
B                                   11.3        --        (3.0)       8.3
CCC and lower                       50.8       0.2       (11.9)      39.1
                                  ------      ----     -------     ------
   Total sub-prime securities     $548.9      $0.2     $(203.3)    $345.8
---------------------------------------------------------------------------



Our sub-prime securities are principally backed by first lien mortgages. We do not have any exposure to interest margin deals, highly leveraged transactions or collateralized debt obligation-squared investments.

As of December 31, 2009, the fair value of our mortgage-backed and asset-backed securities collateralized by sub-prime residential mortgage loans by vintage and fair value level were as follows:



(AMOUNTS IN MILLIONS)            TOTAL  LEVEL 1 LEVEL 2 LEVEL 3
---------------------------------------------------------------
Vintage:
2004 and prior                   $ 37.3   $--     $--   $ 37.3
2005                               61.0    --      --     61.0
2006                              116.8    --      --    116.8
2007                               27.5    --      --     27.5
                                 ------   ---     ---   ------
   Total sub-prime securities    $242.6   $--     $--   $242.6
---------------------------------------------------------------

As of December 31, 2009, the amortized cost or cost, gross unrealized gains (losses) and fair value of our mortgage-backed and asset-backed securities collateralized by Alt-A residential mortgage loans were as follows:



                             AMORTIZED   GROSS      GROSS
                              COST OR  UNREALIZED UNREALIZED FAIR
(AMOUNTS IN MILLIONS)          COST      GAINS      LOSSES   VALUE
-------------------------------------------------------------------
Rating:
AAA                           $ 38.3      $ --     $  (7.5)  $ 30.8
AA                              24.4        --       (10.3)    14.1
                              ------      ----     -------   ------
   Subtotal                     62.7        --       (17.8)    44.9
A                               40.3        --        (9.8)    30.5
BBB                             49.1        --       (22.5)    26.6
BB                               7.5        --        (3.8)     3.7
B                               56.6        --       (29.1)    27.5
CCC and lower                  149.3       0.6       (65.0)    84.9
                              ------      ----     -------   ------
   Total Alt-A securities     $365.5      $0.6     $(148.0)  $218.1
-------------------------------------------------------------------



As of December 31, 2008, the amortized cost or cost, gross unrealized gains (losses) and fair value of our mortgage-backed and asset-backed securities collateralized by Alt-A residential mortgage loans were as follows:



                             AMORTIZED   GROSS      GROSS
                              COST OR  UNREALIZED UNREALIZED
(AMOUNTS IN MILLIONS)          COST      GAINS      LOSSES   FAIR VALUE
-----------------------------------------------------------------------
Rating:
AAA                           $166.5      $ --     $ (62.9)    $103.6
AA                              45.4        --       (17.3)      28.1
                              ------      ----     -------     ------
   Subtotal                    211.9        --       (80.2)     131.7
A                               18.7       0.9        (9.0)      10.6
BBB                             62.0        --       (31.6)      30.4
BB                              35.3        --       (11.4)      23.9
B                                8.9        --        (0.3)       8.6
CCC and lower                   12.1       2.2        (1.4)      12.9
                              ------      ----     -------     ------
   Total Alt-A securities     $348.9      $3.1     $(133.9)    $218.1
-----------------------------------------------------------------------



As of December 31, 2009, the fair value of our mortgage-backed and asset-backed securities collateralized by Alt-A residential mortgage loans by vintage and fair value level were as follows:



(AMOUNTS IN MILLIONS)        TOTAL  LEVEL 1 LEVEL 2 LEVEL 3
-----------------------------------------------------------
Vintage:
2004 and prior               $ 65.6   $--     $--   $ 65.6
2005                           68.1    --      --     68.1
2006                           44.4    --      --     44.4
2007                           40.0    --      --     40.0
                             ------   ---     ---   ------
   Total Alt-A securities    $218.1   $--     $--   $218.1
-----------------------------------------------------------



Our investments in sub-prime residential mortgage-backed and asset-backed securities decreased primarily as a result of principal payment activity coupled with widening spreads. Gross unrealized losses in our sub-prime and Alt-A residential mortgage-backed and asset-backed securities as of December 31, 2009 were primarily a result of widening spreads as a result of marketplace uncertainty arising from higher defaults in sub-prime and Alt-A residential mortgage loans, partially offset by lower asset balances. As of December 31, 2009, we expect to recover our amortized cost on the securities included in the charts above and do not intend to sell or it was not more likely than not that we will be required to sell these securities prior to recovering our amortized cost. Accordingly, we determined that the unrealized losses on these securities represented temporary impairments as of December 31, 2009.

As of December 31, 2009, the amortized cost or cost, gross unrealized gains (losses) and fair value of our commercial mortgage-backed securities were as follows:



                                                  AMORTIZED   GROSS      GROSS
                                                   COST OR  UNREALIZED UNREALIZED FAIR
(AMOUNTS IN MILLIONS)                               COST      GAINS      LOSSES   VALUE
----------------------------------------------------------------------------------------
Rating:
AAA                                               $  471.3     $3.0     $ (42.1)  $432.2
AA                                                   173.4       --       (54.9)   118.5
                                                  --------     ----     -------   ------
   Subtotal                                          644.7      3.0       (97.0)   550.7
A                                                    177.7      0.1       (86.2)    91.6
BBB                                                   83.7      3.0       (36.5)    50.2
BB                                                   131.2       --       (70.1)    61.1
B                                                     48.2      0.2       (30.7)    17.7
CCC and lower                                         40.0      0.7       (25.3)    15.4
                                                  --------     ----     -------   ------
   Total commercial mortgage-backed securities    $1,125.5     $7.0     $(345.8)  $786.7
----------------------------------------------------------------------------------------



As of December 31, 2008, the amortized cost or cost, gross unrealized gains (losses) and fair value of our commercial mortgage-backed securities were as follows:



                                                  AMORTIZED   GROSS      GROSS
                                                   COST OR  UNREALIZED UNREALIZED
(AMOUNTS IN MILLIONS)                               COST      GAINS      LOSSES   FAIR VALUE
--------------------------------------------------------------------------------------------
Rating:
AAA                                               $  793.8     $1.2     $(241.6)    $553.4
AA                                                   189.7       --       (96.1)      93.6
                                                  --------     ----     -------     ------
   Subtotal                                          983.5      1.2      (337.7)     647.0
A                                                    267.8      0.1      (147.4)     120.5
BBB                                                  154.1      4.2       (82.8)      75.5
BB                                                    16.8       --        (8.6)       8.2
B                                                      2.3       --        (1.0)       1.3
CCC and lower                                          0.6      0.1        (0.4)       0.3
                                                  --------     ----     -------     ------
   Total commercial mortgage-backed securities    $1,425.1     $5.6     $(577.9)    $852.8
--------------------------------------------------------------------------------------------



As of December 31, 2009, the fair value of our commercial mortgage-backed securities by vintage and fair value level were as follows:



(AMOUNTS IN MILLIONS)                             TOTAL  LEVEL 1 LEVEL 2 LEVEL 3
--------------------------------------------------------------------------------
Vintage:
2004 and prior                                    $205.3   $--    $ 0.5  $204.8
2005                                                98.4    --      0.1    98.3
2006                                               281.5    --       --   281.5
2007                                               198.5    --      7.2   191.3
2008                                                  --    --       --      --
2009                                                 3.0    --      3.0      --
                                                  ------   ---    -----  ------
   Total commercial mortgage-backed securities    $786.7   $--    $10.8  $775.9
--------------------------------------------------------------------------------

As of December 31, 2009, the fair value of all mortgage-backed and asset-backed securities not collateralized by sub-prime residential mortgage loans, Alt-A residential mortgage loans or commercial mortgage loans by vintage and fair value level were as follows:



(AMOUNTS IN MILLIONS)                                          TOTAL   LEVEL 1 LEVEL 2  LEVEL 3
------------------------------------------------------------------------------------------------
Vintage:
2004 and prior                                                $  319.8   $--   $  176.0 $  143.8
2005                                                             404.3    --       84.3    320.0
2006                                                             495.5    --      285.0    210.5
2007                                                             612.2    --      286.5    325.7
2008                                                             173.8    --      173.8       --
2009                                                             187.6    --      182.1      5.5
                                                              --------   ---   -------- --------
   Total other mortgage-backed and asset-backed securities    $2,193.2   $--   $1,187.7 $1,005.5
------------------------------------------------------------------------------------------------



The following table presents the gross unrealized losses and fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2009:



                                                                           LESS THAN 12 MONTHS
------------------------------------------------------------------   --------------------------------
                                                                                  GROSS      NUMBER
                                                                                UNREALIZED     OF
(DOLLAR AMOUNTS IN MILLIONS)                                         FAIR VALUE   LOSSES   SECURITIES
------------------------------------------------------------------   ---------- ---------- ----------
DESCRIPTION OF SECURITIES
Fixed maturity securities:
   U.S. government, agencies and government-sponsored enterprises     $  319.5   $  (6.1)      30
   Government -- non-U.S.                                                   --        --       --
   U.S. corporate                                                        781.3     (16.0)     117
   Corporate -- non-U.S.                                                 106.7      (4.6)      22
   Residential mortgage-backed                                           248.8    (132.7)     101
   Commercial mortgage-backed                                             81.6     (16.3)      29
   Other asset-backed                                                    193.6      (0.7)      21
                                                                      --------   -------      ---
   Subtotal, fixed maturity securities                                 1,731.5    (176.4)     320
Equity securities                                                           --        --       --
                                                                      --------   -------      ---
Total for securities in an unrealized loss position                   $1,731.5   $(176.4)     320
------------------------------------------------------------------   ---------- ---------- ----------
% Below cost -- fixed maturity securities:
   (less than)20% Below cost                                          $1,569.6   $ (32.1)     232
   20-50% Below cost                                                     120.9     (67.7)      41
   (greater than)50% Below cost                                           41.0     (76.6)      47
                                                                      --------   -------      ---
   Total fixed maturity securities                                     1,731.5    (176.4)     320
                                                                      --------   -------      ---
% Below cost -- equity securities:
   (less than)20% Below cost                                                --        --       --
                                                                      --------   -------      ---
   Total equity securities                                                  --        --       --
                                                                      --------   -------      ---
Total for securities in an unrealized loss position                   $1,731.5   $(176.4)     320
------------------------------------------------------------------   ---------- ---------- ----------
Investment grade                                                      $1,559.4   $ (50.5)     216
Below investment grade                                                   172.1    (125.9)     104
                                                                      --------   -------      ---
Total for securities in an unrealized loss position                   $1,731.5   $(176.4)     320
------------------------------------------------------------------------------------------------------


                                                                            12 MONTHS OR MORE
------------------------------------------------------------------   --------------------------------
                                                                                  GROSS      NUMBER
                                                                                UNREALIZED     OF
(DOLLAR AMOUNTS IN MILLIONS)                                         FAIR VALUE   LOSSES   SECURITIES
------------------------------------------------------------------   ---------- ---------- ----------
DESCRIPTION OF SECURITIES
Fixed maturity securities:
   U.S. government, agencies and government-sponsored enterprises     $    6.2  $    (0.6)      2
   Government -- non-U.S.                                                 31.8       (6.5)     11
   U.S. corporate                                                      1,558.3     (184.7)    256
   Corporate -- non-U.S.                                                 696.3     (137.7)     78
   Residential mortgage-backed                                           508.2     (286.3)    205
   Commercial mortgage-backed                                            585.7     (329.5)    193
   Other asset-backed                                                    981.2     (189.4)    140
                                                                      --------  ---------     ---
   Subtotal, fixed maturity securities                                 4,367.7   (1,134.7)    885
Equity securities                                                           --       (0.1)      1
                                                                      --------  ---------     ---
Total for securities in an unrealized loss position                   $4,367.7  $(1,134.8)    886
------------------------------------------------------------------   ---------- ---------- ----------
% Below cost -- fixed maturity securities:
   (less than)20% Below cost                                          $3,207.4  $  (237.0)    466
   20-50% Below cost                                                     912.4     (442.9)    228
   (greater than)50% Below cost                                          247.9     (454.8)    191
                                                                      --------  ---------     ---
   Total fixed maturity securities                                     4,367.7   (1,134.7)    885
                                                                      --------  ---------     ---
% Below cost -- equity securities:
   (less than)20% Below cost                                                --       (0.1)      1
                                                                      --------  ---------     ---
   Total equity securities                                                  --       (0.1)      1
                                                                      --------  ---------     ---
Total for securities in an unrealized loss position                   $4,367.7  $(1,134.8)    886
------------------------------------------------------------------   ---------- ---------- ----------
Investment grade                                                      $3,766.1  $  (748.2)    649
Below investment grade                                                   601.6     (386.6)    237
                                                                      --------  ---------     ---
Total for securities in an unrealized loss position                   $4,367.7  $(1,134.8)    886
-----------------------------------------------------------------------------------------------------



The investment securities in an unrealized loss position as of December 31, 2009 consisted of 1,206 securities and accounted for unrealized losses of $1,311.2 million. Of these unrealized losses of $1,311.2 million, 60.9% were investment grade (rated "AAA" through "BBB-") and 20.5% were less than 20% below cost. The securities less than 20% below cost were primarily attributable to widening credit spreads and a depressed market for certain structured mortgage securities. Included in these unrealized losses as of December 31, 2009 was $221.2 million of unrealized losses on other-than-temporarily impaired securities. Of the total unrealized losses on other-than-temporarily impaired securities, $81.8 million have been in an unrealized loss position for more than 12 months.

Of the unrealized losses of $1,311.2 million, $954.9 million were related to structured securities and $232.9 million were related to corporate securities in the finance and insurance sector. The remaining amount of $123.4 million was spread evenly across all other sectors.

Of the $954.9 million unrealized losses in structured securities, 36.2% were in commercial mortgage-backed securities and 43.9% were in residential mortgage-backed securities with the remainder in other asset-backed securities. Approximately 52.9% of the total unrealized losses in structured securities were on securities that have retained investment grade ratings. Most of these securities have been in an unrealized loss position for 12 months or more. Given the current market conditions and limited trading on these securities, the fair value of these securities has declined due to widening credit spreads and high premiums for illiquidity. We examined the performance of the underlying collateral and developed our estimate of cash flows expected to be collected. In doing so, we identified certain securities where the non-credit portion of other-than-temporary impairments was recorded in OCI. Based on this evaluation, we determined that the unrealized losses on our mortgage-backed and asset-backed securities represented temporary impairments as of December 31, 2009.

Of the $232.9 million unrealized losses in the finance and insurance sector, most have been in an unrealized loss position for 12 months or more. Most of these securities have retained a credit rating of investment grade. None of these unrealized losses included securities where an other-than-temporary impairment was recorded in OCI. The remaining unrealized losses in our U.S. and non-U.S. corporate securities were evenly distributed across all other major industry types that comprise our corporate bond holdings. Given the current market conditions, including current financial industry events and uncertainty around global economic conditions, the fair value of these securities has declined due to widening credit spreads. In our examination of these securities, we considered all available evidence, including the issuers' financial condition and current industry events to develop our conclusion on the amount and timing of the cash flows expected to be collected. A subset of the securities issued by banks and other financial institutions represent investments in financial hybrid securities on which a debt impairment model was employed. Most of these securities retain a credit rating of investment grade. About half of these securities were issued by foreign financial institutions. The fair value of these securities has been impacted by widening credit spreads which reflect current financial industry events including uncertainty surrounding the level and type of government support of European financial institutions, potential capital restructuring of these institutions, the risk that income payments may be deferred and the risk that these institutions could be nationalized. Based on this evaluation, we determined that the unrealized losses on these securities represented temporary impairments as of December 31, 2009.

Of the investment securities in an unrealized loss position for 12 months or more as of December 31, 2009, 419 securities were 20% or more below cost, of which 169 securities were also below investment grade (rated "BB+" and below) and accounted for unrealized losses of $363.3 million. These securities were primarily structured securities or securities issued by corporations in the finance and insurance sector. Included in this amount are other-than-temporarily impaired securities where the non-credit loss of $47.2 million was recorded in OCI.

As of December 31, 2009, we expect to recover our amortized cost on the securities included in the chart above and do not intend to sell, or it is not more likely than not that we will be required to sell, these securities prior to recovering our amortized cost.

Despite the considerable analysis and rigor employed on our structured securities, it is at least reasonably possible that the underlying collateral of these investments will perform worse than current market expectations. Such events may lead to adverse changes in cash flows on our holdings of asset-backed and mortgage-backed securities and potential future write-downs within our portfolio of mortgage-backed and asset-backed securities. While we expect our investments in corporate securities will continue to perform in accordance with our conclusions about the amount and timing of estimated cash flows, it is at least reasonably possible that issuers of our investments in corporate securities will perform worse than current expectations. Such events may lead us to recognize potential future write-downs within our portfolio of corporate securities.

   Commercial mortgage loans

The following tables set forth additional information regarding our commercial mortgage loans as of December 31:



                                                       2009
                            ------------------------------------------------------------
                                                                NUMBER OF
                            TOTAL LOAN    DELINQUENT  NUMBER OF DELINQUENT AVERAGE LOAN-
(LOAN AMOUNTS IN MILLIONS)  BALANCE/(1)/ LOAN BALANCE   LOANS     LOANS    TO-VALUE/(2)/
----------------------------------------------------------------------------------------
     LOAN YEAR
     ---------
     2004 and prior          $1,066.6        $1.3        404         1         48.4%
     2005                       432.8          --         94        --         63.5%
     2006                       358.9          --         72        --         68.0%
     2007                       484.7          --         55        --         87.5%
     2008                        29.3          --          6        --         78.8%
                             --------        ----        ---        --
        Total                $2,372.3        $1.3        631         1         62.5%
----------------------------------------------------------------------------------------



/(1)/Excludes $4.0 million of net premiums on commercial mortgage loans acquired from third parties.

/(2)/Represents loan-to-value as of December 31, 2009.



                                                       2008
                            -----------------------------------------------------------
                                                                NUMBER OF
                            TOTAL LOAN    DELINQUENT  NUMBER OF DELINQUENT AVERAGE LOAN-
(LOAN AMOUNTS IN MILLIONS)  BALANCE/(1)/ LOAN BALANCE   LOANS     LOANS    TO-VALUE/(2)/
----------------------------------------------------------------------------------------
     LOAN YEAR
     ---------
     2004 and prior          $1,206.6        $--         447        --         44.6%
     2005                       455.3         --          98        --         56.8%
     2006                       388.6         --          76        --         57.4%
     2007                       621.6         --          58        --         61.9%
     2008                        29.9         --           6        --         69.7%
                             --------        ---         ---        --
        Total                $2,702.0        $--         685        --         52.7%
----------------------------------------------------------------------------------------



/(1)/Excludes $7.3 million of net premiums on commercial mortgage loans acquired from third parties.

/(2)/Represents loan-to-value as of December 31, 2009.

We diversify our commercial mortgage loans by property type and geographic region, as well as year of origination. See note 3 to our consolidated financial statements under "Financial Statements and Supplementary Data" for additional information on distribution across property type and geographic region for our commercial mortgage loans.


The following table presents the activity in the allowance for losses during the years ended December 31:

(AMOUNTS IN MILLIONS)      2009  2008  2007
--------------------------------------------
Balance as of January 1    $ 7.4 $6.9 $ 5.3
Provision (release)          7.6  0.5   1.9
Transfer of AML               --   --  (0.3)
                           ----- ---- -----
Balance as of December 31  $15.0 $7.4 $ 6.9
--------------------------------------------


The allowance for losses included reserve adjustments associated with commercial mortgage loans that were classified as held-for-sale in our commercial mortgage warehouse facility. The increase in the provision during 2009 was related to a change in reserving assumptions to reflect the current market environment. During 2008, we transferred the loans within the commercial mortgage warehouse facility to our general account and reclassified the loans as held-for-investment and, as a result, the lower of cost or market reserve was released.

   Other invested assets

The following table sets forth the carrying values of our other invested assets as of December 31:



                                                   2009                      2008
---------------------------------------- ------------------------- ------------------------
(AMOUNTS IN MILLIONS)                    CARRYING VALUE % OF TOTAL CARRYING VALUE % OF TOTAL
---------------------------------------- -------------- ---------- -------------- ----------
Short-term investments                      $1,247.6       47.8%      $  924.5       30.9%
Investment in unconsolidated subsidiary        381.4       14.7          219.1        7.3
Restricted other invested assets               297.6       11.4          338.9       11.3
Derivatives                                    196.8        7.5          620.7       20.7
Securities lending collateral                  175.8        6.7          128.0        4.3
Limited partnerships                           153.5        5.9          286.5        9.6
Derivatives counterparty collateral            112.0        4.3          384.9       12.9
Trading securities                              33.5        1.3           62.1        2.1
Other investments                                9.2        0.4           27.1        0.9
                                            --------      -----       --------      -----
   Total other invested assets              $2,607.4      100.0%      $2,991.8      100.0%
--------------------------------------------------------------------------------------------



Our investments in derivatives and derivative counterparty collateral decreased primarily as a result of an increase in long-term interest rates. Limited partnership investments decreased primarily from sales and unrealized depreciation and returned capital, partially offset by calls on outstanding commitments. The increase in short-term investments was related to additional purchases in 2009.


   Derivatives

The following table sets forth our positions in derivative instruments as of December 31:


                                             DERIVATIVE ASSETS                            DERIVATIVE LIABILITIES
-----------------------------   -------------------------------------------- -------------------------------------------------

                                          BALANCE               FAIR VALUE                BALANCE                 FAIR VALUE
                                           SHEET              ---------------              SHEET                 -------------
(AMOUNTS IN MILLIONS)                  CLASSIFICATION          2009    2008            CLASSIFICATION             2009   2008
-----------------------------   ----------------------------- ------  ------ ----------------------------------- ------ ------
DERIVATIVES DESIGNATED AS
HEDGES
Fair value hedges:
   Interest rate swaps                 Other invested assets  $ 99.9  $178.0                  Other liabilities  $  6.8 $ 19.3
                                                              ------  ------                                     ------ ------
   Total fair value hedges                                      99.9   178.0                                        6.8   19.3
                                                              ------  ------                                     ------ ------
   Total derivatives
    designated as hedges                                        99.9   178.0                                        6.8   19.3
                                                              ------  ------                                     ------ ------
DERIVATIVES NOT DESIGNATED AS
HEDGES
Interest rate swaps                    Other invested assets    34.1   332.4                  Other liabilities    32.2   42.8
Credit default swaps                   Other invested assets     0.7      --                  Other liabilities      --    5.1
Equity index options                   Other invested assets    32.2   104.9                  Other liabilities     2.4     --
Financial futures                      Other invested assets      --      --                  Other liabilities      --     --
Limited guarantee                      Other invested assets    29.9     5.4                  Other liabilities      --     --
GMWB embedded derivatives       Reinsurance recoverable/(1)/    (3.7)   14.9 Policyholder account balances/(2)/   156.6  784.8
                                                              ------  ------                                     ------ ------
   Total derivatives not
    designated as hedges                                        93.2   457.6                                      191.2  832.7
                                                              ------  ------                                     ------ ------
   Total derivatives                                          $193.1  $635.6                                     $198.0 $852.0
------------------------------------------------------------------------------------------------------------------------------



/(1)/Represents the embedded derivatives associated with the reinsured portion of our GMWB liabilities.

/(2)/Represents the embedded derivatives associated with our GMWB liabilities, excluding the impact of reinsurance.

The activity associated with derivative instruments can generally be measured by the change in notional value over the periods presented. However, for equity index options, the change between periods is best illustrated by the number of contracts, and for GMWB embedded derivatives, the change between periods is best illustrated by the number of policies. The following tables represent activity associated with derivative instruments as of the dates indicated:



                                                                                         MATURITIES/
(NOTIONAL IN MILLIONS)                           MEASUREMENT DECEMBER 31, 2008 ADDITIONS TERMINATIONS DECEMBER 31, 2009
-----------------------------------------------------------------------------------------------------------------------
DERIVATIVES DESIGNATED AS HEDGES
Fair value hedges:
   Interest rate swaps                             Notional      $2,228.2      $     --   $  (589.9)      $1,638.3
                                                                 --------      --------   ---------       --------
   Total fair value hedges                                        2,228.2            --      (589.9)       1,638.3
                                                                 --------      --------   ---------       --------
   Total derivatives designated as hedges                         2,228.2            --      (589.9)       1,638.3
                                                                 --------      --------   ---------       --------
DERIVATIVES NOT DESIGNATED AS HEDGES
Interest rate swaps                                Notional       2,232.0         570.5      (651.5)       2,151.0
Credit default swaps                               Notional          56.1            --          --           56.1
Financial futures                                  Notional       1,278.8       4,304.0    (1,278.8)       4,304.0
Limited guarantee                                  Notional         250.0            --          --          250.0
                                                                 --------      --------   ---------       --------
   Total derivatives not designated as hedges                     3,816.9       4,874.5    (1,930.3)       6,761.1
                                                                 --------      --------   ---------       --------
   Total derivatives                                             $6,045.1      $4,874.5   $(2,520.2)      $8,399.4
-----------------------------------------------------------------------------------------------------------------------

(NUMBER OF CONTRACTS OR POLICIES)                MEASUREMENT DECEMBER 31, 2008 ADDITIONS TERMINATIONS DECEMBER 31, 2009
-----------------------------------------------------------------------------------------------------------------------
DERIVATIVES NOT DESIGNATED AS HEDGES
Equity index options                              Contracts       422,000       595,000    (220,000)       797,000
GMWB embedded derivatives                          Policies        38,069         4,531      (1,289)        41,311
-----------------------------------------------------------------------------------------------------------------------



The increase in the notional value of derivatives was primarily due to a $3,025.2 million notional increase in non-qualifying exchange-traded futures related to the downgrade in credit ratings in the second quarter of 2009. The increases were partially offset by a $670.9 million notional decrease in interest rate swaps associated with our GMWB hedging strategy.

Consolidated Balance Sheets

Total assets. Total assets decreased $185.4 million from $41,370.8 million as of December 31, 2008 to $41,185.4 million as of December 31, 2009.

  . Cash, cash equivalents and invested assets decreased $1,067.3 million primarily due to a decrease in other invested assets and commercial mortgage loans partially offset by an increase in fixed maturity securities. Cash decreased $840.4 million from the purchases of investments and the scheduled maturities and early retirement of institutional contracts. Other invested assets decreased $384.4 million primarily driven by a decrease in derivatives and derivatives counterparty collateral. Commercial mortgage loans decreased $340.8 million as collections exceeded originations. Partially offsetting these decreases was an increase of $477.1 million in our fixed maturity securities portfolio resulting primarily from improved market performance and an increase in purchases of fixed maturity securities as we reinvested cash.

  . Deferred acquisition costs decreased $114.7 million primarily from lower deferrals in 2009 and lower unrealized losses.

  . Intangible assets decreased $149.7 million primarily from lower unrealized losses related to our universal life insurance products.

  . Reinsurance recoverable decreased $274.7 million primarily driven by runoff of our structured settlements.

  . Separate account assets increased $1,584.4 million primarily as a result of favorable market performance of the underlying securities.

Total liabilities. Total liabilities decreased $1,296.1 million from $38,153.8 million as of December 31, 2008 to $36,857.7 million as of December 31, 2009.

  . Our policyholder-related liabilities decreased $2,693.9 million largely attributable to scheduled maturities and early retirement of institutional contracts. Also contributing to the decrease was a decrease in our fee-based products from improvements in equity markets and runoff of our structured settlements.

  . Other liabilities decreased $437.2 million from a decrease in derivative counterparty collateral, a decrease in current taxes and a decrease in outstanding investment trading activity due to timing.

  . Deferred income tax liability increased $262.6 million from a decrease in unrealized investment losses.

  . Separate account liabilities increased $1,584.4 million primarily as a result of favorable market performance of the underlying securities.

Total stockholders' equity. Total stockholders' equity increased $1,110.7 million from $3,217.0 million as of December 31, 2008 to $4,327.7 million as of December 31, 2009.

  . We reported a net loss of $1.3 million for the year ended December 31, 2009.

  . Accumulated other comprehensive loss decreased $939.5 million primarily attributable to a decrease of $973.2 million in net unrealized investment losses primarily from improved market performance during 2009.

  . Retained earnings decreased $16.0 million from a deemed dividend related to the assumption of a liability for tax contingency reserves from our indirect parent, GNA, and losses related to the sale of investment securities to affiliates.

Liquidity and Capital Resources

The principal liquidity requirements for our insurance operations are our contractual obligations to contractholders and annuitants. Contractual obligations include payments of claims under outstanding insurance policies and annuities, contract withdrawals and surrender benefits. The primary sources for meeting these contractual obligations are investment activities and cash generated from operating activities.

We maintain a master promissory note and committed line of credit with an indirect parent, GNA, of $500.0 million in total. The master promissory note and committed line of credit provide liquidity to meet normal variation in cash requirements. In addition, the master promissory note is structured to provide us the ability to lend to GNA at a comparable short-term investment return. GNA owed us $0.5 million as of December 31, 2009 and 2008 which was included in other assets in the consolidated balance sheet.

The following table sets forth our condensed consolidated cash flows for the years ended December 31:



(AMOUNTS IN MILLIONS)                                         2009      2008      2007
----------------------------------------------------------------------------------------
Net cash from operating activities                         $   393.4  $  790.3  $ 342.2
Net cash from investing activities                             839.9     859.9   (954.0)
Net cash from financing activities                          (2,073.7)   (146.4)   804.4
                                                           ---------  --------  -------
   Net increase (decrease) in cash and cash equivalents    $  (840.4) $1,503.8  $ 192.6
----------------------------------------------------------------------------------------



Our principal sources of cash include sales of our products and services, income from our investment portfolio and proceeds from sales of investments. As an insurance business, we typically generate positive cash flows from operating activities, as premiums collected from our insurance products and income received from our investments exceed policy acquisition costs, benefits paid, redemptions and operating expenses. These positive cash flows are then invested to support the obligations of our insurance and investment products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees and investment income received and expenses paid. Cash flows from operating activities decreased in 2009 primarily driven by the decrease in other liabilities and policy-related balances associated with the timing of settlements. We also had significant terminations of derivatives that resulted in higher cash inflows in 2008 that did not recur in 2009.

In analyzing our cash flow, we focus on the change in the amount of cash available and used in investing activities. Cash flows from investing activities decreased in 2009 as purchases of investments exceeded proceeds from maturities and sales of fixed maturity securities. In 2008 we were holding higher cash balances to cover near term obligations; however, in 2009, we began reinvesting this cash.

Changes in cash from financing activities primarily relate to the issuance of, and redemptions and benefit payments on, universal life insurance and investment contracts and the issuance and repayment of borrowings and non-recourse funding obligations, dividends and other capital transactions. Cash from financing activities decreased in 2009 as redemptions of our investment contracts increased primarily from scheduled maturities and the early retirement of institutional contracts.

We engage in certain securities lending transactions for the purpose of enhancing the yield on our investment securities portfolio, which require the borrower to provide collateral, consisting of cash and government securities, on a daily basis in amounts equal to or exceeding 102% of the fair value of the applicable securities loaned. We maintain effective control over all loaned securities and, therefore, continue to report such securities as fixed maturity securities on the consolidated balance sheets. Cash and non-cash collateral, such as a security, received by us on securities lending transactions is reflected in other invested assets with an offsetting liability recognized in other liabilities for the obligation to return the collateral. Any cash collateral received is reinvested by our custodian based upon the investment guidelines provided within our agreement. The reinvested cash collateral is primarily invested in U.S. and foreign government securities, U.S. government agency securities, asset-backed securities and corporate debt securities, all of which have scheduled maturities of less than three years. As of December 31, 2009 and 2008, the fair value of securities loaned under the securities lending program was $170.6 million and $121.0 million, respectively. As of December 31, 2009 and 2008, the fair value of collateral held under the securities lending program was $175.8 million and $128.0 million, respectively, and the obligation to return collateral of $176.0 million and $128.2 million, respectively, was included in other liabilities in the consolidated balance sheets.

Insurance companies are restricted by various state insurance laws as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Dividends in excess of the prescribed limits or the earned surplus are deemed "extraordinary" and require formal state insurance department approval. Based on statutory results as of December 31, 2009, in accordance with applicable dividend regulations, we could pay $403.3 million in dividends in 2010 without obtaining regulatory approval. However, given the current market conditions, we cannot give assurance that we will pay any dividends.

During 2005, we transferred approximately $499.0 million of investment securities to an affiliated special purpose entity ("SPE"), whose sole purpose is to securitize these investment securities and issue secured notes to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. The value of those securities was $297.6 million and $338.9 million as of December 31, 2009 and 2008, respectively.

In June 2008, we became a member of the Federal Home Loan Bank of Atlanta ("FHLB-Atlanta") allowing us to take advantage of the various services provided by the FHLB-Atlanta, as well as a new source for funding agreement sales.

We also entered into letters of credit with financial institutions to fund the statutory reserves of our term and universal life insurance products. If these financial institutions fail to honor these letters of credit, we could experience a significant reduction in capital, which in turn, could materially adversely affect our ability to write new business and our financial condition.

   Capital resources and financing activities

As of December 31, 2009, we had $3.5 billion of fixed and floating rate non-recourse funding obligations outstanding backing additional statutory reserves. Of these obligations, $1.7 billion were guaranteed by third-party financial guaranty insurance companies and the interest rates on these obligations are subject to rate resets triggered by negative rating agency action on the third-party financial guaranty insurance companies that guarantee these obligations. During 2008, the rates on those $1.7 billion of non-recourse funding obligations were contractually reset to the highest margin to the related underlying index rates.

As of December 31, 2009, we had approximately $323.1 million of GICs outstanding. Substantially all of these contracts allow for the payment of benefits at contract value to ERISA plans prior to contract maturity in the event of death, disability, retirement or change in investment election. These contracts also provide for early termination by the contractholder but are subject to an adjustment to the contract value for changes in the level of interest rates from the time the GIC was issued plus an early withdrawal penalty. We carefully underwrite these risks before issuing a GIC to a plan and historically have been able to effectively manage our exposure to these benefit payments. Our GICs typically credit interest at a fixed interest rate and have a fixed maturity generally ranging from two to nine years. We did not experience any significant levels of early termination requests in 2009.

Additionally, during 2009, we completed several transactions to increase our liquidity and capital flexibility. We reduced sales of certain insurance products as part of the refinement of our specialist strategy. Additionally, we continued to utilize reinsurance arrangements throughout 2009 to provide us with some additional capital capacity. We have also initiated a number of strategies to begin reinvesting the substantial cash balances we maintained through the recent uncertain market conditions to enhance investment yields.

We believe our anticipated cash flows from operations will provide us with sufficient capital flexibility and liquidity to meet our future operating requirements and committed line of credit, as well as optimize our capital structure. In addition, we actively monitor our liquidity position, liquidity generation options and the credit markets given changing market conditions. However, we cannot predict with any certainty the impact to us from any further disruptions in the credit markets or further downgrades by one or more of the rating agencies of the financial strength ratings of us or our insurance company subsidiaries and/or the credit rating of Genworth. The availability of additional funding will depend on a variety of factors such as market conditions, regulatory considerations, the general availability of credit, the overall availability of credit to the financial services industry, the level of activity and availability of reinsurers, our credit ratings and credit capacity and the performance of and outlook for our business.

   Contractual obligations and commercial commitments

We have obligations to third parties that we entered into in the ordinary course of our operations. These obligations, as of December 31, 2009, are set forth in the table below. However, we do not believe that our cash flow requirements can be assessed based upon this analysis of these obligations as the funding of these future cash obligations will be from future cash flows from premiums, deposits, fees and investment income that are not reflected herein. Future cash outflows, whether they are contractual obligations or not, also will vary based upon our future needs. Although some outflows are fixed, others depend on future events. Examples of fixed obligations include our obligations to pay principal and interest on fixed-rate borrowings. Examples of obligations that will vary include obligations to pay interest on variable-rate borrowings and insurance liabilities that depend on future interest rates and market performance. Many of our obligations are linked to cash-generating contracts. These obligations include payments to contractholders that assume those contractholders will continue to make deposits in accordance with the terms of their contracts. In addition, our operations involve significant expenditures that are not based upon "commitments."



                                                  PAYMENTS DUE BY PERIOD
-------------------------------------------------------------------------------------
                                                          2011-    2013-    2015 AND
(AMOUNTS IN MILLIONS)                   TOTAL     2010    2012     2014    THEREAFTER
-------------------------------------------------------------------------------------
Borrowings and interest/(1)/          $ 4,902.0 $     -- $     -- $     -- $ 4,902.0
Securities lending/(2)/                   176.0    176.0       --       --        --
Limited partnership commitments/(3)/       63.0     28.1     16.3     11.6       7.0
Insurance liabilities/(4)/             11,128.6  1,396.2  2,233.8  1,688.3   5,810.3
Unrecognized tax benefits/(5)/             43.2       --     20.1     22.8       0.3
                                      --------- -------- -------- -------- ---------
   Total contractual obligations      $16,312.8 $1,600.3 $2,270.2 $1,722.7 $10,719.6
-------------------------------------------------------------------------------------



/(1)/Includes payments of principal and interest on our non-recourse funding obligations as described in note 10 to our consolidated financial statements under "Financial Statements and Supplementary Data." For our U.S. domiciled insurance companies, any payment of principal, including by redemption, or interest on our non-recourse funding obligations are subject to regulatory approval. River Lake Insurance Company IV Limited, a Bermuda domiciled insurance company, may repay principal of up to 15% of its capital without prior approval. The total amount for borrowings and interest in this table does not equal the amounts on our consolidated balance sheet due to interest included in the table that is expected to be payable in future years.

/(2)/The timing for the return of the collateral associated with our securities lending program is uncertain; therefore, the return of collateral is reflected as being due in 2010.

/(3)/Includes amounts we are committed to fund for interests in limited partnerships.

/(4)/Includes estimated claim and benefit, policy surrender and commission obligations offset by expected future deposits and premiums on in-force insurance policies and investment contracts. Estimated claim and benefit obligations are based on mortality, morbidity and lapse assumptions comparable with our historical experience. The obligations in this table have not been discounted at present value. In contrast to this table, our obligations reported in our consolidated balance sheets are recorded in accordance with U.S. GAAP where the liabilities are discounted consistent with the present value concept under accounting guidance related to accounting and reporting by insurance enterprises, as applicable. Therefore, the estimated obligations for insurance liabilities presented in this table significantly exceed the liabilities recorded in reserves for future policy benefits and the liability for policy and contract claims. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results. We have not included separate account obligations as these obligations are legally insulated from general account obligations and will be fully funded by cash flows from separate account assets. We expect to fully fund the obligations for insurance liabilities from cash flows from general account investments and future deposits and premiums.

/(5)/Includes the settlement of uncertain tax positions, with related interest, based on the estimated timing of the resolution of income tax examinations in multiple jurisdictions. See notes 2 and 11 to our consolidated financial statements under "Financial Statements and Supplementary Data" for a discussion of uncertain tax positions.

Off-Balance Sheet Transactions

We have used off-balance sheet securitization transactions to mitigate and diversify our asset risk position and to adjust the asset class mix in our investment portfolio by reinvesting securitization proceeds in accordance with our approved investment guidelines.

The transactions we have used involved securitizations of some of our receivables and investments that were secured by commercial mortgage loans, fixed maturity securities or other receivables, consisting primarily of policy loans. Total securitized assets remaining as of December 31, 2009 and 2008 were $208.1 million and $242.0 million, respectively.

There were no off-balance sheet securitization transactions in 2009, 2008 or 2007.

We have arranged for the assets that we have transferred in securitization transactions to be serviced by us directly, or pursuant to arrangements with a third-party service provider. Servicing activities include ongoing review, credit monitoring, reporting and collection activities.

Genworth has entered into credit support arrangements in connection with our securitization transactions. Pursuant to these arrangements, as of December 31, 2009, Genworth provided limited recourse for a maximum of $117.4 million of credit losses. In 2009, Genworth paid $0.9 million associated with one of these arrangements. The related securitization structure terminated in the fourth quarter of 2009 upon final payments made by the structure. As of December 31, 2009, Genworth has not been required to make any payments under the credit support agreements for the two remaining arrangements. These agreements will remain in place throughout the life of the related entities.

Inflation

We do not believe that inflation has had a material effect on our results of operations, except insofar as inflation may affect interest rates.

New Accounting Standards

For a discussion of recently adopted and not yet adopted accounting standards, see note 2 in our consolidated financial statements under "Financial Statements and Supplementary Data."

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. The following is a discussion of our market risk exposures and our risk management practices.

Credit markets experienced reduced liquidity, higher volatility and widening credit spreads across asset classes, mainly the result of marketplace uncertainty arising from higher defaults in sub-prime and Alt-A mortgage loan collateral underlying residential mortgage-backed securities, higher market expectations for defaults in commercial mortgage-backed securities and high levels of credit rating downgrades and government intervention in the financial sector of the corporate bond market during the second half of 2008 and the first quarter of 2009. Beginning in the second quarter of 2009, these conditions showed signs of improvement across most asset classes and that improvement continued in the second half of 2009. See "-- Business trends and conditions" and "-- Investments and Derivative Instruments" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further discussion of recent market conditions.

We enter into market-sensitive instruments primarily for purposes other than trading. The carrying value of our investment portfolio as of December 31, 2009 and 2008 was $16,836.5 million and $17,063.4 million, respectively, of which 66.8% and 63.1%, respectively, was invested in fixed maturity securities. The primary market risk to our investment portfolio is interest rate risk associated with investments in fixed maturity securities. We mitigate the market risk associated with our fixed maturity securities portfolio by closely matching the duration of our fixed maturity securities with the duration of the liabilities that those securities are intended to support.

We are exposed to equity risk on our holdings of common stocks and other equities, as well as risk on products where we have equity market risk exposure. We manage equity price risk through industry and issuer diversification, asset allocation techniques and hedging strategies.

We use derivative instruments, such as interest rate swaps, financial futures and option-based financial instruments, as part of our risk management strategy. We use these derivatives to mitigate certain risks, including interest rate risk and equity risk, by:

  . reducing the risk between the timing of the receipt of cash and its investment in the market;

  .  converting the asset duration to match the duration of the liabilities;

  . reducing our exposure to fluctuations in equity market indices that underlie some of our products; and

  .  protecting against the early termination of an asset or liability.

As a matter of policy, we have not and will not engage in derivative market-making, speculative derivative trading or other speculative derivatives activities.

   SENSITIVITY ANALYSIS

Sensitivity analysis measures the impact of hypothetical changes in interest rates and other market rates or prices on the profitability of market-sensitive financial instruments.

The following discussion about the potential effects of changes in interest rates and equity market prices is based on so-called "shock-tests," which model the effects of interest rate and equity market price shifts on our financial condition and results of operations. Although we believe shock tests provide the most meaningful analysis permitted by the rules and regulations of the SEC, they are constrained by several factors, including the necessity to conduct the analysis based on a single point in time and by their inability to include the extraordinarily complex market reactions that normally would arise from the market shifts modeled. Although the following results of shock tests for changes in interest rates and equity market prices may have some limited use as benchmarks, they should not be viewed as forecasts. These forward-looking disclosures also are selective in nature and address only the potential impacts on our financial instruments. For the purpose of this sensitivity analysis we excluded the potential impacts on our insurance liabilities that are not considered financial instruments, with the exception of those insurance liabilities that have embedded derivatives that are required to be bifurcated in accordance with U.S. GAAP. They do not include a variety of other potential factors that could affect our business as a result of these changes in interest rates and equity market prices.


  Interest Rate Risk

One means of assessing exposure of our fixed maturity securities portfolio to interest rate changes is a duration-based analysis that measures the potential changes in market value resulting from a hypothetical change in interest rates of 100 basis points across all maturities. This is sometimes referred to as a parallel shift in the yield curve. Under this model, with all other factors constant and assuming no offsetting change in the value of our liabilities, we estimated that such an increase in interest rates would cause the market value of our fixed-income securities portfolio to decline by approximately $468.8 million before the effect of deferred taxes, DAC and PVFP, based on our securities positions as of December 31, 2009.

We performed a similar sensitivity analysis on our derivative portfolio and noted that a 100 basis point increase in interest rates resulted in a decrease in fair value of $146.7 million based on our derivatives portfolio as of December 31, 2009. We also performed a similar sensitivity analysis on our embedded derivatives associated with our GMWB liabilities and noted that a 100 basis point increase in interest rates resulted in a decrease of $86.3 million based on our embedded derivative liabilities as of December 31, 2009.

The principal amount, weighted-average interest rate and fair value by maturity, of our variable rate non-recourse funding obligations were as follows as of December 31, 2009:


                                                     WEIGHTED-
                                        PRINCIPAL AVERAGE INTEREST   FAIR
(AMOUNTS IN MILLIONS)                    AMOUNT         RATE       VALUE/(2)/
-----------------------------------------------------------------------------
Maturity/(1)/:
River Lake Insurance Company IV, 2028   $  528.0        0.66%      $  286.2
River Lake Insurance Company, 2033       1,100.0        1.55%         579.5
River Lake Insurance Company II, 2035      850.0        1.24%         437.5
River Lake Insurance Company III, 2036     750.0        1.76%         355.8
Rivermont Insurance Company I, 2050        315.0        2.33%          61.8
                                        --------                   --------
   Total                                $3,543.0        1.51%      $1,720.8
-----------------------------------------------------------------------------



/(1)/There are no maturities over the next five years.

/(2)/The valuation methodology used is based on then current coupon, revalued based on the LIBOR rate set and current spread assumption based on commercially available data. The model is a floating rate coupon model using the spread assumption to derive the valuation.

   Equity Market Risk

One means of assessing exposure to changes in equity market prices is to estimate the potential changes in market values on our equity investments resulting from a hypothetical broad-based decline in equity market prices of 10%. Under this model, with all other factors constant, we estimated that such a decline in equity market prices would cause the market value of our equity investments to decline by approximately $8.4 million based on our equity positions as of December 31, 2009.

We performed a similar sensitivity analysis on our equity market derivatives and noted that a 10% decline in equity market prices would result in a decrease in fair value of $77.5 million based on our equity market derivatives as of December 31, 2009. We also performed a similar sensitivity analysis on our embedded derivatives associated with our GMWB liabilities and noted that a 10% decline in equity market prices would result in an increase in fair value of $67.6 million based on our embedded derivative liabilities as of December 31, 2009.

Fluctuations in equity market prices also affect our variable annuity products, which depend upon fees that are related primarily to the value of assets under management. Continued equity market volatility could adversely impact our revenues and returns of these products. In addition, material losses in our variable annuity products and associated hedging program could challenge our ability to recover DAC on these products and could lead to further write-offs of DAC.

   DERIVATIVE COUNTERPARTY CREDIT RISK

We manage our derivative counterparty credit risk on an individual counterparty basis, which means that gains and losses are netted for each counterparty to determine the amount at risk. We have set individual counterparty limits and consider our exposure to each counterparty by taking into account the specific exposures of each of our subsidiaries to such counterparty on an aggregate basis. If a counterparty exceeds credit exposure limits in terms of amounts owed to us, unless an exception is granted by management, no additional transactions are executed until the exposure with that counterparty is reduced to an amount that is within the established limit. All of our master swap agreements contain credit downgrade provisions that allow a party to assign or terminate derivative transactions if the other party's long-term unsecured debt rating or financial strength rating is below the limit defined in the applicable agreement.

Swaps and purchased options are conducted within the credit policy constraints provided in the table below. Our policy permits us to enter into derivative transactions with counterparties rated "A2" by Moody's and "A" by S&P if the agreements governing such transactions require both parties to provide collateral in certain circumstances.

The following table sets forth derivative counterparty credit limits by credit rating as of December 31, 2009:



(AMOUNTS IN MILLIONS)
--------------------------------------------------------------------------------------------
                             LONG-TERM       AGGREGATE LIMITS
                          (EXPOSURES OVER    (INCLUDING THOSE
                          ONE YEAR) NET OF    UNDER ONE YEAR)          AGGREGATE LIMIT
S&P RATING MOODY'S RATING COLLATERAL/(1)/  NET OF COLLATERAL/(1)/ (GROSS OF COLLATERAL)/(1)/
--------------------------------------------------------------------------------------------
   AAA          Aaa            $50.0              $125.0                   $300.0
   AA-          Aa3             25.0               100.0                    250.0
   A             A2             15.0                90.0                    200.0
--------------------------------------------------------------------------------------------



/(1)/Credit exposure limits noted in this table are set by Genworth, our ultimate parent, and apply in the aggregate to all companies that are consolidated into Genworth.

MANAGEMENT

Executive Officers and Directors

We are managed by a board of directors. The following table sets forth the name, age (as of December 31, 2009), and principal occupations during the past five years of each our executive officers and directors.



Pamela S. Schutz  55  Chairperson of the Board and President since May 1998 and Chief Executive Office since June
                      2000. In addition, Ms. Schutz serves as Executive Vice President of U.S. Life Insurance and
                      Wealth Management Division for Genworth Financial, Inc., the Company's ultimate parent.
                      Ms. Schutz received a B.A. from Briarcliff College and an M.S. in Business from American
                      University in Washington, D.C.
-----------------------------------------------------------------------------------------------------------------------
Paul A. Haley     52  Director and Senior Vice President and Chief Actuary since January 2002. Mr. Haley also currently serves as Senior Vice President Fixed Annuity and ALM Leader of Retirement &
                      Protection, Genworth Financial, Inc., a position he has held since December 2009. Prior to that, he held a number of actuarial and risk roles. Mr. Haley received his B.A. in mathematics from
                      Rutgers College in New Brunswick, NJ. He became a Fellow of the Society of Actuaries in
                      1987 and a Member of the American Academy of Actuaries in 1988.
-----------------------------------------------------------------------------------------------------------------------

Ronald P. Joelson     51  Director and Senior Vice President and Chief Investment Officer since February 2009. Director and Senior Vice President and Chief Investment Officer of Genworth since November 2008.
                          Mr. Joelson also serves as Senior Vice President and Chief Investment Officer for Genworth
                          Financial, Inc. Prior to joining the Company, Mr. Joelson served as Managing Director of
                          Insurance Strategic Markets at JP Morgan Chase in New York City from July 2007 to
                          November 2008. From 1984-2007, Mr. Joelson held a number of investment and business positions at Prudential Financial in Newark, New Jersey. Mr. Joelson received a BA from
                          Hamilton College and an MBA in Finance and Accounting from Columbia University's
                          Graduate School of Business.
-----------------------------------------------------------------------------------------------------------------------------
Leon E. Roday         56  Director since June 1999 and Senior Vice President since May 1998. Mr. Roday has served as
                          Senior Vice President, General Counsel and Secretary of our parent company, Genworth
                          Financial, Inc. since its initial public offering in May 1994. Previously he served as Senior Vice
                          President, General Counsel and Secretary of GE Financial Assurance Holdings, Inc. our former parent, since 1996. Mr. Roday received his B.A. from the University of California in Santa
                          Barbara and a J.D. from Brooklyn Law School.
-----------------------------------------------------------------------------------------------------------------------------
Geoffrey S. Stiff     57  Director since April 1996 and Senior Vice President since March 1999. Mr. Stiff has held various leadership roles within the Company. In addition to his role as Director and Senior
                          Vice President, Mr. Stiff leads product management of the U.S. life insurance companies with focus on risk, inforce management and product profitability. These products include Term Life,
                          Universal Life, Long-Term Care, Fixed Annuity, Variable Annuity, and Retirement Annuities.
                          Mr. Stiff also serves as a Director for the Genworth Variable Insurance Trust. Mr. Stiff
                          received a bachelor's degree in accounting from Bentley College in Waltham, Massachusetts and a master's degree in management from the MIT Sloan School of Management in
                          Cambridge, Massachusetts.
-----------------------------------------------------------------------------------------------------------------------------
Thomas E. Duffy       54  Senior Vice President, General Counsel and Secretary since September 2002. Mr. Duffy received a B.A. in Economics from Fordham College and a J.D. from Fordham University Law
                          School.
-----------------------------------------------------------------------------------------------------------------------------
Christopher J. Grady  53  Senior Vice President since June 2007. Mr. Grady is also President, Distribution and Marketing of Genworth Financial's U.S. Life Insurance Companies. Prior to joining Genworth in 2007,
                          Mr. Grady was Managing Director and National Sales Manager for Merrill Lynch's Consumer
                          Finance Group.
-----------------------------------------------------------------------------------------------------------------------------
Kelly L. Groh         41  Senior Vice President and Chief Financial Officer since August 2008. Prior to becoming Chief
                          Financial Officer, Ms. Groh joined Genworth Financial, Inc. in 1996 where she served various roles until becoming Chief Financial Officer of the Company. Ms. Groh is a licensed CPA and has a B.A. in Business Administration, Accounting from the University of Washington, in
                          Seattle.
-----------------------------------------------------------------------------------------------------------------------------
Patrick B. Kelleher   52  Senior Vice President since March 2007. Prior to joining Genworth Financial, Inc. in January
                          2007, Mr. Kelleher was Executive Vice President and Chief Financial Officer of Transamerica
                          Reinsurance in Charlotte, North Carolina, a reinsurance provider and division of Transamerica
                          Occidental Life Insurance Company, which is a member of the AEGON Group, a life insurance and pension company. He had served in this capacity since 1998. Mr. Kelleher received a bachelor's degree from Franklin & Marshall College.
-----------------------------------------------------------------------------------------------------------------------------
James H. Reinhart     45  Senior Vice President since December 2004. Mr. Reinhart currently serves as the SVP of
                          Marketing for the Retirement and Protection segment of Genworth Financial, Inc., where he has served in this role since 2007. Since 2004, Mr. Reinhart has served in various roles for
                          Genworth, including Chief Operating Officer of Operations and IT for Retirement Income &
                          Investments. Mr. Reinhart graduated from the United States Naval Academy with a B.S. in electrical engineering. He also received an M.S. in electrical engineering from the University of
                          Maryland, as well as his MBA from the Harvard Graduate School of Business Administration.
-----------------------------------------------------------------------------------------------------------------------------

Thomas M. Stinson  46  Senior Vice President since May 2000. Mr. Stinson has held various roles with the Company.
                       In addition to serving as Senior Vice President of the Company, Mr. Stinson also currently serves as President of Insurance Products, Retirement & Protection at Genworth Financial, our
                       ultimate parent. In this role, Mr. Stinson is responsible for product development and management of Genworth's Life Insurance, Long Term Care Insurance, Care Support Service
                       and Annuity products. He also has oversight of Genworth's Medicare Supplement and Equity
                       Access businesses, and Genworth's affinity relationship with AARP. Mr. Stinson received a
                       BSBA and MBA from the University of Missouri -- Columbia.
---------------------------------------------------------------------------------------------------------------------
Jac J. Amerell     47  Vice President and Controller since March 2006. Prior to joining Genworth, Mr. Amerell served in various finance roles at Northwestern Mutual Life Insurance Company and prior thereto as Senior Manager with PricewaterhouseCoopers. Mr. Amerell is a CPA and has a
                       B.B.A. and Masters in Accounting from the University of Wisconsin.
---------------------------------------------------------------------------------------------------------------------
Gary T. Prizzia    47  Treasurer since March 2000. Mr. Prizzia has a B.S. in Accounting and an MBA in International
                       Business.
---------------------------------------------------------------------------------------------------------------------



The principal business address of each listed above, unless otherwise indicated, is Genworth Life and Annuity Insurance Company, 6610 West Broad Street, Richmond, Virginia 23230.

(1) The principal business address for Mr. Joelson is Genworth Life and Annuity Insurance Company 3001 Summer Street, 2nd Floor, Stamford, Connecticut 06905.

(2) The principal business address for Messrs. Kelleher, Roday and Prizzia is Genworth Life and Annuity Insurance Company, 6620 West Broad Street, Richmond, Virginia 23230.

Executive officers serve at the pleasure of the Board of Directors and directors are elected annually by Genworth Life and Annuity Insurance Company's shareholder.

MANAGEMENT OWNERSHIP OF GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

None of our directors or Named Executives (as defined under "Executive Compensation" below) owns any shares of common stock, preferred stock or other equity securities issued by us or by our parent or subsidiaries other than Genworth. The following table sets forth information as of March 19, 2010, regarding the beneficial ownership of Genworth's common stock by:

    -- the Named Executives;

    -- each of the Company's directors; and

    -- all the directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to the table below, directors and executive officers possess sole voting and investment power with respect to all shares set forth by their name. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or stock appreciation rights ("SARs") or upon the conversion of restricted stock units ("RSUs") held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of March 19, 2010 are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder.

Security Ownership of Directors and Named Executives




                        AMOUNT OF GENWORTH COMMON STOCK    PERCENTAGE OF OUTSTANDING
                       AND NATURE OF BENEFICIAL OWNERSHIP       GENWORTH STOCK
-------------------------------------------------------------------------------------
NAME                                                       *
-------------------------------------------------------------------------------------
Pamela S. Schutz/(1)/  430,332                             *
-------------------------------------------------------------------------------------
Kelly L. Groh/(2)/     10,072                              *
-------------------------------------------------------------------------------------


                                          AMOUNT OF GENWORTH COMMON STOCK    PERCENTAGE OF OUTSTANDING
                                         AND NATURE OF BENEFICIAL OWNERSHIP       GENWORTH STOCK
-------------------------------------------------------------------------------------------------------
Paul A. Haley                            14,443                              *
-------------------------------------------------------------------------------------------------------
Ronald P. Joelson/(3)/                   39,647                              *
-------------------------------------------------------------------------------------------------------
Patrick B. Kelleher/(4)/                 83,059                              *
-------------------------------------------------------------------------------------------------------
Leon E. Roday/(5)/                       155,921                             *
-------------------------------------------------------------------------------------------------------
Geoffrey S. Stiff                         9,705                              *
-------------------------------------------------------------------------------------------------------
Thomas S. Stinson                        64,096                              *
-------------------------------------------------------------------------------------------------------
All Directors and Executive Officers of  850,123                             *
Genworth Life & Annuity as a group-12
-------------------------------------------------------------------------------------------------------



*  Less than 1%

/(1)/ Includes (a) 143,530 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 19, 2010. Ms. Schutz holds 396,730 SARs that are vested or will vest within 60 days of March 19, 2010, all of which have a base price in excess of the closing price of Genworth's common stock on March 19, 2010.

/(2)/ Includes 873 shares held in a personal 401(k) account and 1,820 shares held in a personal investment account.

/(3)/ Includes 39,647 shares of common stock issuable upon the exercise of 60,334 SARs that are vested or will vest within 60 days of March 19, 2010 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of Genworth's common stock on March 19, 2010 over the base price of the SARs).

/(4)/ Includes 64,932 shares of common stock issuable upon the exercise of 162,514 SARs that are vested or will vest within 60 days of March 19, 2010 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of Genworth's common stock on March 19, 2010 over the base price of the SARs).

/(5)/ Includes (a) 80,297 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 19, 2010 and (b) 16,460 shares of common stock issuable upon the exercise of 249,430 SARs that are vested or will vest within 60 days of March 19, 2010 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of Genworth's common stock on March 19, 2010 over the base price of the SARs). Also includes 20 shares held in trusts for children.

EXECUTIVE COMPENSATION

Our executive officers also serve as executives of one or more affiliated companies of Genworth. Overall compensation for officers of Genworth is reviewed by Genworth's Management Development and Compensation Committee (the "Compensation Committee") which consists solely of "independent" directors under the applicable rules of the New York Stock Exchange. Genworth's Compensation Committee has the following responsibilities:

    -- monitoring our management resources, structure, succession planning, development and selection process as well as the performance of key executives;

    -- reviewing and approving our executive compensation and broad-based incentive compensation plans; and

    -- overseeing risks related to compensation plans and programs.

Under its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Genworth's compensation program for executive officers consists of four key elements: base salary, an annual incentive, an annual long-term equity grant (in the form of stock appreciation rights ("SARs"), stock options and restricted stock units ("RSUs")), and a three-year performance plan which we refer to as a "mid-term" plan. Additionally, Genworth provides certain other benefits to its executive officers to ensure competitive compensation and benefits consistent with the marketplace and Genworth's guiding principles.

Retirement benefits also fulfill an important role within Genworth's overall executive compensation programs because they provide a competitive financial security component that supports attraction and retention of talent. Genworth maintains the Genworth Retirement and Savings Plan (the "Retirement and Savings Plan"), a tax-qualified, defined contribution plan in which a substantial majority of Genworth's U.S. employees, including the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated officers of the Company (collectively the "Named Executives") are eligible to participate. In addition, Genworth offers the following non-qualified retirement and deferred compensation plans available to the Named
Executives:

    -- Genworth Financial, Inc. Supplemental Executive Retirement Plan ( the
       "SERP");

    -- Genworth Financial, Inc. Retirement and Savings Restoration Plan (the
       "Restoration Plan"); and

    -- Genworth Financial, Inc. Deferred Compensation Plan (the "Deferred
       Compensation Plan").

Compensation shown below is based on a pro-rata basis adjusted for each individual's time devoted to duties as an officer of one or more of our affiliates. The percentage of time dedicated to us as of 2009, 2008 and 2007 for each Named Executive is listed in footnote 1 of the table below. All of our Named Executives are also employees of one or more affiliates of Genworth and receive no compensation in addition to their compensation as employees.

The following table sets forth certain information regarding the portion of compensation paid to the Named Executives for services provided to the Company during or with respect to the fiscal years 2009, 2008 and 2007. The Compensation shown below is adjusted on a pro-rata basis in accordance with each Name Executive's time allocated to services to the Company.



                                                                                       CHANGE IN
                                                                                     PENSION VALUE
                                                                                          AND
                                                                        NON-EQUITY    NONQUALIFIED
                                                      STOCK   OPTION  INCENTIVE PLAN    DEFERRED      ALL OTHER
NAME AND                                   BONUS      AWARDS  AWARDS   COMPENSATION   COMPENSATION   COMPENSATION
PRINCIPAL POSITION/1/  YEAR SALARY($)       ($)       ($)/5/  ($)/6/      ($)/7/     EARNINGS ($)/8/    ($)/9/    TOTAL ($)
---------------------------------------------------------------------------------------------------------------------------
Pamela S. Schutz
 Chairperson of the
 Board, President      2009  305,819          --           -- 316,882    377,600         89,692         47,143    1,137,136
 and Chief             2008  276,545          --       78,432 238,186         --         32,661         54,663      680,487
 Executive Officer     2007  334,389          --      964,350 345,318    403,200        114,932         92,481    2,254,670
---------------------------------------------------------------------------------------------------------------------------
Kelly L. Groh
 Senior Vice
 President and         2009  125,122     132,600/2/        --  90,352     53,040          5,956         26,125      433,195
 Chief Financial       2008  102,744          --       27,360  31,158     40,000          4,449         22,821      228,532
 Officer               2007       --          --           --      --         --             --             --           --
---------------------------------------------------------------------------------------------------------------------------
Patrick B. Kelleher    2009  109,897     122,500/2/        -- 348,804    122,500         21,900         19,071      744,672
 Senior Vice           2008  105,354     156,000/3,4/  49,248  87,242         --         16,733         29,613      444,190
 President             2007   88,332      72,000      358,656 140,422     86,400         12,493         18,779      777,082
---------------------------------------------------------------------------------------------------------------------------
Leon E. Roday
 Director and          2009  139,203     139,650/2/        --  83,026    105,350         33,972         51,622      552,823
 Senior Vice           2008  135,443      55,200/3,4/  35,568  63,008         --         20,827         42,231      352,277
 President             2007  127,437          --      181,895  70,274     88,800         27,449         43,788      539,643
---------------------------------------------------------------------------------------------------------------------------
Thomas M. Stinson      2009  131,179  131,600/2/           -- 271,914     90,475         13,021         22,213      660,402
 Senior Vice           2008    7,959          --        3,101   3,531      3,000            606          1,164       19,361
 President             2007        0          --           --      --         --             --             --           --
---------------------------------------------------------------------------------------------------------------------------



/1/Ms. Schutz's percentage of time dedicated to us for the years 2009, 2008 and 2007 was 47.2%, 43.0% and 56.0%, respectively. Ms. Groh's percentage of time dedicated to us for 2009 and 2008 was 44.2% and 40%, respectively. Ms. Groh did not serve in her current role in 2007 and no time was specifically dedicated to us in 2007. Mr Kelleher's percentage of time dedicated to us for the years 2009, 2008 and 2007 was 24.5%, 24.0% and 24.0%, respectively. Mr Roday's percentage of time dedicated to us for the years 2009, 2008 and 2007 was 24.5%, 24.0% and 24.0%, respectively. Mr Stinson's percentage of time dedicated to us for the years 2009, 2008 and 2007 was 32.9%, 2.0% and 0.0%, respectively.

/2/Reflects a pro-rated portion of transition incentives paid in November 2009.
   In the fall of 2008, the Compensation Committee approved special transition incentives to certain key managers. Continuity of leadership in those roles was deemed to be in the best interests of Genworth's stock holders during a critical transition period of unprecedented economic and financial market turmoil. The transition incentives were paid based on continued satisfactory performance and leadership through the transition incentive period.

/3/Reflects the pro-rated portion of a discretionary incentive payment to Mr.
   Kelleher of $108,000 and Mr. Roday of $55,200 for 2008.

/4/Upon hire in 2007, Mr. Kelleher was awarded a hiring bonus in the pro-rated amount of $72,000 payable in 2007, and $48,000 payable in 2008.

/5/Reflects the aggregate grant date fair value of RSUs, computed in accordance with FASB ASC Topic 718. Also reflects the aggregate grant date fair value of Performance Stock Units (PSUs) granted to the Named Executives in 2007, computed in accordance with FASB ASC Topic 718 and based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. The pro-rated value of the awards at the grant date assuming that the highest level of performance conditions will be achieved is $1,741,824 for Ms. Schutz, $474,440 for Mr. Kelleher and $298,598 for Mr. Roday. The performance-based vesting conditions were not met, and the PSUs were cancelled without payment to the Named Executives.

/6/Reflects the aggregate pro-rated grant date fair value of SARs and stock options, granted in 2007, 2008 and 2009 based on the Black-Scholes option-pricing model for use in valuing executive stock options in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the SARs and stock options are set forth in the notes to Genworth's consolidated financial statements, which are included in Genworth's Annual Report on Form 10-K for 2009 filed with the SEC and may be found on www.sec.gov or www.genworth.com. The reference to the Form 10-K filing, Genworth's website and the SEC's website is an inactive textual reference only and is not intended to incorporate Genworth's Form 10-K filing, Genworth's website or the SEC web site into this prospectus.

 In August 2009, the Compensation Committee approved a special grant of SARs or stock options with accelerated vesting based on stock price performance ("Performance Accelerated SARs and Stock Options") to certain key executives. The Performance-Accelerated SARs and Stock Options vest on the fourth anniversary of the grant date, subject to earlier vesting in one-third increments based on the closing trading price of Genworth's common stock exceeding certain specified amounts ($12, $16, and $20, respectively) for 20 consecutive trading days. For purposes of determining the fair value of Performance-Accelerated SARs and Stock Options, Genworth used the Monte-Carlo Simulation. The Performance-Accelerated SARs and Stock Options grant-date fair value was $5.28 which will be amortized over a 1.4 year derived service period.

 The actual value, if any, that a Named Executive may realize upon exercise of SARs or stock options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a Named Executive will be at or near the value estimated by the Black-Scholes option-pricing model or the Monte-Carlo Simulation.

/7/Reflects the value of cash incentives paid pursuant to our annual incentive program.

/8/Reflects the change during 2009 in actuarial present values of each of the Named Executive's accumulated benefits under the SERP.

/9/See the All Other Compensation -- Details table below.

All Other Compensation -- Details



                             COMPANY
                          CONTRIBUTIONS   LIFE
                             TO THE     INSURANCE
                           RETIREMENT   PREMIUMS  EXECUTIVE COMPANY FINANCIAL  EXECUTIVE  TOTAL
                          PLANS ($)/1/   ($)/2/   PHYSICAL  CAR/3/  COUNSELING ANNUITY/4/  ($)
------------------------------------------------------------------------------------------------
Pamela S. Schutz     2009    21,597      17,831        --       --    7,715         --    47,143
------------------------------------------------------------------------------------------------
Kelly L. Groh        2009    13,011         481     1,326    6,571    4,736         --    26,125
------------------------------------------------------------------------------------------------
Patrick B. Kelleher  2009    13,608       1,458        --       --    4,005         --    19,071
------------------------------------------------------------------------------------------------
Leon E. Roday        2009    13,375       9,007       735       --    4.005     24,500    51,622
------------------------------------------------------------------------------------------------
Thomas M. Stinson    2009    12,219         841       987    4,641    3,525         --    22,213



/1/Reflects contributions made on behalf of the Named Executives for each of the following programs: (i) company matching contributions made in 2009 to the 401(k) feature of the Retirement and Savings Plan; and (ii) company contributions made in 2010, which are based on 2009 earnings, to the defined contribution pension feature of the Retirement and Savings Plan and to the Restoration Plan.

/2/Represents premium payments we made in 2009 for the following programs:
   (i) Leadership Life Program - an individually owned universal life insurance policy provided to all of our executives; and (ii) Executive Life Program - a $1 million company-owned life insurance policy for which the participating Named Executive may identify a beneficiary for payment by us in the event of his or her death.

/3/Reflects the pro-rated direct costs Genworth paid for a company car, reduced by the value of any business use of the vehicle.

/4/Reflects a pro-rated payment made to Mr. Roday pursuant to an executive annuity program, the obligation for which Genworth assumed upon acquisition of a predecessor company. The 2009 amount also reflects an additional pro-rated payment to a new annuity contribution program entered into with Mr. Roday in 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below are the names and addresses of the persons who beneficially own more than 5% of the Company's common stock. All of the Company's issued shares of preferred stock was retired on April 30, 2007.




              NAME AND      AMOUNT AND
              ADDRESS OF     NATURE OF
  TITLE OF    BENEFICIAL    BENEFICIAL     PERCENT OF
   CLASS        OWNER        OWNERSHIP       CLASS
------------------------------------------------------
Common        Genworth    25,651           100%
Stock, par    Life        shares
value $1,000  Insurance   owned
per share     Company/1/  beneficially/2/
------------------------------------------------------



/1/ The address of Genworth Life Insurance Company is 6604 West Broad Street, Richmond, Virginia 23230.

/2/ The shares of the Company's common stock listed above are owned directly by an indirect wholly-owned subsidiary of Genworth Financial, Inc. Genworth Life Insurance Company owns 100% of the outstanding shares of the Company.

RELATED PARTY TRANSACTIONS

We and other direct and indirect subsidiaries of Genworth are parties to an amended and restated services and shared expenses agreement under which each company agrees to provide and each company agrees to receive certain general services. These services include, but are not limited to, data processing, communications, marketing public relations, advertising, investment management, human resources, accounting, actuarial, legal, administration of agent and agency matters, purchasing, underwriting and claims. Under the terms of the agreement, settlements are made quarterly.

Under this agreement, amounts incurred for these items aggregated $171.7 million, $268.8 million and $326.0 million for the years ended December 31, 2009, 2008 and 2007, respectively. We also charged affiliates for certain services and for the use of facilities and equipment, which aggregated to $26.7 million, $118.1 million and $115.3 million for the years ended December 31, 2009, 2008 and 2007, respectively.

We pay Genworth, our ultimate parent, for investment related services. We paid $18.6 million, $20.5 million and $15.7 million to Genworth in 2009, 2008 and 2007, respectively.

We pay interest on outstanding amounts under a credit funding with GNA, our indirect parent. For the years ended December 31, 2009 and 2008, we incurred no interest expense under this agreement. Interest expense under this agreement was $0.5 million for the year ended December 31, 2007. We pay interest at the cost of funds of GNA, which was 0.2%, 1.5% and 4.4%, for the years ended December 31, 2009, 2008 and 2007, respectively. GNA owed us $0.5 million as of December 31, 2009 and 2008, which was included in other assets in the consolidated balance sheets. During 2009, there were no borrowings. During 2008, we borrowed and then repaid $271.8 million to GNA and as of December 31, 2008, there were no amounts outstanding under this agreement.

Additionally, we sell investment securities to affiliates in the normal course of business. The sale of securities to affiliates are recorded at fair value with gains recorded in additional paid-in capital as a deemed capital contribution and losses recorded in retained earnings as a deemed dividend. For the years ended December 31, 2009, 2008, and 2007, we recorded $10.2 million, $4.9 million and $50.4 million, respectively, in retained earnings related to losses associated with the sale of securities to affiliates.

Financial Statements and Supplementary Data

         Genworth Life and Annuity Insurance Company and Subsidiaries

                  Index to Consolidated Financial Statements



                                                                                                       Page
                                                                                                       ----
Financial Statements:
   Report of KPMG LLP, Independent Registered Public Accounting Firm.................................. 103
   Consolidated Statements of Income for the years ended December 31, 2009, 2008 and 2007............. 104
   Consolidated Balance Sheets as of December 31, 2009 and 2008....................................... 105
   Consolidated Statements of Changes in Stockholder's Equity for the years ended December 31, 2009,
     2008 and 2007.................................................................................... 106
   Consolidated Statements of Cash Flows for the years ended December 31, 2009, 2008 and 2007......... 107
   Notes to Consolidated Financial Statements......................................................... 108
   Report of KPMG LLP, Independent Registered Public Accounting Firm, on Financial Statement
     Schedules........................................................................................ 166
   Schedule I, Summary of investments-other than investments in related parties....................... 167
   Schedule III, Supplemental Insurance Information................................................... 168

            Report of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life and Annuity Insurance Company:

   We have audited the accompanying consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genworth Life and Annuity Insurance Company and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

   As discussed in note 2 to the consolidated financial statements, the Company changed its method of accounting for other-than-temporary impairments in 2009.

/s/ KPMG LLP

Richmond, Virginia
April 13, 2010

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                       Consolidated Statements of Income
                             (Amounts in millions)



                                                                               Years ended December 31,
                                     -                                       ----------------------------
                                                                               2009      2008      2007
                                                                             --------  --------  --------
Revenues:
Premiums.................................................................... $  982.4  $1,068.5  $1,063.2
Net investment income.......................................................    644.7     948.3   1,189.9
Net investment gains (losses)...............................................   (315.9)   (936.7)    (91.1)
Policy fees and other income................................................    599.2     607.7     491.3
                                                                             --------  --------  --------
   Total revenues...........................................................  1,910.4   1,687.8   2,653.3
                                                                             --------  --------  --------
Benefits and expenses:
Benefits and other changes in policy reserves...............................  1,032.7   1,138.8   1,105.4
Interest credited...........................................................    339.7     450.7     541.3
Acquisition and operating expenses, net of deferrals........................    247.0     270.2     244.2
Amortization of deferred acquisition costs and intangibles..................    241.0     244.0     151.4
Interest expense............................................................     91.7     168.1     205.1
                                                                             --------  --------  --------
   Total benefits and expenses..............................................  1,952.1   2,271.8   2,247.4
                                                                             --------  --------  --------
Income (loss) before income taxes and equity in net income (loss) of
  unconsolidated subsidiary.................................................    (41.7)   (584.0)    405.9
Provision (benefit) for income taxes........................................    (36.0)   (212.3)    101.3
                                                                             --------  --------  --------
Net income (loss) before equity in net income (loss) of unconsolidated
  subsidiary................................................................     (5.7)   (371.7)    304.6
Equity in net income (loss) of unconsolidated subsidiary....................      4.4     (37.6)     19.1
                                                                             --------  --------  --------
Net income (loss)........................................................... $   (1.3) $ (409.3) $  323.7
                                                                             ========  ========  ========
Supplemental disclosures:
Total other-than-temporary impairments...................................... $ (592.1) $ (820.7) $  (62.4)
Portion of other-than-temporary impairments included in other comprehensive
  income (loss).............................................................    226.6        --        --
                                                                             --------  --------  --------
Net other-than-temporary impairments........................................   (365.5)   (820.7)    (62.4)
Other investment gains (losses).............................................     49.6    (116.0)    (28.7)
                                                                             --------  --------  --------
Total net investment gains (losses)......................................... $ (315.9) $ (936.7) $  (91.1)
                                                                             ========  ========  ========



          See Accompanying Notes to Consolidated Financial Statements

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                          Consolidated Balance Sheets
           (Amounts in millions, except share and per share amounts)



                                                                                                December 31,
                                                                                            --------------------
                                                                                               2009       2008
                                                                                            ---------  ---------
Assets
   Investments:
       Fixed maturity securities available-for-sale, at fair value......................... $11,248.8  $10,771.7
       Equity securities available-for-sale, at fair value.................................     101.3       90.0
       Commercial mortgage loans...........................................................   2,363.3    2,704.1
       Policy loans........................................................................     515.7      505.8
       Other invested assets ($297.6 and $338.9 restricted)................................   2,607.4    2,991.8
                                                                                            ---------  ---------
              Total investments............................................................  16,836.5   17,063.4
   Cash and cash equivalents...............................................................   1,279.8    2,120.2
   Accrued investment income...............................................................     152.8      158.7
   Deferred acquisition costs..............................................................   3,180.1    3,294.8
   Intangible assets.......................................................................     491.8      641.5
   Goodwill................................................................................     450.9      450.9
   Reinsurance recoverable.................................................................   8,216.0    8,490.7
   Other assets............................................................................     491.2      648.7
   Separate account assets.................................................................  10,086.3    8,501.9
                                                                                            ---------  ---------
              Total assets................................................................. $41,185.4  $41,370.8
                                                                                            =========  =========
Liabilities and stockholder's equity
   Liabilities:
       Future policy benefits.............................................................. $ 9,885.1  $ 9,936.2
       Policyholder account balances.......................................................  11,362.5   14,017.3
       Liability for policy and contract claims............................................     294.9      280.9
       Unearned premiums...................................................................      17.2       19.2
       Other liabilities ($299.4 and $396.5 restricted)....................................   1,082.3    1,519.5
       Non-recourse funding obligations....................................................   3,543.0    3,555.0
       Deferred income tax liability.......................................................     586.4      323.8
       Separate account liabilities........................................................  10,086.3    8,501.9
                                                                                            ---------  ---------
              Total liabilities............................................................  36,857.7   38,153.8
                                                                                            ---------  ---------
   Commitments and contingencies

   Stockholder's equity:
       Common stock ($1,000 par value, 50,000 shares authorized, 25,651 shares
         issued and outstanding)...........................................................      25.6       25.6
       Additional paid-in capital..........................................................   4,686.7    4,686.7
                                                                                            ---------  ---------
       Accumulated other comprehensive income (loss):
          Net unrealized investment gains (losses):
              Net unrealized gains (losses) on securities not other-than-
                temporarily impaired.......................................................    (546.7)  (1,649.7)
              Net unrealized gains (losses) on other-than-temporarily impaired
                securities.................................................................    (129.8)        --
                                                                                            ---------  ---------
          Net unrealized investment gains (losses).........................................    (676.5)  (1,649.7)
          Derivatives qualifying as hedges.................................................      12.4       46.1
                                                                                            ---------  ---------
       Total accumulated other comprehensive income (loss).................................    (664.1)  (1,603.6)
       Retained earnings...................................................................     279.5      108.3
                                                                                            ---------  ---------
              Total stockholder's equity...................................................   4,327.7    3,217.0
                                                                                            ---------  ---------
              Total liabilities and stockholder's equity................................... $41,185.4  $41,370.8
                                                                                            =========  =========



          See Accompanying Notes to Consolidated Financial Statements

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

          Consolidated Statements of Changes in Stockholder's Equity
                             (Amounts in millions)



                                                                              Accumulated
                                                                  Additional     other                  Total
                                                 Preferred Common  paid-in   comprehensive Retained stockholder's
                                                   stock   stock   capital   income (loss) earnings    equity
                                                 --------- ------ ---------- ------------- -------- -------------
Balances as of December 31, 2006................  $ 110.0  $25.6   $4,025.3    $    22.0   $ 260.8    $ 4,443.7
                                                                                                      ---------
Comprehensive income (loss):
   Net income...................................       --     --         --           --     323.7        323.7
   Net unrealized gains (losses) on investment
     securities.................................       --     --         --       (359.9)       --       (359.9)
   Derivatives qualifying as hedges.............       --     --         --          4.6        --          4.6
                                                                                                      ---------
Total comprehensive income (loss)...............                                                          (31.6)
Redemption of preferred stock...................   (110.0)    --         --           --        --       (110.0)
Dividends and other transactions with
  stockholder...................................       --     --       46.3           --     (62.0)       (15.7)
                                                  -------  -----   --------    ---------   -------    ---------
Balances as of December 31, 2007................       --   25.6    4,071.6       (333.3)    522.5      4,286.4
                                                                                                      ---------
Comprehensive income (loss):
   Net loss.....................................       --     --         --           --    (409.3)      (409.3)
   Net unrealized gains (losses) on investment
     securities.................................       --     --         --     (1,311.5)       --     (1,311.5)
   Derivatives qualifying as hedges.............       --     --         --         41.2        --         41.2
                                                                                                      ---------
Total comprehensive income (loss)...............                                                       (1,679.6)
Capital contribution............................       --     --      610.9           --        --        610.9
Other transactions with stockholder.............       --     --        4.2           --      (4.9)        (0.7)
                                                  -------  -----   --------    ---------   -------    ---------
Balances as of December 31, 2008................       --   25.6    4,686.7     (1,603.6)    108.3      3,217.0
                                                                                                      ---------
Cumulative effect of change in accounting, net
  of taxes and other adjustments................       --     --         --       (188.4)    188.5          0.1
Comprehensive income (loss):
   Net loss.....................................       --     --         --           --      (1.3)        (1.3)
   Net unrealized gains (losses) on securities
     not other-than-temporarily impaired........       --     --         --      1,143.9        --      1,143.9
   Net unrealized gains (losses) on other-than-
     temporarily impaired securities............       --     --         --         17.7        --         17.7
   Derivatives qualifying as hedges.............       --     --         --        (33.7)       --        (33.7)
                                                                                                      ---------
Total comprehensive income (loss)...............                                                        1,126.6
Other transactions with stockholder.............       --     --         --           --     (16.0)       (16.0)
                                                  -------  -----   --------    ---------   -------    ---------
Balances as of December 31, 2009................  $    --  $25.6   $4,686.7    $  (664.1)  $ 279.5    $ 4,327.7
                                                  =======  =====   ========    =========   =======    =========



          See Accompanying Notes to Consolidated Financial Statements

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                             (Amounts in millions)



                                                                                         Years ended December 31,
                                                                                     -------------------------------
                                                                                        2009       2008       2007
                                                                                     ---------  ---------  ---------
Cash flows from operating activities:
   Net income (loss)................................................................ $    (1.3) $  (409.3) $   323.7
   Adjustments to reconcile net income (loss) to net cash from operating activities:
       Net investment losses (gains)................................................     315.9      936.7       91.1
       Equity in net (income) loss of unconsolidated subsidiary.....................      (4.4)      37.6      (19.1)
       Charges assessed to policyholders............................................    (394.2)    (364.3)    (349.5)
       Net increase (decrease) in trading securities and derivative instruments.....    (149.8)     199.8      (94.9)
       Amortization of fixed maturity discounts and premiums........................      60.0       36.7       (7.4)
       Acquisition costs deferred...................................................    (185.6)    (399.9)    (488.3)
       Amortization of deferred acquisition costs and intangibles...................     241.0      244.0      151.4
       Deferred income taxes........................................................    (289.7)    (108.4)     215.7
   Change in certain assets and liabilities:
       Accrued investment income and other assets...................................      43.0     (105.3)    (139.6)
       Insurance reserves...........................................................     699.6      819.2      707.5
       Other liabilities and other policy-related balances..........................      58.9      (96.5)     (48.4)
                                                                                     ---------  ---------  ---------
   Net cash from operating activities...............................................     393.4      790.3      342.2
                                                                                     ---------  ---------  ---------
Cash flows from investing activities:
   Proceeds from maturities and repayments of investments:
       Fixed maturity securities....................................................   1,605.4    1,812.5    2,419.7
       Commercial mortgage loans....................................................     247.2      297.1      505.6
   Proceeds from sales of investments:
       Fixed maturity and equity securities.........................................   1,586.6    1,152.1    1,477.1
   Purchases and originations of investments:
       Fixed maturity and equity securities.........................................  (2,336.2)  (1,305.4)  (4,477.9)
       Commercial mortgage loans....................................................        --      (31.4)    (692.1)
   Other invested assets, net.......................................................    (253.2)  (1,026.0)    (148.2)
   Cash related to transfer of subsidiary to an affiliate...........................        --         --      (27.0)
   Policy loans, net................................................................      (9.9)     (39.0)     (11.2)
                                                                                     ---------  ---------  ---------
   Net cash from investing activities...............................................     839.9      859.9     (954.0)
                                                                                     ---------  ---------  ---------
Cash flows from financing activities:
   Deposits to universal life and investment contracts..............................   1,421.8    3,999.4    4,582.0
   Withdrawals from universal life and investment contracts.........................  (3,448.7)  (4,746.8)  (4,450.9)
   Proceeds from short-term borrowings and other, net...............................     (34.7)     272.8      518.2
   Payments on short-term borrowings................................................        --     (271.8)    (522.4)
   Proceeds from issuance of non-recourse funding obligations.......................        --         --      790.0
   Redemption of non-recourse funding obligations...................................     (12.0)        --         --
   Capital contribution from parent.................................................        --      600.0         --
   Capital contribution to unconsolidated subsidiary................................      (0.1)        --         --
   Redemption of preferred stock....................................................        --         --     (110.0)
   Dividends paid to stockholders...................................................        --         --       (2.5)
                                                                                     ---------  ---------  ---------
   Net cash from financing activities...............................................  (2,073.7)    (146.4)     804.4
                                                                                     ---------  ---------  ---------
   Net change in cash and cash equivalents..........................................    (840.4)   1,503.8      192.6
Cash and cash equivalents at beginning of year......................................   2,120.2      616.4      423.8
                                                                                     ---------  ---------  ---------
Cash and cash equivalents at end of year............................................ $ 1,279.8  $ 2,120.2  $   616.4
                                                                                     =========  =========  =========



          See Accompanying Notes to Consolidated Financial Statements

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years Ended December 31, 2009, 2008 and 2007


(1) Formation and Nature of Business

   (a) Formation

   Genworth Life and Annuity Insurance Company (the "Company," "GLAIC," "we," "us" or "our" unless the context otherwise requires) is a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 as The Life Insurance Company of Virginia. An affiliate of our former ultimate parent company acquired us on April 1, 1996 and ultimately contributed the majority of the outstanding common stock to Genworth Life Insurance Company ("GLIC").

   On May 31, 2004, we became a direct, wholly-owned subsidiary of GLIC while remaining an indirect, wholly-owned subsidiary of Genworth Financial, Inc. ("Genworth"). Until March 12, 2007, our preferred shares were owned by an affiliate, Brookfield Life Assurance Company Limited ("BLAC"). On March 12, 2007, we redeemed the remaining outstanding preferred shares for par value of $110.0 million and paid $2.5 million in dividends on the redeemed preferred shares. On April 30, 2007, the issued shares of preferred stock were retired.

   On January 1, 2007, Federal Home Life Insurance Company ("FHL") and First Colony Life Insurance Company ("FCL") merged with and into GLAIC. GLAIC was the surviving entity. FHL and FCL were both stock life insurance companies operating under charters granted by the Commonwealth of Virginia and both were affiliates of the Company. We received regulatory approval from the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia for these mergers.

   Upon consummation of the FHL and FCL mergers, GLAIC transferred its ownership of American Mayflower Life Insurance Company of New York ("AML"), formerly a wholly-owned subsidiary of FCL, to Genworth Life Insurance Company of New York ("GLICNY"), an affiliate, in exchange for a non-majority ownership interest in GLICNY. AML merged into GLICNY, with GLICNY being the surviving entity.

   On January 1, 2007, we transferred assets of $1,377.2 million, including cash and cash equivalents of $27.0 million and liabilities of $1,091.2 million of AML to GLICNY in exchange for an investment in GLICNY of $334.4 million, representing a 34.5% investment in GLICNY. Additionally, $2.1 million was recorded related to net unrealized investment gains and derivative items in equity related to the transfer. The transfer was recorded at book value as the entities were under common control, and accordingly, the difference of $46.3 million between the book value of AML and the investment in GLICNY was recorded as additional paid-in capital. Our investment in GLICNY is recorded under the equity method of accounting. As of December 31, 2009 and 2008, the carrying value of our investment in GLICNY was $381.4 million and $219.1 million, respectively, and was included in other invested assets. See note 20 for further discussion of our investment in GLICNY.

   The accompanying condensed consolidated financial statements include the historical operations and accounts of the Company and its subsidiaries which include: Assigned Settlement, Inc., GNWLAAC Real Estate Holding, LLC, Jamestown Life Insurance Company, River Lake Insurance Company ("River Lake I"), River Lake Insurance Company II ("River Lake II"), River Lake Insurance Company III ("River Lake III"), River Lake Insurance Company IV Limited ("River Lake IV"), River Lake Insurance Company V ("River Lake V"), LLC, River Lake Insurance Company VI ("River Lake VI"), River Lake Insurance Company VII ("River Lake VII") and Rivermont Life Insurance Company I ("Rivermont I"). All intercompany accounts and transactions have been eliminated in consolidation.

   (b) Nature of Business

   We have two segments: (i) Protection; and (ii) Retirement Income, formerly known as Retirement Income and Institutional.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Protection products are intended to provide protection against financial hardship primarily after the death of an insured and to protect income and assets from other adverse economic impacts of significant health care costs. Our principal product lines under the Protection segment are term life insurance, universal life insurance and Medicare supplement insurance.

   Retirement income products include fixed and variable deferred and immediate individual annuities and group variable annuities offered through retirement plans. On May 1, 2008, we discontinued the sales of variable life insurance policies, however, we continue to service existing policies. In 2006, we discontinued the sale of structured settlement annuities.

   We distribute our products through three primary channels: financial intermediaries (banks, securities brokerage firms and independent broker/dealers), independent producers (brokerage general agencies, affluent market producer groups and specialized brokers) and dedicated sales specialists (affiliated networks of both accountants and personal financial advisors). We also distribute a limited number of products through a direct sales force and defined contribution plan record keepers.

   We also have Corporate and Other activities which include unallocated corporate income and expenses and non-strategic products that are managed outside of our operating segments. Our non-strategic products include our institutional and corporate-owned life insurance products. Institutional products consist of: funding agreements, funding agreements backing notes ("FABNs") and guaranteed investment contracts ("GICs").

   In December 2009, we began reporting our institutional and corporate-owned life insurance products, previously included in our Retirement Income and Protection segments, respectively, in Corporate and Other activities, as they were deemed non-strategic. All prior period amounts have been re-presented.

(2) Summary of Significant Accounting Policies

   Our consolidated financial statements have been prepared on the basis of U.S. generally accepted accounting principles ("U.S. GAAP"). Preparing financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation. Any material subsequent events have been considered for disclosure through April 13, 2010, which is the date the financial statements were issued.

   (a) Premiums

   For traditional long-duration insurance contracts, we report premiums as earned when due. For short-duration insurance contracts, we report premiums as revenue over the terms of the related insurance policies on a pro-rata basis or in proportion to expected claims.

   Premiums received under annuity contracts without significant mortality risk and premiums received on investment and universal life insurance products are not reported as revenues, but rather as deposits, and are included in liabilities for policyholder account balances.

   (b) Net Investment Income and Net Investment Gains and Losses

   Investment income is recognized when earned. Investment gains and losses are calculated on the basis of specific identification.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Investment income on mortgage-backed and asset-backed securities is initially based upon yield, cash flow and prepayment assumptions at the date of purchase. Subsequent revisions in those assumptions are recorded using the retrospective or prospective method. Under the retrospective method, used for mortgage-backed and asset-backed securities of high credit quality (ratings equal to or greater than "AA" or that are backed by a U.S. agency) which cannot be contractually prepaid, amortized cost of the security is adjusted to the amount that would have existed had the revised assumptions been in place at the date of purchase. The adjustments to amortized cost are recorded as a charge or credit to net investment income. Under the prospective method, which is used for all other mortgage-backed and asset-backed securities, future cash flows are estimated and interest income is recognized going forward using the new internal rate of return.

   (c) Policy Fees and Other Income

   Policy fees and other income consist primarily of insurance charges assessed on universal life insurance contracts, fees assessed against policyholder account values and surrender fee income. For universal life insurance contracts, charges to contractholder accounts for cost of insurance are recognized as revenue when due. Variable product fees are charged to variable annuity contractholders and variable life insurance policyholders based upon the daily net assets of the contractholder's and policyholder's account values, respectively, and are recognized as revenue when charged. Surrender fees are recognized as income when the contract or policy is surrendered.

   (d) Investment Securities

   At the time of purchase, we designate our investment securities as either available-for-sale or trading and report them in our consolidated balance sheets at fair value. Our portfolio of fixed maturity securities is comprised primarily of investment grade securities. Changes in the fair value of available-for-sale investments, net of the effect on deferred acquisition costs ("DAC"), present value of future profits ("PVFP") and deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income (loss). Realized and unrealized gains and losses related to trading securities are reflected in net investment gains (losses). Trading securities are included in other invested assets in our consolidated balance sheets.

   Other-Than-Temporary Impairments On Available-For-Sale Securities

   As of each balance sheet date, we evaluate securities in an unrealized loss position for other-than-temporary impairments. For debt securities, we consider all available information relevant to the collectability of the security, including information about past events, current conditions, and reasonable and supportable forecasts, when developing the estimate of cash flows expected to be collected. More specifically for mortgage-backed and asset-backed securities, we also utilize performance indicators of the underlying assets including default or delinquency rates, loan to collateral value ratios, third-party credit enhancements, current levels of subordination, vintage and other relevant characteristics of the security or underlying assets to develop our estimate of cash flows. Estimating the cash flows expected to be collected is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. Where possible, this data is benchmarked against third-party sources.

   Prior to adoption of new accounting guidance related to the recognition and presentation of other-than-temporary impairments on April 1, 2009, we generally recognized an other-than-temporary impairment on debt securities in an unrealized loss position when we did not expect full recovery of value or did not have the intent

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


and ability to hold such securities until they had fully recovered their amortized cost. The recognition of other-than-temporary impairments prior to April 1, 2009 represented the entire difference between the amortized cost and fair value with this difference being recorded in net income (loss) as an adjustment to the amortized cost of the security.

   Beginning on April 1, 2009, we recognize other-than-temporary impairments on debt securities in an unrealized loss position when one of the following circumstances exists:

  . we do not expect full recovery of our amortized cost based on the estimate of cash flows expected to be collected,

  .   we intend to sell a security or

  . it is more likely than not that we will be required to sell a security prior to recovery.

   For other-than-temporary impairments recognized during the period, we present the total other-than-temporary impairments, the portion of other-than-temporary impairments included in other comprehensive income (loss) ("OCI") and the net other-than-temporary impairments as supplemental disclosure presented on the face of our consolidated statements of income.

   Total other-than-temporary impairments are calculated as the difference between the amortized cost and fair value that emerged in the current period. For other-than-temporarily impaired securities where we do not intend to sell the security and it is not more likely than not that we will be required to sell the security prior to recovery, total other-than-temporary impairments are adjusted by the portion of other-than-temporary impairments recognized in OCI ("non-credit"). Net other-than-temporary impairments recorded in net income
(loss) represent the credit loss on the other-than-temporarily impaired securities with the offset recognized as an adjustment to the amortized cost to determine the new amortized cost basis of the securities.

   For securities that were deemed to be other-than-temporarily impaired and a non-credit loss was recorded in OCI, the amount recorded as an unrealized gain
(loss) represents the difference between the current fair value and the new amortized cost for each period presented. The unrealized gain (loss) on an other-than-temporarily impaired security is recorded as a separate component in OCI until the security is sold or until we record an other-than-temporary impairment where we intend to sell the security or will be required to sell the security prior to recovery.

   To estimate the amount of other-than-temporary impairment attributed to credit losses on debt securities where we do not intend to sell the security and it is not more likely than not that we will be required to sell the security prior to recovery, we determine our best estimate of the present value of the cash flows expected to be collected from a security by discounting these cash flows at the current effective yield on the security prior to recording any other-than-temporary impairment. If the present value of the discounted cash flows is lower than the amortized cost of the security, the difference between the present value and amortized cost represents the credit loss associated with the security with the remaining difference between fair value and amortized cost recorded as a non-credit other-than-temporary impairment in OCI.

   The evaluation of other-than-temporary impairments is subject to risks and uncertainties and is intended to determine the appropriate amount and timing for recognizing an impairment charge. The assessment of whether such impairment has occurred is based on management's best estimate of the cash flows expected to be collected at the individual security level. We regularly monitor our investment portfolio to ensure that securities that may be other-than-temporarily impaired are identified in a timely manner and that any impairment charge is recognized in the proper period.


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                 Years Ended December 31, 2009, 2008 and 2007



   While the other-than-temporary impairment model for debt securities generally includes fixed maturity securities, there are certain hybrid securities that are classified as fixed maturity securities where the application of a debt impairment model depends on whether there has been any evidence of deterioration in credit of the issuer. Under certain circumstances, evidence of deterioration in credit of the issuer may result in the application of the equity impairment model.

   For equity securities, we recognize an impairment charge in the period in which we determine that the security will not recover to book value within a reasonable period. We determine what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to us, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. We measure other-than-temporary impairments based upon the difference between the amortized cost of a security and its fair value.

   (e) Fair Value Measurements

   Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We have fixed maturity, equity and trading securities, derivatives, embedded derivatives, securities held as collateral, separate account assets and certain other financial instruments, which are carried at fair value.

   Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our view of market assumptions in the absence of observable market information. We utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. All assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

  .   Level 1--Quoted prices for identical instruments in active markets.

  . Level 2--Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

  .   Level 3--Instruments whose significant value drivers are unobservable.

   Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded derivatives and actively traded mutual fund investments.

   Level 2 includes those financial instruments that are valued using industry-standard pricing methodologies, models or other valuation methodologies. These models are primarily industry-standard models that consider various inputs, such as interest rate, credit spread and foreign exchange rates for the underlying financial instruments. All significant inputs are observable, or derived from observable information, in the marketplace or are supported by observable levels at which transactions are executed in the marketplace. Financial instruments in this category primarily include: certain public and private corporate fixed maturity and equity securities; government or agency securities; certain mortgage-backed and asset-backed securities; securities held as collateral; and certain non-exchange-traded derivatives such as interest rate or cross currency swaps.

   Level 3 is comprised of financial instruments whose fair value is estimated based on industry-standard pricing methodologies and internally developed models utilizing significant inputs not based on, nor corroborated by, readily available market information. In limited instances, this category may also utilize non-binding broker


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007


quotes. This category primarily consists of certain less liquid fixed maturity, equity and trading securities and certain derivative instruments where we cannot corroborate the significant valuation inputs with market observable data.

   As of each reporting period, all assets and liabilities recorded at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability, such as the relative impact on the fair value as a result of including a particular input. We review the fair value hierarchy classifications each reporting period. Changes in the observability of the valuation attributes may result in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in and out of Level 3 at the beginning fair value for the reporting period in which the changes occur.

   The vast majority of our fixed maturity and equity securities use Level 2 inputs for the determination of fair value. These fair values are obtained primarily from industry-standard pricing methodologies based on market observable information. Certain structured securities valued using industry-standard pricing methodologies utilize significant unobservable inputs to estimate fair value, resulting in the fair value measurements being classified as Level 3. We also utilize internally developed pricing models to produce estimates of fair value primarily utilizing Level 2 inputs along with certain Level 3 inputs. The internally developed models include matrix pricing where we discount expected cash flows utilizing market interest rates obtained from market sources based on the credit quality and duration of the instrument to determine fair value. For securities that may not be reliably priced using internally developed pricing models, we estimate fair value using indicative market prices. These prices are indicative of an exit price, but the assumptions used to establish the fair value may not be observable, or corroborated by market observable information, and represent Level 3 inputs.

   The fair value of securities held as collateral is primarily based on Level 2 inputs from market information for the collateral that is held on our behalf by the custodian. The fair value of separate account assets is based on the quoted prices of the underlying fund investments and, therefore, represents Level 1 pricing.

   The fair value of derivative instruments primarily utilizes Level 2 inputs. Certain derivative instruments are valued using significant unobservable inputs and are classified as Level 3 measurements. The classification of fair value measurements for derivative instruments, including embedded derivatives requiring bifurcation, was determined based on consideration of several inputs including: closing exchange or over-the-counter market price quotations; time value and volatility factors underlying options; foreign exchange rates; market interest rates; and non-performance risk. For product-related embedded derivatives, we also include certain policyholder assumptions in the determination of fair value.

   For assets carried at fair value, the non-performance of the counterparties is considered in the determination of fair value measurement for those assets. Similarly, the fair value measurement of a liability must reflect the entity's own non-performance risk. Therefore, the impact of non-performance risk, as well as any potential credit enhancements (e.g., collateral), has been considered in the fair value measurement of both assets and liabilities. The liabilities recorded at fair value include derivative and guaranteed minimum withdrawal benefits ("GMWB") liabilities.

   We continually assess the non-performance risk on our liabilities recorded at fair value and will make adjustments in future periods as additional information is obtained that would indicate such an adjustment is necessary to accurately present the fair value measurement in accordance with U.S. GAAP.


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                 Years Ended December 31, 2009, 2008 and 2007



   (f) Commercial Mortgage Loans

   Commercial mortgage loans are generally stated at principal amounts outstanding, net of deferred expenses and allowance for loan loss. Interest on loans is recognized on an accrual basis at the applicable interest rate on the principal amount outstanding. Loan origination fees and direct costs, as well as premiums and discounts, are amortized as level yield adjustments over the respective loan terms. Unamortized net fees or costs are recognized upon early repayment of the loans. Loan commitment fees are generally deferred and amortized on an effective yield basis over the term of the loan. Impaired loans are generally carried on a non-accrual status. Loans are ordinarily placed on non-accrual status when, in management's opinion, the collection of principal or interest is unlikely, or when the collection of principal or interest is 90 days or more past due.

   The allowance for loan losses is maintained at a level that management determines is adequate to absorb estimated probable incurred losses in the loan portfolio. Management's evaluation process to determine the adequacy of the allowance utilizes an analytical model based on historical loss experience adjusted for current events, trends and economic conditions. The actual amounts realized could differ in the near term from the amounts assumed in arriving at the allowance for loan losses reported in the consolidated financial statements.

   All losses of principal are charged to the allowance for loan losses in the period in which the loan is deemed to be uncollectible. Additions and reductions are made to the allowance through periodic provisions or benefits to net investment gains (losses).

   (g) Securities Lending Activity

   We engage in certain securities lending transactions for the purpose of enhancing the yield on our investment securities portfolio, which require the borrower to provide collateral, consisting of cash and government securities, on a daily basis, in amounts equal to or exceeding 102% of the fair value of the applicable securities loaned. We maintain effective control over all loaned securities and, therefore, continue to report such securities as fixed maturity securities on the consolidated balance sheets. Cash and non-cash collateral, such as a security, received by us on securities lending transactions is reflected in other invested assets with an offsetting liability recognized in other liabilities for the obligation to return the collateral. Any cash collateral received is reinvested by our custodian based upon the investment guidelines provided within our agreement. The reinvested cash collateral is primarily invested in U.S. and foreign government securities, U.S. government agency securities, asset-backed securities and corporate debt securities, all of which have scheduled maturities of less than three years. As of December 31, 2009 and 2008, the fair value of securities loaned under the securities lending program was $170.6 million and $121.0 million, respectively. As of December 31, 2009 and 2008, the fair value of collateral held under the securities lending program was $175.8 million and $128.0 million, respectively, and the obligation to return collateral of $176.0 million and $128.2 million, respectively, was included in other liabilities in the consolidated balance sheets. We had no non-cash collateral as of December 31, 2009 and 2008.

   (h) Cash and Cash Equivalents

   Certificates of deposit, money market funds and other time deposits with original maturities of 90 days or less are considered cash equivalents in the consolidated balance sheets and consolidated statements of cash flows. Items with maturities greater than 90 days but less than one year at the time of acquisition are considered short-term investments.


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   (i) Deferred Acquisition Costs

   Acquisition costs include costs that vary with, and are primarily related to, the acquisition of insurance and investment contracts. Such costs are deferred and amortized as follows:

   Long-Duration Contracts. Acquisition costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. Amortization for traditional long-duration insurance products is determined as a level proportion of premium based on commonly accepted actuarial methods and reasonable assumptions about mortality, morbidity, lapse rates, expenses and future yield on related investments established when the contract or policy is issued. Amortization is adjusted each period to reflect policy lapse or termination rates as compared to anticipated experience. Amortization for annuity contracts without significant mortality risk and for investment and universal life insurance products is based on estimated gross profits. Estimated gross profits are adjusted quarterly to reflect actual experience to date or for the unlocking of underlying key assumptions based on experience studies.

   Short-Duration Contracts. Acquisition costs consist primarily of commissions and premium taxes and are amortized ratably over the terms of the underlying policies.

   We regularly review all of these assumptions and periodically test DAC for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized DAC for a line of business, a charge to income is recorded for additional DAC amortization, and for certain products, an increase in benefit reserves may be required. For other products, if the benefit reserve plus anticipated future premiums and interest income for a line of business are less than the current estimate of future benefits and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization or for increased benefit reserves. For the years ended December 31, 2009 and 2008, we recorded a charge to DAC as a result of our loss recognition and DAC recoverability testing of $49.0 million and $46.1 million, respectively. For the year ended December 31, 2007, there were no charges to income recorded as a result of our DAC recoverability or loss recognition testing.

   (j) Intangible Assets

   Present Value of Future Profits. In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called PVFP, represents the actuarially estimated present value of future cash flows from the acquired policies. PVFP is amortized, net of accreted interest, in a manner similar to the amortization of DAC.

   We regularly review all of these assumptions and periodically test PVFP for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized PVFP for a line of business, a charge to income is recorded for additional PVFP amortization. For other products, if the benefit reserve plus anticipated future premiums and interest income for a line of business are less than the current estimate of future benefits and expenses (including any unamortized PVFP), a charge to income is recorded for additional PVFP amortization or for increased benefit reserves. For the years ended December 31, 2009, 2008 and 2007, no charges to income were recorded as a result of our PVFP recoverability or loss recognition testing.


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   Deferred Sales Inducements to Contractholders. We defer sales inducements to contractholders for features on variable annuities that entitle the contractholder to an incremental amount to be credited to the account value upon making a deposit, and for fixed annuities with crediting rates higher than the contract's expected ongoing crediting rates for periods after the inducement. Deferred sales inducements to contractholders are reported as a separate intangible asset and amortized in benefits and other changes in policy reserves using the same methodology and assumptions used to amortize DAC.

   Software. Purchased software and certain application development costs related to internally developed software are capitalized above de minimus thresholds. When the software is ready for its intended use, the amounts capitalized are amortized over the expected useful life, not to exceed five years.

   (k) Goodwill

   Goodwill is not amortized but is tested for impairment at least annually and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying value. We test goodwill using a fair value approach, which requires the use of estimates and judgment, at the "reporting unit" level. A reporting unit is the operating segment, or a business one level below that operating segment (the "component" level) if discrete financial information is prepared and regularly reviewed by management at the component level. We recognize an impairment charge for any amount by which the carrying amount of a reporting unit's goodwill exceeds its fair value.

   The determination of fair value for our reporting units is primarily based on an income approach whereby we use discounted cash flows for each reporting unit. When available, and as appropriate, we use market approaches or other valuation techniques to corroborate discounted cash flow results. The discounted cash flow model used for each reporting unit is based on either: operating income or statutory distributable income, depending on the reporting unit being valued.

   The cash flows used to determine fair value are dependent on a number of significant management assumptions based on our historical experience, our expectations of future performance and expected economic environment. Our estimates are subject to change given the inherent uncertainty in predicting future performance and cash flows, which are impacted by such things as policyholder behavior, competitor pricing, new product introductions and specific industry and market conditions. Additionally, the discount rate used in our discounted cash flow approach is based on management's judgment of the appropriate rate for each reporting unit based on the relative risk associated with the projected cash flows.

   For the years ended December 31, 2009, 2008 and 2007, no charges were recorded as a result of our goodwill impairment testing. See note 6 for additional information related to goodwill.

   (l) Reinsurance

   Premium revenue, benefits and acquisition and operating expenses, net of deferrals, are reported net of the amounts relating to reinsurance ceded to and assumed from other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies. Premium revenue, benefits and acquisition and operating expenses, net of deferrals, for reinsurance contracts that do not qualify for reinsurance accounting are accounted for under the deposit method of accounting.


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   (m) Derivatives

   Derivative financial instruments are used to manage risk through one of four principal risk management strategies including: (i) liabilities; (ii) invested assets; (iii) portfolios of assets or liabilities; and (iv) forecasted transactions.

   On the date we enter into a derivative contract, management designates the derivative as a hedge of the identified exposure (fair value or cash flow). If a derivative does not qualify for hedge accounting, the changes in its fair value and all scheduled periodic settlement receipts and payments are reported in income.

   We formally document all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking various hedge transactions. In this documentation, we specifically identify the asset, liability or forecasted transaction that has been designated as a hedged item, state how the hedging instrument is expected to hedge the risks related to the hedged item, and set forth the method that will be used to retrospectively and prospectively assess the hedging instrument's effectiveness and the method that will be used to measure hedge ineffectiveness. We generally determine hedge effectiveness based on total changes in fair value of the hedged item attributable to the hedged risk and the total changes in fair value of the derivative instrument.

   We discontinue hedge accounting prospectively when: (i) it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; (ii) the derivative expires or is sold, terminated or exercised; (iii) the derivative is de-designated as a hedge instrument; or (iv) it is probable that the forecasted transaction will not occur.

   For all qualifying and highly effective cash flow hedges, the effective portion of changes in fair value of the derivative instrument is reported as a component of OCI. The ineffective portion of changes in fair value of the derivative instrument is reported as a component of income. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the derivative continues to be carried in the consolidated balance sheets at its fair value, and gains and losses that were accumulated in OCI are recognized immediately in income. When the hedged forecasted transaction is no longer probable, but is reasonably possible, the accumulated gain or loss remains in OCI and is recognized when the transaction affects income; however, prospective hedge accounting for the transaction is terminated. In all other situations in which hedge accounting is discontinued on a cash flow hedge, amounts previously deferred in OCI are reclassified into income when income is impacted by the variability of the cash flow of the hedged item.

   For all qualifying and highly effective fair value hedges, the changes in fair value of the derivative instrument are reported in income. In addition, changes in fair value attributable to the hedged portion of the underlying instrument are reported in income. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative continues to be carried in the consolidated balance sheets at its fair value, but the hedged asset or liability will no longer be adjusted for changes in fair value. In all other situations in which hedge accounting is discontinued, the derivative is carried at its fair value in the consolidated balance sheets, with changes in its fair value recognized in the current period as income.

   We may enter into contracts that are not themselves derivative instruments but contain embedded derivatives. For each contract, we assess whether the economic characteristics of the embedded derivative are clearly and closely related to those of the host contract and determine whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument.


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   If it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and accounted for as a stand-alone derivative. Such embedded derivatives are recorded in the consolidated balance sheets at fair value and are classified consistent with their host contract. Changes in their fair value are recognized in the current period in income. If we are unable to properly identify and measure an embedded derivative for separation from its host contract, the entire contract is carried in the consolidated balance sheets at fair value, with changes in fair value recognized in the current period in income.

   Changes in the fair value of non-qualifying derivatives, including embedded derivatives, changes in fair value of certain derivatives and related hedged items in fair value hedge relationships and hedge ineffectiveness on cash flow hedges are reported in net investment gains (losses).

   (n) Separate Accounts

   The separate account assets represent funds for which the investment income and investment gains and losses accrue directly to the variable annuity contractholders and variable life insurance policyholders. We assess mortality and expense risk fees and administration charges on the assets allocated to the separate accounts. The separate account assets are carried at fair value and are equal to the liabilities that represent the contractholders' and policyholders' equity in those assets.

   (o) Insurance Reserves

   Future Policy Benefits

   We include insurance-type contracts, such as traditional life insurance, in the liability for future policy benefits. Insurance-type contracts are broadly defined to include contracts with significant mortality and/or morbidity risk. The liability for future benefits of insurance contracts is the present value of such benefits less the present value of future net premiums based on mortality, morbidity and other assumptions, which are appropriate at the time the policies are issued or acquired. These assumptions are periodically evaluated for potential reserve deficiencies. Reserves for cancelable accident and health insurance are based upon unearned premiums, claims incurred but not reported and claims in the process of settlement. This estimate is based on our historical experience and that of the insurance industry, adjusted for current trends. Any changes in the estimated liability are reflected in income as the estimates are revised.

   Policyholder Account Balances

   We include investment-type contracts and our universal life insurance contracts in the liability for policyholder account balances. Investment-type contracts are broadly defined to include contracts without significant mortality or morbidity risk. Payments received from sales of investment contracts are recognized by providing a liability equal to the current account value of the policyholders' contracts. Interest rates credited to investment contracts are guaranteed for the initial policy term with renewal rates determined as necessary by management.

   (p) Liability for Policy and Contract Claims

   The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007


reporting period. The estimated liability includes requirements for future payments of: (a) claims that have been reported to the insurer; (b) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated; and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process and adjust claims.

   Management considers the liability for policy and contract claims provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed continuously and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for policy and contract claims provided.

   (q) Income Taxes

   We determine deferred tax assets and/or liabilities by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled, if there is no change in the law. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

   For the period beginning January 1, 2004, and ending on the date of the transfer of our outstanding capital stock to Genworth, we were included in the consolidated federal income tax return of General Electric ("GE"). During this period, we were subject to a tax sharing arrangement that allocated taxes on a separate company basis, but provided benefit for current utilization of losses and credits.

   Subsequent to the transfer of our outstanding capital stock to Genworth, we file a consolidated life insurance federal income tax return with our parent, GLIC, and its other life insurance affiliates. We are subject to a separate tax sharing agreement, as approved by state insurance regulators, which allocates taxes on a separate company basis but provides benefit for current utilization of losses and credits. Intercompany balances are settled at least annually.

   We are party to an assumption agreement with our indirect parent company, Genworth North America Corporation ("GNA"), whereby GNA assumes responsibility for any tax contingencies (that will not give rise to future reversals) on our behalf. These contingencies are reflected as an expense of the Company when incurred and are included in current tax expense. The Company recognizes the corresponding amount as a change in stockholder's equity since the liability for the contingency is assumed by GNA.

   (r) Variable Interest Entities

   We are involved in certain entities that are considered variable interest entities ("VIEs") as defined under U.S. GAAP, and, accordingly, we evaluate the VIE to determine whether we are the primary beneficiary and are required to consolidate the assets and liabilities of the entity. The determination of the primary beneficiary for a VIE can be complex and requires management judgment regarding the expected results of the entity and how those results are absorbed by beneficial interest holders.

   Our primary involvement related to VIEs includes securitization transactions and certain investments.


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   We have retained interests in VIEs where we are the servicer and transferor of certain assets that were sold to a newly created VIE. Additionally, for certain securitization transactions, we were the transferor of certain assets that were sold to a newly created VIE but did not retain any beneficial interest in the VIE other than acting as the servicer of the underlying assets.

   We hold investments in certain structures that are considered VIEs. Our investments represent beneficial interests that are primarily in the form of structured securities or alternative investments. Our involvement in these structures typically represent a passive investment in the returns generated by the VIE and typically do not result in having significant influence over the economic performance of the VIE.

   As of December 31, 2009 and 2008, we were not required to consolidate any VIEs where there are third-party beneficial interest holders.

   (s) Accounting Changes

   Fair Value Measurements and Disclosures--Measuring Liabilities At Fair Value

   On October 1, 2009, we adopted new accounting guidance related to measuring liabilities at fair value. This accounting guidance clarified techniques for measuring the fair value of liabilities when quoted market prices for the identical liability are not available. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Fair Value Measurements and Disclosures--Investments In Certain Entities That Calculate Net Asset Value Per Share

   On October 1, 2009, we adopted new accounting guidance related to fair value measurements and disclosures that provided guidance on the fair value measurement in certain entities that calculate net asset value per share. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

   On July 1, 2009, we adopted new accounting guidance related to the codification of accounting standards and the hierarchy of U.S. GAAP established by the Financial Accounting Standards Board (the "FASB"). This accounting guidance established two levels of U.S. GAAP, authoritative and nonauthoritative. The FASB Accounting Standards Codification (the "Codification") is the source of authoritative, nongovernmental U.S. GAAP, except for rules and interpretive releases of the U.S. Securities and Exchange Commission ("SEC"), which are also sources of authoritative U.S. GAAP for SEC registrants. All other accounting literature is nonauthoritative. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Subsequent Events

   On June 30, 2009, we adopted new accounting guidance related to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This accounting guidance required the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Recognition and Presentation of Other-Than-Temporary Impairments

   On April 1, 2009, we adopted new accounting guidance related to the recognition and presentation of other-than-temporary impairments. This accounting guidance amended the other-than-temporary impairment guidance for debt securities and modified the presentation and disclosure requirements for other-than-temporary impairment disclosures for debt and equity securities. This accounting guidance also amended the requirement for management to positively assert the ability and intent to hold a debt security to recovery to determine whether an other-than-temporary impairment exists and replaced this provision with the assertion that we do not intend to sell or it is not more likely than not that we will be required to sell a security prior to recovery. Additionally, this accounting guidance modified the presentation of other-than-temporary impairments for certain debt securities to only present the impairment loss in net income (loss) that represents the credit loss associated with the other-than-temporary impairment with the remaining impairment loss being presented in OCI. On April 1, 2009, we recorded a net cumulative effect adjustment of $188.5 million to retained earnings with an offset to accumulated other comprehensive income (loss) of $188.4 million related to the adoption of this new accounting guidance. The following summarizes the components for the cumulative effect adjustment:



                                        Accumulated other
                                          comprehensive                     Total stockholder's
(Amounts in millions)                     income (loss)   Retained earnings       equity
---------------------                   ----------------- ----------------- -------------------
Investment securities..................      $(301.6)          $ 301.6             $  --
Adjustment to DAC......................          3.6              (4.5)             (0.9)
Adjustment to PVFP.....................          5.9              (5.8)              0.1
Adjustment to certain benefit reserves.           --               0.6               0.6
Provision for income taxes.............        103.7            (103.4)              0.3
                                             -------           -------             -----
Net cumulative effect adjustment.......      $(188.4)          $ 188.5             $ 0.1
                                             =======           =======             =====



   Determining Fair Value When the Volume and Level of Activity For the Asset Or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

   On April 1, 2009, we adopted new accounting guidance related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. This accounting guidance provided additional guidance for determining fair value when the volume or level of activity for an asset or liability has significantly decreased and identified circumstances that indicate a transaction is not orderly. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Fair Value Measurements of Certain Nonfinancial Assets and Liabilities

   On January 1, 2009, we adopted new accounting guidance related to fair value measurements of certain nonfinancial assets and liabilities, such as impairment testing of goodwill and indefinite-lived intangible assets. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Disclosures About Derivative Instruments and Hedging Activities

   On January 1, 2009, we adopted new accounting guidance related to disclosures about derivative instruments and hedging activities. This statement required enhanced disclosures about an entity's derivative and hedging activities. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Business Combinations

   On January 1, 2009, we adopted new accounting guidance related to business combinations. This accounting guidance established principles and requirements for how an acquirer recognizes and measures certain items in a business combination, as well as disclosures about the nature and financial effects of a business combination. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Transfers of Financial Assets and Interests In Variable Interest Entities

   On December 31, 2008, we adopted new accounting guidance related to disclosures by public entities about transfers of financial assets and interests in VIEs. This new accounting guidance amends the disclosure requirements regarding transfers of financial assets and involvement in VIEs to require additional disclosures for public entities. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Credit Derivatives and Certain Guarantees

   On December 31, 2008, we adopted new accounting guidance related to disclosures about credit derivatives and certain guarantees. This accounting guidance requires certain disclosures by sellers of credit derivatives and requires additional disclosure about the current status of the payment/performance risk of guarantees. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Other-Than-Temporary Impairments On Available-For-Sale Securities

   On October 14, 2008, the Office of the Chief Accountant at the SEC, issued a letter to the FASB that stated, given the debt characteristics of hybrid securities, they would not object to the application of a debt impairment model to hybrid investments provided there has been no evidence of deterioration in credit of the issuer. A debt impairment model could be used for filings subsequent to October 14, 2008, until the FASB further addresses the appropriate impairment model. As a result, management began using and will continue to use the debt impairment model as long as there has been no evidence of deterioration in credit of the issuer as of the balance sheet date.

   Other-Than-Temporary Impairments of Certain Structured Securities

   On October 1, 2008, we adopted new accounting guidance related to impairment guidance. This accounting guidance amends the impairment guidance to require all available information be used to produce our best estimate of cash flows rather than relying exclusively upon what a market participant would use to determine the current fair value. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Determining Fair Value When A Market Is Not Active

   On September 30, 2008, we adopted new accounting guidance related to determining the fair value of a financial asset when the market for that asset is not active. The accounting guidance provides guidance and clarification on how management's internal assumptions, observable market information and market quotes are considered in inactive markets. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Fair Value Measurements

   On January 1, 2008, we adopted new accounting guidance related to fair value measurements. This accounting guidance defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements. Additionally, on January 1, 2008, we elected the partial adoption of this accounting guidance to allow an entity to delay the application until January 1, 2009 for certain non-financial assets and liabilities. Under the provisions of the accounting guidance, we will delay the application for fair value measurements used in the impairment testing of goodwill and indefinite-lived intangible assets and eligible non-financial assets and liabilities included within a business combination. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

   Fair Value Option For Financial Assets and Financial Liabilities

   On January 1, 2008, we adopted new accounting guidance related to the fair value option for financial assets and financial liabilities. This accounting guidance provides an option, on specified election dates, to report selected financial assets and liabilities, including insurance contracts, at fair value. Subsequent changes in fair value for designated items are reported in income in the current period. The adoption of this new accounting guidance did not impact our consolidated financial statements as no items were elected for measurement at fair value upon initial adoption. We will continue to evaluate eligible financial assets and liabilities on their election dates. Any future elections will be disclosed in accordance with the provisions outlined in the accounting guidance.

   Amendment to Guidance For Offsetting of Amounts Related To Certain Contracts

   On January 1, 2008, we adopted new accounting guidance for offsetting of amounts related to certain contracts. This accounting guidance allows fair value amounts recognized for collateral to be offset against fair value amounts recognized for derivative instruments that are executed with the same counterparty under certain circumstances. It also requires an entity to disclose the accounting policy decision to offset, or not to offset, fair value amounts. We do not, and have not previously, offset the fair value amounts recognized for derivatives with the amounts recognized as collateral.

   Accounting For Uncertainty In Income Taxes

   On January 1, 2007, we adopted new accounting guidance related to accounting for uncertainty in income taxes. This accounting guidance clarifies the criteria that must be satisfied to recognize the financial statement benefit of a position taken in our tax returns. The criteria for recognition in the consolidated financial statements require an affirmative determination that it is more likely than not, based on a tax position's technical merits, that we are entitled to the benefit of that position.

   Upon adoption of this new accounting guidance on January 1, 2007, the total amount of unrecognized tax benefits was $74.3 million, of which, $53.3 million, if recognized, would affect the effective tax rate.

   Accounting By Insurance Enterprises For DAC In Connection With Modifications Or Exchanges of Insurance Contracts

   On January 1, 2007, we adopted new accounting guidance related to accounting by insurance enterprises for DAC in connection with modifications or exchanges of insurance contracts. This accounting guidance provides

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


guidance on accounting for DAC and other balances on an internal replacement, defined broadly as a modification in product benefits, features, rights or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement or rider to an existing contract, or by the election of a benefit, feature, right or coverage within an existing contract. The adoption of this new accounting guidance had no impact on our consolidated financial statements.

   (t) Accounting Pronouncements Not Yet Adopted

   In March 2010, the FASB issued new accounting guidance clarifying the scope exception for embedded credit derivatives and when those features would be bifurcated from the host contract. Under the new accounting guidance, only embedded credit derivative features that are in the form of subordination of one financial instrument to another would not be subject to the bifurcation requirements. Accordingly, entities will be required to bifurcate any embedded credit derivative features that no longer qualify under the amended scope exception, or, for certain investments, an entity can elect fair value option and record the entire investment at fair value. This accounting guidance will be effective for us on July 1, 2010. Upon adoption, any changes in the carrying value of impacted items will be recorded directly in retained earnings. We have not yet determined the impact this accounting guidance will have on our consolidated financial statements.

   In January 2010, the FASB issued new accounting guidance to require additional disclosures about purchases, sales, issuances, and settlements in the rollforward of Level 3 fair value measurements. This new accounting guidance will be effective for us on January 1, 2011. We do not expect the adoption of this new accounting guidance to have a material impact on our consolidated financial statements.

   In June 2009, the FASB issued new accounting guidance related to accounting for transfers of financial assets. This accounting guidance amends the current guidance on transfers of financial assets by eliminating the qualifying special-purpose entity concept, providing certain conditions that must be met to qualify for sale accounting, changing the amount of gain or loss recognized on certain transfers and requiring additional disclosures. This accounting guidance will be effective for us on January 1, 2010 and shall apply to transfers that occur on or after the effective date. The adoption of this accounting guidance did not have a material impact on our consolidated financial statements. However, the elimination of the qualifying special purpose entity concept requires that these entities be considered for consolidation as a result of the new guidance related to VIEs as discussed below.

   In June 2009, the FASB issued new accounting guidance for determining which enterprise, if any, has a controlling financial interest in a VIE and requires additional disclosures about involvement in VIEs. Under this new accounting guidance, the primary beneficiary of a VIE is the enterprise which has the power to direct the activities of a VIE that most significantly impacts the VIE's economic performance and has the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. This accounting guidance will be effective for us on January 1, 2010. Upon adoption of this new accounting guidance, we will be required to consolidate certain VIEs, including previously qualified special-purpose entities and investment structures. We will record a transition adjustment for the impact upon adoption to reflect the difference between the assets and liabilities of the newly consolidated entities and the amounts recorded for our interests in these entities prior to adoption. We anticipate the impact upon adoption of this new accounting guidance will not be material to retained earnings on January 1, 2010, but will increase total assets and total liabilities approximately $100.0 million.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



(3) Investments

   (a) Net Investment Income

   Sources of net investment income were as follows for the years ended December 31:



 (Amounts in millions)                                 2009    2008     2007
 ---------------------                                ------  ------  --------
 Fixed maturity securities--taxable.................. $567.0  $773.6  $  928.0
 Commercial mortgage loans...........................  136.7   168.4     183.8
 Equity securities...................................    1.8     3.5       3.9
 Other invested assets...............................  (77.8)  (27.5)     40.7
 Policy loans........................................   31.8    29.7      28.2
 Cash, cash equivalents and short-term investments...    8.8    26.1      30.3
                                                      ------  ------  --------
    Gross investment income before expenses and fees.  668.3   973.8   1,214.9
 Expenses and fees...................................  (23.6)  (25.5)    (25.0)
                                                      ------  ------  --------
    Net investment income............................ $644.7  $948.3  $1,189.9
                                                      ======  ======  ========



   (b) Net Investment Gains (Losses)

   Net investment gains (losses) were as follows for the years ended
December 31:



(Amounts in millions)                                             2009     2008    2007
---------------------                                           -------  -------  ------
Available-for-sale securities:
   Realized gains on sale...................................... $  28.5  $  31.7  $  9.8
   Realized losses on sale.....................................   (70.1)   (56.2)  (30.2)
Impairments:
   Total other-than-temporary impairments......................  (592.1)  (820.7)  (62.4)
   Portion of other-than-temporary impairments included in OCI.   226.6       --      --
                                                                -------  -------  ------
   Net other-than-temporary impairments........................  (365.5)  (820.7)  (62.4)
                                                                -------  -------  ------
Derivative instruments.........................................   112.1    (87.9)   (3.7)
Commercial mortgage loans......................................   (10.3)    (0.5)   (1.9)
Trading securities.............................................    (1.5)     2.6    (2.6)
Other..........................................................    (9.1)    (5.7)   (0.1)
                                                                -------  -------  ------
   Net investments gains (losses).............................. $(315.9) $(936.7) $(91.1)
                                                                =======  =======  ======



   Derivative instruments primarily consist of changes in the fair value of non-qualifying derivatives, including embedded derivatives, changes in fair value of certain derivatives and related hedged items in fair value hedge relationships and hedge ineffectiveness on qualifying derivative instruments. See note 4 for additional information on the impact of derivative instruments included in net investment gains (losses).

   We generally intend to hold securities in unrealized loss positions until they recover. However, from time to time, our intent on an individual security may change, based upon market or other unforeseen developments. In such instances, we sell securities in the ordinary course of managing our portfolio to meet diversification, credit quality, yield and liquidity requirements. If a loss is recognized from a sale subsequent to a balance sheet date due to these unexpected developments, the loss is recognized in the period in which we determined that we have the intent to sell the securities or it is more likely than not that we will be required to sell the securities prior to

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


recovery. The aggregate fair value of securities sold at a loss during the years ended December 31, 2009, 2008 and 2007 was $483.0 million, $443.9 million and $1,334.6 million, respectively, which was approximately 87.9%, 88.8% and 97.5%, respectively, of book value.

   The following represents the activity for credit losses recognized in net income (loss) on debt securities where an other-than-temporary impairment was identified and a portion of other-than-temporary impairments was included in OCI as of and for the year ended December 31:



 (Amounts in millions)                                                   2009
 ---------------------                                                 -------
 Cumulative credit losses, beginning balance.......................... $    --
 Adoption of new accounting guidance related to other-than-temporary
   impairments........................................................   456.2
 Additions:
    Other-than-temporary impairments not previously recognized........    48.7
    Increases related to other-than-temporary impairments previously
      recognized......................................................    86.1
 Reductions:
    Securities sold, paid down or disposed............................  (213.8)
    Securities where there is intent to sell..........................    (3.9)
                                                                       -------
 Cumulative credit losses, ending balance............................. $ 373.3
                                                                       =======



   (c) Unrealized Investment Gains and Losses

   Net unrealized gains and losses on investment securities classified as available-for-sale and other invested assets are reduced by deferred income taxes and adjustments to DAC and PVFP that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income (loss) were as follows as of December 31:



(Amounts in millions)                                       2009       2008      2007
---------------------                                    ---------  ---------  -------
Net unrealized gains (losses) on investment securities:
   Fixed maturity securities............................ $(1,080.2) $(2,565.1) $(508.1)
   Equity securities....................................      10.8       (9.6)     3.5
   Restricted other invested assets.....................      (1.7)     (57.6)   (15.3)
   Investment in unconsolidated subsidiary..............     (28.5)    (152.5)   (10.5)
   Other invested assets................................      (0.1)       0.7       --
                                                         ---------  ---------  -------
       Subtotal.........................................  (1,099.7)  (2,784.1)  (530.4)
                                                         ---------  ---------  -------
Adjustments to DAC and PVFP.............................      63.5      311.4     12.3
Deferred income taxes, net..............................     359.7      823.0    179.9
                                                         ---------  ---------  -------
Net unrealized investment gains (losses)................ $  (676.5) $(1,649.7) $(338.2)
                                                         =========  =========  =======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income (loss) was as follows as of and for the years ended December 31:



(Amounts in millions)                                                              2009       2008      2007
---------------------                                                           ---------  ---------  -------
Beginning balance.............................................................. $(1,649.7) $  (338.2) $  21.7
Cumulative effect of change in accounting......................................    (188.4)        --       --
Unrealized gains (losses) arising during the period:
   Unrealized gains (losses) on investment securities..........................   1,567.5   (3,097.8)  (673.8)
   Adjustment to DAC...........................................................    (131.8)     150.8     14.8
   Adjustment to PVFP..........................................................    (125.6)     148.3     27.7
   Provision for deferred income taxes.........................................    (420.5)     938.5    219.4
                                                                                ---------  ---------  -------
       Change in unrealized gains (losses) on investment securities............     889.6   (1,860.2)  (411.9)
Reclassification adjustments to net investment (gains) losses, net of deferred
  taxes of $(146.5), $(295.4) and $(28.0)......................................     272.0      548.7     52.0
                                                                                ---------  ---------  -------
Ending balance................................................................. $  (676.5) $(1,649.7) $(338.2)
                                                                                =========  =========  =======



   (d) Fixed Maturity and Equity Securities

   As of December 31, 2009, the amortized cost or cost, gross unrealized gains (losses) and fair value of our fixed maturity and equity securities classified as available-for-sale were as follows:



                                                  Gross unrealized gains      Gross unrealized losses
                                                --------------------------- --------------------------
                                      Amortized Not other-than- Other-than- Not other-than- Other-than-
                                       cost or    temporarily   temporarily   temporarily   temporarily   Fair
(Amounts in millions)                   cost       impaired      impaired      impaired      impaired     value
---------------------                 --------- --------------- ----------- --------------- ----------- ---------
Fixed maturity securities:
   U.S. government, agencies and
     government-sponsored
     enterprises..................... $   649.7     $ 11.5         $  --       $    (6.7)     $    --   $   654.5
   Government--non-U.S...............     148.9       12.2            --            (6.5)          --       154.6
   U.S. corporate....................   5,551.7      122.9            --          (200.7)          --     5,473.9
   Corporate--non-U.S................   1,616.1       40.4          11.0          (142.3)          --     1,525.2
   Residential mortgage-backed.......   1,555.9       19.2           1.3          (243.3)      (175.7)    1,157.4
   Commercial mortgage-backed........   1,125.5        6.2           0.8          (311.3)       (34.5)      786.7
   Other asset-backed................   1,681.2        5.4            --          (179.1)       (11.0)    1,496.5
                                      ---------     ------         -----       ---------      -------   ---------
       Total fixed maturity
         securities..................  12,329.0      217.8          13.1        (1,089.9)      (221.2)   11,248.8
Equity securities....................      90.5       10.9            --            (0.1)          --       101.3
                                      ---------     ------         -----       ---------      -------   ---------
       Total available-for-sale
         securities.................. $12,419.5     $228.7         $13.1       $(1,090.0)     $(221.2)  $11,350.1
                                      =========     ======         =====       =========      =======   =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   As of December 31, 2008, the amortized cost or cost, gross unrealized gains (losses) and fair value of our fixed maturity and equity securities classified as available-for-sale were as follows:



                                                                       Gross      Gross
                                                         Amortized   unrealized unrealized
(Amounts in millions)                                   cost or cost   gains      losses   Fair value
---------------------                                   ------------ ---------- ---------- ----------
Fixed maturity securities:
   U.S. government, agencies and government-sponsored
     entities..........................................  $   158.3     $15.9    $      --  $   174.2
   Government--non-U.S.................................      178.7       3.9        (20.4)     162.2
   U.S. corporate......................................    6,209.1      30.7       (856.5)   5,383.3
   Corporate--non-U.S..................................    1,815.1       3.7       (481.7)   1,337.1
   Residential mortgage-backed.........................    1,688.6      17.1       (427.2)   1,278.5
   Commercial mortgage-backed..........................    1,425.1       5.6       (577.9)     852.8
   Other asset-backed..................................    1,861.9       3.9       (282.2)   1,583.6
                                                         ---------     -----    ---------  ---------
       Total fixed maturity securities.................   13,336.8      80.8     (2,645.9)  10,771.7
Equity securities......................................       99.6       0.9        (10.5)      90.0
                                                         ---------     -----    ---------  ---------
       Total available-for-sale securities.............  $13,436.4     $81.7    $(2,656.4) $10,861.7
                                                         =========     =====    =========  =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


The following table presents the gross unrealized losses and fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2009:



                                                    Less than 12 months               12 months or more
                                              -------------------------------- --------------------------------
                                                           Gross                            Gross
                                                         unrealized Number of             unrealized Number of
(Dollar amounts in millions)                  Fair value   losses   securities Fair value   losses   securities
----------------------------                  ---------- ---------- ---------- ---------- ---------- ----------
Description of Securities
Fixed maturity securities:
   U.S. government, agencies and government-
     sponsored enterprises...................  $  319.5   $  (6.1)      30      $    6.2  $    (0.6)      2
   Government--non-U.S.......................        --        --       --          31.8       (6.5)     11
   U.S. corporate............................     781.3     (16.0)     117       1,558.3     (184.7)    256
   Corporate--non-U.S........................     106.7      (4.6)      22         696.3     (137.7)     78
   Residential mortgage-backed...............     248.8    (132.7)     101         508.2     (286.3)    205
   Commercial mortgage-backed................      81.6     (16.3)      29         585.7     (329.5)    193
   Other asset-backed........................     193.6      (0.7)      21         981.2     (189.4)    140
                                               --------   -------      ---      --------  ---------     ---
   Subtotal, fixed maturity securities.......   1,731.5    (176.4)     320       4,367.7   (1,134.7)    885
Equity securities............................        --        --       --            --       (0.1)      1
                                               --------   -------      ---      --------  ---------     ---
Total for securities in an unrealized loss
  position...................................  $1,731.5   $(176.4)     320      $4,367.7  $(1,134.8)    886
                                               ========   =======      ===      ========  =========     ===
% Below cost--fixed maturity securities:
   (less than)20% Below cost.................  $1,569.6   $ (32.1)     232      $3,207.4  $  (237.0)    466
   20-50% Below cost.........................     120.9     (67.7)      41         912.4     (442.9)    228
   (greater than)50% Below cost..............      41.0     (76.6)      47         247.9     (454.8)    191
                                               --------   -------      ---      --------  ---------     ---
   Total fixed maturity securities...........   1,731.5    (176.4)     320       4,367.7   (1,134.7)    885
                                               --------   -------      ---      --------  ---------     ---
% Below cost--equity securities:
   (less than)20% Below cost.................        --        --       --            --       (0.1)      1
                                               --------   -------      ---      --------  ---------     ---
   Total equity securities...................        --        --       --            --       (0.1)      1
                                               --------   -------      ---      --------  ---------     ---
Total for securities in an unrealized loss
  position...................................  $1,731.5   $(176.4)     320      $4,367.7  $(1,134.8)    886
                                               ========   =======      ===      ========  =========     ===

Investment grade.............................  $1,559.4   $ (50.5)     216      $3,766.1  $  (748.2)    649
Below investment grade.......................     172.1    (125.9)     104         601.6     (386.6)    237
                                               --------   -------      ---      --------  ---------     ---
Total for securities in an unrealized loss
  position...................................  $1,731.5   $(176.4)     320      $4,367.7  $(1,134.8)    886
                                               ========   =======      ===      ========  =========     ===



   The investment securities in an unrealized loss position as of December 31, 2009 consisted of 1,206 securities and accounted for unrealized losses of $1,311.2 million. Of these unrealized losses of $1,311.2 million, 60.9% were investment grade (rated "AAA" through "BBB-") and 20.5% were less than 20% below cost. The securities less than 20% below cost were primarily attributable to widening credit spreads and a depressed market for certain structured mortgage securities. Included in these unrealized losses as of December 31, 2009 was $221.2 million of unrealized losses on other-than-temporarily impaired securities. Of the total unrealized losses on other-than-temporarily impaired securities, $81.8 million have been in an unrealized loss position for more

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         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007


than 12 months. Of the unrealized losses of $1,311.2 million, $954.9 million were related to structured securities and $232.9 million were related to corporate securities primarily in the finance and insurance sector. The remaining amount of $123.4 million was spread evenly across all other sectors. Of the $954.9 million unrealized losses in structured securities, 36.2% were in commercial mortgage-backed securities and 43.9% were in residential mortgage-backed securities with the remainder in other asset-backed securities. Approximately 52.9% of the total unrealized losses in structured securities were on securities that have retained investment grade ratings. Most of these securities have been in an unrealized loss position for 12 months or more. Given the current market conditions and limited trading on these securities, the fair value of these securities has declined due to widening credit spreads and high premiums for illiquidity. We examined the performance of the underlying collateral and developed our estimate of cash flows expected to be collected. In doing so, we identified certain securities where the non-credit portion of other-than-temporary impairments was recorded in OCI. Based on this evaluation, we determined that the unrealized losses on our mortgage-backed and asset-backed securities represented temporary impairments as of December 31, 2009.

   Of the $232.9 million unrealized losses in the finance and insurance sector, most have been in an unrealized loss position for 12 months or more. Most of these securities have retained a credit rating of investment grade. None of these unrealized losses included securities where an other-than-temporary impairment was recorded in OCI. The remaining unrealized losses in our U.S. and non-U.S. corporate securities were evenly distributed across all other major industry types that comprise our corporate bond holdings. Given the current market conditions, including current financial industry events and uncertainty around global economic conditions, the fair value of these securities has declined due to widening credit spreads. In our examination of these securities, we considered all available evidence, including the issuers' financial condition and current industry events to develop our conclusion on the amount and timing of the cash flows expected to be collected. A subset of the securities issued by banks and other financial institutions represent investments in financial hybrid securities on which a debt impairment model was employed. Most of these securities retain a credit rating of investment grade. About half of these securities were issued by foreign financial institutions. The fair value of these securities has been impacted by widening credit spreads which reflect current financial industry events including uncertainty surrounding the level and type of government support of European financial institutions, potential capital restructuring of these institutions, the risk that income payments may be deferred and the risk that these institutions could be nationalized. Based on this evaluation, we determined that the unrealized losses on these securities represented temporary impairments as of December 31, 2009.

   Of the investment securities in an unrealized loss position for 12 months or more as of December 31, 2009, 419 securities were 20% or more below cost, of which 169 securities were also below investment grade (rated "BB+" and below) and accounted for unrealized losses of $363.3 million. These securities were primarily structured securities or securities issued by corporations in the finance and insurance sector. Included in this amount are other-than-temporarily impaired securities where the non-credit loss of $47.2 million was recorded in OCI.

   As of December 31, 2009, we expect to recover our amortized cost on the securities included in the chart above and do not intend to sell, or it is not more likely than not that we will be required to sell, these securities prior to recovering our amortized cost.

   Despite the considerable analysis and rigor employed on our structured securities, it is at least reasonably possible that the underlying collateral of these investments will perform worse than current market expectations. Such events may lead to adverse changes in cash flows on our holdings of asset-backed and mortgage-backed securities and potential future write-downs within our portfolio of mortgage-backed and asset-backed securities. While we expect our investments in corporate securities will continue to perform in accordance with our conclusions about the amount and timing of estimated cash flows, it is at least reasonably possible that issuers of our investments in corporate securities will perform worse than current expectations. Such events may lead us to recognize potential future write-downs within our portfolio of corporate securities.


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            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   The following table presents the gross unrealized losses and fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2008:



                                                  Less than 12 months               12 months or more
                                            -------------------------------- --------------------------------
                                                         Gross                            Gross
                                                       unrealized Number of             unrealized Number of
(Dollar amounts in millions)                Fair value   losses   securities Fair value   losses   securities
----------------------------                ---------- ---------- ---------- ---------- ---------- ----------
Description of Securities
Fixed maturity securities:
   Government--non-U.S.....................  $  105.9   $ (14.9)      51      $    8.3  $    (5.5)      12
   U.S. corporate..........................   2,357.5    (264.7)     428       2,115.4     (591.8)     367
   Corporate--non-U.S......................     561.9    (118.3)     148         675.4     (363.4)     109
   Residential mortgage-backed.............     170.3     (36.8)      62         623.7     (389.7)     200
   Commercial mortgage-backed..............     163.1     (38.3)      82         673.0     (540.0)     260
   Other asset-backed......................     171.0     (12.4)      28       1,420.1     (270.1)     130
                                             --------   -------      ---      --------  ---------    -----
   Subtotal, fixed maturity securities.....   3,529.7    (485.4)     799       5,515.9   (2,160.5)   1,078
Equity securities..........................      25.3     (10.1)       3           1.7       (0.4)       4
                                             --------   -------      ---      --------  ---------    -----
Total for securities in an unrealized loss
  position.................................  $3,555.0   $(495.5)     802      $5,517.6  $(2,160.9)   1,082
                                             ========   =======      ===      ========  =========    =====
% Below cost--fixed maturity securities:
   (less than)20% Below cost...............  $3,016.3   $(241.1)     595      $2,957.6  $  (326.2)     436
   20-50% Below cost.......................     494.0    (222.7)     175       2,079.2   (1,030.9)     433
   (greater than)50% Below cost............      19.4     (21.6)      29         479.1     (803.4)     209
                                             --------   -------      ---      --------  ---------    -----
   Total fixed maturity securities.........   3,529.7    (485.4)     799       5,515.9   (2,160.5)   1,078
                                             --------   -------      ---      --------  ---------    -----
% Below cost--equity securities:
   (less than)20% Below cost...............       1.9      (0.4)       1           1.0       (0.2)       1
   20-50% Below cost.......................      23.4      (9.7)       2           0.7       (0.2)       3
                                             --------   -------      ---      --------  ---------    -----
   Total equity securities.................      25.3     (10.1)       3           1.7       (0.4)       4
                                             --------   -------      ---      --------  ---------    -----
Total for securities in an unrealized loss
  position.................................  $3,555.0   $(495.5)     802      $5,517.6  $(2,160.9)   1,082
                                             ========   =======      ===      ========  =========    =====

Investment grade...........................  $3,269.5   $(436.1)     625      $5,251.9  $(2,021.8)     969
Below investment grade.....................     285.5     (59.4)     177         265.7     (139.1)     113
                                             --------   -------      ---      --------  ---------    -----
Total for securities in an unrealized loss
  position.................................  $3,555.0   $(495.5)     802      $5,517.6  $(2,160.9)   1,082
                                             ========   =======      ===      ========  =========    =====

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The scheduled maturity distribution of fixed maturity securities as of December 31, 2009 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.



                                               Amortized cost
       (Amounts in millions)                      or cost     Fair value
       ---------------------                   -------------- ----------
       Due one year or less...................   $   335.9    $   341.7
       Due after one year through five years..     2,777.6      2,770.4
       Due after five years through ten years.     1,551.8      1,544.2
       Due after ten years....................     3,301.1      3,151.9
                                                 ---------    ---------
          Subtotal............................     7,966.4      7,808.2
       Residential mortgage-backed............     1,555.9      1,157.4
       Commercial mortgage-backed.............     1,125.5        786.7
       Other asset-backed.....................     1,681.2      1,496.5
                                                 ---------    ---------
          Total...............................   $12,329.0    $11,248.8
                                                 =========    =========



   As of December 31, 2009, $1,398.0 million of our investments (excluding mortgage and asset-backed securities) were subject to certain call provisions.

   As of December 31, 2009, securities issued by finance and insurance, utilities and energy, and consumer--non-cyclical industry groups represented approximately 26.6%, 21.6% and 10.8% of our domestic and foreign corporate fixed maturity securities portfolio, respectively. No other industry group comprised more than 10% of our investment portfolio. This portfolio is widely diversified among various geographic regions in the U.S. and internationally, and is not dependent on the economic stability of one particular region.

   As of December 31, 2009, we did not hold any fixed maturity securities which individually exceeded 10% of stockholder's equity.

   As of December 31, 2009 and 2008, $8.5 million and $8.8 million, respectively, of securities were on deposit with various state government insurance departments in order to comply with relevant insurance regulations.

   (e) Commercial Mortgage Loans

   Our mortgage loans are collateralized by commercial properties, including multi-family residential buildings. The carrying value of commercial mortgage loans is stated at original cost net of prepayments, amortization and allowance for loan losses.


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

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   We diversify our commercial mortgage loans by both property type and geographic region. The following tables set forth the distribution across property type and geographic region for commercial mortgage loans as of December 31:



                                                                2009                      2008
                                                      ------------------------  ------------------------
(Amounts in millions)                                 Carrying value % of total Carrying value % of total
---------------------                                 -------------- ---------- -------------- ----------
Property Type
Office...............................................    $  677.5       28.5%      $  729.4       26.9%
Industrial...........................................       659.1       27.7          709.7       26.2
Retail...............................................       544.5       22.9          711.9       26.3
Hotel................................................       253.8       10.7          254.7        9.4
Apartments...........................................       225.5        9.5          277.0       10.2
Mixed use/other......................................        15.9        0.7           26.6        1.0
                                                         --------      -----       --------      -----
   Total principal balance...........................     2,376.3      100.0%       2,709.3      100.0%
                                                                       =====                     =====
   Unamortized balance of loan origination fees and
     costs...........................................         2.0                       2.2
   Allowance for losses..............................       (15.0)                     (7.4)
                                                         --------                  --------
   Total.............................................    $2,363.3                  $2,704.1
                                                         ========                  ========



                                                                2009                      2008
                                                      ------------------------  ------------------------
(Amounts in millions)                                 Carrying value % of total Carrying value % of total
---------------------                                 -------------- ---------- -------------- ----------
Geographic Region
Pacific..............................................    $  654.1       27.5%      $  690.7       25.5%
South Atlantic.......................................       653.0       27.5          801.5       29.6
Middle Atlantic......................................       291.5       12.3          347.4       12.8
East North Central...................................       240.2       10.1          268.0        9.9
Mountain.............................................       138.4        5.8          171.3        6.3
West North Central...................................       116.4        4.9          128.9        4.8
New England..........................................       115.4        4.9          117.5        4.3
East South Central...................................        90.2        3.8           98.5        3.6
West South Central...................................        77.1        3.2           85.5        3.2
                                                         --------      -----       --------      -----
   Total principal balance...........................     2,376.3      100.0%       2,709.3      100.0%
                                                                       =====                     =====
   Unamortized balance of loan origination fees and
     costs...........................................         2.0                       2.2
   Allowance for losses..............................       (15.0)                     (7.4)
                                                         --------                  --------
   Total.............................................    $2,363.3                  $2,704.1
                                                         ========                  ========



   For the years ended December 31, 2009 and 2008, there were no mortgage originations. As of December 31, 2009 and 2008, our total mortgage holdings secured by real estate in California was $468.2 million and $490.6 million, respectively, which was 19.7% and 18.1%, respectively, of our total mortgage holdings.

   "Impaired" loans are defined by U.S. GAAP as loans for which it is probable that the lender will be unable to collect all amounts due according to original contractual terms of the loan agreement.


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         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   Under these principles, we may have two types of "impaired" loans: loans requiring specific allowances for losses ($1.9 million as of December 31, 2009) and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition (none as of December 31, 2009). There were no impaired loans as of December 31, 2008.

   Average investment in specifically impaired loans was $1.7 million for the year ended December 31, 2009 and there was no interest income recognized on these loans while they were considered impaired. There were no non-income producing commercial mortgage loans as of December 31, 2008 or 2007.

   The following table presents the activity in the allowance for losses during the years ended December 31:



                  (Amounts in millions)      2009  2008  2007
                  ---------------------      ----- ---- -----
                  Balance as of January 1... $ 7.4 $6.9 $ 5.3
                  Provision.................   7.6  0.5   1.9
                  Transfer of AML...........    --   --  (0.3)
                                             ----- ---- -----
                  Balance as of December 31. $15.0 $7.4 $ 6.9
                                             ===== ==== =====



   (f) Other Invested Assets

   The following table sets forth the carrying values of our other invested assets as of December 31:



                                                   2009                      2008
                                         ------------------------  ------------------------
(Amounts in millions)                    Carrying value % of total Carrying value % of total
---------------------                    -------------- ---------- -------------- ----------
Short-term investments..................    $1,247.6       47.8%      $  924.5       30.9%
Investment in unconsolidated subsidiary.       381.4       14.7          219.1        7.3
Restricted other invested assets........       297.6       11.4          338.9       11.3
Derivatives.............................       196.8        7.5          620.7       20.7
Securities lending collateral...........       175.8        6.7          128.0        4.3
Limited partnerships....................       153.5        5.9          286.5        9.6
Derivatives counterparty collateral.....       112.0        4.3          384.9       12.9
Trading securities......................        33.5        1.3           62.1        2.1
Other investments.......................         9.2        0.4           27.1        0.9
                                            --------      -----       --------      -----
   Total other invested assets..........    $2,607.4      100.0%      $2,991.8      100.0%
                                            ========      =====       ========      =====



   Restricted other invested assets

   On August 19, 2005, we transferred approximately $499.0 million of investment securities to an affiliated special-purpose entity ("SPE") whose sole purpose is to securitize these investment securities and issue secured notes (the "Secured Notes") to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. However, we are entitled to principal and interest payments made on the Secured Notes we hold. Under U.S. GAAP, the transaction is accounted for as a secured borrowing. Accordingly, the Secured Notes are included within our consolidated financial statements as available-for-sale fixed maturity securities and the liability equal to the proceeds received upon transfer has been included in other liabilities. Additionally, the investment securities transferred are included in other invested assets and are shown as restricted assets.


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         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 Years Ended December 31, 2009, 2008 and 2007



   As of December 31, 2009, the amortized cost or cost, gross unrealized gains (losses) and fair value of our restricted other invested assets were as follows:



                                           Amortized   Gross      Gross
                                             cost    unrealized unrealized
(Amounts in millions)                       or cost    gains      losses   Fair value
---------------------                      --------- ---------- ---------- ----------
Fixed maturity securities:
Foreign other.............................  $269.2      $2.1      $(4.1)     $267.2
U.S. corporate............................    30.1       0.5       (0.2)       30.4
                                            ------      ----      -----      ------
   Total restricted other invested assets.  $299.3      $2.6      $(4.3)     $297.6
                                            ======      ====      =====      ======



   As of December 31, 2008, the amortized cost or cost, gross unrealized gains (losses) and fair value of our restricted other invested assets were as follows:



                                           Amortized   Gross      Gross
                                             cost    unrealized unrealized
(Amounts in millions)                       or cost    gains      losses   Fair value
---------------------                      --------- ---------- ---------- ----------
Fixed maturity securities:
Foreign other.............................  $361.5      $0.9      $(56.3)    $306.1
U.S. corporate............................    35.0       0.9        (3.1)      32.8
                                            ------      ----      ------     ------
   Total restricted other invested assets.  $396.5      $1.8      $(59.4)    $338.9
                                            ======      ====      ======     ======



   Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties. The scheduled maturity distribution of the restricted other invested assets was as follows as of December 31, 2009:



                                                   Amortized
                                                     cost
        (Amounts in millions)                       or cost  Fair value
        ---------------------                      --------- ----------
        Due in one year or less...................  $ 70.7     $ 70.7
        Due after one year through five years.....   116.4      116.9
        Due after five years through ten years....    74.5       74.5
        Due after ten years.......................    37.7       35.5
                                                    ------     ------
           Total restricted other invested assets.  $299.3     $297.6
                                                    ======     ======



   As of December 31, 2009, $54.2 million of our restricted other invested assets were subject to certain call provisions.

   As of December 31, 2009, we did not hold any restricted other invested assets which individually exceeded 10% of stockholder's equity.

(4) Derivative Instruments

   Our business activities routinely deal with fluctuations in interest rates, equity prices and other asset and liability prices. We use derivative instruments to mitigate or reduce certain of these risks. We have established policies for managing each of these risks, including prohibition on derivatives market-making and other speculative derivatives activities. These policies require the use of derivative instruments in concert with other

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


techniques to reduce or mitigate these risks. While we use derivatives to mitigate or reduce risks, certain derivatives do not meet the accounting requirements to be designated as hedging instruments and are denoted as "derivatives not designated as hedges" in the following disclosures. For derivatives that meet the accounting requirements to be designated as hedges, the following disclosures for these derivatives are denoted as "derivatives designated as hedges," which include both cash flow and fair value hedges.

   The following table sets forth our positions in derivative instruments as of December 31:



                                                Derivative assets           Derivative liabilities
                                         -------------------------------- ----------------------------
                                             Balance         Fair value      Balance       Fair value
                                              sheet        --------------     sheet       -------------
(Amounts in millions)                     classification    2009    2008  classification   2009   2008
---------------------                    ----------------- ------  ------ --------------  ------ ------
Derivatives designated as hedges
Fair value hedges:
                                          Other invested                      Other
   Interest rate swaps..................      assets       $ 99.9  $178.0  liabilities    $  6.8 $ 19.3
                                                           ------  ------                 ------ ------
   Total fair value hedges..............                     99.9   178.0                    6.8   19.3
                                                           ------  ------                 ------ ------
   Total derivatives designated as
     hedges.............................                     99.9   178.0                    6.8   19.3
                                                           ------  ------                 ------ ------
Derivatives not designated as hedges
                                          Other invested                      Other
Interest rate swaps.....................      assets         34.1   332.4  liabilities      32.2   42.8
                                          Other invested                      Other
Credit default swaps....................      assets          0.7      --  liabilities        --    5.1
                                          Other invested                      Other
Equity index options....................      assets         32.2   104.9  liabilities       2.4     --
                                          Other invested                      Other
Financial futures.......................      assets           --      --  liabilities        --     --
                                          Other invested                      Other
Limited guarantee.......................      assets         29.9     5.4  liabilities        --     --
                                                                          Policyholder
                                           Reinsurance                       account
GMWB embedded derivatives............... recoverable/(1)/    (3.7)   14.9 balances/(2)/    156.6  784.8
                                                           ------  ------                 ------ ------
   Total derivatives not designated as
     hedges.............................                     93.2   457.6                  191.2  832.7
                                                           ------  ------                 ------ ------
   Total derivatives....................                   $193.1  $635.6                 $198.0 $852.0
                                                           ======  ======                 ====== ======

--------

/(1)/Represents the embedded derivatives associated with the reinsured portion of our GMWB liabilities.
/(2)/Represents the embedded derivatives associated with our GMWB liabilities, excluding the impact of reinsurance.

   The fair value of derivative positions presented above was not offset by the respective collateral amounts retained or provided under these agreements. The amounts recognized for derivative counterparty collateral retained by us was recorded in other invested assets with a corresponding amount recorded in other liabilities to represent our obligation to return the collateral retained by us.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The activity associated with derivative instruments can generally be measured by the change in notional value over the periods presented. However, for equity index options, the change between periods is best illustrated by the number of contracts, and for GMWB embedded derivatives, the change between periods is best illustrated by the number of policies. The following tables represent activity associated with derivative instruments as of the dates indicated:



                                                                                  Maturities/
(Notional in millions)                   Measurement  December 31, 2008 Additions terminations December 31, 2009
----------------------                   -----------  ----------------- --------- ------------ -----------------
Derivatives designated as hedges
Fair value hedges:
   Interest rate swaps..................  Notional        $2,228.2      $     --   $  (589.9)      $1,638.3
                                                          --------      --------   ---------       --------
   Total fair value hedges..............                   2,228.2            --      (589.9)       1,638.3
                                                          --------      --------   ---------       --------
   Total derivatives designated as
     hedges.............................                   2,228.2            --      (589.9)       1,638.3
                                                          --------      --------   ---------       --------
Derivatives not designated as hedges
Interest rate swaps.....................  Notional         2,232.0         570.5      (651.5)       2,151.0
Credit default swaps....................  Notional            56.1            --          --           56.1
Financial futures.......................  Notional         1,278.8       4,304.0    (1,278.8)       4,304.0
Limited guarantee.......................  Notional           250.0            --          --          250.0
                                                          --------      --------   ---------       --------
   Total derivatives not designated as
     hedges.............................                   3,816.9       4,874.5    (1,930.3)       6,761.1
                                                          --------      --------   ---------       --------
   Total derivatives....................                  $6,045.1      $4,874.5   $(2,520.2)      $8,399.4
                                                          ========      ========   =========       ========



(Number of contracts or policies)     Measurement  December 31, 2008 Additions Terminations December 31, 2009
---------------------------------     -----------  ----------------- --------- ------------ -----------------
Derivatives not designated as hedges
Equity index options................. Contracts         422,000       595,000    (220,000)       797,000
GMWB embedded derivatives............ Policies           38,069         4,531      (1,289)        41,311



   As a result of rating agency actions taken in April 2009, credit downgrade provisions were triggered in our master swap agreements with certain derivative counterparties and we terminated $883.0 million notional value, of which $812.0 million was replaced or renegotiated. Approximately $125.0 million of notional value remained with counterparties that can be terminated at the option of the derivative counterparty and represented a net fair value asset of $9.8 million as of December 31, 2009.

   The following table provides a reconciliation of current period changes, net of applicable income taxes, for these designated derivatives presented in the separate component of stockholder's equity labeled "derivatives qualifying as hedges," for the years ended December 31:



(Amounts in millions)                                                   2009   2008   2007
---------------------                                                  ------  ----- -----
Derivatives qualifying as effective accounting hedges as of January 1. $ 46.1  $ 4.9 $ 0.3
Current period increases (decreases) in fair value....................  (33.7)  41.1   4.7
Reclassification to net (income) loss.................................     --    0.1  (0.1)
                                                                       ------  ----- -----
Derivatives qualifying as effective accounting hedges as of
  December 31......................................................... $ 12.4  $46.1 $ 4.9
                                                                       ======  ===== =====

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Derivatives qualifying as effective accounting hedges contain $11.9 million and $45.7 million, net of taxes, as of December 31, 2009 and 2008, respectively, from our investment in GLICNY. The $11.9 million, net of taxes, recorded in stockholder's equity as of December 31, 2009 is expected to be reclassified to future income through our equity in income of unconsolidated subsidiary. The remaining $0.5 million, net of taxes, is expected to be reclassified to future income, concurrently with and primarily offsetting changes in interest expense and interest income on floating-rate instruments and interest income on future fixed-rate bond purchases. No amounts were reclassified to income during the years ended December 31, 2009, 2008 or 2007 in connection with forecasted transactions that were no longer considered probable of occurring.

   Fair Value Hedges

   Certain derivative instruments are designated as fair value hedges. The changes in fair value of these instruments are recorded in net income (loss). In addition, changes in the fair value attributable to the hedged portion of the underlying instrument are reported in net income (loss). We designate and account for the following as fair value hedges when they have met the effectiveness requirements: (i) interest rate swaps to convert fixed rate investments to floating rate investments; (ii) interest rate swaps to convert fixed rate liabilities into floating rate liabilities; and (iii) other instruments to hedge various fair value exposures of investments.

   The following table provides information about the pre-tax income (loss) effects of fair value hedges and related hedged items for the year ended December 31, 2009:



                                            Derivative instrument                                  Hedged item
                       ----------------------------------------------------------------  -------------------------------
                        Gain (loss)   Classification                   Classification     Gain (loss)   Classification
                       recognized in  of gain (loss)    Other impacts     of other       recognized in  of gain (loss)
                        net income    recognized in        to net        impacts to       net income    recognized in
(Amounts in millions)     (loss)     net income (loss)  income (loss) net income (loss)     (loss)     net income (loss)
---------------------  ------------- -----------------  ------------- ------------------ ------------- -----------------
Interest rate swaps                   Net investment                   Net investment                   Net investment
  hedging assets......    $  5.3      gains (losses)        $(8.9)         income            $(5.6)     gains (losses)
Interest rate swaps                   Net investment                                                    Net investment
  hedging liabilities.     (46.6)     gains (losses)         75.3     Interest credited       44.5      gains (losses)
                          ------                            -----                            -----
   Total..............    $(41.3)                           $66.4                            $38.9
                          ======                            =====                            =====



   The difference between the gain (loss) recognized for the derivative instrument and the hedged item presented above represents the net ineffectiveness of the fair value hedging relationships. The other impacts presented above represent the net income (loss) effects of the derivative instruments that are presented in the same location as the income activity from the hedged item. There were no amounts excluded from the measurement of effectiveness.

   For the years ended December 31, 2008 and 2007, the ineffectiveness related to our fair value hedges was immaterial. There were no amounts excluded from the measure of effectiveness in either year.

   Derivatives Not Designated As Hedges

   We also enter into certain non-qualifying derivative instruments such as:
(i) interest rate swaps and financial futures to mitigate interest rate risk as part of managing regulatory capital positions; (ii) credit default swaps to enhance yield and replicate characteristics of investments with similar terms and credit risk; and (iii) equity index options, interest rate swaps and financial futures to mitigate the risks associated with liabilities that have guaranteed minimum benefits. Additionally, we provide GMWBs on certain products that are required to be bifurcated as embedded derivatives.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The following table provides the pre-tax gain (loss) recognized in net income (loss) for the effects of derivatives not designated as hedges for the years ended December 31:



                                                                   Classification of gain (loss) recognized
(Amounts in millions)                      2009     2008    2007            in net income (loss)
---------------------                    -------  -------  ------  ----------------------------------------
Interest rate swaps..................... $(238.2) $ 312.4  $  1.9       Net investment gains (losses)
Credit default swaps....................     6.5     (6.5)     --       Net investment gains (losses)
Equity index options....................  (114.1)   269.7    21.9       Net investment gains (losses)
Financial futures.......................  (199.7)    83.7    (2.5)      Net investment gains (losses)
Limited guarantee.......................    24.5    (18.5)    8.9       Net investment gains (losses)
GMWB embedded derivatives...............   635.5   (727.5)  (34.7)      Net investment gains (losses)
                                         -------  -------  ------
   Total derivatives not designated as
     hedges............................. $ 114.5  $ (86.7) $ (4.5)
                                         =======  =======  ======



   Derivative Counterparty Credit Risk

   As of December 31, 2009 and 2008, net fair value assets by counterparty totaled $126.0 million and $554.4 million, respectively. As of December 31, 2009 and 2008, net fair value liabilities by counterparty totaled $0.5 million and $0.8 million, respectively. As of December 31, 2009 and 2008, we retained collateral of $112.0 million and $384.9 million, respectively, related to these agreements, including over collateralization of $9.8 million and $30.1 million, respectively, from certain counterparties. As of December 31, 2009 and 2008, we posted no collateral to derivative counterparties.

   All of our master swap agreements contain credit downgrade provisions that allow either party to assign or terminate derivative transactions if the other party's long-term unsecured debt rating or financial strength rating is below the limit defined in the applicable agreement. If the downgrade provisions had been triggered as of December 31, 2009 and 2008, we could have been allowed to claim up to $23.8 million and $199.5 million, respectively, from counterparties and required to disburse up to $0.5 million and $0.8 million, respectively. This represents the net fair value of gains and losses by counterparty, less available collateral held.

   Credit Derivatives

   We sell protection under single name credit default swaps and credit default swap index tranches in combination with purchasing securities to replicate characteristics of similar investments based on the credit quality and term of the credit default swap. Credit default triggers for both indexed reference entities and single name reference entities follow the Credit Derivatives Physical Settlement Matrix published by the International Swaps and Derivatives Association. Under these terms, credit default triggers are defined as bankruptcy, failure to pay or restructuring, if applicable. Our maximum exposure to credit loss equals the notional value for credit default swaps and the par value of debt instruments with embedded credit derivatives. If a credit event occurs, we are typically required to pay the protection holder the full notional value less a recovery rate determined at auction. For debt instruments with embedded credit derivatives, the security's principal is typically reduced by the net amount of default for any referenced entity defaults.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The following table sets forth our credit default swaps where we sell protection on single name reference entities and the fair values as of December 31:



                                                          2009                        2008
                                               --------------------------- ---------------------------
                                               Notional                    Notional
(Amounts in millions)                           value   Assets Liabilities  value   Assets Liabilities
---------------------                          -------- ------ ----------- -------- ------ -----------
Reference entity credit rating and maturity:
AAA
   Matures after one year through five years..  $ 6.0    $ --      $--      $ 6.0    $--      $0.5
A
   Matures after one year through five years..   16.5     0.1       --       16.5     --       1.4
   Matures after five years through ten years.    5.0      --       --        5.0     --       0.3
BBB
   Matures after one year through five years..   23.6     0.6       --       23.6     --       2.8
   Matures after five years through ten years.    5.0      --       --        5.0     --       0.1
                                                -----    ----      ---      -----    ---      ----
   Total credit default swaps on single name
     reference entities.......................  $56.1    $0.7      $--      $56.1    $--      $5.1
                                                =====    ====      ===      =====    ===      ====



(5) Deferred Acquisition Costs

   The following table presents the activity impacting DAC as of and for the years ended December 31:



(Amounts in millions)                                                2009      2008      2007
---------------------                                              --------  --------  --------
Unamortized balance as of January 1............................... $3,137.3  $2,955.5  $2,668.1
   Costs deferred.................................................    185.6     399.9     488.3
   Amortization, net of interest accretion........................   (203.0)   (202.0)    (97.8)
   Transfer of AML................................................       --        --    (103.1)
   Cumulative effect adjustment/(1)/..............................     (4.5)       --        --
   Reinsurance transactions with an affiliate/(2)/................     35.4     (16.1)       --
                                                                   --------  --------  --------
Unamortized balance as of December 31.............................  3,150.8   3,137.3   2,955.5
   Accumulated effect of net unrealized investment (gains) losses.     29.3     157.5       6.7
                                                                   --------  --------  --------
Balance as of December 31......................................... $3,180.1  $3,294.8  $2,962.2
                                                                   ========  ========  ========

--------

/(1)/On April 1, 2009, we adopted a new accounting standard related to the recognition of other-than-temporary impairments. The adoption of this standard had a net unfavorable impact of $0.9 million on DAC.
/(2)/See note 7 for a discussion of reinsurance transactions with an affiliate.

   We regularly review DAC to determine if it is recoverable from future income. Loss recognition testing of our fee-based products in our Retirement Income segment resulted in an increase in amortization of DAC of $49.0 million and $46.1 million in 2009 and 2008, respectively, reflecting unfavorable equity market performance. As of December 31, 2009, we believe all of our other businesses have sufficient future income where the related DAC is recoverable.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



(6) Intangible Assets and Goodwill

   The following table presents our intangible assets as of December 31:



                                                       2009                  2008
                                               --------------------  --------------------
                                                Gross                 Gross
                                               carrying Accumulated  carrying Accumulated
(Amounts in millions)                           amount  amortization  amount  amortization
---------------------                          -------- ------------ -------- ------------
PVFP..........................................  $725.3    $(316.0)   $  850.8   $(290.5)
Capitalized software..........................   159.3     (101.9)      139.5     (89.4)
Deferred sales inducements to contractholders.    42.6      (17.5)       41.6     (10.5)
Other.........................................     2.5       (2.5)        2.5      (2.5)
                                                ------    -------    --------   -------
   Total......................................  $929.7    $(437.9)   $1,034.4   $(392.9)
                                                ======    =======    ========   =======



   Amortization expense related to PVFP, capitalized software and other intangible assets for the years ended December 31, 2009, 2008 and 2007 was $38.0 million, $42.0 million and $53.6 million, respectively. Amortization expense related to deferred sales inducements of $7.0 million, $6.9 million and $1.8 million for the years ended December 31, 2009, 2008 and 2007, respectively, was included in benefits and other changes in policy reserves.

   (a) Present Value of Future Profits

   The following table presents the activity in PVFP as of and for the years ended December 31:



(Amounts in millions)                                               2009    2008    2007
---------------------                                              ------  ------  ------
Unamortized balance as of January 1............................... $406.4  $438.0  $512.6
   Amortization...................................................  (47.8)  (55.9)  (75.2)
   Interest accreted at 5.7%, 5.8% and 5.6%.......................   22.3    24.3    26.5
   Cumulative effect adjustment/(1)/..............................   (5.8)     --      --
   Transfer of AML................................................     --      --   (25.5)
   Amount transferred due to a reinsurance transaction............     --      --    (0.4)
                                                                   ------  ------  ------
Unamortized balance as of December 31.............................  375.1   406.4   438.0
   Accumulated effect of net unrealized investment (gains) losses.   34.2   153.9     5.6
                                                                   ------  ------  ------
Balance as of December 31......................................... $409.3  $560.3  $443.6
                                                                   ======  ======  ======

--------

/(1)/On April 1, 2009, we adopted a new accounting standard related to the recognition of other-than-temporary impairments. The adoption of this standard had a net favorable impact of $0.1 million on PVFP.

   The percentage of the December 31, 2009 PVFP balance net of interest accretion, before the effect of unrealized investment gains or losses, estimated to be amortized over each of the next five years is as follows:



                                   2010. 8.6%
                                   2011. 8.2%
                                   2012. 6.9%
                                   2013. 5.2%
                                   2014. 4.6%

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Amortization expense for PVFP in future periods will be affected by acquisitions, dispositions, net investment gains (losses) or other factors affecting the ultimate amount of gross profits realized from certain lines of business. Similarly, future amortization expense for other intangibles will depend on future acquisitions, dispositions and other business transactions.

   (b) Goodwill

   Our goodwill balance for the Protection segment was $450.9 million as of December 31, 2009 and 2008.

   Goodwill impairment losses

   There were no goodwill impairment charges recorded in 2009, 2008 or 2007. However, continued deteriorating or adverse market conditions for certain businesses may have a significant impact on the fair value of our reporting units and could result in future impairments of goodwill.

(7) Reinsurance

   We reinsure a portion of our policy risks to other insurance companies in order to reduce our ultimate losses and to diversify our exposures. We also assume certain policy risks written by other insurance companies. Reinsurance accounting is followed for assumed and ceded transactions when there is adequate risk transfer. Otherwise, the deposit method of accounting is followed.

   Reinsurance does not relieve us from our obligations to policyholders. In the event that the reinsurers are unable to meet their obligations, we remain liable for the reinsured claims. We monitor both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than the relationship discussed below with Union Fidelity Life Insurance Company ("UFLIC"), we also have significant concentrations of reinsurance with reinsurers that could have a material impact on our financial position. As of December 31, 2009, approximately 25.8% of our reinsured life insurance was ceded to two other companies.

   As of December 31, 2009, the maximum amount of individual ordinary life insurance normally retained by us on any one individual life policy was $5.0 million.

   On April 15, 2004, we entered into reinsurance transactions in which we ceded to UFLIC substantially all of our in-force blocks of variable annuities and structured settlements, excluding the RetireReady/SM/ Retirement Answer Variable Annuity product for contracts in-force prior to January 1, 2004. UFLIC also assumed any benefit or expense resulting from third-party reinsurance that we had on this block of business. As of December 31, 2009 and 2008, we had $3.1 billion and $3.0 billion, respectively, in retained assets that were attributable to the separate account portion of the variable annuity business and will make any payments with respect to that separate account portion directly from these assets. The reinsurance transactions with UFLIC were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit. Under these reinsurance agreements, we continue to perform various management, administration and support services and receive an expense allowance from UFLIC to reimburse us for costs we incur to service the reinsured blocks. Actual costs and expense allowance amounts are determined by expense studies conducted periodically. Although we are not relieved of our primary obligations to the contractholders, the reinsurance transactions with UFLIC transfer the future financial results of the reinsured blocks to UFLIC. As of December 31, 2009 and 2008, we had a reinsurance recoverable of $7,193.3 million and $7,389.7 million, respectively associated with UFLIC.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   To secure the payment of its obligations to us under these reinsurance agreements, UFLIC has established trust accounts to maintain an aggregate amount of assets with a statutory book value at least equal to the statutory general account reserves attributable to the reinsured business less an amount required to be held in certain claims paying accounts. A trustee administers the trust accounts and we are permitted to withdraw from the trust accounts amounts due to us pursuant to the terms of the reinsurance agreements that are not otherwise paid by UFLIC. In addition, pursuant to a Capital Maintenance Agreement, General Electric Capital Corporation ("GE Capital"), an indirect subsidiary of GE, agreed to maintain sufficient capital in UFLIC to maintain UFLIC's risk-based capital ("RBC") at not less than 150% of its company action level, as defined from time to time by the National Association of Insurance Commissioners ("NAIC").

   We also have reinsurance ceded to BLAC. In 2009, we ceded to BLAC $64,274.2 million of term life insurance in a transaction that did not qualify for reinsurance accounting and as such was accounted for under the deposit method of accounting. As part of this reinsurance transaction, we receive a ceding commission of $35.0 million which was accounted for as a deposit liability. In 2009, we ceded to BLAC $2,902.9 million of universal life insurance. As part of this reinsurance transaction, we transferred DAC of $31.4 million. In the fourth quarter of 2008, we ceded to BLAC $11,433.3 of term life insurance and transferred DAC of $16.1 million; however, in 2009, we recaptured all of the term life insurance that had been ceded to BLAC in the fourth quarter of 2008 and the DAC recapture associated with this transaction was $35.4 million. As of December 31, 2009 and 2008, total life insurance ceded to BLAC was $67,177.1 million and $24,846.0 million, respectively.

   We monitor both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with UFLIC, as of December 31, 2009, we had no significant concentrations of variable annuity net at risk reinsurance with any one reinsurer that could have a material impact on our results of operations.

   The following table sets forth net life insurance in-force as of December 31:



 (Amounts in millions)                      2009         2008         2007
 ---------------------                  -----------  -----------  -----------
 Direct life insurance in-force........ $ 552,476.5  $ 561,124.7  $ 563,131.3
 Amounts assumed from other companies..    97,649.3     90,883.2     80,205.1
 Amounts ceded to other companies/(1)/.  (293,873.7)  (303,820.9)  (226,524.7)
                                        -----------  -----------  -----------
 Net life insurance in-force........... $ 356,252.1  $ 348,187.0  $ 416,811.7
                                        ===========  ===========  ===========
 Percentage of amount assumed to net...        27.4%        26.1%        19.2%
                                        ===========  ===========  ===========

--------

/(1)/Includes amounts accounted for under the deposit method.

   The following table sets forth the effects of reinsurance on premiums written and earned for the years ended December 31:



                                                Written                       Earned
                                     ----------------------------  ----------------------------
(Amounts in millions)                  2009      2008      2007      2009      2008      2007
---------------------                --------  --------  --------  --------  --------  --------
Direct.............................. $1,126.9  $1,240.6  $1,267.1  $1,128.8  $1,242.8  $1,269.9
Assumed.............................    172.8     254.3     148.5     172.8     249.3      58.8
Ceded...............................   (338.3)   (438.1)   (375.2)   (319.2)   (423.6)   (265.5)
                                     --------  --------  --------  --------  --------  --------
Net premiums........................ $  961.4  $1,056.8  $1,040.4  $  982.4  $1,068.5  $1,063.2
                                     ========  ========  ========  ========  ========  ========
Percentage of amount assumed to net.                                   17.6%     23.3%      5.5%
                                                                   ========  ========  ========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Reinsurance recoveries recognized as a reduction of benefits and other changes in policy reserves amounted to $1,039.1 million, $1,135.4 million and $1,098.5 million during 2009, 2008 and 2007, respectively.

(8) Insurance Reserves

   Future Policy Benefits

   The following table sets forth our recorded liabilities and the major assumptions underlying our future policy benefits as of December 31:



                                                 Mortality/
                                                 morbidity  Interest rate
(Amounts in millions)                            assumption  assumption      2009     2008
---------------------                            ---------- -------------  -------- --------
Structured settlements with life contingencies..    /(1)/   4.0% - 9.25%   $5,408.7 $5,459.6
Traditional life insurance contracts............    /(2)/   2.5% - 7.5%     2,348.8  2,245.1
Annuity contracts with life contingencies.......    /(1)/   4.0% - 9.25%    1,993.1  2,092.5
Supplementary contracts with life contingencies.    /(1)/   4.0% - 9.25%       52.9     54.6
Accident and health insurance contracts.........    /(3)/   4.5% - 7.0%        81.6     84.4
                                                                           -------- --------
   Total future policy benefits.................                           $9,885.1 $9,936.2
                                                                           ======== ========

--------

/(1)/Assumptions for limited-payment contracts come from either the United
     States Population Table, 1983 Group Annuitant Mortality Table or 1983 Individual Annuitant Mortality Table or a-2000 Mortality Table.
/(2)/Principally modifications of the 1965-70 or 1975-80 Select and Ultimate
     Tables, 1958, 1980 and 2001 Commissioner's Standard Ordinary Tables, 1980 Commissioner's Extended Term Table and (IA) Standard Table 1996 (modified).
/(3)/The 1958 & 1980 Commissioner's Standard Ordinary Tables and the 2000 U.S.
     Annuity Table.

   Assumptions as to persistency are based on company experience.

   Policyholder Account Balances

   The following table sets forth our recorded liabilities for policyholder account balances as of December 31:



    (Amounts in millions)                                 2009      2008
    ---------------------                               --------- ---------
    FABNs, funding agreements and GICs................. $ 2,638.5 $ 4,328.4
    Annuity contracts..................................   2,320.4   3,240.7
    Structured settlements without life contingencies..   1,377.3   1,441.2
    Supplementary contracts without life contingencies.     240.3     239.7
    Variable universal life insurance contracts........      22.0      25.5
                                                        --------- ---------
       Total investment contracts......................   6,598.5   9,275.5
    Universal life insurance contracts.................   4,764.0   4,741.8
                                                        --------- ---------
       Total policyholder account balances............. $11,362.5 $14,017.3
                                                        ========= =========



   Certain Nontraditional Long-Duration Contracts

   Our variable annuity contracts provide a basic guaranteed minimum death benefit ("GMDB") which provides a minimum account value to be paid upon the annuitant's death. Some variable annuity contracts may

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


permit contractholders to have the option to purchase through riders, at an additional charge, enhanced death benefits. Our separate account guarantees are primarily death benefits, but we also have some GMWBs and guaranteed annuitization benefits.

   As of December 31, 2009 and 2008, our liability associated with certain nontraditional long-duration contracts was approximately $7,120.3 million and $6,253.7 million, respectively.

   The following table sets forth total account values, net of reinsurance, with death benefit and living benefit guarantees as of December 31:



(Dollar amounts in millions)                                                  2009     2008
----------------------------                                                -------- --------
Account values with death benefit guarantees (net of reinsurance):
   Standard death benefits (return of net deposits) account value.......... $2,431.8 $3,275.4
   Net amount at risk...................................................... $   98.7 $  764.8
   Average attained age of contractholders.................................       69       69

   Enhanced death benefits (step-up, roll-up, payment protection) account value................................................................. $3,916.6 $1,955.0
   Net amount at risk...................................................... $  511.5 $  750.6
   Average attained age of contractholders.................................       69       69

Account values with living benefit guarantees:
   GMWBs................................................................... $5,100.7 $2,734.7
   Guaranteed annuitization benefits....................................... $  818.8 $1,129.7



   The GMDB liability for our variable annuity contracts with death benefits, net of reinsurance, was $11.5 million and $31.3 million as of December 31, 2009 and 2008, respectively.

   The assets supporting the separate accounts of the variable contracts are primarily mutual fund equity securities and are reflected in our consolidated balance sheets at fair value and reported as summary total separate account assets with an equivalent summary total reported for liabilities. Amounts assessed against the contractholders for mortality, administrative and other services are included in revenues. Changes in liabilities for minimum guarantees are included in benefits and other changes in policy reserves.

   Net investment income, net investment gains (losses) and the related liability changes associated with the separate account are offset within the same line item in the consolidated statements of income. There were no gains or losses on transfers of assets from the general account to the separate accounts.

   The contracts underlying the GMWB and guaranteed annuitization benefits are considered "in the money" if the contractholder's benefit base, defined as the greater of the contract value or the protected value, is greater than the account value. As of December 31, 2009 and 2008, our exposure related to GMWB and guaranteed annuitization benefit contracts that were considered "in the money" was $682.9 million and $1,092.2 million, respectively. For GMWBs and guaranteed annuitization benefits, the only way the contractholder can monetize the excess of the benefit base over the account value of the contract is upon annuitization and the amount to be paid by us will either be in the form of a lump sum, or over the annuity period for certain GMWBs and guaranteed annuitization benefits.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Account balances of variable annuity contracts with living benefit guarantees were invested in separate account investment options as follows as of December 31:



                    (Amounts in millions)    2009     2008
                    ---------------------  -------- --------
                     Balanced funds....... $3,371.5 $2,681.3
                     Equity funds.........  1,420.6    502.3
                     Bond funds...........    852.8    588.8
                     Money market funds...    129.6     72.4
                     Other................    145.0     19.6
                                           -------- --------
                        Total............. $5,919.5 $3,864.4
                                           ======== ========



(9) Liability for Policy and Contract Claims

   The following table sets forth changes in the liability for policy and contract claims for the years ended December 31:



       (Amounts in millions)                     2009     2008     2007
       ---------------------                   -------  -------  -------
       Balance as of January 1................ $ 280.9  $ 263.1  $ 279.3
       Less reinsurance recoverables..........  (112.0)  (113.6)  (119.4)
                                               -------  -------  -------
          Net balance as of January 1.........   168.9    149.5    159.9
                                               -------  -------  -------
       Amounts related to transfer of AML.....      --       --     (3.2)

       Incurred related to insured events of:
          Current year........................   565.3    365.5    449.2
          Prior years.........................    29.6     36.6    (80.0)
                                               -------  -------  -------
              Total incurred..................   594.9    402.1    369.2
                                               -------  -------  -------
       Paid related to insured events of:
          Current year........................  (548.6)  (345.1)  (309.9)
          Prior years.........................   (45.1)   (37.6)   (66.5)
                                               -------  -------  -------
              Total paid......................  (593.7)  (382.7)  (376.4)
                                               -------  -------  -------
          Net balance as of December 31.......   170.1    168.9    149.5
                                               -------  -------  -------
       Add reinsurance recoverables...........   124.8    112.0    113.6
                                               -------  -------  -------
       Balance as of December 31.............. $ 294.9  $ 280.9  $ 263.1
                                               =======  =======  =======



   As described in note 2, we establish reserves for the ultimate cost of settling claims on reported and unreported insured events that have occurred on or before the respective reporting period. These liabilities are associated primarily with our life and long-term care insurance products and represent our best estimates of the liabilities at the time based on known facts, historical trends of claim payments and other external factors, such as various trends in economic conditions, mortality, morbidity and medical costs.

   For 2009, the increase in the ending liability for policy and contract claims was primarily attributable to our life insurance products from an increase in average policy claim amounts as compared to 2008.

   During 2009, 2008 and 2007, we strengthened (reduced) reserves by $29.6 million, $36.6 million and $(80.0) million, respectively, as a result of changes in estimates related to prior year insured events and the

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


development of information and trends not previously known when establishing the reserves in prior periods. In 2009, we strengthened claim reserves related to our life insurance by $31.6 million from $213.4 million as of December 31, 2008. In 2008, we strengthened claim reserves related to our life insurance by $36.0 million from $187.8 million as of December 31, 2007. Consistent with our reserving methodology, the strengthening includes a reclassification from future policy benefit reserves, which includes a provision for expected claims from policy inception. This provision is reclassified to claim reserves upon commencement of actual claim activity. Additionally, the strengthening includes refinements to our estimated claims reserves for timing, amount and duration of claims associated with observed loss development. For our other businesses, the remaining development related to refinements on both reported and unreported insured events occurring in the prior year as part of our reserving process.

   While the liability for policy and contract claims represents our current best estimates, there may be additional adjustments to these amounts based on information and trends not presently known. Such adjustments, reflecting any variety of new and adverse or favorable trends, could possibly be significant, exceeding the currently recorded reserves by an amount that could be material to our results of operations, financial condition and liquidity.

(10) Non-Recourse Funding Obligations

   We issued non-recourse funding obligations in connection with our capital management strategy related to our term and universal life insurance products.

   The following table sets forth the non-recourse funding obligations (surplus notes) of our wholly-owned, special-purpose consolidated captive insurance subsidiaries as of December 31:



                (Amounts in millions)
                ---------------------
                Issuance                         2009     2008
                --------                       -------- --------
                River Lake I/(1)/, due 2033... $  600.0 $  600.0
                River Lake I/(2)/, due 2033...    500.0    500.0
                River Lake II/(1)/, due 2035..    300.0    300.0
                River Lake II/(2)/, due 2035..    550.0    550.0
                River Lake III/(1)/, due 2036.    500.0    500.0
                River Lake III/(2)/, due 2036.    250.0    250.0
                River Lake IV/(2)/, due 2028..    528.0    540.0
                Rivermont I/(1)/, due 2050....    315.0    315.0
                                               -------- --------
                   Total...................... $3,543.0 $3,555.0
                                               ======== ========

--------

/(1)/Accrual of interest based on one-month LIBOR that resets every 28 days plus a fixed margin. However, in the fourth quarter of 2008, the accrual of interest was based on a fixed rate. Beginning in January 2009, the accrual of interest was based on one-month LIBOR that resets every 28 days plus a fixed margin.
/(2)/Accrual of interest based on one-month LIBOR that resets on a specified date each month plus a contractual margin.

   The floating rate notes have been deposited into a series of trusts that have issued money market or term securities. Both principal and interest payments on the money market and term securities are guaranteed by a third-party insurance company. The holders of the money market or term securities cannot require repayment from us or any of our subsidiaries, other than the River Lake and Rivermont Insurance Companies, as applicable,

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


the direct issuers of the notes. Genworth has provided a limited guarantee to Rivermont I, where under adverse interest rate, mortality or lapse scenarios (or combination thereof), which we consider remote, Genworth may be required to provide additional funds to Rivermont I. We have agreed to indemnify the issuers and the third-party insurer for certain limited costs related to the issuance of these obligations.

   Any payment of principal, including by redemption, or interest on the notes may only be made with the prior approval of the Director of Insurance of the state of South Carolina in accordance with the terms of its licensing orders and in accordance with applicable law, except for non-recourse funding obligations issued by River Lake IV, a Bermuda domiciled insurance company. River Lake IV may repay principal up to 15% of its capital without prior approval. The holders of the notes have no rights to accelerate payment of principal of the notes under any circumstances, including without limitation, for nonpayment or breach of any covenant. Each issuer reserves the right to repay the notes that it has issued at any time, subject to prior regulatory approval. On March 25, 2009, River Lake IV repaid $12.0 million of its total outstanding $40.0 million Class B Floating Rate Subordinated Notes due May 25, 2028 following an early redemption event, in accordance with the priority of payments. On March 25, 2010, River Lake IV repaid $6.0 million of its total outstanding $28.0 million Class B Floating Rate Subordinated Notes due May 25, 2028 following an early redemption event, in accordance with the priority of payments.

   Of these obligations, $1.7 billion were guaranteed by third-party financial guaranty insurance companies and the interest rates on these obligations are subject to rate resets triggered by negative rating agency actions on the third-party financial guaranty insurance companies that guarantee these obligations. During 2008, the rates on those $1.7 billion of non-recourse funding obligations were contractually reset to the highest margin to the related underlying index rates.

   The weighted average interest rate on the non-recourse funding obligations as of December 31, 2009 and 2008 was 1.5% and 3.8%, respectively, reflecting the decline in the underlying index rate.

(11) Income Taxes

   The total provision (benefit) for income taxes was as follows for the years ended December 31:



   (Amounts in millions)                            2009     2008     2007
   ---------------------                          -------  -------  -------
   Current federal income tax.................... $ 257.0  $(107.7) $(107.6)
   Deferred federal income tax...................  (289.2)  (101.9)   213.2
                                                  -------  -------  -------
      Total federal income tax...................   (32.2)  (209.6)   105.6
                                                  -------  -------  -------
   Current state income tax......................    (3.3)     3.8     (6.8)
   Deferred state income tax.....................    (0.5)    (6.5)     2.5
                                                  -------  -------  -------
      Total state income tax.....................    (3.8)    (2.7)    (4.3)
                                                  -------  -------  -------
      Total provision (benefit) for income taxes. $ (36.0) $(212.3) $ 101.3
                                                  =======  =======  =======



   The current federal income tax (payable) receivable was $(59.2) million and $160.9 million and the current state income tax receivable (payable) was $6.0 million and $2.9 million as of December 31, 2009 and 2008, respectively, and was included in other assets and other liabilities in the consolidated balance sheets.

   In 2009, we recorded $5.8 million in retained earnings as a deemed dividend related to the assumption of a liability for tax contingency reserves from our indirect parent, GNA. The dividend was offset by a decrease in tax expense resulting in no net impact to total stockholder's equity. In 2008, we recorded $4.2 million in additional paid-in capital as a deemed capital contribution related to the assumption of a liability for tax contingency

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


reserves by our indirect parent, GNA. The contribution was offset by an increase in tax expense resulting in no net impact to total stockholder's equity. In 2007, we recorded $9.1 million in retained earnings as a deemed dividend related to the assumption of a liability for tax contingency reserves from our indirect parent, GNA. The dividend was offset by a decrease in tax expense resulting in no net impact to total stockholder's equity. Additionally, in 2007, we recorded $52.7 million in retained earnings related to deferred taxes on prior year ceding commissions.

   The reconciliation of the federal statutory tax rate to the effective income tax rate was as follows for the years ended December 31:



                                                           2009  2008  2007
                                                           ----  ----  ----
    Statutory U.S. federal income tax rate................ 35.0% 35.0% 35.0%
    Increase (reduction) in rate resulting from:
       State income tax, net of federal income tax effect.  6.0   0.4  (0.3)
       Benefit on tax favored investments................. 42.2   1.0  (8.8)
       Interest on uncertain tax positions................  2.7   0.2  (1.0)
       Other, net.........................................  0.4  (0.2)  0.1
                                                           ----  ----  ----
    Effective rate........................................ 86.3% 36.4% 25.0%
                                                           ====  ====  ====



   The components of the net deferred income tax liability were as follows as of December 31:



      (Amounts in millions)                                2009     2008
      ---------------------                              -------- --------
      Assets:
         Investments.................................... $  108.0 $  183.2
         Net unrealized losses on investment securities.    359.7    823.0
         Accrued expenses...............................      0.6      8.5
         Net operating loss carryforwards...............    454.3    136.0
         Other..........................................     76.3     52.4
                                                         -------- --------
             Total deferred income tax assets...........    998.9  1,203.1
                                                         -------- --------
      Liabilities:
         Insurance reserves.............................    542.2    422.8
         Net unrealized gains on derivatives............      0.2      0.1
         PVFP...........................................    125.2    139.3
         DAC............................................    869.1    876.9
         Other..........................................     48.6     87.8
                                                         -------- --------
             Total deferred income tax liabilities......  1,585.3  1,526.9
                                                         -------- --------
             Net deferred income tax liability.......... $  586.4 $  323.8
                                                         ======== ========



   Based on our analysis, we believe it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable us to realize the remaining deferred tax assets. Accordingly, no valuation allowance for deferred tax assets is deemed necessary.

   Net operating loss ("NOL") carryforwards amounted to $1,298.0 million as of December 31, 2009, and if unused, will expire beginning in 2022.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   A reconciliation of the beginning and ending amount of unrecognized tax benefits was as follows:



      (Amounts in millions)                          2009    2008   2007
      ---------------------                         ------  -----  ------
      Balance as of January 1...................... $ 67.8  $51.0  $ 74.3
      Tax positions related to the current period:
         Gross additions...........................   54.3    1.7     0.5
         Gross reductions..........................   (1.7)  (1.7)     --
      Tax positions related to the prior years:
         Gross additions...........................    0.3   19.8     0.5
         Gross reductions..........................  (12.8)  (2.4)  (24.0)
      Settlements..................................     --   (0.6)   (0.3)
                                                    ------  -----  ------
      Balance as of December 31.................... $107.9  $67.8  $ 51.0
                                                    ======  =====  ======



   The total amount of unrecognized tax benefits was $107.9 million as of December 31, 2009, of which $40.8 million, if recognized, would affect the effective rate on operations.

   We recognize accrued interest and penalties related to unrecognized tax benefits as components of income tax expense. During the years ended
December 31, 2009, 2008 and 2007, we incurred approximately $(1.8) million, $0.4 million and $(3.4) million, respectively, of interest and penalties. We had approximately $0.9 million and $2.7 million, respectively, of interest and penalties accrued as of December 31, 2009 and 2008.

   We file U.S. federal income tax returns and various state income tax returns. With few exceptions, we are no longer subject to U.S. federal income tax examinations for years prior to 2000. Potential state and local examinations for those years are generally restricted to results that are based on closed U.S. federal examinations. The Internal Revenue Service ("IRS") is currently reviewing our U.S. income tax returns for the 2007 and 2008 tax years. Certain issues from the 2005 and 2006 audit cycle have been timely protested and will be subject to review by the IRS appeals division. For those companies that filed consolidated returns with our former parent, GE, in 2003 and 2004 before Genworth's initial public offering ("IPO") (which included the pre-IPO related transactions), the portion of the GE consolidated return allocated to such companies is still subject to IRS examination. Certain issues from the 2000 through 2004 audit cycle are agreed upon with the IRS appeals division and are in the process of being prepared for review by the Joint Committee of Taxation.

   We believe it is reasonably possible that in 2010, as a result of our open audits and appeals, up to $84.7 million of unrecognized tax benefits related to certain life insurance deductions will be recognized.

(12) Supplemental Cash Flow Information

   Net cash (paid) received for taxes was $(51.3) million, $56.7 million and $213.3 million for the years ended December 31, 2009, 2008 and 2007, respectively. Cash paid for interest related to our non-recourse funding obligations was $72.6 million, $162.4 million and $177.0 million for the years ended December 31, 2009, 2008 and 2007, respectively.

   For a discussion of capital contributions paid to our unconsolidated subsidiary and capital contributions received from our parent, see note 17.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The following table details these transactions as well as other non-cash items for the years ended December 31:



(Amounts in millions)                                                  2009   2008  2007
---------------------                                                  ----- -----  ----
Supplemental schedule of non-cash investing and financing activities:
   Capital contribution from parent................................... $  -- $10.9  $ --
   Capital contribution to unconsolidated subsidiary..................  51.7    --    --
   Tax contingencies and other tax related items......................   5.8  (4.2)  9.1
                                                                       ----- -----  ----
   Total non-cash transactions........................................ $57.5 $ 6.7  $9.1
                                                                       ===== =====  ====



(13) Related Party Transactions

   We and other direct and indirect subsidiaries of Genworth are parties to an amended and restated services and shared expenses agreement under which each company agrees to provide and each company agrees to receive certain general services. These services include, but are not limited to, data processing, communications, marketing, public relations, advertising, investment management, human resources, accounting, actuarial, legal, administration of agent and agency matters, purchasing, underwriting and claims. Under the terms of the agreement, settlements are made quarterly.

   Under this agreement, amounts incurred for these items aggregated $171.7 million, $268.8 million and $326.0 million for the years ended December 31, 2009, 2008 and 2007, respectively. We also charged affiliates for certain services and for the use of facilities and equipment, which aggregated $26.7 million, $118.1 million and $115.3 million for the years ended December 31, 2009, 2008 and 2007, respectively.

   We pay Genworth, our ultimate parent, for investment related services. We paid $18.6 million, $20.5 million and $15.7 million to Genworth in 2009, 2008 and 2007, respectively.

   We pay interest on outstanding amounts under a credit funding agreement with GNA, our indirect parent. For the years ended December 31, 2009 and 2008, we incurred no interest expense under this agreement. Interest expense under this agreement was $0.5 million for the year ended December 31, 2007. We pay interest at the cost of funds of GNA, which was 0.2%, 1.5% and 4.4%, for the years ended December 31, 2009, 2008 and 2007, respectively. GNA owed us $0.5 million as of December 31, 2009 and 2008, which was included in other assets in the consolidated balance sheets. During 2009, there were no borrowings. During 2008, we borrowed and then repaid $271.8 million to GNA and as of December 31, 2008, there were no amounts outstanding under this agreement.

   Additionally, we sell investment securities to affiliates in the normal course of business. The sale of securities to affiliates are recorded at fair value with gains recorded in additional paid-in capital as a deemed capital contribution and losses recorded in retained earnings as a deemed dividend. For the years ended December 31, 2009, 2008 and 2007, we recorded $10.2 million, $4.9 million and $50.4 million, respectively, in retained earnings related to losses associated with the sale of securities to affiliates.

(14) Fair Value of Financial Instruments

   Assets and liabilities that are reflected in the accompanying consolidated financial statements at fair value are not included in the following disclosure of fair value; such items include cash and cash equivalents, investment securities, separate accounts, securities held as collateral and derivative financial instruments. Other

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


financial assets and liabilities--those not carried at fair value--are discussed below. Apart from certain of our borrowings and certain marketable securities, few of the instruments discussed below are actively traded and their fair values must often be determined using models. The fair value estimates are made at a specific point in time, based upon available market information and judgments about the financial instruments, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets.

   The basis on which we estimate fair value is as follows:

   Commercial mortgage loans. Based on recent transactions and/or discounted future cash flows, using current market rates.

   Other invested assets. Based on comparable market transactions, discounted future cash flows, quoted market prices and/or estimates using the most recent data available for the related instrument. Primarily represents short-term investments, limited partnerships accounted for under the cost method and bank loans.

   Borrowings and related instruments. Based on market quotes or comparable market transactions.

   Investment contracts. Based on expected future cash flows, discounted at current market rates for annuity contracts or institutional products.

   The following represents the fair value of financial assets and liabilities as of December 31:



                                                               2009                             2008
                                                  ------------------------------- --------------------------------
                                                   Notional   Carrying             Notional    Carrying
(Amounts in millions)                               amount     amount  Fair value   amount      amount  Fair value
---------------------                             --------    -------- ---------- --------     -------- ----------
Assets:
   Commercial mortgage loans.....................  $    /(1)/ $2,363.3  $2,291.8   $     /(1)/ $2,704.1  $2,501.2
   Other invested assets.........................       /(1)/  1,298.6   1,305.1         /(1)/    992.9   1,006.6
Liabilities:
   Borrowings and related instruments:...........
       Non-recourse funding obligations/(2)/.....       /(1)/  3,543.0   1,720.8         /(1)/  3,555.0   2,757.0
   Investment contracts..........................       /(1)/  6,598.5   6,885.3         /(1)/  9,275.5   8,340.6
Other firm commitments:
   Commitments to fund limited
     partnerships................................   63.0            --        --    111.4            --        --

--------

/(1)/These financial instruments do not have notional amounts.
/(2)/See note 10.

   Recurring Fair Value Measurements

   We have fixed maturity, equity and trading securities, derivatives, embedded derivatives, securities held as collateral, separate account assets and certain other financial instruments, which are carried at fair value.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   For derivative liabilities, we consider the counterparty collateral arrangements and rights of set-off when determining whether any incremental adjustment should be made for our non-performance risk. As a result of these counterparty arrangements, we determined no adjustment for our non-performance risk was required to the derivative liabilities of $41.4 million and $67.2 million as of December 31, 2009 and 2008, respectively.

   For GMWB liabilities recorded at fair value of $156.6 million and $784.8 million as of December 31, 2009 and 2008, respectively, non-performance risk is integrated into the discount rate. The discount rate utilized in our valuation was based on the swap curve, which included the credit risk of an instrument rated "AA" and incorporated the non-performance risk of our GMWB liabilities. The impact of non-performance risk on our GMWB valuation was $1.0 million and $24.8 million as of December 31, 2009 and 2008, respectively, as a result of our discount rate being higher than the U.S. Treasury curve.

   To determine whether the use of the swap curve was the appropriate discount rate to reflect the non-performance risk of the GMWB liabilities, we evaluate the non-performance risk in our liabilities based on a hypothetical exit market transaction as there is no exit market for these types of liabilities. A hypothetical exit market can be viewed as a hypothetical transfer of the liability to another similarly rated insurance company which would closely resemble a reinsurance transaction. Another hypothetical exit market transaction can be viewed as a hypothetical transaction from the perspective of the GMWB policyholder. After considering all relevant factors in assessing whether any additional adjustment to the discount rate for non-performance risk was necessary, including assumptions we expect market participants would utilize in a hypothetical exit market transaction, we determined that no incremental adjustment to the discount rate was necessary for our GMWB liabilities that are recorded at fair value. We believe that a hypothetical exit market participant would use a similar discount rate to value the liabilities and would not incorporate changes in non-performance risk in the discount rate other than the implied credit spread incorporated in the swap curve.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The following tables set forth our assets and liabilities that were measured at fair value on a recurring basis as of December 31:



                                                                             2009
                                                            --------------------------------------
(Amounts in millions)                                         Total     Level 1  Level 2   Level 3
---------------------                                       ---------  --------- -------- --------
Assets
   Investments:
       Fixed maturity securities:
          U.S. government, agencies and government-
            sponsored enterprises.......................... $   654.5  $      -- $  644.3 $   10.2
          Government--non-U.S..............................     154.6         --    154.6       --
          U.S. corporate...................................   5,473.9         --  5,164.8    309.1
          Corporate--non-U.S...............................   1,525.2         --  1,336.6    188.6
          Residential mortgage-backed......................   1,157.4         --    507.8    649.6
          Commercial mortgage-backed.......................     786.7         --     10.8    775.9
          Other asset-backed...............................   1,496.5         --    679.9    816.6
                                                            ---------  --------- -------- --------
          Total fixed maturity securities..................  11,248.8         --  8,498.8  2,750.0
                                                            ---------  --------- -------- --------
       Equity securities...................................     101.3       31.4     64.8      5.1
                                                            ---------  --------- -------- --------
       Other invested assets:
          Trading securities...............................      33.5         --     12.0     21.5
          Restricted other invested assets.................     297.6         --    271.1     26.5
          Derivative assets................................     196.8         --    132.3     64.5
          Securities lending collateral....................     175.8         --    175.8       --
          Derivatives counterparty collateral..............      13.6         --     13.6       --
                                                            ---------  --------- -------- --------
          Total other invested assets......................     717.3         --    604.8    112.5
                                                            ---------  --------- -------- --------
   Reinsurance recoverable/(1)/............................      (3.7)        --       --     (3.7)
   Separate account assets.................................  10,086.3   10,086.3       --       --
                                                            ---------  --------- -------- --------
          Total assets..................................... $22,150.0  $10,117.7 $9,168.4 $2,863.9
                                                            =========  ========= ======== ========
Liabilities
   Policyholder account balances/(2)/...................... $   156.6  $      -- $     -- $  156.6
   Derivative liabilities..................................      41.4         --     38.1      3.3
                                                            ---------  --------- -------- --------
          Total liabilities................................ $   198.0  $      -- $   38.1 $  159.9
                                                            =========  ========= ======== ========

--------

/(1)/Represents embedded derivatives associated with the reinsured portion of our GMWB liabilities.
/(2)/Represents embedded derivatives associated with our GMWB liabilities, excluding the impact of reinsurance.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



                                                                            2008
                                                            ------------------------------------
(Amounts in millions)                                         Total   Level 1  Level 2  Level 3
---------------------                                       --------- -------- -------- --------
Assets
   Investments:
       Fixed maturity securities:
          U.S. government, agencies and government-
            sponsored enterprises.......................... $   174.2 $     -- $  167.2 $    7.0
          Government--non-U.S..............................     162.2       --    143.8     18.4
          U.S. corporate...................................   5,383.3       --  4,346.3  1,037.0
          Corporate--non-U.S...............................   1,337.1       --    895.6    441.5
          Residential mortgage-backed......................   1,278.5       --    447.8    830.7
          Commercial mortgage-backed.......................     852.8       --     36.0    816.8
          Other asset-backed...............................   1,583.6       --    829.4    754.2
                                                            --------- -------- -------- --------
          Total fixed maturity securities..................  10,771.7       --  6,866.1  3,905.6
                                                            --------- -------- -------- --------
       Equity securities...................................      90.0     22.9     12.2     54.9
                                                            --------- -------- -------- --------
       Other invested assets:
          Trading securities...............................      62.1       --     23.6     38.5
          Restricted other invested assets.................     338.9       --    167.1    171.8
          Derivative assets................................     620.7       --    510.4    110.3
          Securities lending collateral....................     128.0       --    128.0       --
          Derivatives counterparty collateral..............     176.3       --    176.3       --
                                                            --------- -------- -------- --------
          Total other invested assets......................   1,326.0       --  1,005.4    320.6
                                                            --------- -------- -------- --------
   Reinsurance recoverable/(1)/............................      14.9       --       --     14.9
   Separate account assets.................................   8,501.9  8,501.9       --       --
                                                            --------- -------- -------- --------
          Total assets/(2)/................................ $20,704.5 $8,524.8 $7,883.7 $4,296.0
                                                            ========= ======== ======== ========
Liabilities
   Policyholder account balances/(3)/...................... $   784.8 $     -- $     -- $  784.8
   Derivative liabilities..................................      67.2       --     67.2       --
                                                            --------- -------- -------- --------
          Total liabilities/(4)/........................... $   852.0 $     -- $   67.2 $  784.8
                                                            ========= ======== ======== ========

--------

/(1)/Represents embedded derivatives associated with the reinsured portion of our GMWB liabilities. The balance as of December 31, 2008 has been revised to include this amount.
/(2)/Total assets have been revised to include the reinsured portion of our
     GMWB liabilities.
/(3)/Represents embedded derivatives associated with our GMWB liabilities, excluding the impact of reinsurance. The balance as of December 31, 2008 has been revised to exclude the impact of reinsurance.
/(4)/Total liabilities have been revised to exclude the reinsured portion of our GMWB liabilities.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The following tables present additional information about assets measured at fair value on a recurring basis and for which we have utilized significant unobservable (Level 3) inputs to determine fair value as of or for the dates indicated:



                                                                                                          Total gains
                                      Total realized and                                                    (losses)
                                       unrealized gains    Purchases,                                     included in
                          Beginning        (losses)          sales                              Ending     net income
           -               balance   -------------------   issuances                           balance       (loss)
                            as of    Included in              and                  Transfer     as of     attributable
                          January 1, net income  Included settlements,  Transfer    out of   December 31,  to assets
(Amounts in millions)        2009      (loss)     in OCI      net      in Level 3  Level 3       2009      still held
---------------------     ---------- ----------- -------- ------------ ---------- ---------  ------------ ------------
Fixed maturity securities:
   U.S. government,
     agencies and
     government-
     sponsored
     enterprises.........  $    7.0    $    --    $ (0.2)   $   3.4      $   --   $      --    $   10.2      $   --
   Government--
     non-U.S.............      18.4         --        --         --          --       (18.4)         --          --
   U.S. corporate........   1,037.0       26.4      92.6     (315.9)       66.9      (597.9)      309.1         1.2
   Corporate--non-U.S....     441.5       (9.4)     55.0      (63.2)      103.8      (339.1)      188.6          --
   Residential mortgage-
     backed..............     830.7       23.6       3.3     (206.3)        2.9        (4.6)      649.6        20.1
   Commercial mortgage-
     backed..............     816.8       (1.4)     94.6      (47.3)       29.0      (115.8)      775.9        (1.5)
   Other asset-backed....     754.2        1.4     171.7     (269.1)      203.3       (44.9)      816.6         4.1
                           --------    -------    ------    -------      ------   ---------    --------      ------
   Total fixed maturity
     securities..........   3,905.6       40.6     417.0     (898.4)      405.9    (1,120.7)    2,750.0        23.9
                           --------    -------    ------    -------      ------   ---------    --------      ------
Equity securities........      54.9       (0.1)      1.9       (0.5)         --       (51.1)        5.1        (0.2)
                           --------    -------    ------    -------      ------   ---------    --------      ------
Other invested assets:
   Trading securities....      38.5        0.9        --      (21.6)        3.7          --        21.5         0.4
   Restricted other
     invested assets.....     171.8       (0.4)     14.2      (52.6)         --      (106.5)       26.5          --
   Derivative assets.....     110.3     (104.5)       --       36.8        21.9          --        64.5       (96.6)
                           --------    -------    ------    -------      ------   ---------    --------      ------
   Total other invested
     assets..............     320.6     (104.0)     14.2      (37.4)       25.6      (106.5)      112.5       (96.2)
                           --------    -------    ------    -------      ------   ---------    --------      ------
Reinsurance
  recoverable/(1)/.......      14.9      (19.3)       --        0.7          --          --        (3.7)      (19.3)
                           --------    -------    ------    -------      ------   ---------    --------      ------
Total Level 3 assets.....  $4,296.0    $ (82.8)   $433.1    $(935.6)     $431.5   $(1,278.3)   $2,863.9      $(91.8)
                           ========    =======    ======    =======      ======   =========    ========      ======

--------

/(1)/Represents embedded derivatives associated with the reinsured portion of our GMWB liabilities. The balance as of January 1, 2009 has been revised to include this amount.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



                                                                                                            Total gains
                                        Total realized and                                                    (losses)
                                         unrealized gains    Purchases,                                     included in
                            Beginning        (losses)          sales                              Ending     net income
             -               balance   -------------------   issuances                           balance       (loss)
                              as of    Included in              and                  Transfer     as of     attributable
                            January 1, net income  Included settlements,  Transfer    out of   December 31,  to assets
(Amounts in millions)          2008      (loss)     in OCI      net      in Level 3  Level 3       2008      still held
---------------------       ---------- ----------- -------- ------------ ---------- ---------  ------------ ------------
Fixed maturity securities..  $2,044.2    $(618.8)  $(682.8)   $(392.4)    $4,793.8  $(1,238.4)   $3,905.6     $(607.2)
Equity securities..........       5.1        0.8      (0.7)      24.7         25.0         --        54.9          --
Other invested assets/(1)/.     227.2      247.4     (14.8)    (271.7)       231.6      (99.1)      320.6       248.8
Reinsurance
  recoverable/(2)/.........        --         --        --       14.9           --         --        14.9          --
                             --------    -------   -------    -------     --------  ---------    --------     -------
Total Level 3 assets.......  $2,276.5    $(370.6)  $(698.3)   $(624.5)    $5,050.4  $(1,337.5)   $4,296.0     $(358.4)
                             ========    =======   =======    =======     ========  =========    ========     =======

--------

/(1)/Includes certain trading securities, restricted other invested assets and derivatives.
/(2)/Represents embedded derivatives associated with the reinsured portion of our GMWB liabilities. The balance as of December 31, 2008 has been revised to include this amount.

   The following table presents additional information about liabilities measured at fair value on a recurring basis and for which we have utilized significant unobservable (Level 3) inputs to determine fair value as of and for the dates indicated:



                                                                                                          Total (gains)
                                       Total realized and                                                     losses
                                       unrealized (gains)    Purchases,                                    included in
                           Beginning         losses            sales                            Ending     net (income)
                            balance   ---------------------  issuances                         balance         loss
                             as of    Included in               and                 Transfer    as of      attributable
                           January 1, net (income) Included settlements,  Transfer   out of  December 31, to liabilities
(Amounts in millions)         2009        loss      in OCI      net      in Level 3 Level 3      2009       still held
---------------------      ---------- ------------ -------- ------------ ---------- -------- ------------ --------------
Policyholder account
  balances/(1)/...........   $784.8     $(654.8)     $--       $26.6        $--       $--       $156.6       $(640.7)
Other liabilities/(2)/....       --         4.3       --        (1.0)        --        --          3.3           4.3
                             ------     -------      ---       -----        ---       ---       ------       -------
Total Level 3 liabilities.   $784.8     $(650.5)     $--       $25.6        $--       $--       $159.9       $(636.4)
                             ======     =======      ===       =====        ===       ===       ======       =======



                                                                                                          Total (gains)
                                       Total realized and                                                     losses
                                       unrealized (gains)    Purchases,                                    included in
                           Beginning         losses            sales                            Ending     net (income)
                            balance   ---------------------  issuances                         balance         loss
                             as of    Included in               and                 Transfer    as of      attributable
                           January 1, net (income) Included settlements,  Transfer   out of  December 31, to liabilities
(Amounts in millions)         2008        loss      in OCI      net      in Level 3 Level 3      2008       still held
---------------------      ---------- ------------ -------- ------------ ---------- -------- ------------ --------------
Policyholder account
  balances/(3)/...........   $30.3       $725.1      $--       $29.4        $--       $--       $784.8        $728.1
                             -----       ------      ---       -----        ---       ---       ------        ------
Total Level 3 liabilities.   $30.3       $725.1      $--       $29.4        $--       $--       $784.8        $728.1
                             =====       ======      ===       =====        ===       ===       ======        ======

--------

/(1)/Represents embedded derivatives associated with our GMWB liabilities, excluding the impact of reinsurance. The balance as of January 1, 2009 has been revised to exclude the impact of reinsurance.
/(2)/Represents derivative liabilities.
/(3)/Represents embedded derivatives associated with our GMWB liabilities, excluding the impact of reinsurance. The balance as of December 31, 2008 has been revised to exclude the impact of reinsurance.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Realized and unrealized gains (losses) on Level 3 assets and liabilities are primarily reported in either net investment gains (losses) within the consolidated statements of income or OCI within stockholder's equity based on the appropriate accounting treatment for the instrument.

   Purchases, sales, issuances and settlements, net, represent the activity that occurred during the period that results in a change of the asset or liability but does not represent changes in fair value for the instruments held at the beginning of the period. Such activity primarily consists of purchases and sales of fixed maturity, equity and trading securities and purchases and settlements of derivative instruments.

   Purchases, sales, issuances and settlements, net, presented for policyholder account balances represents the issuances and settlements of embedded derivatives associated with our GMWB liabilities where: issuances are characterized as the change in fair value associated with the product fees recognized that are attributed to the embedded derivative to equal the expected future benefit costs upon issuance; and settlements are characterized as the change in fair value upon exercising the embedded derivative instrument, effectively representing a settlement of the embedded derivative instrument. We have shown these changes in fair value separately based on the classification of this activity as effectively issuing and settling the embedded derivative instrument with all remaining changes in the fair value of these embedded derivative instruments being shown separately in the category labeled "included in net (income) loss" in the tables presented above.

   The amount presented for unrealized gains (losses) for assets and liabilities still held as of the reporting date primarily represents impairments for available-for-sale securities, accretion on certain fixed maturity securities, changes in fair value of trading securities and certain derivatives and changes in fair value of embedded derivatives associated with our GMWB liabilities that existed as of the reporting date, which were recorded in net investment gains (losses).

   Non-Recurring Fair Value Measurements

   We hold investments in bank loans that are recorded at the lower of cost or fair value and are recorded in other invested assets. As of December 31, 2009, no bank loans were recorded at fair value as cost was lower than their respective fair values, and therefore, there were no fair value loss adjustments for the year ended December 31, 2009. As of December 31, 2008, all bank loans were recorded at fair value, which was lower than their respective cost. Accordingly, for the year ended December 31, 2008, we recorded $5.7 million of fair value loss adjustments which were included in net investment gains (losses) in the consolidated statement of income. Fair value for bank loans was determined using inputs based on market observable information and was classified as Level 2.

(15) Non-Controlled Entities

   We have used third-party entities to facilitate asset securitizations. Disclosure requirements related to off-balance sheet arrangements encompass a broader array of arrangements than those at risk for consolidation. These arrangements include transactions with conduits that are sponsored by third parties.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Total securitized assets were as follows as of December 31:



                   (Amounts in millions)         2009   2008
                   ---------------------        ------ ------
                   Assets secured by:
                   Commercial mortgage loans... $ 83.6 $ 92.3
                   Fixed maturity securities...   53.3   62.9
                   Other receivables...........   71.2   86.8
                                                ------ ------
                      Total securitized assets. $208.1 $242.0
                                                ====== ======



   We evaluated the economic, liquidity and credit risk related to the above Qualified Special Purpose Entities ("QSPEs") and believed that the likelihood was remote that any such arrangements could have had a significant adverse effect on our results of operations, liquidity or financial position. Financial support for certain QSPEs was provided under credit support agreements in which Genworth provided limited recourse for a maximum of $117.4 million of credit losses as of December 31, 2008. Assets with credit support were funded by demand notes that were further enhanced with support provided by a third-party. In 2009, Genworth paid $0.9 million associated with one of these arrangements. The related securitization structure terminated in the fourth quarter of 2009 upon final payments made by the structure. As of December 31, 2009, Genworth has not been required to make any payments under the credit support agreements for the two remaining arrangements. These agreements will remain in place throughout the life of the related entities.

   Sales of securitized assets to QSPEs typically result in a gain or loss amounting to the net of sales proceeds, the carrying amount of net assets sold, the fair value of servicing rights and retained interests and an allowance for losses. There were no off-balance sheet securitization transactions in 2009, 2008 and 2007.

   Amounts recognized in our consolidated financial statements related to our historical securitization activity with QSPEs were as follows as of December 31:



                                              2009       2008
                                           ---------- ----------
                                                Fair       Fair
               (Amounts in millions)       Cost value Cost value
               ---------------------       ---- ----- ---- -----
               Retained interests--assets. $2.0 $5.5  $6.3 $14.5
               Servicing assets...........   --   --    --    --
               Recourse liability.........   --   --    --    --
                                           ---- ----  ---- -----
                  Total................... $2.0 $5.5  $6.3 $14.5
                                           ==== ====  ==== =====



   Retained interests. In certain securitization transactions, we retained an interest in transferred assets. Those interests take various forms and may be subject to credit, prepayment and interest rate risks. When we securitized receivables, we determined the fair value based on discounted cash flow models that incorporate, among other things, assumptions including credit losses, prepayment speeds and discount rates. These assumptions were based on our experience, market trends and anticipated performance related to the particular assets securitized. Our retained interests are reflected as available-for-sale fixed maturity securities.

   Servicing assets. Following a securitization transaction, we retained the responsibility for servicing the receivables, and as such, were entitled to receive an ongoing fee based on the outstanding principal balances of the receivables. There were no servicing assets nor liabilities recorded as the benefits of servicing the assets were adequate to compensate an independent servicer for its servicing responsibilities.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   Recourse liability. As described previously, under credit support agreements, we provided recourse for credit losses in special purpose entities. We provided for expected credit losses under these agreements and such amounts approximated fair value.

   As a result of the entities being considered QSPEs, we do not currently evaluate these entities for consolidation. However, these entities will be considered for consolidation as a result of new accounting guidance for consolidation of VIEs. See note 2 for more information related to the new accounting guidance and expected impact upon adoption.

(16) Restrictions on Dividends

   Insurance companies are restricted by state regulations as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain limits. The limits are generally based on the greater of 10% of the prior year surplus or prior year net gain from operations. Dividends in excess of the prescribed limits on our earned surplus require formal approval from the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia. Based on statutory results as of December 31, 2009, we are able to distribute $403.3 million in dividends in 2010 without obtaining regulatory approval. Based on statutory results as of December 31, 2009, we estimate our insurance subsidiaries could pay dividends of approximately $7.4 million to us in 2010 without obtaining regulatory approval. However, we do not expect our insurance subsidiaries to pay dividends to us in 2010 at this level as they retain capital for growth and to meet capital requirements.

   There were no common stock dividends declared in 2009, 2008 or 2007.

   In addition to the common stock dividends, we declared and paid preferred stock dividends. Dividends on the Series A Preferred Stock were cumulative and payable semi-annually when, and if, declared by the Board of Directors at an annual rate of 8.0% of the par value. On January 22, 2007, the Board of Directors authorized the redemption of the 110,000 outstanding shares of Series A Preferred Stock for par value of $110.0 million and $2.2 million in accrued dividends on the redeemed shares. On March 12, 2007, we redeemed the remaining outstanding preferred shares for par value of $110.0 million and paid $2.5 million in dividends on the redeemed preferred shares. On April 30, 2007, the issued shares of preferred stock were retired.

(17) Supplemental Statutory Financial Data

   We file financial statements with state insurance regulatory authorities and the NAIC that are prepared on an accounting basis prescribed or permitted by such authorities. Statutory accounting practices differ from U.S. GAAP in several respects, causing differences in reported net income and stockholder's equity. Permitted statutory accounting practices encompass all accounting practices not so prescribed but that have been specifically allowed by state insurance authorities. Our insurance subsidiaries have no material permitted accounting practices, except for River Lake V, River Lake VI and River Lake
VII. River Lake V and River Lake VII were granted permitted accounting practices from the state of Vermont to carry their reserves on a U.S. GAAP basis. River Lake VI was granted a permitted accounting practice from the state of Delaware to record a portion of the undrawn amount of its existing letter of credit and any additional letters of credit as gross paid-in and contributed surplus, thereby including such amounts in its statutory surplus. The amount of the letters of credit recorded as gross paid-in and contributed surplus is equal to the excess of statutory reserves less the economic reserves.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The tables below include our combined statutory net income (loss) and statutory capital and surplus:



                                                                    Years ended December 31,
                                                                   -------------------------
(Amounts in millions)                                                2009     2008     2007
---------------------                                              -------  -------  -------
GLAIC and our life insurance subsidiaries, excluding captive life reinsurance subsidiaries........................................ $ 260.5  $(245.7) $ 325.1
Captive life reinsurance subsidiaries combined statutory net loss.  (154.2)  (330.2)  (413.3)
                                                                   -------  -------  -------
   Combined statutory net income (loss)........................... $ 106.3  $(575.9) $ (88.2)
                                                                   =======  =======  =======



                                                   As of December 31,
                                                   -----------------
           (Amounts in millions)                     2009      2008
           ---------------------                   --------  --------
           Combined statutory capital and surplus. $1,983.0  $1,971.0



   Statutory net income (loss) from our captive life reinsurance subsidiaries relates to the reinsurance of term and universal life insurance statutory reserves assumed from GLAIC. These reserves are, in turn, funded through the issuance of surplus notes (non-recourse funding obligations) to third parties or secured by a third-party letter of credit. Accordingly, the combined statutory net income (loss) and distributable income of GLAIC and our life insurance subsidiaries are not affected by the statutory net loss of the captives, except to the extent dividends are received from captives. The combined statutory capital and surplus of GLAIC and our life insurance subsidiaries does not include the capital and surplus of our captive life reinsurance subsidiaries of $1,724.9 million and $1,313.5 million as of December 31, 2009 and 2008, respectively. Capital and surplus of our captive life reinsurance subsidiaries, excluding River Lake V, River Lake VI and River Lake VII, includes surplus notes (non-recourse funding obligations) as further described in note 10.

   On February 24, 2009, GLIC delivered to GLICNY a capital contribution of $150.0 million on behalf of itself and GLAIC in proportion to their ownership interests of 65.5% and 34.5%, respectively. Accordingly, the portion of the contribution attributable to GLAIC was $51.8 million, of which, $51.7 million consisted of securities. On December 30, 2008, GLIC delivered to GLICNY a capital contribution of $31.5 million on behalf of itself and GLAIC in proportion to their ownership interests of 65.5% and 34.5%, respectively. Accordingly, the portion of the contribution attributable to GLAIC was $10.9 million.

   The NAIC has adopted RBC requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with: (i) asset risk;
(ii) insurance risk; (iii) interest rate and market risk; and (iv) business risk. The RBC formula is designated as an early warning tool for the states to identify possible under-capitalized companies for the purpose of initiating regulatory action. In the course of operations, management periodically monitors the RBC level of GLAIC and our subsidiaries. As of December 31, 2009 and 2008, GLAIC and each of our life insurance subsidiaries exceeded the minimum required RBC levels.

(18) Segment Information

   We conduct our operations in two business segments: (1) Protection, which includes term and universal life insurance and Medicare supplement insurance; and (2) Retirement Income, which principally includes fixed and variable deferred and immediate individual annuities and group variable annuities offered through retirement plans. We also have Corporate and Other activities which include income and expenses not allocated to the segments as well as non-strategic products.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   We allocate net investment gains (losses) from Corporate and Other activities to our Protection and Retirement Income segments using an approach based principally upon the investment portfolios established to support each of those segments' products and targeted capital levels.

   We use the same accounting policies and procedures to measure segment income
(loss) and assets as we use to measure our consolidated net income (loss) and assets. Segment income represents the basis on which the performance of our business is assessed by management. Premiums and fees, other income, benefits, acquisition and operating expenses and policy-related amortization are attributed directly to each operating segment. Net investment income and invested assets are allocated based on the assets required to support the underlying liabilities and capital of the products included in each segment.

   See note 1 for further discussion of our principal product lines within the aforementioned segments.

   The following is a summary of our segments and Corporate and Other activities as of or for the year ended December 31, 2009:



                                                                       Retirement Corporate
(Amounts in millions)                                       Protection   Income   and Other Consolidated
---------------------                                       ---------- ---------- --------- ------------
Premiums................................................... $   933.0  $    49.1  $    0.3   $   982.4
Net investment income......................................     371.7      216.6      56.4       644.7
Net investment gains (losses)..............................    (258.0)      17.7     (75.6)     (315.9)
Policy fees and other income...............................     365.4      160.3      73.5       599.2
                                                            ---------  ---------  --------   ---------
   Total revenues..........................................   1,412.1      443.7      54.6     1,910.4
                                                            ---------  ---------  --------   ---------
Benefits and other changes in policy reserves..............     798.8      233.7       0.2     1,032.7
Interest credited..........................................     222.2       67.2      50.3       339.7
Acquisition and operating expenses, net of deferrals.......     160.9       75.5      10.6       247.0
Amortization of deferred acquisition costs and intangibles.     102.9      134.3       3.8       241.0
Interest expense...........................................      92.5         --      (0.8)       91.7
                                                            ---------  ---------  --------   ---------
   Total benefits and expenses.............................   1,377.3      510.7      64.1     1,952.1
                                                            ---------  ---------  --------   ---------
Income (loss) before income taxes and equity in net income
  (loss) of unconsolidated subsidiary......................      34.8      (67.0)     (9.5)      (41.7)
Provision (benefit) for income taxes.......................       7.6      (35.9)     (7.7)      (36.0)
                                                            ---------  ---------  --------   ---------
Income (loss) before equity in net income (loss) of
  unconsolidated subsidiary................................      27.2      (31.1)     (1.8)       (5.7)
Equity in net income (loss) of unconsolidated subsidiary...        --         --       4.4         4.4
                                                            ---------  ---------  --------   ---------
Net income (loss).......................................... $    27.2  $   (31.1) $    2.6   $    (1.3)
                                                            =========  =========  ========   =========

Total assets............................................... $15,299.1  $22,404.9  $3,481.4   $41,185.4
                                                            =========  =========  ========   =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The following is a summary of our segments and Corporate and Other activities as of or for the year ended December 31, 2008:



                                                                       Retirement Corporate
(Amounts in millions)                                       Protection   Income   and Other Consolidated
---------------------                                       ---------- ---------- --------- ------------
Premiums................................................... $   919.9  $   148.2  $    0.4   $ 1,068.5
Net investment income......................................     522.0      245.8     180.5       948.3
Net investment gains (losses)..............................    (424.9)    (154.1)   (357.7)     (936.7)
Policy fees and other income...............................     345.1      167.7      94.9       607.7
                                                            ---------  ---------  --------   ---------
   Total revenues..........................................   1,362.1      407.6     (81.9)    1,687.8
                                                            ---------  ---------  --------   ---------
Benefits and other changes in policy reserves..............     773.4      365.2       0.2     1,138.8
Interest credited..........................................     219.2       77.1     154.4       450.7
Acquisition and operating expenses, net of deferrals.......     163.2       85.7      21.3       270.2
Amortization of deferred acquisition costs and intangibles.     116.4      124.2       3.4       244.0
Interest expense...........................................     168.1         --        --       168.1
                                                            ---------  ---------  --------   ---------
   Total benefits and expenses.............................   1,440.3      652.2     179.3     2,271.8
                                                            ---------  ---------  --------   ---------
Income (loss) before income taxes and equity in net income
  (loss) of unconsolidated subsidiary......................     (78.2)    (244.6)   (261.2)     (584.0)
Provision (benefit) for income taxes.......................     (26.5)     (91.8)    (94.0)     (212.3)
                                                            ---------  ---------  --------   ---------
Income (loss) before equity in net income (loss) of
  unconsolidated subsidiary................................     (51.7)    (152.8)   (167.2)     (371.7)
Equity in net income (loss) of unconsolidated subsidiary...        --         --     (37.6)      (37.6)
                                                            ---------  ---------  --------   ---------
Net income (loss).......................................... $   (51.7) $  (152.8) $ (204.8)  $  (409.3)
                                                            =========  =========  ========   =========

Total assets............................................... $14,926.2  $21,357.2  $5,087.4   $41,370.8
                                                            =========  =========  ========   =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007



   The following is a summary of our segments and Corporate and Other activities as of the year ended December 31, 2007:



                                                                        Retirement Corporate
(Amounts in millions)                                        Protection   Income   and Other Consolidated
---------------------                                        ---------- ---------- --------- ------------
Premiums....................................................  $  891.5    $171.3    $  0.4     $1,063.2
Net investment income.......................................     609.3     305.9     274.7      1,189.9
Net investment gains (losses)...............................     (26.6)    (30.1)    (34.4)       (91.1)
Policy fees and other income................................     346.6     144.5       0.2        491.3
                                                              --------    ------    ------     --------
   Total revenues...........................................   1,820.8     591.6     240.9      2,653.3
                                                              --------    ------    ------     --------
Benefits and other changes in policy reserves...............     780.5     324.8       0.1      1,105.4
Interest credited...........................................     217.4      90.9     233.0        541.3
Acquisition and operating expenses, net of deferrals........     145.6      75.6      23.0        244.2
Amortization of deferred acquisition costs and intangibles..     106.8      43.3       1.3        151.4
Interest expense............................................     204.6        --       0.5        205.1
                                                              --------    ------    ------     --------
   Total benefits and expenses..............................   1,454.9     534.6     257.9      2,247.4
                                                              --------    ------    ------     --------
Income before income taxes and equity in net income of
  unconsolidated subsidiary.................................     365.9      57.0     (17.0)       405.9
Provision (benefit) for income taxes........................     125.7     (18.9)     (5.5)       101.3
                                                              --------    ------    ------     --------
Income (loss) before equity in net income of unconsolidated
  subsidiary................................................     240.2      75.9     (11.5)       304.6
                                                              --------    ------    ------     --------
Equity in net income of unconsolidated subsidiary...........        --        --      19.1         19.1
                                                              --------    ------    ------     --------
Net income..................................................  $  240.2    $ 75.9    $  7.6     $  323.7
                                                              ========    ======    ======     ========



(19) Commitments and Contingencies

   (a) Litigation

   We face the risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts which may remain unknown for substantial periods of time. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition or results of operations. At this time, it is not feasible to predict, nor to determine the ultimate outcomes of all pending investigations and legal proceedings, nor to provide reasonable ranges of potential losses.

   (b) Commitments

   As of December 31, 2009, we were committed to fund $63.0 million in limited partnership investments.

   In December 2007, GLAIC entered into a $550.0 million Letter of Credit and Reimbursement Agreement (the "LOC Agreement") as guarantor with River Lake V, a direct subsidiary, and a third-party bank that served as the administrative agent. Genworth, our ultimate parent, guaranteed the complete and timely performance of all

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2009, 2008 and 2007


of River Lake V's obligations under the LOC Agreement, which was terminated on September 11, 2008. It was replaced with letters of credit issued by other third-party banks that required Genworth to provide parental support under certain circumstances in an amount up to $100.0 million. After the downgrade of its holding company, Genworth fully satisfied this obligation in December 2008. Therefore, there was no outstanding commitment as of December 31, 2009.

   On April 7, 2009, GLAIC entered into a reinsurance treaty with River Lake VII, a subsidiary of GLAIC, effective January 1, 2009 (the "Reinsurance Treaty I"). In conjunction with the Reinsurance Treaty I, on April 7, 2009, River Lake VII delivered to GLAIC a $580.0 million conditional letter of credit issued by a third-party bank.

   On December 30, 2008, GLAIC entered into a reinsurance treaty with River Lake VI, a subsidiary of GLAIC, effective October 1, 2008 (the "Reinsurance Treaty"). In conjunction with the Reinsurance Treaty, on December 30, 2008, River Lake VI delivered to GLAIC a $200.0 million conditional letter of credit issued by a third-party bank.

   (c) Guarantees

   We guaranteed the payment of certain structured settlement benefits sold by Assigned Settlement, Inc., our wholly-owned subsidiary, from March 2004 through December 2005 which were funded by products of our parent and one of our affiliates. The structured settlement reserves related to this guarantee were $274.1 million as of December 31, 2009.

(20) Investment in Unconsolidated Subsidiary

   Our investment in GLICNY is recorded under the equity method of accounting. As of December 31, 2009 and 2008, the carrying value of our investment in GLICNY was $381.4 million and $219.1 million, respectively, and was included in other invested assets.

   The tables below provide summarized financial information for GLICNY as of or for the years ended December 31:



                                        Years ended December 31,
                                        ----------------------
                 (Amounts in millions)   2009      2008    2007
                 ---------------------  ------   -------  ------
                 Net investment income. $298.4   $ 314.1  $301.4
                 Total revenues........ $411.1   $ 325.0  $511.3
                 Net income (loss)..... $ 12.8   $(108.9) $ 54.4



                                             As of December 31,
                                             -----------------
                 (Amounts in millions)         2009      2008
                 ---------------------       --------  --------
                 Total assets............... $9,686.7  $9,128.0
                 Total liabilities.......... $8,581.1  $8,493.1
                 Total stockholders' equity. $1,105.6  $  634.9

            Report of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life and Annuity Insurance Company:

   Under date of April 13, 2010, we reported on the consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2009, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules included herein. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

   In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

   As discussed in note 2 to the consolidated financial statements, the Company changed its method of accounting for other-than-temporary impairments in 2009.

/s/ KPMG LLP

Richmond, Virginia
April 13, 2010

                                  Schedule I

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

       Summary of investments--other than investments in related parties
                             (Amounts in millions)

   As of December 31, 2009, the amortized cost or cost, fair value and carrying value of our invested assets were as follows:



                                                      Amortized
                                                       cost or             Carrying
Type of Investment                                      cost    Fair value  value
------------------                                    --------- ---------- ---------
Fixed maturity securities:
   Bonds:
       U.S. government, agencies and authorities..... $   649.7 $   654.5  $   654.5
       Government--non-U.S...........................     148.9     154.6      154.6
       Public utilities..............................     747.3     758.1      758.1
       All other corporate bonds.....................  10,535.9   9,430.5    9,430.5
                                                      --------- ---------  ---------
          Total fixed maturity securities............  12,081.8  10,997.7   10,997.7
Equity securities....................................      90.5     101.3      101.3
Commercial mortgage loans............................   2,363.3     xxxxx    2,363.3
Policy loans.........................................     515.7     xxxxx      515.7
Other invested assets/(1)/...........................   2,261.1     xxxxx    2,226.0
                                                      --------- ---------  ---------
          Total investments.......................... $17,312.4     xxxxx  $16,204.0
                                                      ========= =========  =========

--------

/(1)/The amount shown in the consolidated balance sheet for other invested assets differs from amortized cost or cost presented, as other invested assets include certain assets with a carrying amount that differs from amortized cost or cost.

   See Accompanying Report of Independent Registered Public Accounting Firm

                                 Schedule III

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                      Supplemental Insurance Information
                             (Amounts in millions)



                         Deferred                 Policyholder  Liability for
                        Acquisition Future Policy   Account      Policy and    Unearned
Segment                    Costs      Benefits      Balances   Contract Claims Premiums
-------                 ----------- ------------- ------------ --------------- --------
December 31, 2009
   Protection..........  $2,698.2     $2,430.5     $ 4,901.6       $283.1       $17.2
   Retirement Income...     477.6      7,454.6       3,822.4         11.8          --
   Corporate and Other.       4.3           --       2,638.5           --          --
                         --------     --------     ---------       ------       -----
       Total...........  $3,180.1     $9,885.1     $11,362.5       $294.9       $17.2
                         ========     ========     =========       ======       =====
December 31, 2008
   Protection..........  $2,675.1     $2,329.6     $ 4,865.8       $264.8       $19.2
   Retirement Income...     611.7      7,606.6       4,823.1         16.1          --
   Corporate and Other.       8.0           --       4,328.4           --          --
                         --------     --------     ---------       ------       -----
       Total...........  $3,294.8     $9,936.2     $14,017.3       $280.9       $19.2
                         ========     ========     =========       ======       =====



                                                Interest                   Amortization
                                              Credited and    Acquisition  of Deferred
                                    Net       Benefits and   and Operating Acquisition
                        Premium  Investment Other Changes in Expenses, Net  Costs and   Premiums
Segment                 Revenue    Income   Policy Reserves  of Deferrals  Intangibles  Written
-------                 -------- ---------- ---------------- ------------- ------------ --------
December 31, 2009
   Protection.......... $  933.0  $  371.7      $1,021.0        $160.9        $102.9    $  912.0
   Retirement Income...     49.1     216.6         300.9          75.5         134.3        49.1
   Corporate and Other.      0.3      56.4          50.5          10.6           3.8         0.3
                        --------  --------      --------        ------        ------    --------
       Total........... $  982.4  $  644.7      $1,372.4        $247.0        $241.0    $  961.4
                        ========  ========      ========        ======        ======    ========
December 31, 2008
   Protection.......... $  919.9  $  522.0      $  992.6        $163.2        $116.4    $  908.2
   Retirement Income...    148.2     245.8         442.3          85.7         124.2       148.2
   Corporate and Other.      0.4     180.5         154.6          21.3           3.4         0.4
                        --------  --------      --------        ------        ------    --------
       Total........... $1,068.5  $  948.3      $1,589.5        $270.2        $244.0    $1,056.8
                        ========  ========      ========        ======        ======    ========
December 31, 2007
   Protection.......... $  891.5  $  609.3      $  997.9        $145.6        $106.8    $  868.8
   Retirement Income...    171.3     305.9         415.7          75.6          43.3       171.2
   Corporate and Other.      0.4     274.7         233.1          23.0           1.3         0.4
                        --------  --------      --------        ------        ------    --------
       Total........... $1,063.2  $1,189.9      $1,646.7        $244.2        $151.4    $1,040.4
                        ========  ========      ========        ======        ======    ========



   See Accompanying Report of Independent Registered Public Accounting Firm

DEFINITIONS

The following is a listing of defined terms.

ACCOUNT -- The account in which the assets in each investment portfolio owned by the Certificate Owner(s) and covered under the Certificate are held. The Account is managed according to the asset allocation model(s) shown in the Certificate.

ACCOUNT VALUE -- The value of the assets in the Account, as determined as of the close of business on a Valuation Day. For purposes of the Certificate, once determined on a Valuation Day, the Account Value does not change until the next Valuation Day.

ADDITION -- An amount, not set forth as an Addition exception in the Certificate, received and applied to the Account after the Certificate Date.

ADVISORS -- Investment advisors who act as the primary contact for clients under the GFWM Program.

ALTERNATIVE ANNUITY PAYMENT -- The annual payment under the Alternative Annuity provision of your Certificate paid by us to the Certificate Owner(s). This provision is referred to as "Base Income" in your Certificate.

ANNUITY -- Benefits to be provided in the form of a series of payments for the life of the named Participant as determined under the terms of the Certificate.

ANNUITY EXERCISE DATE -- The earliest of the following three dates: the date the Account Value is less than the Withdrawal Guarantee, the date the Account Value is less than $20,000, and the date the Participant (or if there are Joint Participants, the younger Joint Participant) reaches age 100, less the number of days in the Notice Period.

ASSET ALLOCATION MODEL -- One of the asset allocation model portfolios created by investment management firms and made available by GFWM.

ASSET CHARGE -- The asset charge periodically calculated and deducted from your Account Value or assessed through another means of payment pursuant to the terms of the Certificate and while the Certificate is in force.

BIRTHDAY -- The end of day each year on the anniversary of the date of birth of the Participant (or if there are Joint Participants, the younger Joint Participant).

CERTIFICATE -- A no cash value certificate issued by the Company to the Certificate Owner(s) pursuant to the terms of the Contract. The Certificate describes the Withdrawal Guarantee as well as the Certificate Owner's rights and obligations with respect to the Guaranteed Income to be paid when the Account Value reaches the Minimum Amount. The Certificate also describes the Certificate Owner's rights and obligations with respect to the Alternative Annuity Payment provision available under the Annuity.

CERTIFICATE DATE -- The Valuation Day as of which a Certificate becomes effective as shown on the Certificate.

CERTIFICATE OWNER(S) -- The person(s) or entity named on the Certificate. "You," "your" or "Owner" refers to the Certificate Owner.

CODE -- The Internal Revenue Code of 1986, as amended.

COMPANY -- Genworth Life and Annuity Insurance Company, the issuer of the Contract and Certificate (also referred to as "we", "us" or "our").

CONTRACT -- The group guaranteed income annuity contract issued by the Company to GFWM with any attached riders, endorsements and Certificates.

EARLY WITHDRAWAL -- Any Withdrawal prior to the date you turn age 65 (or the younger Participant's age 65 in the case of Joint Participants).

EXCESS WITHDRAWAL -- On or after the date you turn age 65 (or the younger Participant's age 65 in the case of Joint Participants) and before the Latest Annuity Date, the portion of all Withdrawals during a Withdrawal Year that is in excess of the Withdrawal Guarantee.

GENWORTH -- Genworth Financial, Inc., the parent of the Company.

GFWM -- Genworth Financial Wealth Management, Inc.

GFWM PROGRAM -- The program through which the Certificates are exclusively available.

GUARANTEED INCOME -- The guaranteed annual payment as determined by the last recorded Withdrawal Guarantee payable under the Guaranteed Income provision by us to the Certificate Owner(s).

GUARANTEED WITHDRAWALS -- Amounts you may withdraw from your Account pursuant to the Withdrawal Guarantee.

HOME OFFICE -- Our Home Office that is located at the address shown on the Certificate cover page.

JOINT PARTICIPANT -- The person whose age, together with the age of the other Joint Participant (if any), determines the Withdrawal Guarantee under each Certificate.

LATEST ANNUITY DATE -- The Annuity Exercise Date PLUS the Notice Period.

1940 ACT -- The Investment Company Act of 1940, as amended.

NOTICE PERIOD -- The length of time as shown on the Certificate prior to the Latest Annuity Date during which you may still cancel your Certificate.

PARTICIPANT -- The person whose age is used to determine the Withdrawal Guarantee under each Certificate.

RISK-RETURN PROFILE -- A risk return profile in mutual fund and/or ETF wrap accounts provided under the GFWM Program.

QUALIFIED ACCOUNT -- An Account listed under the Qualified Accounts provision receiving special tax treatment under the Code.

SECURITIES ACT -- The Securities Act of 1933, as amended.

SPOUSES -- Legally married under applicable Federal law.

STRATEGIST -- An institutional investment management firm hired by GFWM that makes recommendations as to asset allocation models.

TOTAL ADDITIONS -- The sum of the initial Account Value on the Certificate Date plus any Additions.

VALUATION DAY -- Each day on which the New York Stock Exchange is open for regular trading.

WITHDRAWAL -- Any disbursement from the Account other than Withdrawal
Exceptions.

WITHDRAWAL EXCEPTIONS -- Disbursements shown on the Certificate that will not be treated as Withdrawals.


WITHDRAWAL GUARANTEE -- After the date you turn age 65 (or the younger Participant's age 65 in the case of Joint Participants), the maximum amount the Certificate Owner may withdraw from the Account Value in a Withdrawal Year without reducing Guaranteed Income.


WITHDRAWAL GUARANTEE FACTOR -- A factor used in the calculation of the Withdrawal Guarantee as shown on the tables located on the Certificate.

WITHDRAWAL YEAR -- The first Withdrawal Year is the period of time between the Withdrawal Exercise Date and the first Birthday following the Withdrawal Exercise Date. Subsequent Withdrawal Years are the one-year periods beginning on each Birthday.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The expenses in connection with the issuance and distribution of the Certificates, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission  $  1,842 (based on a total of $60,000,000 Proposed
  Registration Fees................          Maximum Aggregate Offering)
Printing and engraving............. $ 10,000
Accounting fees and expenses....... $ 10,000
Legal fees and expenses............ $300,000
Miscellaneous...................... $ 10,000
                                    --------
   Total expenses (approximate).... $331,842
                                    ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Sections 13.1-876 and 13.1-881 of the Code of Virginia, in brief, allow a corporation to indemnify any person made party to a proceeding because such person is or was a director, officer, employee, or agent of the corporation, against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he believed that (a) in the case of conduct in his official capacity with the corporation, his conduct was in its best interests; and
(b) in all other cases, his conduct was at least not opposed to the corporation's best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director, officer, employee, or agent of the corporation did not meet the standard of conduct described. A corporation may not indemnify a director, officer, employee, or agent of the corporation in connection with a proceeding by or in the right of the corporation, in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in his official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under these sections of the Code of Virginia in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

   Genworth Life and Annuity Insurance Company's Articles of Incorporation provide that Genworth Life and Annuity Insurance Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of Genworth Life and Annuity Insurance Company against any liability incurred by him or her in connection with such proceeding, unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments, settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of Genworth Life and Annuity Insurance Company, the board of directors may cause Genworth Life and Annuity Insurance Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of Genworth Life and Annuity Insurance Company, or is or was serving at the request of Genworth Life and Annuity Insurance Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Genworth Life and Annuity Insurance Company pursuant to the foregoing provisions, Genworth Life and Annuity Insurance Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   *   *   *

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

   Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits


 1.1 Form of Underwriting Agreement. Previously filed on February 28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 1.2 Form of Broker-Dealer Sales Agreement. Previously filed on February
     28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for Genworth
     Life and Annuity Insurance Company, Registration No. 333-143494.

 2   Not applicable.

 3.1 Amended and Restated Articles of Incorporation of Genworth Life and
     Annuity Insurance Company. Previously filed on March 31, 2007 with
     Post-Effective Amendment No. 6 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-67902.

 3.2 Amended and Restated By-laws of Genworth Life and Annuity Insurance
     Company. Previously filed on March 31, 2007 with Post-Effective
     Amendment No. 6 to Form S-1 for Genworth Life and Annuity Insurance
     Company, Registration No. 333-67902.

 4.1 Form of Contract. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 4.2 Form of Certificate. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 4.3 Form of 90 Day Withdrawal Guarantee Calculation Endorsement.
     Previously filed on March 6, 2009 with Post-Effective Amendment No. 1 to Form S-1 for Genworth Life and Annuity Insurance Company,
     Registration No. 333-143494.

 4.4 Form of Guaranteed Income Step-Up Endorsement. Previously filed on
     March 6, 2010 with Post-Effective Amendment No. 1 to Form S-1 for
     Genworth Life and Annuity Insurance Company, Registration No.
     333-143494

 4.5 Form of Application. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 5   Opinion of Re Legality. Previously filed on March 6, 2009 with
     Post-Effective Amendment No. 1 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 6   Reserved.

 7   Not applicable.

 8   Opinion Re tax matters (included in Exhibit 5).

 9   Not applicable.

 10  Form of Administrative Services Agreement. Previously filed on
     February 28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for
     Genworth Life and Annuity Insurance Company, Registration
     No. 333-143494.

 11  Not applicable.

 12   Statement of Ratio of Income to Fixed Charges. Filed herewith.

 13   Not applicable.

 14   Not applicable.

 15   Not applicable.

 16   Not applicable.

 17   Not applicable.

 18   Not applicable.

 19   Not applicable.

 20   Not applicable.

 21 Subsidiaries of the Registrant. Previously filed on March 6, 2009 with Post-Effective Amendment No. 1 to Form S-1 for Genworth Life and
      Annuity Insurance Company, Registration No. 333-143494

 22   Not applicable.

 23.1 Consent of Counsel. Filed herewith.

 23.2 Consent of Experts. Filed herewith.

 24   Power of Attorney. Filed herewith.

 25   Not applicable.

 26   Not applicable.

 27   Not applicable.



   (b) Financial Statement Schedules. Not applicable.


ITEM 17.  UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C ((S)230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ((S)230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed on its behalf by the undersigned thereunto duly authorized, in the County of Henrico in the Commonwealth of Virginia, on the 13/th/ day of April, 2010.


                                   GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                                     (Registrant)

                                   By:         /s/  MICHAEL P. COGSWELL
                                        -------------------------------------
                                                  MICHAEL P. COGSWELL
                                                    VICE PRESIDENT


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         NAME                             TITLE                        DATE
          ----                            -----                        ----

/s/  PAMELA S. SCHUTZ*   Chairperson of the Board, President and  April 13, 2010
------------------------   Chief Executive Officer
   PAMELA S. SCHUTZ

  /s/  PAUL A. HALEY*    Director, Senior Vice President and      April 13, 2010
------------------------   Chief Actuary
     PAUL A. HALEY

/s/  RONALD P. JOELSON*  Director, Senior Vice President and      April 13, 2010
------------------------   Chief Investment Officer
   RONALD P. JOELSON

 /s/   LEON E. RODAY*    Director and Senior Vice President       April 13, 2010
------------------------
     LEON E. RODAY

/s/  GEOFFREY S. STIFF*  Director and Senior Vice President       April 13, 2010
------------------------
   GEOFFREY S. STIFF

  /s/  KELLY L. GROH*    Senior Vice President and Chief          April 13, 2010
------------------------   Financial Officer
     KELLY L. GROH

 /s/  JAC J. AMERELL*    Vice President and Controller            April 13, 2010
------------------------
    JAC J. AMERELL



*By:  /s/  MICHAEL P. COGSWELL  , pursuant to Powers of                April 13, 2010
      -------------------------   Attorney executed on December 16,
        MICHAEL P. COGSWELL       2009, filed herewith.

                                 EXHIBIT INDEX




 1.1 Form of Underwriting Agreement. Previously filed on February 28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 1.2 Form of Broker-Dealer Sales Agreement. Previously filed on February
     28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for Genworth
     Life and Annuity Insurance Company, Registration No. 333-143494.

 2   Not applicable.

 3.1 Amended and Restated Articles of Incorporation of Genworth Life and
     Annuity Insurance Company. Previously filed on March 31, 2007 with
     Post-Effective Amendment No. 6 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-67902.

 3.2 Amended and Restated By-laws of Genworth Life and Annuity Insurance
     Company. Previously filed on March 31, 2007 with Post-Effective
     Amendment No. 6 to Form S-1 for Genworth Life and Annuity Insurance
     Company, Registration No. 333-67902.

 4.1 Form of Contract. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 4.2 Form of Certificate. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 4.3 Form of 90 Day Withdrawal Guarantee Calculation Endorsement.
     Previously filed on March 6, 2009 with Post-Effective Amendment No. 1 to Form S-1 for Genworth Life and Annuity Insurance Company,
     Registration No. 333-143494.

 4.4 Form of Guaranteed Income Step-Up Endorsement. Previously filed on
     March 6, 2010 with Post-Effective Amendment No. 1 to Form S-1 for
     Genworth Life and Annuity Insurance Company, Registration No.
     333-143494

 4.5 Form of Application. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 5   Opinion of Re Legality. Previously filed on March 6, 2009 with
     Post-Effective Amendment No. 1 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 6   Reserved.

 7   Not applicable.

 8   Opinion Re tax matters (included in Exhibit 5).

 9   Not applicable.

 10  Form of Administrative Services Agreement. Previously filed on
     February 28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for
     Genworth Life and Annuity Insurance Company, Registration
     No. 333-143494.

 11  Not applicable.

 12  Statement of Ratio of Income to Fixed Charges. Filed herewith.

 13  Not applicable.

 14  Not applicable.

 15  Not applicable.

 16  Not applicable.

 17   Not applicable.

 18   Not applicable.

 19   Not applicable.

 20   Not applicable.

 21 Subsidiaries of the Registrant. Previously filed on March 6, 2009 with Post-Effective Amendment No. 1 to Form S-1 for Genworth Life and
      Annuity Insurance Company, Registration No. 333-143494

 22   Not applicable.

 23.1 Consent of Counsel. Filed herewith.

 23.2 Consent of Experts. Filed herewith.

 24   Power of Attorney. Filed herewith.

 25   Not applicable.

 26   Not applicable.

 27   Not applicable.



   (b) Financial Statement Schedules. Not applicable.